UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

FRONT YARD RESIDENTIAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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December 8, 2020

Dear Fellow Stockholder:

On behalf of the board of directors, I cordially invite you to attend a special meeting of stockholders of Front Yard Residential Corporation, a Maryland corporation (which we refer to as “Front Yard” or the “Company”). The special meeting will be held via live webcast on January 6, 2021, at 8:30 a.m., Eastern Time. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/RESI2021SM, where you will be able to listen to the meeting live and vote online. Please note that you will not be able to attend the virtual special meeting in person. We have chosen to hold a virtual rather than an in-person meeting due to the continuing public health impact of coronavirus disease 2019 (COVID-19).

The purpose of the meeting is to consider and vote on proposals relating to the proposed acquisition of the Company by a partnership led by Pretium Midway Investments, LP, a fund managed by affiliates of Pretium Partners, LLC (which we refer to as “Pretium”), and including funds managed by the real estate equity and alternative credit strategies of Ares Management Corporation (which we refer to as “Ares”), for $16.25 per share in cash. Regardless of whether you plan to attend the special meeting, we encourage you to vote your shares by mail, by telephone or through the internet following the procedures outlined below.

On October 19, 2020, the Company entered into an Agreement and Plan of Merger (which we refer to as the “Original Agreement”) with Pretium Midway Holdco, LP, a Delaware limited partnership (which we refer to as “Parent”) and Midway AcquisitionCo REIT, a Maryland real estate investment trust and a direct wholly-owned subsidiary of Parent (which we refer to as “Merger Sub”). On November 20, 2020, the Company entered into the First Amendment to Agreement and Plan of Merger (which we refer to as the “Amendment” and, together with the Original Agreement, as may be further amended from time to time, the “Merger Agreement”), among the Company, Parent and Merger Sub. The Merger Agreement provides for, subject to the satisfaction or waiver of specified conditions, the acquisition of the Company by Parent at a price of $16.25 per share in cash. Parent is an affiliate of Pretium. Subject to the terms and conditions of the Merger Agreement, the Company will be merged with and into Merger Sub (which we refer to as the “Merger”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of Parent. At the special meeting, the Company will ask you to approve the Merger.

At the effective time of the Merger (which we refer to as the “Effective Time”), each share of Front Yard common stock (which we refer to as the “Shares” and each, a “Share”) issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any Company subsidiary) will be cancelled, extinguished and automatically converted into the right to receive $16.25 per Share in cash, subject to deduction for any required withholding taxes and without interest.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the Merger Agreement attached as Annex A to the proxy statement.

The board of directors of the Company (which we refer to as the “Board”) carefully reviewed and considered the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. By a unanimous vote, the Board (i) approved the Merger Agreement and the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger and the other transactions provided for in the Merger Agreement on the terms and conditions set forth in the Merger

Agreement are fair and reasonable and advisable to, and in the best interests of, the Company, (iii) directed that the Merger be submitted for consideration at a meeting of the stockholders of the Company and (iv) resolved to recommend that the stockholders of the Company vote in favor of the approval of the Merger. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to approve the Merger.

Your vote is important. Whether or not you plan to attend the special meeting and regardless of the number of Shares you own, your careful consideration of, and vote on, the proposal to approve the Merger is important, and we encourage you to vote promptly. The Merger cannot be completed unless the Merger is approved by stockholders holding a majority of the outstanding Shares entitled to vote on such matter. The failure to vote will have the same effect as a vote “AGAINST” the proposal to approve the Merger.

After reading the accompanying proxy statement, please make sure to vote your Shares promptly (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope, (2) by telephone or (3) through the internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you hold Shares through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from it to vote your Shares.

Your support of and interest in Front Yard Residential Corporation is sincerely appreciated.

Rochelle R. Dobbs
Chair of the Board of Directors

Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated December 8, 2020 and is first being mailed to Front Yard stockholders on or about December 8, 2020.

FRONT YARD RESIDENTIAL CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on January 6, 2021

To the Stockholders of Front Yard Residential Corporation:

A special meeting of stockholders of Front Yard Residential Corporation, a Maryland corporation (which we refer to as the “Company”), will be held via live webcast on January 6, 2021, at 8:30 a.m., Eastern Time. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/RESI2021SM, where you will be able to listen to the meeting live and vote online. We encourage you to allow ample time for online check-in, which will open at 8:25 a.m., Eastern Time. Please note that you will not be able to attend the virtual special meeting in person. We are holding the special meeting for the following purposes:

1.

To consider and vote on a proposal to approve the merger of the Company with and into Midway AcquisitionCo REIT, a Maryland real estate investment trust (which we refer to as “Merger Sub” and to such merger as the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of October 19, 2020 (which we refer to as the “Original Agreement”), as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 20, 2020 (which we refer to as the “Amendment” and, together with the Original Agreement, as may be further amended from time to time, as the “Merger Agreement”), in each case, by and among the Company, Pretium Midway Holdco, LP, a Delaware limited partnership (which we refer to as “Parent”), and Merger Sub, a direct wholly-owned subsidiary of Parent;

2.

To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger contemplated by the Merger Agreement; and

3.

To consider and vote on a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger if there are insufficient votes at the time of the special meeting to approve the Merger.

Stockholders of record at the close of business on December 7, 2020 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

For more information concerning the special meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, please review the accompanying proxy statement and the copy of the Merger Agreement attached as Annex A to the proxy statement.

The board of directors of the Company (which we refer to as the “Board”) carefully reviewed and considered the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. By a unanimous vote, the Board (i) approved the Merger Agreement and the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger and the other transactions provided for in the Merger Agreement on the terms and conditions set forth in the Merger Agreement are fair and reasonable and advisable to, and in the best interests of, the Company, (iii) directed that the Merger be submitted for consideration at a meeting of the stockholders of the Company and (iv) resolved to recommend that the stockholders of the Company vote in favor of the approval of the Merger.

The Board unanimously recommends that at the special meeting you vote “FOR” the proposal to approve the Merger, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger and “FOR” the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies.

To assure that your Shares are represented at the special meeting, regardless of whether you plan to attend the special meeting, please fill in your vote, sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by telephone or through the internet. Instructions regarding each of the methods of voting are provided on the enclosed proxy card. If you are voting by telephone or through the internet, then your voting instructions must be received by 11:59 p.m., Eastern Time on the day before the special meeting. Your proxy is being solicited by the Board.

If you have any questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Innisfree, toll-free at (888) 750-5834 for stockholders or (212) 750-5833 for bankers and brokers.

If you fail to return your proxy, vote by telephone or through the internet or attend the special meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to approve the Merger.

By Order of the Board of Directors

Michael G. Lubin,
Corporate Secretary

December 8, 2020

Christiansted, United States Virgin Islands

Please Vote—Your Vote is Important

i

(continued)

ii

SUMMARY TERM SHEET

This summary highlights certain information in this proxy statement but may not contain all of the information that may be important to you. You should carefully read the entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Front Yard Residential Corporation. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.” Unless the context otherwise indicates, we refer to Front Yard Residential Corporation as “Front Yard,” the “Company,” “we,” “us” or “our.”

The Parties

Front Yard

Front Yard Residential Corporation is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard’s tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Front Yard’s principal executive offices are located at c/o Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820, and our telephone number is (340) 692-0525.

Parent

Pretium Midway Holdco, LP, a Delaware limited partnership (which we refer to as “Parent”), is an affiliate of Pretium Partners, LLC (which we refer to as “Pretium”). Parent was formed by a partnership led by Pretium Midway Investments, LP, a fund managed by affiliates of Pretium, and including funds managed by the real estate equity and alternative credit strategies of Ares Management Corporation (which we refer to as “Ares”), solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of Front Yard. Parent has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement and the related agreements. Parent’s principal executive offices are located at 810 7th Avenue, 24th Floor, New York, New York 10019, and its telephone number is (212) 257-5757.

Merger Sub

Parent formed Midway AcquisitionCo REIT, a Maryland real estate investment trust and direct wholly-owned subsidiary of Parent (which we refer to as “Merger Sub”), on October 9, 2020, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of Front Yard. Merger Sub’s principal executive offices are located at 810 7th Avenue, 24th Floor, New York, New York 10019, and its telephone number is (212) 257-5757.

The Special Meeting (see page 21)

A special meeting of our stockholders will be held via live webcast on January 6, 2021, at 8:30 a.m., Eastern Time. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/RESI2021SM, where you will be able to listen to the meeting live and vote online. Please note that you will not be able to attend the virtual special meeting in person. At the special meeting, you will be asked to, among other things, vote for the proposal to approve the Merger. See the section entitled “The Special Meeting,” beginning on page 21, for additional information on the special meeting, including how to vote your Shares.

The Merger (see page 29)

On October 19, 2020, Front Yard, Parent and Merger Sub entered into an Agreement and Plan of Merger (which we refer to as the “Original Agreement”). On November 20, 2020, Front Yard, Parent and Merger Sub entered into the First Amendment to Agreement and Plan of Merger (which we refer to as the “Amendment” and, together with the Original Agreement, as may be further amended from time to time, the “Merger Agreement”). Under the terms of the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Front Yard will merge with and into Merger Sub (which we refer to as the “Merger”). Merger Sub will survive the Merger as a wholly-owned subsidiary of Parent (which we refer to as the “Surviving Company”).

Upon completion of the Merger, each share of Front Yard common stock, par value $0.01 per share (which we refer to as the “Shares” and each, a “Share”) issued and outstanding (other than Shares owned by Parent, Merger Sub or any Company subsidiary (each such Share we refer to as an “Excluded Share” and, collectively, the “Excluded Shares”)) immediately prior to the effective time of the Merger (which we refer to as the “Effective Time”) will be converted into the right to receive $16.25 per Share in cash without interest (which we refer to as the “Merger Consideration”) and subject to deduction for any required withholding taxes. At the Effective Time, all of the Shares (other than Excluded Shares) will cease to be outstanding, will be cancelled and will cease to exist, and each certificate formerly representing any of the Shares and each book-entry account formerly representing any uncertificated Shares (other than Excluded Shares) will thereafter represent only the right to receive the Merger Consideration.

Following the completion of the Merger, Front Yard will cease to be a publicly traded company and the Surviving Company will become a wholly-owned subsidiary of Parent.

Stockholders Entitled to Vote; Vote Required to Approve the Merger (see page 21)

You may vote at the special meeting if you were a holder of record of Shares as of the close of business on December 7, 2020, which is the record date for the special meeting (which we refer to as the “record date”). You will be entitled to one vote for each Share that you owned on the record date. As of December 7, 2020, there were 58,747,146 Shares issued and outstanding and entitled to vote at the special meeting. The approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter.

How to Vote (see page 23)

Stockholders of record have a choice of voting (i) by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the internet or (ii) at the special meeting via the virtual meeting website. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. Any stockholder can attend the special meeting by visiting www.virtualshareholdermeeting.com/RESI2021SM, where stockholders may vote during the meeting. The special meeting starts at 8:30 a.m., Eastern Time. Please have your 16-digit control number to join the special meeting. Instructions on who can attend and participate via internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. The telephone and internet voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time on the day before the special meeting.

If you wish to vote by proxy and your Shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your Shares, your bank, broker, trust or other nominee will not be able to vote your Shares at the special meeting.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing Shares or book-entry Shares will be mailed to stockholders if the Merger is completed.

For additional information regarding the procedure for delivering your proxy, see the sections entitled “The Special Meeting—How to Vote,” beginning on page 23, and “The Special Meeting—Solicitation of Proxies,” beginning on page 24. If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Innisfree, toll-free at (888) 750-5834 for stockholders or (212) 750-5833 for bankers and brokers.

Recommendation of the Board; Reasons for Recommending the Approval of the Merger (see page 37)

After careful consideration, Front Yard’s board of directors (which we refer to as the “Board”) unanimously approved the Merger Agreement and the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, determined that the Merger and the other transactions provided for in the Merger Agreement on the terms and conditions set forth in the Merger Agreement are fair and reasonable and advisable to, and in the best interests of, the Company, directed that the Merger be submitted for consideration at a meeting of the stockholders of the Company and resolved to recommend that the stockholders of the Company vote in favor of the approval of the Merger. Accordingly, the Board unanimously recommends that at the special meeting you vote “FOR” the proposal to approve the Merger, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to Front Yard’s named executive officers that is based on or otherwise relates to the Merger and “FOR” the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies.

For a discussion of the material factors considered by the Board in reaching its conclusions, see the section entitled “The Merger—Reasons for Recommending the Approval of the Merger,” beginning on page 37. In addition, in considering the recommendation of the Board with respect to the Merger, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Front Yard stockholders generally. See the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 51.

Voting Agreement (see page 87 and Annex B)

On October 19, 2020, Parent entered into a voting agreement with STS Master Fund, LTD (which we refer to as “Deer Park”). Based on information provided by Deer Park to Parent as of the date of the voting agreement, Deer Park beneficially owned, in the aggregate, 8,682,494 Shares. Deer Park has agreed, on the terms and subject to the conditions set forth in the voting agreement, to vote its Shares (representing approximately 14.8% of the outstanding Shares as of October 15, 2020), in favor of the Merger, and to vote against, among other things, any proposal relating to a competing transaction involving Front Yard. The voting agreement with Deer Park will expire on the earliest to occur of (i) the date on which the Merger Agreement is validly terminated in accordance with its terms, (ii) the date upon which the Merger becomes effective or (iii) May 19, 2021. A copy of the voting agreement is attached to this proxy statement as Annex B and is incorporated by reference herein in its entirety.

Opinion of Deutsche Bank Securities Inc. (see page 42 and Annex C)

In connection with the Merger Agreement and the Merger, Deutsche Bank Securities Inc. (which we refer to as “Deutsche Bank”) on November 20, 2020, delivered its oral opinion to the Board, subsequently confirmed in a written opinion dated November 20, 2020, that, as of such date and based upon and subject to the assumptions, limitations, qualifications and other conditions set forth in the opinion, the Merger Consideration was fair, from a financial point of view, to the stockholders of Front Yard.

The full text of Deutsche Bank’s written opinion, dated as of November 20, 2020, which sets forth, among other things, the assumptions made, matters considered and limitations, qualifications and conditions of the review undertaken by Deutsche Bank in connection with its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of Deutsche Bank’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Deutsche Bank’s opinion set forth as Annex C. Deutsche Bank’s opinion was addressed to, and for the use and benefit of, the Board in connection with and for purposes of its evaluation of the Merger. For more information regarding the opinion of Deutsche Bank, see “The Merger—Opinion of Deutsche Bank Securities Inc.” beginning on page 42 of this proxy statement. Deutsche Bank’s opinion is not a recommendation as to how any holders of Shares should vote with respect to the Merger.

Market Price and Dividend Data (see page 89)

Front Yard common stock is traded on the New York Stock Exchange (which we refer to as “NYSE”) under the symbol “RESI.” On October 16, 2020, the last full trading day prior to the public announcement of the Merger, the closing price for Front Yard common stock was $9.96 per Share. On December 7, 2020, the last full trading day prior to the date of this proxy statement, the closing price for Front Yard common stock was $16.29 per Share.

Certain Effects of the Merger (see page 56)

Upon completion of the Merger, Front Yard will be merged with and into Merger Sub upon the terms set forth in the Merger Agreement. As the Surviving Company in the Merger, Merger Sub will continue to exist following the Merger as a wholly-owned subsidiary of Parent.

Following the completion of the Merger, the Shares will no longer be traded on the NYSE or any other public market. In addition, the registration of the Shares under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), will be terminated.

Consequences if the Merger is Not Completed (see page 57)

If the proposal to approve the Merger does not receive the required approval from Front Yard’s stockholders, or if the Merger is not completed for any other reason, you will not receive any consideration from Parent or Merger Sub for your Shares. Instead, Front Yard will remain a public company, and Front Yard common stock will continue to be listed and traded on the NYSE.

In addition, if the Merger Agreement is terminated under specified circumstances, Front Yard is required to pay Parent a termination fee of $40,245,000 (which we refer to as the “Company termination fee”) and, in addition, will reimburse Parent for reasonable and documented out-of-pocket expenses actually incurred by Parent or on its behalf in connection with the authorization, preparation, investigation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby, and the enforcement of Parent’s right to receive any such payment, up to a maximum of $8,200,000 (which we refer to as the “Parent Expenses”). The Merger Agreement also provides that Parent may be required to pay Front Yard a reverse termination fee of $40,245,000 (which we refer to as the “Parent termination fee”) and, in addition, will reimburse the Company for reasonable and documented out-of-pocket expenses actually incurred by the Company or on its behalf in connection with the authorization, preparation, investigation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby, and the enforcement of the Company’s right to receive any such payment, up to a maximum of $8,200,000 (which we refer to as the “Company Expenses”), if the Merger Agreement is terminated under specified circumstances. For additional information, see the section entitled “The Agreement and Plan of Merger—Expenses; Termination Fees,” beginning on page 85.

Treatment of Outstanding Equity Awards (see page 51)

The Merger Agreement provides that, as of immediately prior to the Effective Time:

•

Each outstanding option to purchase Shares (which we refer to as a “Company Option”) granted under the Front Yard Residential Corporation Conversion Option Plan, the Front Yard Residential Corporation Special Conversion Option Plan, Front Yard Residential Corporation 2016 Equity Incentive Plan or the Front Yard Residential Corporation 2019 Equity Incentive Plan (which we refer to as collectively, the “Company Stock Plans”), whether vested or unvested, (i) if the exercise price of such Company Option is equal to or greater than the Merger Consideration, such Company Option will be terminated and be cancelled as of immediately prior to the Effective Time, without any consideration being payable for such Company Option, and have no further force or effect and (ii) if the exercise price of such Company Option is less than the Merger Consideration, such Company Option will be terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment in the amount equal to (i) the number of Shares underlying the Company Option immediately prior to the Effective Time (irrespective of whether the performance goals have been met), multiplied by (ii) the Merger Consideration minus the applicable exercise price (the product of (i) and (ii), we refer to as the “Option Payment”);

•

Each outstanding restricted stock unit that was granted to the Company’s non-employee directors under the Company Stock Plans (which we refer to as a “Company Director-Granted RSU”) that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, will be terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Director-Granted RSU, multiplied by (B) the Merger Consideration, plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Director-Granted RSU. Following the Effective Time, no such Company Director-Granted RSU that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any such Company Director-Granted RSU will cease to have any rights with respect thereto, except the right to receive the consideration payable under the Merger Agreement to each former holder of a Company Director-Granted RSU that was outstanding immediately prior to the Effective Time;

•

Each outstanding service-based restricted stock unit that was granted under the Company Stock Plans (which we refer to as a “Company Service-Based RSU”) that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, will be terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Service-Based RSU, multiplied by (B) the Merger Consideration, plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Service-Based RSU. Following the Effective Time, no such Company Service-Based RSU that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any such Company Service-Based RSU will cease to have any rights with respect to such Company Service-Based RSU, except the right to receive the consideration payable under the Merger Agreement to each former holder of a Company Service-Based RSU that was outstanding immediately prior to the Effective Time; and

•

Each outstanding market-based restricted stock unit that was granted under the Company Stock Plans (which we refer to as a “Company Market-Based RSU”) that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, will be terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Market-Based RSU (irrespective of whether the performance goals have been met), multiplied by (B) the Merger Consideration, plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Market-Based RSU. Following the Effective Time, no such Company Market-Based RSU that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any such Company Market-Based RSU will cease to have any rights with respect to such Company Market-Based RSU, except the right to receive the consideration payable under the Merger Agreement to each former holder of a Company Market-Based RSU that was outstanding immediately prior to the Effective Time.

Interests of Directors and Executive Officers in the Merger (see page 51)

In considering the recommendation of the Board that you vote “FOR” the proposal to approve the Merger, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Front Yard stockholders generally. The Board was aware of these interests and considered them at the time it approved the Merger Agreement and made its recommendation to Front Yard stockholders.

Conditions to the Merger (see page 82)

Front Yard’s, Parent’s, and Merger Sub’s respective obligations to complete the Merger are subject to the satisfaction (or mutual waiver at or prior to the closing of the Merger (which we refer to as the “Closing”) by each of Parent and Front Yard where permitted under applicable law) of the following conditions:

•	receipt of the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon to approve the Merger; and

•

no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced, adopted or entered any law or order that prevents, makes illegal, restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by the Merger Agreement.

The obligations of Parent and Merger Sub to complete the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of additional conditions, including:

•

subject to materiality qualifiers in certain cases, the accuracy of each of our representations and warranties in the Merger Agreement, and the receipt by Parent of a signed certificate by a senior executive officer of Front Yard at the Closing stating that such condition has been satisfied;

•

Front Yard’s performance in all material respects with all obligations required to be performed by us under the Merger Agreement, and the receipt by Parent of a signed certificate by a senior executive officer of Front Yard to such effect;

•	Front Yard’s receipt of a written opinion of tax counsel regarding qualification of the Company as a real estate investment trust (which we refer to as a “REIT”);

•

the consent to the Merger under the Company’s credit facility (which we refer to as the “Freddie Mac Loan” and which consent we refer to as the “Specified Lender Consent”) with Federal Home Loan Mortgage Corporation (which we refer to as “Freddie Mac”) shall be delivered to the Company, and shall be in full force and effect and be effective not later than, and substantially concurrently with, the consummation of the Merger;

•

the consents delivered by the relevant lenders under the existing credit facilities of the Company (other than the Freddie Mac Loan) must remain in full force and effect, and each such consent (if any) that was delivered to the Company’s legal counsel in escrow pending consummation of the Merger shall be released from escrow at the Closing and shall be effective not later than, and substantially concurrently with, the consummation of the Merger;

•

no event of default arising as a result of failure to make payment at maturity or after acceleration following a breach or default (in each case, subject to applicable periods of grace) having occurred and been continuing under certain of the Company’s existing credit facilities; and

•	the Company must be in compliance with certain financial covenants in certain of its existing credit facilities.

Our obligations to complete the Merger are also subject to the satisfaction or waiver by us at or prior to the Closing of additional conditions, including:

•

subject to certain materiality qualifiers, the accuracy of each of the representations and warranties of Parent and Merger Sub in the Merger Agreement, and the receipt by Front Yard of a signed certificate by an officer of Parent stating that such condition has been satisfied; and

•

Parent’s and Merger Sub’s performance in all material respects with all obligations required to be performed by them under the Merger Agreement, and the receipt by Front Yard of a signed certificate by an officer of Parent to such effect.

Regulatory Matters (see page 62)

We are unaware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the Merger, other than the filing of Articles of Merger with respect to the Merger with, and the acceptance of such Articles of Merger for record by, the State Department of Assessments and Taxation of Maryland (which we refer to as the “SDAT”). The Company and Parent determined that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is not required.

Financing of the Merger (see page 58)

We anticipate that the total funds needed to complete the Merger, including the funds needed to pay Front Yard stockholders and holders of other equity-based interests the amounts due to them under the Merger Agreement, which would be approximately $984 million based upon the number of Shares (and our other equity-based interests) outstanding as of October 15, 2020, will be funded through a combination of the Company’s cash on-hand, and the debt and equity financing (including debt assumption) described in the following paragraphs.

Pretium Midway Investments, LP, a Delaware limited partnership, APF Holdings III, L.P., a Delaware limited partnership, APF Holdings II, L.P., a Delaware limited partnership, Ares US Real Estate Opportunity Fund III, L.P., a Delaware limited partnership and Ares US Real Estate Opportunity Parallel Fund III-A, L.P., a Delaware limited partnership (each of which we refer to as an “Equity Investor” and collectively as the “Equity Investors”) have delivered to Parent equity commitment letters (each of which we refer to as an “equity commitment letter” and collectively as the “equity commitment letters”), dated November 20, 2020, for an aggregate amount of $984,054,582.04, and Front Yard is named a third party beneficiary of the equity commitment letters.

Parent has entered into a debt commitment letter (which we refer to as the “debt commitment letter”), dated as of October 19, 2020, with Royal Bank of Canada (which we refer to as “RBC”). Pursuant to and subject to the terms of the debt commitment letter, RBC has committed to provide senior secured credit facilities to be used to (i) pay a portion of the Merger Consideration payable under the Merger Agreement, and (ii) pay costs and expenses in connection with the Merger, the debt financing and the related transactions. The debt commitment letter terminates automatically on the earliest to occur of (a) the date the Merger Agreement is validly terminated in accordance with its terms, (b) the consummation of the Merger without the funding of the facility contemplated by the debt commitment letter, (c) the execution of the operative debt facility documentation and the funding of the facility contemplated by the debt commitment letter and (d) five business days after the Termination Date (as defined below).

The Company has received consents from its relevant lenders to permit certain of its existing credit facilities to remain in place following the Merger, in each case, subject to the satisfaction of the conditions specified therein to the effectiveness of such consents or the release thereof from escrow.

Restriction on Solicitation of Competing Proposals (see page 73)

The Merger Agreement generally restricts Front Yard’s, its subsidiaries’ and Front Yard’s and its subsidiaries’ directors’, officers’ and employees’ ability to solicit, directly or indirectly, potential competing proposals from third parties, or to engage in discussions or negotiations with, or furnish information regarding Front Yard or any of its subsidiaries to, third parties regarding any potential competing proposal. Under certain circumstances, however, and in compliance with certain obligations contained in the Merger Agreement, Front Yard is permitted to furnish information with respect to Front Yard and its subsidiaries and participate in discussions or negotiations with third parties making a competing proposal if the Board determines in good faith, after consultation with our outside legal counsel and financial advisors, that the competing proposal constitutes or would reasonably be expected to result in a superior proposal and that the failure to furnish information to or participate in discussions or negotiations with respect to such competing proposal would be inconsistent with the directors’ duties under Maryland law.

Termination of the Merger Agreement (see page 83)

The Merger Agreement may be terminated at any time by the mutual written agreement of Parent and Front Yard. The Merger Agreement may also be terminated by either Parent or Front Yard if:

•	the Merger has not been consummated on or before April 19, 2021 (which we refer to as the “Termination Date”);

•

Front Yard stockholders do not approve the Merger at the stockholder meeting duly convened for the purpose of voting on the approval of the Merger Agreement is taken, or at any adjournment or postponement of such meeting at which a vote on the approval of the Merger was taken; or

•	any law or order permanently restraining, enjoining or otherwise prohibiting the Merger has become final and non-appealable.

The right to terminate the Merger Agreement pursuant to the above circumstances will not be available to any party that has breached in any material respect its obligations under the Merger Agreement in any manner that has proximately caused or resulted in the failure of the Merger to be consummated.

Front Yard may also terminate the Merger Agreement if:

•

at any time prior to the Effective Time if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in the Merger Agreement, or any representation and warranty has become untrue, and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following notice to Parent from Front Yard of such breach or failure and (ii) the date that is three (3) business days prior to the Termination Date; provided that Front Yard will not have the right to terminate the Merger if we are then in material breach of any of our representations, warranties, covenants or agreements under the Merger Agreement; or

•

at any time prior to the Effective Time, (i) the conditions to Parent and Merger Sub’s obligations to effect the Merger have been satisfied or waived (other than those conditions that are to be satisfied at the Closing, provided that such conditions would have been satisfied if the Closing were to occur on such date), (ii) the Company has confirmed by written notice to Parent that the date the Closing should have occurred has occurred and that the Company is ready, willing and able to consummate the Merger on the date of the written notice and throughout the immediately subsequent three (3) business day period and (iii) Parent fails to consummate the Merger within three (3) business days following receipt of the written notice.

Parent may also terminate the Merger Agreement, at or prior to the Effective Time, if:

•	the Board makes a change in recommendation (as defined below under the section entitled “The Agreement and Plan of Merger—Obligation of the Board with Respect to Its Recommendation”); or

•

there has been a breach of any representation, warranty, covenant or agreement made by us in the Merger Agreement, or any such representation and warranty has become untrue, and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following written notice to Front Yard from Parent of such breach or failure and (ii) the date that is three (3) business days prior to the Termination Date; provided that Parent will not have the right to terminate the Merger Agreement if Parent is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement.

Termination Fees (see page 85)

Upon termination of the Merger Agreement under specified circumstances, Front Yard will be required to pay Parent a termination fee of $40,245,000 and, in addition, will reimburse Parent for reasonable and documented out-of-pocket expenses actually incurred by Parent or on its behalf in connection with the authorization, preparation, investigation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby, and the enforcement of Parent’s right to receive any such payment, up to a maximum of $8,200,000. The Merger Agreement also provides that Parent may be required to pay Front Yard a reverse termination fee of $40,245,000 and, in addition, will reimburse the Company for reasonable and documented out-of-pocket expenses actually incurred by the Company or on its behalf in connection with the authorization, preparation, investigation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby, and the enforcement of the Company’s right to receive any such payment, up to a maximum of $8,200,000, if the Merger Agreement is terminated under specified circumstances. For additional information, see the section entitled “The Agreement and Plan of Merger—Expenses; Termination Fees,” beginning on page 85.

No Dissenters’ or Rights of Objecting Stockholders (see page 88)

Holders of Shares are not entitled to dissenting stockholders’ appraisal rights, rights of objecting stockholders or other similar rights in connection with the Merger under the Maryland General Corporation Law (which we refer to as the “MGCL”). Subject to the limited circumstances set forth in Section 3-202(d) of the MGCL, the MGCL does not provide for appraisal rights or other similar rights to stockholders of a corporation in connection with a merger of the corporation if the shares of the corporation are listed on the NYSE on the record date for determining stockholders entitled to vote on the transaction. The circumstances of the Merger do not satisfy the conditions set forth in Section 3-202(d) of the MGCL that would trigger such appraisal rights or similar rights. In addition, holders of Shares may not exercise dissenting stockholders’ appraisal rights, rights of an objecting stockholders or similar rights in connection with the Merger because, as permitted by the MGCL, our charter provides that stockholders are not entitled to exercise such rights unless our Board, upon the affirmative vote of a majority of our Board, determines that the rights apply. Our Board has made no such determination and cannot make such determination pursuant to the Merger Agreement. However, our stockholders may vote against the Merger.

Material U.S. Federal Income Tax Consequences of the Merger (see page 58)

The receipt of cash in exchange for Shares pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as such term is defined below in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 58) who receives cash in exchange for Shares in the Merger will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the Shares converted into the right to receive cash in the Merger. Gain or loss will be determined separately for each block of Shares (that is, Shares acquired for the same cost in a single transaction). In addition, under certain circumstances, we may be required to withhold a portion of your Merger Consideration under applicable tax laws and we intend to withhold a portion of the Merger Consideration paid to non-U.S. holders to the extent required under the Foreign Investment in Real Property Tax Act (which we refer to as “FIRPTA”).

You should refer to the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 58, and consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the Merger.

Additional Information (see page 96)

You can find more information about Front Yard in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting of stockholders and the Merger. These questions and answers do not address all questions that may be important to you as a Front Yard stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

On October 19, 2020, Front Yard entered into the Original Agreement with Parent and Merger Sub and, on November 20, 2020, entered into the Amendment to the Original Agreement with Parent and Merger Sub. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to approve the Merger.

Q:	As a stockholder, what will I receive in the Merger?

A:

If the Merger is completed, you will be entitled to receive $16.25 in cash, without interest and subject to deduction for any withholding taxes, for each Share you own as of immediately prior to the Effective Time. For further information, see the section entitled “The Agreement and Plan of Merger—Merger Consideration,” beginning on page 64.

Q:	What are the material U.S. federal income tax consequences of the Merger?

A:

The receipt of cash in exchange for Shares pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as such term is defined below in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 58) who receives cash in exchange for Shares in the Merger will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the Shares converted into the right to receive cash in the Merger. Gain or loss will be determined separately for each block of Shares (that is, Shares acquired for the same cost in a single transaction). In addition, under certain circumstances, we may be required to withhold a portion of your Merger Consideration under applicable tax laws and we intend to withhold a portion of the Merger Consideration paid to non-U.S. holders to the extent required under FIRPTA. You should refer to the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 58, and consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the Merger.

Q:	What will happen to outstanding Front Yard equity compensation awards in the Merger?

A:

For information regarding the treatment of outstanding Front Yard equity awards, see the section entitled “The Agreement and Plan of Merger—Treatment of Company Options, Company Director-Granted RSUs, Company Service-Based RSUs and Company Market-Based RSUs,” beginning on page 65.

Q:	When and where will the special meeting of stockholders be held?

A:

The special meeting of Front Yard stockholders will be held via live webcast on January 6, 2021, at 8:30 a.m., Eastern Time. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/RESI2021SM, where you will be able to listen to the meeting live and vote online. We encourage you to allow ample time for online check-in, which will open at 8:25 a.m., Eastern Time. Please note that you will not be able to attend the virtual special meeting in person.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of Front Yard common stock as of the close of business on December 7, 2020, the record date for the special meeting, are entitled to notice of and to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each Share that you held as of the close of business on the record date.

Q:	What proposals will be considered at the special meeting?

A:	At the special meeting, you will be asked to consider and vote on:

•	a proposal to approve the Merger;

•

a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Front Yard’s named executive officers that is based on or otherwise relates to the Merger, as discussed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 51; and

•

a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger if there are insufficient votes at the time of the special meeting to approve the Merger.

Q:	What vote is required to approve each of the proposals?

A:

The proposal to approve the Merger requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter. Abstentions, failures to vote and “broker non-votes” will have the same effect as a vote “AGAINST” the proposal to approve the Merger.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast at the special meeting via the virtual meeting website or represented by proxy at the special meeting on such matter. Although the Board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on Front Yard or Parent or any of their respective subsidiaries, and, if the Merger is approved by Front Yard stockholders and completed, the compensation that is based on or otherwise relates to the Merger will be payable to our named executive officers even if this proposal is not approved. Abstentions, failures to vote and broker non-votes will have no effect on approval of the proposal.

The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast at the special meeting via the virtual meeting website or represented by proxy at the special meeting on such matter. In addition, our bylaws permit the chair of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting. Abstentions, failures to vote and broker non-votes will have no effect on approval of the proposal.

Q:	How does the Board recommend that I vote on the proposals?

A:

After careful consideration, the Board has unanimously approved the Merger Agreement and the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, determined that the Merger and the other transactions provided for in the Merger Agreement on the terms and conditions set forth in the Merger Agreement are fair and reasonable and advisable to, and in the best interests of, the Company, directed that the Merger be submitted for consideration at a meeting of the stockholders of the Company, and unanimously recommends that you vote “FOR” the proposal to approve the Merger, “FOR” the non-binding compensation advisory proposal and “FOR” the proposal to adjourn the special meeting if necessary or appropriate.

For a discussion of the factors that the Board considered in determining to recommend the approval of the Merger, please see the section entitled “The Merger—Reasons for Recommending the Approval of the Merger,” beginning on page 37. In addition, in considering the recommendation of the Board with respect to the Merger, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Front Yard stockholders generally. See the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 51.

Q:	Do I need to attend the special meeting?

A:

No. It is not necessary for you to attend the special meeting in order to vote your Shares. If you are a stockholder of record as of the record date, you may vote by mail, by telephone or through the internet, as described in more detail below. If you are a “street name” holder of Shares, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee for your Shares to be voted at the special meeting, as described in more detail below.

Q:	How many Shares need to be represented at the special meeting?

A:

The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority of Shares issued and outstanding and entitled to vote constitutes a quorum for the purpose of considering the proposals. As of December 7, 2020, there were 58,747,146 Shares outstanding. If you are a Front Yard stockholder as of the close of business on the record date and you vote by mail, by telephone, through the internet or at the special meeting via the virtual meeting website, you will be considered part of the quorum. If you are a “street name” holder of Shares and you provide your bank, broker, trust or other nominee with voting instructions, then your Shares will be counted in determining the presence of a quorum. If you are a “street name” holder of Shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your Shares will not be counted in determining the presence of a quorum.

All Shares held by stockholders that attend the special meeting via the virtual meeting website, or are represented by proxy, and entitled to vote at the special meeting, regardless of how such Shares are voted or whether such stockholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.

Q:

Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to Front Yard’s named executive officers that is based on or otherwise relates to the Merger?

A:

In July 2010, the SEC adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the Merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, Front Yard is providing its stockholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to Front Yard’s named executive officers in connection with the Merger. For additional information, see the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” beginning on page 27.

Q:	What will happen if Front Yard stockholders do not approve the non-binding compensation advisory proposal?

A:

The vote to approve the non-binding compensation advisory proposal is a vote separate and apart from the vote to approve the Merger. Approval of the non-binding compensation advisory proposal is not a condition to completion of the Merger, and it is advisory in nature only, meaning that it will not be binding on Front

Yard or Parent or any of their respective subsidiaries. Accordingly, if the Merger is approved by Front Yard’s stockholders and completed, the compensation that is based on or otherwise relates to the Merger will be payable to our named executive officers even if this proposal is not approved.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your Shares in one of the ways described below as soon as possible. You will be entitled to one vote for each Share that you owned on the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote by:

•	submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•	submitting your proxy by using the telephone number printed on each proxy card you receive;

•	submitting your proxy through the internet voting instructions printed on each proxy card you receive; or

•

casting your vote at the special meeting via the virtual meeting website. Any stockholder can attend the special meeting by visiting www.virtualshareholdermeeting.com/RESI2021SM, where stockholders will be able to listen to the meeting live and vote online. The special meeting starts at 8:30 a.m., Eastern Time. We encourage you to allow ample time for online check-in, which will open at 8:25 a.m., Eastern Time. Please have your 16-digit control number to join the special meeting. Instructions on who can attend and participate via internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

If you are submitting your proxy by telephone or through the internet, your voting instructions must be received by 11:59 p.m., Eastern Time on the day before the special meeting.

Submitting your proxy by mail, by telephone or through the internet will not prevent you from casting your vote at the special meeting via the virtual meeting website. You are encouraged to submit a proxy by mail, by telephone or through the internet even if you plan to attend the special meeting via the virtual meeting website to ensure that your Shares are represented at the special meeting.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your Shares will be voted “FOR” the proposal to approve the Merger, “FOR” the approval of the non-binding compensation advisory proposal and “FOR” the approval of the proposal to adjourn the special meeting if necessary or appropriate.

Q:	If my Shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those Shares for me with respect to the proposals?

A:

Your bank, broker, trust or other nominee will NOT have the power to vote your Shares at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your Shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the internet if your bank, broker, trust or other nominee offers these options.

Q:	What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:

Your bank, broker, trust or other nominee will NOT be able to vote your Shares unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to approve the Merger requires the affirmative vote of holders of a majority of the outstanding Shares, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to approve the Merger. Furthermore, your Shares will not be included in the calculation of the number of Shares present at the special meeting for purposes of determining whether a quorum is present.

Q:	May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the internet?

A:

Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy delivered to Front Yard’s Corporate Secretary at Michael G. Lubin, Corporate Secretary, Front Yard Residential Corporation, c/o Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same Shares. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the internet. Alternatively, your proxy may be revoked or changed by attending the special meeting via the virtual meeting website and voting at the meeting. However, simply attending the special meeting without voting will not revoke or change your proxy. “Street name” holders of Shares should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

If you have instructed a bank, broker, trust or other nominee to vote your Shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.

All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.

Q:	What does it mean if I receive more than one proxy card?

A:

If you receive more than one proxy card, it means that you hold Shares that are registered in more than one account. For example, if you own your Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those Shares because they are held in a different form of record ownership. Therefore, to ensure that all of your Shares are voted, you will need to submit your proxies by mailing in each proxy card you receive or by telephone or through the internet by using the different voter control number(s) on each proxy card.

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for stockholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of Shares held through brokerage firms. If your family has multiple accounts holding Shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	What happens if I sell my Shares before the special meeting?

A:

The record date for the special meeting is earlier than the expected date of completion of the Merger. If you own Shares as of the close of business on the record date but transfer your Shares prior to the special meeting, you will retain your right to vote at the special meeting, but the right to receive the Merger Consideration will pass to the person who holds your Shares as of immediately prior to the Effective Time.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?

A:

No. You are not entitled to dissenting stockholders’ appraisal rights, rights of objecting stockholders or other similar rights in connection with the Merger or any of the transactions contemplated by the Merger Agreement under our charter and because the Shares are listed on the NYSE. For more information, see the section entitled “No Dissenters’ Rights or Rights of Objecting Stockholders” beginning on page 88.

Q:	If I hold my Shares in certificated form, should I send in my stock certificates now?

A:

No. Shortly after the Merger is completed, you will be sent a letter of transmittal that includes detailed written instructions on how to return your stock certificates. You must return your stock certificates in accordance with such instructions in order to receive the Merger Consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE(S) NOW.

Q:	Should I send in my Company Options and RSU awards now?

A:

No. Shortly after the Merger is completed, your Company Options, Company Director-Granted RSUs, Company Service-Based RSU and Company Market-Based RSUs will either be automatically exchanged for the applicable consideration, or you will receive further instructions for such exchange.

Q:	When is the Merger expected to be completed?

A:

We and Parent are working toward completing the Merger as quickly as possible. We currently anticipate that the Merger will be completed during the first calendar quarter of 2021, but we cannot be certain when or if the conditions to the Merger will be satisfied or, to the extent permitted, waived. The Merger cannot be completed until the conditions to Closing are satisfied (or, to the extent permitted, waived), including the approval of the Merger by Front Yard stockholders. For additional information, see the section entitled “The Agreement and Plan of Merger—Conditions to the Merger,” beginning on page 82.

Q:	What happens if the Merger is not completed?

A:

If the proposal to approve the Merger is not approved by the holders of a majority of the outstanding Shares entitled to vote on the matter or if the Merger is not completed for any other reason, you will not receive any consideration from Parent or Merger Sub for your Shares. Instead, Front Yard will remain a public company, and Front Yard common stock will continue to be registered under the Exchange Act and listed and traded on the NYSE. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of Shares will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of Front Yard common stock. Under certain circumstances, if the Merger is not completed, we may be obligated to pay

Parent a termination fee. For additional information, see the section entitled “The Merger—Consequences if the Merger is Not Completed,” beginning on page 57.

Q:	Are there any requirements if I plan on attending the special meeting?

A:

The special meeting will be held via live webcast only. Any stockholder can attend the special meeting by visiting www.virtualshareholdermeeting.com/RESI2021SM, where stockholders will be able to listen to the meeting live and vote online. The special meeting starts at 8:30 a.m., Eastern Time on January 6, 2021. We encourage you to allow ample time for online check-in, which will open at 8:25 a.m., Eastern Time. In order to be able to enter the special meeting, you will need the 16-digit control number, which is included on your proxy card if you are a stockholder of record of Shares or included with your voting instruction card and voting instructions you received from your broker, bank or other nominee of your Shares if you hold your Shares in “street name.” Instructions on how to attend and participate online are also posted online at www.proxyvote.com.

Q:	Where can I find more information about Front Yard?

A:

Front Yard files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” beginning on page 96.

Q:	Who can help answer my questions?

A:

For additional questions about the Merger, assistance in submitting proxies or voting Shares, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

If your Shares are held for you by a bank, broker, trust or other nominee, you should also call your bank, broker, trust or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this proxy statement constitutes “forward-looking statements.” Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks,” “targets” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “would,” “aims,” “intends” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation:

•	the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder approval;

•	unanticipated difficulties or expenditures relating to the proposed transaction;

•	legal proceedings, judgments or settlement, including those that may be instituted against Front Yard, its Board, executive officers and others following the announcement of the proposed transaction;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed transaction;

•	the response of residents, suppliers, vendors, business partners and regulators to the announcements of the proposed transaction;

•	our ability to implement our business strategy;

•	our ability to make distributions to stockholders;

•	our ability to acquire single-family rental (which we refer to as “SFR”) assets for our portfolio, including difficulties in identifying assets to acquire;

•	the impact of changes to the supply of, value of and the returns on SFR assets;

•	our ability to successfully integrate newly acquired properties into our portfolio of SFR properties;

•	our ability to successfully operate our internal property manager and perform property management services for our SFR assets at the standard and/or the cost that we anticipate;

•	our ability to transition property management for the SFR properties currently managed by third party property managers to our internal property management platform;

•	our ability to predict our costs;

•	our ability to effectively compete with our competitors;

•	our ability to apply the proceeds from financing activities or non-rental real estate owned asset sales to target SFR assets in a timely manner;

•	our ability to sell non-rental real estate owned properties on favorable terms and on a timely basis or at all;

•	the failure to identify unforeseen expenses or material liabilities associated with asset acquisitions through the due diligence process prior to such acquisitions;

•	changes in the market value of our SFR properties and real estate owned;

•	changes in interest rates;

•	our ability to obtain and access financing arrangements on favorable terms or at all;

•	our ability to maintain adequate liquidity;

•

our ability to retain our engagement of Altisource Asset Management Corporation (which we refer to as the “Manager”) until the effective date of the termination of the Manager pursuant to that certain Termination and Transition Agreement, by and among the Company, Front Yard Residential, L.P., a Delaware limited partnership (which we refer to as “FYR LP”), and the Manager (which agreement we refer to as the “AMA Termination Agreement”);

•

our ability, following the effective date of the termination of the Manager pursuant to the AMA Termination Agreement, to perform internally the asset management functions of the Company that currently are performed by the Manager;

•	the failure of our third party vendors to effectively perform their obligations under their respective agreements with us;

•	our failure to maintain our qualification as a REIT;

•	our failure to maintain our exemption from registration under the Investment Company Act;

•	the impact of adverse developments in the real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes; and

•	other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in our current and future filings with the SEC.

•	In addition, financial risks such as liquidity, interest rate and credit risks could influence future results.

The foregoing list of factors should not be construed as exhaustive. Front Yard can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The statements made in this proxy statement are current as of the date of this proxy statement only. Front Yard undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

PARTIES TO THE MERGER

Front Yard

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard’s tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home.

Front Yard became a publicly traded company in 2012. Shares of Front Yard common stock are listed on the NYSE and trade under the symbol “RESI.”

Our website address is www.frontyardresidential.com. The information provided on our website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website in this proxy statement.

Additional information about Front Yard is contained in our public filings, which are incorporated by reference in this proxy statement. See the section entitled “Where You Can Find More Information,” beginning on page 96, for more information.

Parent

Parent is an affiliate of Pretium. Parent was formed by a partnership led by Pretium Midway Investments, LP, a fund managed by affiliates of Pretium, and including funds managed by the real estate equity and alternative credit strategies of Ares, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of Front Yard. Parent has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement and the related agreements. Parent’s principal executive offices are located at 810 7th Avenue, 24th Floor, New York, New York 10019, and its telephone number is (212) 257-5757.

Merger Sub

Parent formed Merger Sub, a Maryland REIT and direct wholly-owned subsidiary of Parent, on October 9, 2020, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of Front Yard. Merger Sub’s principal executive offices are located at 810 7th Avenue, 24th Floor, New York, New York 10019, and its telephone number is (212) 257-5757.

THE SPECIAL MEETING

We are furnishing this proxy statement as part of the solicitation of proxies by the Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place of the Special Meeting

Front Yard will hold the special meeting via live webcast on January 6, 2021, at 8:30 a.m., Eastern Time. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/RESI2021SM, where you will be able to listen to the meeting live and vote online. We encourage you to allow ample time for online check-in, which will open at 8:25 a.m., Eastern Time. Please note that you will not be able to attend the virtual special meeting in person.

Purpose of the Special Meeting

At the special meeting, Front Yard’s stockholders of record will be asked to consider and vote on:

•

A proposal to approve the Merger, pursuant to which, subject to the satisfaction or waiver of certain specified conditions, Front Yard will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company;

•

A proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Front Yard’s named executive officers that is based on or otherwise relates to the Merger, as discussed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 51; and

•

A proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger if there are insufficient votes at the time of the special meeting to approve the Merger.

Recommendation of the Board

The Board carefully reviewed and considered the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. By a unanimous vote, the Board (i) approved the Merger Agreement and the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger and the other transactions provided for in the Merger Agreement on the terms and conditions set forth in the Merger Agreement are fair and reasonable and advisable to, and in the best interests of, the Company, (iii) directed that the Merger be submitted for consideration at a meeting of the stockholders of the Company and (iv) resolved to recommend that the stockholders of the Company vote in favor of the approval of the Merger. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to approve the Merger.

The Board also unanimously recommends a vote “FOR” the non-binding compensation advisory proposal and “FOR” the approval of the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger if there are insufficient votes at the time of the special meeting to approve the Merger.

Record Date and Quorum

Each holder of record of Shares as of the close of business on December 7, 2020, which is the record date for the special meeting, is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each Share that you owned on the record date. As of December 7, 2020, there were 58,747,146 Shares issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority of the Shares issued and outstanding and entitled to vote constitutes a quorum for the special meeting.

If you are a Front Yard stockholder of record and you vote by mail, by telephone or through the internet or at the special meeting via the virtual meeting website, then your Shares will be counted as part of the quorum. If you are a “street name” holder of Shares and you provide your bank, broker, trust or other nominee with voting instructions, then your Shares will be counted in determining the presence of a quorum. If you are a “street name” holder of Shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your Shares will not be counted in determining the presence of a quorum.

All Shares held by stockholders of record that are present at the special meeting via the virtual meeting website or represented by proxy and entitled to vote at the special meeting, regardless of how such Shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.

Vote Required for Approval

Merger Agreement Proposal. The proposal to approve the Merger requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter.

Non-Binding Compensation Advisory Proposal. The approval of the non-binding compensation advisory proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting via the virtual meeting website or represented by proxy at the special meeting on such matter. The vote is advisory only and, therefore, is not binding on Front Yard or Parent or any of their respective subsidiaries, and, if the Merger is approved by Front Yard stockholders and the Merger is completed, the compensation that is based on or otherwise relates to the Merger will be payable to our named executive officers even if this proposal is not approved.

Adjournment Proposal. The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast at the special meeting via the virtual meeting website or represented by proxy at the special meeting on such matter. In addition, our bylaws permit the chair of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting.

Effect of Abstentions and Broker Non-Votes

The proposal to approve the Merger requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter. Therefore, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve the Merger.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast at the special meeting via the virtual meeting website or represented by proxy at the special meeting on such matter. Consequently, abstentions, failures to vote and broker non-votes will have no effect on approval of the proposal.

The proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast at the special meeting via the virtual meeting website or represented by proxy at the special meeting on such matter. Consequently, abstentions, failures to vote and broker non-votes will have no effect on approval of the proposal. In addition, our bylaws permit the chair of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting.

A broker non-vote occurs when Shares held by a broker or other nominee are represented at the meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the Shares on a particular proposal but has discretionary voting power on other proposals. A bank, broker, trust or other nominee may exercise discretion in voting on routine matters but may not exercise discretion and therefore will not vote on non-routine matters if instructions are not given. Under applicable stock exchange rules, all of the proposals in this proxy statement are non-routine matters. Accordingly, if your Shares are held in “street name,” a bank, broker, trust or other nominee will NOT be able to vote your Shares (which we refer to as a “broker non-vote”), and your Shares will not be counted in determining the presence of a quorum unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to approve the Merger requires the affirmative vote of a majority of the outstanding Shares, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to approve the Merger. Because the approval of each of (1) the non-binding compensation advisory proposal and (2) the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast at the special meeting via the virtual meeting website or represented by proxy at the special meeting, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of those proposals.

How to Vote

Stockholders have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and internet voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time on the day before the special meeting.

If you submit your proxy by mail, by telephone or through the internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your Shares will be voted in favor of that proposal. If you indicate “ABSTAIN” on a proposal to be voted, it will have the same effect as a vote “AGAINST” the proposal to approve the Merger, but will have no effect on the other proposals. If you wish to vote by proxy and your Shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your Shares, your bank, broker, trust or other nominee will not be able to vote your Shares on the proposals.

If you wish to vote by attending the special meeting via the virtual meeting website and your Shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the special meeting. Obtaining a legal proxy may take several days.

If you do not submit a proxy or otherwise vote your Shares in any of the ways described above, it will have the same effect as a vote “AGAINST” the proposal to approve the Merger, but will have no effect on the approval of the non-binding compensation advisory proposal or the approval of the proposal to adjourn the special meeting if necessary or appropriate.

If you have any questions about how to vote or direct a vote in respect of your Shares, you may contact our proxy solicitor, Innisfree, toll-free at (888) 750-5834 for stockholders or (212) 750-5833 for bankers and brokers.

YOU SHOULD NOT SEND IN YOUR SHARE CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing Shares or book-entry Shares will be mailed to stockholders if the Merger is completed.

Revocation of Proxies

Any proxy given by a Front Yard stockholder may be revoked at any time before it is voted at the special meeting by doing any of the following:

•	by submitting another proxy by telephone or through the internet, in accordance with the instructions on the proxy card;

•

by delivering a signed written notice of revocation bearing a date later than the date of the proxy to Front Yard’s Corporate Secretary at Michael G. Lubin, Corporate Secretary, Front Yard Residential Corporation, c/o Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820, stating that the proxy is revoked;

•	by submitting a later-dated proxy card relating to the same Shares; or

•

by attending the special meeting via the virtual meeting website and voting at the meeting (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote at the special meeting via the virtual meeting website).

“Street name” holders of Shares should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later day or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger. Your Shares will be voted on any adjournment proposal in accordance with the instructions indicated in your proxy or, if no instructions were provided, “FOR” the proposal.

If a quorum is present at the special meeting, the special meeting may be adjourned by the affirmative vote of a majority of the votes cast at the special meeting via the virtual meeting website or represented by proxy at the special meeting on such matter. In addition, our bylaws permit the chair of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting. In either case, the adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than 120 days after the original record date or, if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are insufficient votes at the time of the special meeting to approve the Merger, then Front Yard may adjourn or seek to adjourn the special meeting. In addition, the Board may, after consultation with Parent, postpone the special meeting upon public announcement made prior to the date previously scheduled for the special meeting for the purpose of soliciting additional proxies or as otherwise permitted under the Merger Agreement.

Solicitation of Proxies

Front Yard is soliciting the enclosed proxy card on behalf of the Board, and Front Yard will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, Front Yard and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.

Front Yard has retained Innisfree M&A Incorporated (which we refer to as “Innisfree”) to assist in the solicitation process. Front Yard will pay Innisfree a fee of approximately $45,000 plus reimbursement of certain specified out-of-pocket expenses. Front Yard also has agreed to indemnify Innisfree against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Front Yard will ask banks, brokers, trusts and other nominees to forward Front Yard’s proxy solicitation materials to the beneficial owners of Shares held of record by such banks, brokers, trusts or other nominees. Front Yard will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Innisfree, toll-free at (888) 750-5834 for stockholders or (212) 750-5833 for bankers and brokers.

PROPOSAL 1: APPROVAL OF THE MERGER

As discussed elsewhere in this proxy statement, Front Yard stockholders will consider and vote on a proposal to approve the Merger. You should carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the Merger. In particular, you should read in its entirety the Merger Agreement, which is attached as Annex A to this proxy statement. In addition, see the sections entitled “The Merger,” beginning on page 29, and “The Agreement and Plan of Merger,” beginning on page 63.

The Board unanimously recommends that Front Yard stockholders vote “FOR” the proposal to approve the Merger.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your Shares represented by such proxy card will be voted “FOR” the proposal to approve the Merger.

The approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such proposal.

PROPOSAL 2: NON-BINDING COMPENSATION ADVISORY PROPOSAL

Under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to provide our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Front Yard’s named executive officers that is based on or otherwise relates to the Merger, as disclosed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation,” beginning on page 53, including the table entitled “Golden Parachute Payment” and accompanying footnotes. Accordingly, Front Yard stockholders are being provided with the opportunity to cast an advisory vote on such payments.

As an advisory vote, this proposal is not binding upon Front Yard or the Board, and approval of this proposal is not a condition to completion of the Merger. Because the Merger-related executive compensation to be paid in connection with the Merger is based on the terms of the Merger Agreement as well as the contractual arrangements between Front Yard and the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the Merger is approved (subject only to the contractual conditions in the Merger Agreement applicable thereto as well as the applicable contractual arrangements between Front Yard and the named executive officers). However, Front Yard seeks your support and believes that your support is appropriate because Front Yard has a comprehensive executive compensation program designed to link the compensation of its executives with Front Yard’s performance and the interests of Front Yard’s stockholders. Accordingly, you are asked to vote on the following resolution:

“RESOLVED, that the stockholders of Front Yard Residential Corporation approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the named executive officers of Front Yard Residential Corporation that is based on or otherwise relates to the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger—Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation,” beginning on page 53 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

The Board unanimously recommends that Front Yard stockholders vote “FOR” the non-binding compensation advisory proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your Shares represented by such proxy card will be voted “FOR” the non-binding compensation advisory proposal.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast at the special meeting via the virtual meeting website or represented by proxy at the special meeting on such matter. The vote is advisory only and, therefore, not binding on Front Yard or Parent or any of their respective subsidiaries, and, if the Merger is approved by Front Yard’s stockholders and the Merger is completed, the compensation that is based on or otherwise relates to the Merger will be payable to our named executive officers even if this proposal is not approved.

PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING

Front Yard stockholders may be asked to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger if there are insufficient votes at the time of the special meeting to approve the Merger.

The Board unanimously recommends that stockholders vote “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger if there are insufficient votes at the time of the special meeting to approve the Merger.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your Shares represented by such proxy card will be voted “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate.

The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast at the special meeting via the virtual meeting website or represented by proxy at the special meeting on such matter. In addition, our bylaws permit the chair of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting.

THE MERGER

Overview

Front Yard is seeking the approval by Front Yard stockholders of the Merger pursuant and subject to the terms of the Merger Agreement that Front Yard entered into on October 19, 2020 with Parent and Merger Sub, as amended on November 20, 2020. Under the terms of the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Front Yard will merge with and into Merger Sub. Merger Sub will survive the Merger as a wholly-owned subsidiary of Parent. The Board has approved the Merger Agreement and unanimously recommends that Front Yard stockholders vote “FOR” the proposal to approve the Merger.

Upon completion of the Merger, each Share that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be cancelled, extinguished and automatically converted into the right to receive $16.25 per Share, in cash, subject to deduction for any required withholding taxes and without interest.

Following the completion of the Merger, Front Yard will cease to be a publicly traded company and will become a wholly-owned subsidiary of Parent.

Background of the Merger

The Board, together with senior management, regularly reviews and assesses, and engages with the Company’s stockholders regarding, the Company’s strategic direction, financial performance and business plans with a view towards strengthening the Company’s business and identifying opportunities to increase stockholder value, taking into account financial, industry, competitive and other considerations. As part of this process, from time to time, the Board and senior management have reviewed potential strategic alternatives, including strategic acquisitions and divestitures, in order to complement and expand the Company’s existing business and operations.

On May 21, 2019, in connection with the entry into a settlement agreement (which we refer to as the “Settlement Agreement”) with one of its stockholders, the Company issued a press release announcing the formation of a committee composed of independent directors (which we refer to as the “Strategic Review Committee”) to review strategic alternatives available to the Company and the engagement of Deutsche Bank as the Company’s sole financial advisor in connection with the strategic review process given Deutsche Bank’s experience and qualifications in the single-family rental industry.

During the time period from June 12, 2019 to July 25, 2019, the Strategic Review Committee met to consider and evaluate potential strategic alternatives available to the Company to maximize stockholder value, including executing on the Company’s standalone business plan, internalizing the Company’s asset management function, reassigning the Company’s asset management agreement to another manager, conducting a partial sale of assets, potential liquidation of the Company, forming a joint venture or seeking other infusion of growth capital, and initiating a formal process to sell the whole Company. In July 2019, the Strategic Review Committee determined that it was in the best interests of the Company and its stockholders to initiate a formal process to explore a potential sale of the Company. The Strategic Review Committee directed Deutsche Bank to begin contacting potential bidders and authorized Weil, Gotshal & Manges LLP, legal counsel to the Company (which we refer to as “Weil”), to negotiate and execute confidentiality agreements with interested parties.

Following the Strategic Review Committee’s determination to initiate a formal process to explore a sale of the Company, representatives of Deutsche Bank contacted more than 100 parties, including strategic bidders, financial sponsors, residential or mortgage REITs and other bidders, including Amherst Residential, LLC (which we refer to as “Amherst”) and Pretium (which process we refer to as the “Initial Sales Process”). Between July 30, 2019 and September 23, 2019, representatives of Weil negotiated the terms of, and arranged for the Company to sign, confidentiality agreements with a total of thirty-two (32) of the parties contacted by Deutsche Bank, including Pretium and Amherst.

As part of the Initial Sales Process, in September 2019, nine (9) parties, including Amherst, Pretium, Party B and Party C delivered written preliminary non-binding indications of interest, comprising seven (7) bids to acquire the whole Company, with considerations to stockholders (net of certain one-time expenses) ranging from $12.00 to $15.35 per Share, including a price of $12.50 per Share from Amherst, and two (2) bids to acquire only certain assets of the Company. The two (2) bids to acquire only certain assets of the Company comprised one bid to purchase either 2,500 homes for $325 million to $340 million or 5,000 homes for $600 million to $700 million, and another bid to acquire approximately 10,500 homes from the Company for a total gross purchase price of $1.569 billion (including the associated debt balance from the Company’s credit facilities). The Strategic Review Committee instructed Deutsche Bank to continue to engage with each of these bidders. Following receipt of the nine (9) indications of interest, no other parties submitted an indication of interest as part of the Initial Sales Process.

On September 27, 2019, six (6) parties, including Amherst, Pretium, Party B and Party C, were provided access to a virtual data room (which we refer to as the “VDR”) in connection with the sale process. The VDR contained certain non-public information and materials regarding the Company. Additional non-public information and materials were made available in the VDR on a continuing basis in connection with the Initial Sales Process, including in response to requests for further information and diligence requests made by potential buyers. Beginning on September 26, 2019, the parties conducted due diligence on the Company, including in-person management presentations and property tours with each of the six (6) parties, and on October 12, 2019, Deutsche Bank delivered a second-round process letter and the draft merger agreement to the six (6) parties that were still in the process and pursuing a transaction with the Company.

On November 8, 2019, Party B delivered its final proposal to acquire the Company at a price of $12.00 per Share, but the proposal stated that the price would be reduced by any dividends paid by the Company after the date of the proposal. On November 16, 2019, Amherst delivered its final proposal to acquire the Company at a price of $12.50 per Share. Other than the offer prices and the restriction on the Company’s ability to pay dividends contained in Party B’s proposal, the parties’ proposals contained substantially similar terms, including requests for exclusivity. No other proposals were received in the Initial Sales Process following the second-round process letter.

On November 26, 2019, the Company and Amherst executed an exclusivity agreement providing that, among other things, the Company would negotiate a sale transaction exclusively with Amherst at a per Share price equal to $12.50 until December 20, 2019, with an automatic extension of the agreement until December 27, 2019 if Amherst continued to pursue the transaction in good faith at a price per Share of $12.50.

During the time period from November 26, 2019 to February 18, 2020, the Company and Amherst negotiated the Amherst Merger Agreement and related definitive documentation, including the disclosure letter, limited guarantee, equity commitment letter, debt commitment letter and voting agreements, and obtained the applicable lender consents under the Company’s existing credit facilities that were contemplated to remain in place after closing. On February 18, 2020, the Company and Amherst announced the execution of the Amherst Merger Agreement at a price per Share of $12.50.

On March 23, 2020, the Company filed a proxy statement setting forth the proposals required by the Amherst Merger Agreement, including the proposal to approve the merger with Amherst. On April 27, 2020, the Company held a virtual special meeting of stockholders whereby holders of Shares representing 76.48% of Shares outstanding were represented at the special meeting, and the stockholders voted to approve the merger with Amherst.

On May 4, 2020, the Company entered into a Termination and Settlement Agreement (which we refer to as the “Amherst Settlement Agreement”) with Amherst to terminate the Amherst Merger Agreement in light of the COVID-19 Pandemic. In connection with the Amherst Settlement Agreement, Amherst agreed to pay the Company a $25 million cash termination fee, purchase from the Company 4.4 million Shares for an aggregate cash purchase price of $55 million ($12.50 per Share) pursuant to an Investment Agreement, dated May 4, 2020, and provide the Company with a $20 million committed two-year unsecured loan facility. The transactions contemplated by the Amherst Settlement Agreement closed on May 19, 2020.

On June 4, 2020, the Board held a telephonic meeting attended by members of senior management and representatives of Deutsche Bank and Weil at which, among other things, the Board determined that it was in the best interest of the Company for senior management to begin an analysis with respect to termination of the Amended and Restated Asset Management Agreement, dated as of May 7, 2019 (which we refer to as the “AMA”) by and between the Company, Front Yard Residential L.P. and the Manager.

On June 10, 2020, the Board held a telephonic meeting attended by members of senior management and representatives of Deutsche Bank and Weil at which, among other things, the Board again discussed a potential termination of the AMA, including the considerations associated therewith. The Board directed senior management to continue to work on the potential termination of the AMA.

During the time period from June 10, 2020 to July 28, 2020, the Company and the Manager negotiated the terms of the potential termination of the AMA.

On June 19, 2020, a third-party company (which we refer to, together with certain of its affiliates, as “Party C”) delivered a non-binding proposal to acquire 100% of the Company in an all-cash transaction for between $10 and $11 per Share in a transaction substantially similar to the one contemplated by the Amherst Merger Agreement (which we refer to as the “June 19 Letter”). Party C included a draft merger agreement with the June 19 Letter (which we refer to as the “Party C Merger Agreement”). The Board convened a meeting with Deutsche Bank and Weil to discuss the June 19 Letter, and determined that, in light of the Company’s performance and outlook, the proposed offer price was not sufficient to warrant granting exclusivity, but that the Company should engage with Party C with respect to a potential transaction to seek a higher purchase price. Deutsche Bank, at the direction of the Board, then provided Party C with updated financial and operating information, and requested that Party C submit a revised offer following further due diligence.

On July 9, 2020, the Company received an update to the June 19 Letter from Party C, which included a revised proposal to acquire the Company for a purchase price of $11.00 per Share in cash (which we refer to as the “July 9 Letter”). The Board convened a telephonic meeting the same day, attended by members of senior management and representatives of Deutsche Bank and Weil at which, among other things, Deutsche Bank advised the Board that Party C had indicated that $11.00 per Share was their “best and final” offer. The Board discussed the July 9 Letter and instructed senior management to contact Party C to discuss the proposal and continue to seek an increase of the proposed purchase price.

On July 10, 2020, representatives of Party C confirmed to the Company’s senior management that Party C’s offer remained at $11.00 per Share.

On July 13, 2020, the Board held a telephonic meeting attended by members of senior management and representatives of Deutsche Bank and Weil to discuss Party C’s offer and other strategic alternatives available to the Company, including the potential liquidation of the Company and the costs associated therewith. Following discussion, the Board unanimously agreed to decline Party C’s offer and directed the Company’s senior management and advisors to conduct additional analysis of potential strategic alternatives available to the Company, including the potential liquidation of the Company. The Board also discussed a proposal to terminate the AMA and directed the Company’s senior management to continue negotiations with the Manager regarding a potential termination.

After the meeting of the Board on July 13, 2020, Deutsche Bank communicated to Party C the Board’s decision to decline their offer, at which time Party C advised Deutsche Bank that it believed it could transact at $11.25 per Share in cash.

On July 19, 2020, the Board held a telephonic meeting attended by members of senior management and representatives of Deutsche Bank and Weil at which, among other things, Deutsche Bank advised the Board of Party C’s willingness to increase its offer price to $11.25 per Share in cash and the potential timing of a transaction with Party C, and members of the Board, senior management and the Company’s advisors further discussed the potential liquidation of the Company. Following discussion, the Board agreed to move forward with exploring a potential transaction with Party C at $11.25 per Share on an expedited timeline. Additionally, the Board discussed updates to the potential termination of the AMA with the Manager, including the process and timing for the termination and how that process could interact with Party C’s offer to acquire the Company.

On July 21, 2020, Party C submitted a written offer to confirm its interest in pursuing a potential transaction at a price per Share of $11.25.

On July 24, 2020, the Company and Party C executed an exclusivity agreement providing that, among other things, the Company would negotiate exclusively with Party C at a per Share price equal to $11.25 in cash until August 10, 2020, with an automatic extension of the agreement until August 23, 2020 if Party C continued to pursue the transaction in good faith at a price per Share of $11.25.

During the time period from July 28, 2020 to August 13, 2020, the Company and the Manager continued to negotiate the terms of the potential termination of the AMA. On August 13, 2020, the Company and the Manager finalized and announced the execution of a Termination and Transition Agreement, which provided for the termination of the AMA following a transition period and governed the acquisition by the Company of the operations of the Manager related to the management of the Company’s business. During this time period, Party C continued to conduct its due diligence review of the Company.

On August 14, 2020, Pretium delivered to the Company an unsolicited proposal to acquire all of the Shares of the Company for $12.50 per Share in cash (which we refer to as the “Pretium Proposal”). In its letter, Pretium also requested a 45-day exclusivity period. In accordance with the Company’s exclusivity obligations with Party C, the Company provided Party C with notice of the Pretium Proposal and did not engage with Pretium.

On August 21, 2020, Party C delivered a letter to the Company reiterating its interest in acquiring 100% of the outstanding equity of the Company for $11.25 per Share (which we refer to as the “August 21 Letter”). The August 21 Letter also stated that Party C was unwilling to further pursue the transaction unless the Company extended exclusivity with Party C and agreed to reimburse Party C for its expenses incurred in connection with consideration of the potential transaction in the event that the Company entered into a transaction other than the proposed transaction with Party C. At the direction of the Company, Deutsche Bank contacted the financial advisor to Party C on August 22, 2020 to inform Party C that the terms outlined in the August 21 Letter were not acceptable. After further discussion, Party C indicated that they would be willing to continue to work towards executing the Party C Merger Agreement and that they may be willing to increase their price, but any such increase would result in a price less than $12.50 per Share.

On August 24, 2020, following expiration of the exclusivity period with Party C, at the direction of the Company, Deutsche Bank contacted Pretium to discuss the Pretium Proposal.

On August 25, 2020, the Company entered into an amended and restated non-disclosure agreement with Pretium, after which the Company provided Pretium with access to the VDR to facilitate their due diligence.

On August 26th, 2020, a third party (which we refer to as “Party D”) contacted Deutsche Bank to express its interest in acquiring the Company. On August 28, 2020, the Company and Party D executed an amended and restated non-disclosure agreement.

On August 27, 2020, the Company and Weil received a revised draft of the Party C Merger Agreement from Party C and its counsel and, on August 28th, Party C’s counsel contacted Weil to indicate that Party C would no longer be pursuing the proposed transaction other than on the terms set forth in the August 21st Letter.

On September 8, 2020, Pretium delivered a letter to the Company re-confirming its all-cash offer of $12.50 per Share.

On September 11, 2020, Party D delivered a proposal to acquire 100% of the Company at an all-cash price per Share of $12.50. Party D’s proposal included a request for the Company to grant Party D exclusivity for a period of not less than 30 days for Party D to complete its due diligence and to negotiate definitive documentation.

On September 14, 2020 (which we refer to as the “September 14 Meeting”), the Board held a telephonic meeting attended by members of senior management and representatives of Deutsche Bank and Weil at which, among other things, the Board was advised that Party C had determined not to pursue a potential transaction with the Company. The Board also was advised that the Company had permitted Pretium and Party D to conduct due diligence on the Company in connection with a potential acquisition of the Company by either of Pretium or Party D, each of which had offered to acquire 100% of the Company at a purchase price of $12.50 per Share.

Following the September 14 Meeting, the representatives of Deutsche Bank requested that Pretium and Party D provide additional information regarding their diligence plans, expected transaction timing, and proposed pro forma capital structure, which each party provided on September 20, 2020 and September 18, 2020, respectively.

On September 23, 2020, Deutsche Bank contacted each of Pretium and Party D to request that they each put forth their best and final offers. Pretium increased its offer from $12.50 per Share to $12.75 per Share; Party D declined to increase its per Share offer price from $12.50. Additionally, representatives of Weil contacted each party to discuss their initial markup of the merger agreement.

On September 24, 2020, the Board held a telephonic meeting attended by members of senior management and representatives of Deutsche Bank and Weil to evaluate the offers from Pretium and Party D. Representatives of Deutsche Bank presented its analysis of the respective parties offers, including a comparison of the key terms, and the Board, Deutsche Bank and Weil discussed the bid prices, financing and diligence plans, and ability of each party to sign and close a transaction. Following discussion, the Board unanimously agreed to move forward with Pretium based on, among other things, Pretium’s proposed offer price and ability to sign and close the proposed transaction. Following the meeting, representatives of Deutsche Bank communicated to Pretium that the Company would enter into exclusivity with Pretium to work towards the proposed transaction for the acquisition of 100% of the Company at a purchase price of $12.75 per Share until October 23, 2020. Representatives of Deutsche Bank communicated to Party D that the Company had decided to enter into exclusivity with another bidder.

After Deutsche Bank communicated that the Company planned to sign exclusivity with another bidder, on September 24, 2020, Party D submitted a revised non-binding indication of interest to acquire 100% of the outstanding equity of the Company for $12.80 per Share in cash, and indicated that they would be committed to finalizing the merger agreement within 30 days of entering into exclusivity.

On September 25, 2020, Party D delivered a further revised offer indicating that they would be willing to execute the proposed transaction by October 12, 2020, which was a shorter timeline than previously indicated by Party D.

On September 25, 2020, members of the Board and senior management, and representatives of Deutsche Bank and Weil discussed the revised non-binding indication of interest provided by Party D, and decided to request that each of Party D and Pretium deliver their best and final offers by September 26, 2020 at 12:00 p.m. EDT.

On September 26, 2020 Party D submitted an offer to acquire 100% of the Company for $13.42 per Share, and Pretium submitted an offer to acquire 100% of the Company for $13.50 per Share.

After receiving both offers, the Board held a telephonic meeting attended by members of senior management and representatives of Deutsche Bank and Weil (which we refer to as the “September 26 Meeting”) to discuss the offers. Following discussion among the Board, Deutsche Bank and Weil, the Board unanimously agreed to enter into exclusivity with Pretium at a price of $13.50 per Share.

After the Board adjourned the September 26 Meeting, the Company entered into an exclusivity agreement with Pretium, which provided that the Company would negotiate the proposed transaction exclusively with Pretium at a per Share price equal to $13.50 until October 16, 2020 (which we refer to as the “Pretium Exclusivity Agreement”).

During the time period from September 26, 2020 to October 16, 2020, Pretium conducted its due diligence review of the Company, held various calls with the lenders and other relevant parties under the Company’s existing credit facilities, and representatives of Pretium and the Company negotiated the terms of the merger agreement, disclosure letter, equity commitment letters, limited guarantee and voting agreement.

On October 15, 2020, Pretium and the Company entered into an extension to the Pretium Exclusivity Agreement which extended the period of exclusivity until 11:59PM EDT on October 19, 2020.

On October 16, 2020, the Board held a telephonic meeting attended by members of senior management and representatives of Deutsche Bank and Weil (which we refer to as the October 16 Meeting”) at which, among other things, the Board received an update on the potential transaction with Pretium. At the October 16 Meeting, representatives of Deutsche Bank reviewed with the Board Deutsche Bank’s financial analysis of the proposed transaction. Further, at the October 16 Meeting, representatives of Weil reviewed with the directors their duties and a summary of the key terms of a substantially final draft of the merger agreement that had been negotiated with Pretium in connection with the proposed transaction. The Board directed representatives of Weil to continue to finalize the terms of the merger agreement in accordance with the summary of terms reviewed with the Board.

The Company and Pretium continued to finalize the merger agreement between October 16, 2020 and October 18, 2020, with the main outstanding points being the parties’ financing covenants relating to the Freddie Mac Loan and the termination payment for failure to obtain the Specified Lender Consent. The parties agreed to include an additional termination fee in the merger agreement that would be payable by Pretium in the event that the Specified Lender Consent was not obtained prior to the outside date in the merger agreement solely as a result of the imposition of certain burdensome conditions.

On October 18, 2020, the Board held a telephonic meeting attended by members of senior management and representatives of Deutsche Bank and Weil (which we refer to as the “October 18 Meeting”) at which, among other things, the Board received further updates on the status of the merger agreement. Representatives of Weil summarized the material changes to the merger agreement that had been made since the October 16 Meeting. Representatives of Deutsche Bank reviewed with the Board Deutsche Bank’s updated financial analysis of the merger consideration, and rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated as of such date that, based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the merger consideration to be paid to the holders of Shares (other than as specified in such opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Deutsche Bank’s opinion, please see below under the caption “—Opinion of Front Yard’s Financial Advisor—Opinion of Deutsche Bank Securities Inc.”. Following the presentations by Weil and Deutsche Bank, the Board discussed the potential reasons for and against the proposed transaction (see below under the heading “—Recommendation of the Board of Directors and Reasons for the Merger—Reasons for the Merger”) and then unanimously declared that the Merger was fair to, and in the best interests of, the Company and its stockholders, approved the merger agreement and the Merger and the other transactions contemplated thereby, declared advisable the Merger and recommended that the Company’s stockholders approve the Merger. The Board directed representatives of Weil to continue to finalize the terms of the merger agreement in accordance with the summary of terms reviewed with the Board.

Following the October 18 Meeting, the parties finalized and executed the Original Agreement and the disclosure letter and received executed final copies of the limited guarantee, the equity commitment letters and the voting agreement.

On the morning of October 19, 2020, prior to the opening of trading of the Company’s common stock on the NYSE, the Company issued a press release announcing the execution of the Original Agreement.

On October 22, 2020, the Company filed with the SEC a Form 8-K that, among other things, summarized the Original Agreement and included the Original Agreement as an exhibit thereto.

On October 27, 2020, the Company received an unsolicited proposal from Party D to acquire 100% of the outstanding equity of the Company for $15.10 per Share in cash, reduced by the termination fee and expense reimbursement paid by the Company to Parent pursuant to the Original Agreement, which implied a purchase price of $14.57 per Share assuming the full payment of the termination fee and expense reimbursement. Party D indicated that it would not require any third party financing and would be prepared to execute definitive transaction documentation within 10 days after receiving access to the VDR.

On October 27, 2020, the Company notified Pretium of Party D’s proposal in accordance with the terms of the Original Agreement.

On October 28, 2020, the Board met to discuss the proposal by Party D and, after consultation with representatives of Weil and Deutsche Bank, concluded that Party D’s proposal either constituted a superior proposal or would reasonably be expected to lead to a superior proposal under the Original Agreement. Following this determination, the Company notified Pretium that it intended to provide Party D access to non-public information and to engage in discussions or negotiations with Party D regarding its proposal, in each case, in accordance with and subject to the terms of the Original Agreement. On October 30, 2020, the Company granted Party D access to the VDR.

On November 7, 2020, the Company provided to Party D revised drafts of the merger agreement, equity commitment letter and limited guarantee that had been provided to the Company on October 27, 2020 in connection with Party D’s proposal.

During the time period from October 30, 2020 to November 10, 2020, Party D completed its confirmatory due diligence.

On November 10, 2020, the Company received a revised proposal from Party D to acquire 100% of the outstanding equity of the Company for $15.50 per Share in cash, reduced by the termination fee and expense reimbursement paid by the Company to Parent pursuant to the Original Agreement, as well as Party D’s costs of obtaining a bridge credit facility to be used in the event Party D was unable to obtain certain consents to the transaction from certain of the Company’s lenders concurrently with signing, which implied a purchase price of $14.87 per Share assuming the full payment of the termination fee, expense reimbursement and Party D’s costs of obtaining a committed bridge credit facility.

On November 11, 2020, the Company informed Pretium of Party D’s revised offer in accordance with its obligations under the Original Agreement and the Company determined to permit Party D to engage with certain of the Company’s lenders regarding Party D obtaining consents to a transaction between the Company and Party D.

On November 13, 2020, the Company received from Party D revised drafts of the merger agreement, equity commitment letter and limited guarantee and, on November 14, 2020, the Company provided to Party D revised drafts of the same, as well as a draft of the disclosure letter.

On November 17, 2020, the Company received from Party D revised drafts of the merger agreement, equity commitment letter, limited guarantee and disclosure schedules as well as an initial draft of a promissory note with respect to a loan from Party D to the Company to pay the termination fee and expense reimbursement payable under the Original Agreement and a signature page escrow release agreement.

On November 17, 2020, the servicer for the Freddie Mac Loan provided an early indication that Freddie Mac intends to move forward with processing Pretium’s request for the Specified Lender Consent. See the section entitled “The Agreement and Plan of Merger—Conditions to the Merger,” on page 82.

On November 18, 2020, the Company provided to Party D revised drafts of the merger agreement, disclosure letter and signature page escrow release agreement.

On November 19, 2020, the Company and Party D finalized the merger agreement, disclosure letter, equity commitment letters, limited guarantee and signature page escrow release agreement. Also on November 19, 2020, Party D provided to the Company executed consents of the Company’s lenders (other than Freddie Mac) and an executed and released copy of the signature page escrow release agreement, including the exhibits thereto, pursuant to which Party D’s signature pages to the merger agreement, equity commitment letters and limited guarantee would be automatically released upon the satisfaction of certain conditions, including the valid termination of the Original Agreement.

On November 20, 2020, the Company advised Pretium and Party D that the Board would be meeting that evening to evaluate Party D’s proposal and the status of the transaction with Pretium given the Company’s plan to file the preliminary proxy statement with respect to the Pretium transaction. Later on November 20, 2020, before the Board meeting, Pretium provided a letter to the Company increasing the price per Share at which Pretium would acquire the Company under the Original Agreement from $13.50 to $16.25, increasing the termination fees from $24,000,000 to $40,245,000 and eliminating the burdensome condition limitation from the requirement to obtain the Specified Lender Consent under the Original Agreement. Pretium provided the Company with a proposed amendment to the Original Agreement, amended and restated equity commitment letters, and an amended and restated limited guarantee. Pretium also delivered executed signature pages to the foregoing to its outside counsel to be held in escrow pending the Company’s delivery of its executed signature pages, and stated that its revised proposal would expire at 9:00 p.m. Eastern Time that evening.

Prior to the Board meeting, representatives of Deutsche Bank advised Party D that the Board was not going to be in a position to declare that Party D’s proposal was superior.

Later on November 20, 2020, the Board held a telephonic meeting attended by members of senior management and representatives of Deutsche Bank and Weil at which, among other things, the Board discussed the progress made with Party D and the revised proposal from Pretium. Representatives of Deutsche Bank reviewed with the Board Deutsche Bank’s updated financial analysis of the revised Pretium proposal and rendered an oral opinion, which was subsequently confirmed by delivery of a written opinion dated as of such date that, based upon and subject to various assumptions, limitations, qualifications and conditions contained in its opinion, the Merger Consideration to be paid to the holders of Shares (other than as specified in such opinion) was fair, from a financial point of view, to such holders. For a detailed discussion of Deutsche Bank’s opinion, please see below under the caption “—Opinion of Front Yard’s Financial Advisor—Opinion of Deutsche Bank Securities Inc.” During the meeting, Party D submitted a revised written proposal that provided a price of $16.50 per Share in cash, reduced by the termination fee and expense reimbursement paid by the Company to Parent pursuant to the Original Agreement, which implied a per Share price of $15.97 assuming the full payment of the termination fee and expense reimbursement. The Board discussed the revised proposal from Party D, together with the revised Pretium proposal, including the increased termination fees. Following the presentation by Deutsche Bank and discussion of the revised proposals, the Board discussed the potential reasons for and against the proposed amendment to the Original Agreement (see below under the heading “—Recommendation of the Board of Directors and Reasons for the Merger—Reasons for the Merger”) and then unanimously approved the amended Merger Agreement upon the terms and subject to the conditions set forth in the amended Merger Agreement, determined that the Merger and the other transactions provided for in the amended Merger Agreement on the terms and conditions set forth in the amended Merger Agreement, were fair and reasonable and advisable to, and in the best interests of, the Company, and recommended that the Company’s stockholders approve the Merger.

On the morning of November 23, 2020, prior to the opening of trading of the Company’s common stock on the NYSE, the Company issued a press release announcing the execution of the Amendment. Also on November 23, 2020, the Company filed with the SEC a Form 8-K that summarized the Amendment and included the Amendment as an exhibit thereto.

On November 30, 2020, Party D contacted representatives of Deutsche Bank to confirm that Party D did not plan to submit any additional proposals.

Recommendation of the Board

At a meeting of the Board on November 20, 2020, after careful consideration, including detailed discussions with Front Yard’s management and its legal and financial advisors, the Board unanimously:

•	approved the Merger Agreement and the Merger upon the terms and subject to the conditions set forth in the Merger Agreement;

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determined that the Merger and the other transactions provided for in the Merger Agreement on the terms and conditions set forth in the Merger Agreement are fair and reasonable and advisable to, and in the best interests of, the Company;

•	directed that the Merger be submitted for consideration at a meeting of the stockholders of the Company; and

•	resolved to recommend that the stockholders of the Company vote in favor of the approval of the Merger.

Reasons for Recommending the Approval of the Merger

At a meeting held on November 20, 2020, the Board unanimously (i) approved the Merger Agreement and the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger and the other transactions provided for in the Merger Agreement on the terms and conditions set forth in the Merger Agreement are fair and reasonable and advisable to, and in the best interests of, the Company and (iii) directed that the Merger be submitted for consideration at a meeting of the stockholders of the Company. The Board unanimously recommends that the Front Yard stockholders approve the Merger.

In arriving at this determination and recommendation, the Board reviewed and discussed a significant amount of information and consulted with Front Yard’s management, legal counsel and financial advisors. The following are some of the significant factors that were considered by the Board and supported its decision to approve the Merger Agreement (not necessarily in order of relative importance):

•	Merger Consideration. The Board considered that the Merger Consideration represented:

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a 63.2% premium over the per Share closing price of Front Yard’s common stock on October 16, 2020, the last trading day prior to the execution of the Original Agreement, and a 75.0% premium over the Company’s one-month volume-weighted average Share price as of the date of the Original Agreement;

•	the best and final offer of Parent, in the view of the Board and Front Yard’s financial advisor, and the highest consideration payable to Front Yard stockholders that was reasonably obtainable;

•	a price per Share that was unlikely to be achieved on a standalone basis in the near future given the current and prospective nature of Front Yard’s industry; and

•	the significant increase in the consideration to $16.25 in cash per Share of Front Yard’s common stock compared to the $13.50 in cash per Share contained in the Original Agreement.

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Course of Negotiations. The Company issued a press release on May 21, 2019 announcing, among other things, that the Board would form a committee to explore strategic alternatives available to the Company, and the Board considered the fact that, since May 2019, representatives of Deutsche Bank communicated with more than 100 potential strategic and financial sponsor parties as part of the Board’s exploration of strategic alternatives and the fact that, following the termination of the Amherst Merger Agreement and the announcement of the AMA Termination Agreement, Deutsche Bank communicated with multiple parties regarding their continued interest in acquiring the Company. The Board also considered Party D’s proposal to acquire 100% of the Company’s common stock for an implied price of $15.97 per Share as compared to Parent’s revised offer as presented in the Amendment.

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Prospects of Front Yard. The Board considered Front Yard’s standalone business plan, financial projections and the risks associated with Front Yard’s ability to meet such projections and to execute on its strategic plan.

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Potential Strategic Alternatives. (1) The possible alternatives to the acquisition by Parent, including the possibility of continuing to operate Front Yard as an independent entity and the desirability and perceived risks of that alternative, (2) the potential benefits to Front Yard stockholders of these alternatives and the timing and likelihood of effecting such alternatives and (3) Front Yard’s assessment that none of these alternatives was reasonably likely to present superior opportunities for Front Yard to create greater value for Front Yard stockholders, taking into account risks of execution as well as business, competitive, financial, industry, market and regulatory risks.

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Cash Consideration; Certainty of Value. The Board considered the fact that the Merger Consideration is a fixed cash amount providing Front Yard stockholders with certainty of value and liquidity immediately upon the Closing of the Merger, in comparison to the risks and uncertainty that would be inherent in remaining a standalone company or pursuing a transaction in which all or a portion of the consideration would be payable in stock.

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Opinion of Front Yard’s Financial Advisor. The Board considered the financial presentation and opinion, dated November 20, 2020, of Deutsche Bank to the Board as to the fairness, from a financial point of view and as of such date, of the per Share Merger Consideration to be received by holders of Front Yard common stock (other than as specified in such opinion), which opinion was based on and subject to the assumptions, limitations, qualifications and other conditions set forth in the opinion, as more fully described in the section entitled “—Opinion of Deutsche Bank.”

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Potentially Interested Counterparties. The Board considered that, since May 2019, representatives of Deutsche Bank had communicated with more than 100 potential counterparties, and that, during the course of Front Yard’s strategic review process that preceded Front Yard’s entrance into the Amherst Merger Agreement, Front Yard had received indications of interest from 7 parties, 2 of which were bids to acquire only certain assets of the Company and 5 of which were bids to acquire the whole Company. The Board also considered the fact that, since the termination of the Amherst Merger Agreement and the announcement of the AMA Termination Agreement, Front Yard received indications of interest from 3 parties to acquire the whole Company. The Board also considered the fact that no other counterparty had submitted a final proposal that expressed a willingness to acquire the whole Company for a price payable to Front Yard stockholders in excess of the $16.25 per Share Merger Consideration offered by Parent, or that was otherwise more beneficial to Company stockholders than the deal offered by Parent, and that there would likely be few, if any, potentially interested alternative counterparties that would have interest in and ability to complete a potential transaction with Front Yard on the financial terms proposed by Parent.

•	Negotiations with Parent and the Merger Agreement. The Board considered the general terms and conditions of the Merger Agreement, including:

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that the debt and equity commitments provided in favor of Parent were for an aggregate amount sufficient to cover the aggregate Merger Consideration, and that Front Yard is named a third party beneficiary of the equity commitment letters;

•	the ability of the parties to consummate the Merger, including the fact that Parent’s and Merger Sub’s obligations to complete the Merger are not conditioned upon the receipt of financing;

•	Front Yard’s ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding unsolicited alternative acquisition proposals;

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Front Yard’s ability, under certain circumstances, to change its recommendation that stockholders vote to approve the Merger in the event that the Company receives a superior proposal or certain other intervening events occur;

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Front Yard’s entitlement to a Closing failure payment of $40,245,000 and, in addition, reimbursement for any and all reasonable and documented out-of-pocket fees and expenses up to a maximum of $8,200,000, if the Merger Agreement is terminated under certain circumstances;

•	Front Yard’s general entitlement to specific performance to prevent breaches of the Merger Agreement;

•	Front Yard’s entitlement to specific performance to cause the equity financing contemplated by the equity commitment letters to be funded, subject to certain conditions;

•	that the Merger is subject to the approval of the holders of a majority of the outstanding stock of Front Yard;

•	the fact that the Equity Investors provided the limited guarantee in favor of Front Yard in connection with the reverse termination fee and reimbursement of certain Company expenses; and

•	the Board’s view that the Merger Agreement was the product of arms’-length negotiation and contained customary terms and conditions.

•

Timing of Completion. The Board considered the anticipated timing of the consummation of the transactions contemplated by the Merger Agreement and the structure of the transaction as a Merger and concluded that the Merger could be completed in a reasonable timeframe and in an orderly manner. The Board also considered that the potential for Closing the Merger in a reasonable timeframe could reduce the period during which Front Yard’s business would be subject to the potential uncertainty of Closing and related disruption.

In the course of its deliberations, the Board also considered certain risks and other potentially negative factors concerning the transactions contemplated by the Merger Agreement, including:

•

the fact that, following the Merger, Front Yard will no longer exist as an independent public company and Front Yard’s existing stockholders will not participate in Front Yard’s or Parent’s future earnings or growth or benefit from any synergies resulting from the consummation of the transactions contemplated by the Merger Agreement;

•	the fact that the Merger Agreement precludes Front Yard from soliciting alternative proposals;

•	the fact that the Merger might not be consummated in a timely manner or at all, as a result of a failure to satisfy certain conditions, including the approval by Front Yard’s stockholders;

•

the restrictions on the conduct of Front Yard’s business prior to the consummation of the Merger, which may delay or prevent Front Yard from undertaking business opportunities that may arise or any other action that it might otherwise take with respect to the operations of Front Yard;

•	the fact that, for U.S. federal income tax purposes, the Merger Consideration will be taxable to Front Yard’s stockholders who are entitled to receive such consideration;

•

the significant costs involved in connection with entering into and completing the Merger and the substantial time and effort of management required to complete the transactions contemplated by the Merger Agreement, which may disrupt Front Yard’s business operations;

•

the risks and contingencies related to the announcement and pendency of the transactions contemplated by the Merger Agreement, including the impact on Front Yard’s employees and its relationships with existing and prospective customers, suppliers and other third parties;

•

the requirement that Front Yard pay Parent a termination fee equal to $40,245,000 and, in addition, reimbursement for any and all reasonable and documented out-of-pocket fees and expenses up to a maximum of $8,200,000, if the Merger Agreement is terminated under certain circumstances;

•	the increase to the amount of the foregoing termination fee from $24,000,000 (as contemplated by the Original Agreement) to $40,245,000 (as contemplated by the Amendment);

•

the risk that, while the Merger transaction is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the Merger transaction will be satisfied, and as a result, it is possible that the Merger transaction may not be completed even if approved by Front Yard stockholders;

•

the fact that Front Yard’s directors and executive officers may receive certain benefits that are different from, and in addition to, those of Front Yard’s stockholders (See “The Merger—Interests of Directors and Executive Officers in the Merger”);

•	the fact that the Board cannot terminate the Merger Agreement in the event that it makes a Change in Recommendation;

•

the fact that Parent signed a Voting Agreement with a stockholder of Front Yard (representing approximately 14.8% of the outstanding Shares at the time of execution of the Voting Agreement), under which such stockholder agreed to vote for the Merger, regardless of whether the Board makes a Change in Recommendation; and

•

the other risks described in and incorporated by reference in this proxy statement, see “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2019 incorporated by reference herein and “Cautionary Information Regarding Forward-Looking Statements.”

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented, including the factors described above.

Certain Financial Projections Utilized in Connection with the Merger

In the course of due diligence, the Company provided Parent with non-public financial information relating to the Company, including certain internal financial forecasts, estimates and other financial and operating data relating to the Company prepared by the management of the Company for fiscal years 2020 through 2024 (which forecasts are referred to herein as the “Company Projections”). The Company Projections were made available to the Board for use in its evaluation of the Merger and also were provided to Deutsche Bank which was directed to use and rely upon the Company Projections for purposes of its financial analysis and fairness opinion.

The Company Projections were based on numerous variables and assumptions made by Company management at the time prepared, including with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company.

The following table presents a summary of the Company Projections:

($ in millions)	2020E	2021E	2022E	2023E	2024E
Rental NOI(1)	$132	$146	$159	$166	$174
Core FFO(2)	$40	$57	$69	$76	$82
AFFO(3)	$18	$37	$50	$57	$64

(1)

Rental NOI is a non-GAAP financial performance measure that the Company defines as rental revenues less residential property operating expenses. It reflects operating performance without allocation of corporate level overhead or general administrative and other costs. Rental NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Because other companies may not compute this non-GAAP measure in the same manner, it may not be comparable among companies.
(2)

Core FFO is a non-GAAP financial performance measure that the Company defines as Funds From Operations (which we refer to as “FFO”) adjusted for the following items: share-based compensation, transaction-related expenses, acquisition and integration costs, non-cash interest expense related to deferred debt issuance costs, amortization of loan discounts and mark-to-market adjustments on interest rate derivatives and other non-operational and non-ordinary items, as applicable. FFO is defined by the National Association of Real Estate Investment Trusts (which we refer to as “NAREIT”) as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. Core FFO is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Because other companies may not compute this non-GAAP measure in the same manner, it may not be comparable among companies.

(3)

AFFO is a non-GAAP financial performance measure that the Company defines as Core FFO less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality of the Company’s homes, and less leasing commissions paid. AFFO is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Because other companies may not compute this non-GAAP measure in the same manner, it may not be comparable among companies.

The inclusion of information about the Company Projections in this proxy statement should not be regarded as an indication that any of the Company, Parent or any other recipient of this information considered, or now considers, it necessarily predictive of actual future results or material information given the inherent risks and uncertainties associated with such forecasts.

The Company Projections are subjective in many respects and, thus, subject to interpretation. Although presented with numeric specificity, the Company Projections reflect numerous estimates and assumptions with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to the Company’s businesses, including the factors listed under “Risk Factors”, all of which are difficult to predict and many of which are beyond the Company’s control. The Company cannot provide any assurance that the assumptions underlying the Company Projections will be realized.

Many of the assumptions reflected in the Company Projections are subject to change and the Company Projections do not reflect revised prospects for the Company’s business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such financial information was prepared. The Company has not updated and does not intend to update or otherwise revise the Company Projections. There can be no assurance that the results reflected in the Company Projections will be realized or that actual results will not materially vary from the Company Projections. In addition, the Company Projections cover multiple years and such information by its nature becomes less predictive with each successive year. Therefore, the Company Projections included in this proxy statement should not be relied on as necessarily predictive of actual future events nor construed as financial guidance.

Front Yard stockholders are urged to review the Company’s most recent SEC filings for a description of risk factors with respect to the Company’s business. You should read “Cautionary Statement Regarding Forward-Looking Statements” for additional information regarding the risks inherent in forward-looking information such as the Company Projections and “Where You Can Find More Information”.

The Company Projections were not prepared with a view toward complying with U.S. General Accepted Accounting Principles (which we refer to as “GAAP”) (including because certain metrics are non-GAAP measures, and the forecasts contained therein do not include footnote disclosures as may be required by GAAP), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Company Projections, nor have they expressed any opinion or any other form of assurance on the Company Projections or the achievability of the results reflected in the Company Projections, and they assume no responsibility for, and disclaim any association with, the Company Projections. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures such as those used in the Company Projections may not be comparable to similarly titled amounts used by other companies or persons.

The non-GAAP financial measures set forth above should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with U.S. GAAP. The Company is not providing a quantitative reconciliation of these forward-looking non-GAAP financial measures. In accordance with Item 10(e)(1)(i)(B) of Regulation S-K of the Securities Act of 1933, a quantitative reconciliation of a forward-looking non-GAAP financial measure is only required to the extent it is available without unreasonable efforts. The Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, or to quantify the probable significance of these items at this time. The adjustments required for any such reconciliation of the Company’s forward-looking non-GAAP financial measures cannot be accurately forecast by the Company, and therefore the reconciliation has been omitted. For the reasons described above, readers of this proxy statement are cautioned not to place undue, if any, reliance on the Company Projections. The Company has not made any representation to Parent in the Merger Agreement concerning any of the Company Projections.

The information about the Company Projections set forth above does not give effect to the Merger and also does not take into account the effect of any failure of the Merger to be consummated.

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE COMPANY PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FORECASTS ARE NOT REALIZED.

Opinion of Deutsche Bank Securities Inc.

Pursuant to an engagement letter dated as of June 28, 2019, as amended, Deutsche Bank acted as financial advisor to the Board in connection with the Merger. At the November 20, 2020 meeting of the Board, Deutsche Bank delivered its opinion, subsequently confirmed in writing, to the effect that, as of the date of such opinion, based upon and subject to the assumptions, limitations, qualifications and other conditions set forth in the opinion, the Merger Consideration was fair, from a financial point of view, to the stockholders of Front Yard.

The full text of Deutsche Bank’s written opinion, dated as of November 20, 2020, which sets forth, among other things, the assumptions made, matters considered and limitations, qualifications and conditions of the review undertaken by Deutsche Bank in connection with its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference in its entirety. Deutsche Bank’s opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Board in connection with and for the purpose of its evaluation of the Merger. Deutsche Bank’s opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the stockholders of Front Yard as of the date of the opinion. Deutsche Bank’s opinion does not address any other terms of the Merger or the Merger Agreement, nor does it address the terms of any other agreement entered into or to be entered into in connection with the Merger. Deutsche Bank was not asked to, and Deutsche Bank’s opinion did not, address the fairness of the Merger, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of Front Yard, nor did it address the fairness of the contemplated benefits of the Merger. Deutsche Bank expressed no opinion as to the merits of the underlying decision by Front Yard to engage in the Merger or the relative merits of the Merger as compared to any alternative transactions or business strategies. Deutsche Bank did not express any opinion, and Deutsche Bank’s opinion did not constitute a recommendation, as to how any Front Yard stockholders should vote or act with respect to the Merger or any other matter. Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Front Yard’s officers, directors or employees, or any class of such persons, in connection with the Merger, whether relative to the Merger Consideration to be received by the stockholders of Front Yard or otherwise. Deutsche Bank’s opinion does not in any manner address the prices at which the common stock of Front Yard will trade at any time. The summary of Deutsche Bank’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Deutsche Bank’s opinion set forth as Annex C. Front Yard stockholders are urged to read Deutsche Bank’s opinion in its entirety.

In connection with Deutsche Bank’s role as financial advisor to the Board, and in arriving at its opinion, Deutsche Bank has, among other things, reviewed certain publicly available financial and other information concerning Front Yard and the Equity Investors and certain internal analyses, financial forecasts and other information relating to Front Yard prepared and furnished to Deutsche Bank by the management of Front Yard and approved for Deutsche Bank’s use by Front Yard. Deutsche Bank also held discussions with certain senior officers of Front Yard regarding the businesses and prospects of Front Yard. In addition, Deutsche Bank has:

•	reviewed the reported prices and trading activity for the Front Yard common stock;

•

compared certain financial and stock market information for Front Yard with, to the extent publicly available, similar information for certain other companies Deutsche Bank considered relevant whose securities are publicly traded;

•	reviewed, to the extent publicly available, the financial terms of certain recent business combinations which Deutsche Bank deemed relevant;

•	reviewed the Merger Agreement; and

•	performed such other studies and analyses and considered such other factors as Deutsche Bank deemed appropriate.

In preparing its opinion, Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Front Yard, or the Equity Investors, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, with the knowledge and permission of the Board, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets and did not prepare, obtain or review any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance sheet assets or liabilities) of Front Yard, the Equity Investors or any of their respective subsidiaries, nor did Deutsche Bank evaluate the solvency or fair value of Front Yard, the Equity Investors or any of their respective subsidiaries (or the impact of the Merger thereon) under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank, with the knowledge and permission of the Board, assumed that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Front Yard as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank’s opinion was necessarily based upon the economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of such opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Deutsche Bank’s opinion of which it becomes aware after the date of the opinion.

For purposes of rendering its opinion, Deutsche Bank, with the knowledge and permission of the Board, has assumed that, in all respects material to its analysis:

•

the Merger will be consummated in accordance with the terms of the Merger Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to Deutsche Bank’s analysis; and

•

all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to Deutsche Bank’s analysis.

Deutsche Bank is not a legal, regulatory, tax or accounting expert and has relied on the assessments made by Front Yard and its other advisors with respect to these issues.

Deutsche Bank’s Financial Analyses

The following is a summary of the material financial analyses contained in the presentation that was made by Deutsche Bank to the Board on November 20, 2020 and that were used by Deutsche Bank in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Deutsche Bank, nor does the order of the analyses described below represent the relative importance or weight given to those analyses by Deutsche Bank or the Board. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank’s financial analyses. Certain financial, comparative and other analyses summarized below include information presented in tabular format. The tables must be read together with the text of each summary and are alone not a complete description of Deutsche Bank’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 19, 2020, and is not necessarily indicative of current market conditions. In performing its analyses, Deutsche Bank made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Front Yard. None of Front Yard, the Equity Investors, Parent, Merger Sub, Deutsche Bank or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or to reflect the prices at which the businesses could actually be sold.

Analysis of Selected Publicly Traded Companies

Deutsche Bank compared certain financial information and commonly used valuation measurements for Front Yard to corresponding information and measurements of certain publicly traded companies that Deutsche Bank considered relevant for Front Yard. In determining the universe of comparable companies for Front Yard, Deutsche Bank considered a variety of factors, based on publicly available information, including, but not limited to, similarity in company portfolio, size and geographic exposure. However, because of the inherent differences between the businesses, operations and prospects of Front Yard and those of the selected comparable companies, Deutsche Bank believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected publicly traded company analysis. Accordingly, Deutsche Bank also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Front Yard and the selected comparable companies that could affect the values of Front Yard in order to provide a context in which to consider the results of the quantitative analysis for Front Yard. Deutsche Bank selected comparable companies in the categories of single-family rentals, small-cap apartments and large-cap apartments.

To calculate the trading multiples for the selected companies, Deutsche Bank used publicly available information concerning historical and projected financial performance, including published historical financial information and forecasted estimates based on widely used industry data and research providers and public filings made by the selected companies. Using such financial information, Deutsche Bank reviewed for each of these companies, among other things: (i) the ratio of price to core funds from operations (which we refer to as “Core FFO”) per share estimates for the fiscal year 2021 and (ii) the ratio of price to adjusted funds from operations (which we refer to as “AFFO”) per share estimates for fiscal year 2021. The companies reviewed and analysis indicated the following, with multiples based on FactSet median 2021E estimates:

Company	Price / Core FFO (2021E)	Price /AFFO (2021E)
Single family rentals
American Homes 4 Rent	23.0x	25.9x
Invitation Homes Inc.	20.9x	25.0x
Small-cap apartments
Bluerock Residential Growth REIT, Inc.	12.6x	14.4x
Independence Realty Trust, Inc.	16.0x	17.7x
Investors Real Estate Trust	20.2x	25.2x
NexPoint Residential Trust, Inc.	19.3x	N/M
Preferred Apartment Communities, Inc.	9.6x	13.4x
Large-cap apartments
Apartment Investment and Management Company	13.2x	15.2x
AvalonBay Communities, Inc.	19.7x	21.2x
Camden Property Trust	19.4x	22.8x
Equity Residential	18.9x	21.7x
Essex Property Trust, Inc.	19.7x	21.7x
Mid-America Apartment Communities, Inc.	19.4x	21.7x
UDR, Inc.	19.4x	21.3x

According to Front Yard, Core FFO begins with funds from operations and is adjusted for share-based compensation, transaction-related expenses, acquisition and integration costs and non-cash interest expense related to deferred debt issuance costs, amortization of loan discounts and mark-to-market adjustments on interest rate derivatives and other non-operational and non-ordinary items, as applicable. AFFO begins with Core FFO and is adjusted for recurring capital expenditures that are necessary to help preserve the value of and maintain functionality of the Company’s homes, and leasing commissions paid. AFFO is generally accepted by the REIT industry to be a more accurate measure of residual cash flow. Deutsche Bank notes that while AFFO is a recognizable measure of operating performance and residual cash flow for REITs created by the REIT industry, measures of AFFO may not be directly in accordance with GAAP and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity, and AFFO is not necessarily indicative of cash available to fund cash needs.

Core FFO Multiple Analyses

Based upon the results of the selected publicly traded company analysis, Deutsche Bank developed a range of multiples to apply to Front Yard’s projected 2021 Core FFO per share values based on information provided by Front Yard management and FactSet Median consensus estimates and calculated an implied per share stock price using a range of multiples for the price to Core FFO per share ratio of 16x through 22x for Front Yard. The results of the analyses are summarized as follows:

Selected Company Comparables Valuation Multiples
Company Comparable	Mean	Median
Single family rentals	22.0x	22.0x
Small-cap apartments	15.5x	16.0x
Large-cap apartments	18.5x	19.4x

Source of Front Yard Core FFO per share (2021E)	Core FFO per Share (2021E)	Implied Price per Share
Front Yard Management Projections	$0.94	$15.06 -$20.70
FactSet Median Consensus Estimates	$0.70	$11.24 -$15.46

AFFO Multiple Analyses

Based upon the results of the selected publicly traded company analysis, Deutsche Bank developed a range of multiples to apply to Front Yard’s projected 2021 AFFO per share values based on information provided by Front Yard management and FactSet Median consensus estimates and calculated an implied per share stock price using a range of multiples for the price to AFFO per share ratio of 17x through 25x for Front Yard. The results of the analyses are summarized as follows:

Selected Company Comparables Valuation Multiples
Company Comparable	Mean	Median
Single family rentals	25.4x	25.4x
Small-cap apartments	17.7x	16.0x
Large-cap apartments	20.8x	21.7x

Source of Front Yard AFFO per share (2021E)	AFFO per Share (2021E)	Implied Price per Share
Front Yard Management Projections	$0.61	$10.38 -$15.27
FactSet Median Consensus Estimates	$0.63	$10.71 -$15.75

Discounted Cash Flow Analysis

Deutsche Bank performed a discounted cash flow analysis of Front Yard on a standalone basis using financial forecasts, data and other information provided by Front Yard management to calculate a range of implied equity values per share of Front Yard Shares discounted to September 30, 2020.

In performing the discounted cash flow analysis, Deutsche Bank applied a range of discount rates to the sum of (i) free cash flows estimated to be generated by Front Yard for the fourth quarter of 2020 and the years 2021 to 2024, as calculated based on financial forecasts and data provided by Front Yard management and (ii) a range of terminal values (which we refer to as “Terminal Values”) of Front Yard. Front Yard’s Terminal Values were calculated using perpetuity growth rates ranging from 2.75% to 3.25%, representing an approximation of possible rates of gross domestic product growth. Front Yard’s future cash flows and Terminal Values were discounted to present values as of September 30, 2020 at discount rates ranging from 7.75% to 8.25%. These discount rates were based on an analysis of Front Yard’s weighted average cost of capital (which we refer to as the “WACC”), which was derived using (i) the risk free rate, the market equity risk premium, Front Yard’s normalized unlevered beta and levered beta based on peer analysis, and size premium to calculate Front Yard’s cost of equity, (ii) Front Yard’s after-tax cost of debt and (iii) Front Yard’s normalized capital structure (a Deutsche Bank estimate of the capital structure Front Yard would require to support the business plan upon which the WACC is applied) of a 50% ratio of net debt to total capitalization. For purposes of this analysis, Deutsche Bank calculated free cash flow to be $23 million, $15 million, $93 million, $111 million and $119 million for the fourth quarter of calendar year 2020, and calendar years 2021, 2022, 2023 and 2024, respectively, as (a) adjusted earnings before interest, taxes, depreciation and amortization (which we refer to as “Adjusted EBITDA”), less (b) capital expenditures, less (c) capitalized leasing commission, in each case as provided to Deutsche Bank by Front Yard management.

The analysis resulted in a range of implied present values per share of Front Yard Shares of $6.55 to $13.46 per share.

Analysis of Selected Precedent Transactions

Deutsche Bank reviewed the financial terms, to the extent publicly available, of eleven selected residential REIT transactions since June 2013 that Deutsche Bank deemed, in its professional judgment and experience, as comparable to Front Yard in certain business and financial respects. In its analysis, Deutsche Bank derived and compared, among other things, the mean and median values of multiples for the ratio of price to Core FFO per share and AFFO per share. To calculate the comparative data for the selected transactions, Deutsche Bank used publicly available information from public filings, FactSet Median Consensus, S&P Global Market Intelligence and equity research. The transactions reviewed and analysis indicated the following:

Month and Year Announced	Target/Acquiror	Price /Core FFO (NTM)	Price / AFFO (NTM)
June 2013	Colonial Properties Trust/Mid-America Apartment	18x	22x
Dec. 2013	BRE Properties/Essex Property Trust	21x	25x
June 2015	Home Properties/Lone Star Funds	16x	18x
Oct. 2015	Campus Crest Comm./Harrison Street	12x	14x
Dec. 2015	American Residential Properties/American Homes 4 Rent	19x	23x
Aug. 2016	Post Properties/Mid-America Apartment	22x	25x
Feb. 2017	Silver Bay Realty Trust/Tricon Capital Group	24x	N/A
July 2017	Monogram Residential Trust/Greystar, APG and Ivanhoe Cambridge	30x	N/A
Oct. 2017	Starwood Waypoint Homes/Invitation Homes	17x	21x
June 2018	Education Realty Trust/ Greystar /Blackstone	22x	23x
Aug. 2019	Reven Housing REIT/KBS Strategic Opportunity REIT	N/A	N/A

Selected Transactions Valuation Multiples
Ratio	Mean	Median
Price / Core FFO (NTM)	20x	20x
Price / AFFO (NTM)	21x	22x

Core FFO Transaction Analyses

Based upon the results of the selected precedent transactions analysis, Deutsche Bank developed a range of multiples to apply to Front Yard’s projected 2021 Core FFO per share values based on information provided by Front Yard management and FactSet Median consensus estimates and calculated an implied per share stock price using a range of multiples for the price to Core FFO per share ratio of 18x through 22x for Front Yard. The results of the analyses are summarized as follows:

Source of Front Yard Core FFO per share (2021E)	Core FFO per Share (2021E)	Implied Price per Share
Front Yard Management Projections	$0.94	$16.94 -$20.70
FactSet Median Consensus Estimates	$0.70	$12.65 -$15.46

AFFO Transaction Analyses

Based upon the results of the selected precedent transactions analysis, Deutsche Bank developed a range of multiples to apply to Front Yard’s projected 2021 AFFO per share values based on information provided by Front Yard management and FactSet Median consensus estimates and calculated an implied per share stock price using a range of multiples for the price to AFFO ratio of 21x through 25x for Front Yard. The results of the analyses are summarized as follows:

Source of Front Yard AFFO (2021E)	AFFO per Share (2021E)	Implied Price per Share
Front Yard Management Projections	$0.61	$12.82 -$15.27
FactSet Median Consensus Estimates	$0.63	$13.23 -$15.75

Because the reasons for, and circumstances surrounding, including without limitation differing markets and other conditions, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of Front Yard and the companies involved in the selected transactions, Deutsche Bank believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences between the characteristics of these selected transactions and the Merger that could affect the value of the subject companies and businesses and Front Yard.

Additional Valuation Analysis

Deutsche Bank observed certain additional information that, based on Deutsche Bank’s professional judgment and experience, Deutsche Bank did not consider to be part of its financial analysis with respect to its opinion but was noted for informational purposes, including the following:

Transaction Premia Analysis

Deutsche Bank reviewed publicly available information relating to 45 transactions for the period of 2014 to 2020 that involved publicly traded equity REITs. These transactions are referred to below as the “selected premium transactions.”

Although none of the selected premium transactions is directly comparable to the transaction, the size of the target and pro forma ownership of the target’s equity holders in the selected premium transactions are such that, for purposes of analysis, Deutsche Bank believes in its professional judgment and experience that the selected premium transactions may be considered similar to the transaction.

With respect to each of the selected premium transactions, Deutsche Bank calculated the premium of the per-share consideration paid in such transaction, based on the applicable closing price of the acquirer’s common stock one day prior to the announcement of the transaction, to the closing price of the target’s common stock on the trading day prior to the announcement of the transaction (or, where applicable, prior to the date on which a leak or other disclosure of the potential transaction affected the price of the target’s equity). The analysis was as follows:

Summary of 45 Publicly-Traded Equity REIT Transactions Between 2014 and 2020
Key Statistics	Premium to unaffected share price
25th Percentile	10%
Median	16%
75th Percentile	22%

The 10% to 20% premia calculated on the basis of the closing price of the Front Yard Shares as of October 16, 2020, the trading day prior to the public announcement of Front Yard’s decision to initiate a formal process to explore strategic alternatives resulted in a range of implied present values per share of Front Yard Shares of $10.96 to $11.95 per share.

Deutsche Bank noted that the transaction premia analysis was presented merely for reference purposes only, and was not relied upon for valuation purposes.

Present Value Analysis

Deutsche Bank calculated the present value of the future stock price for Front Yard for the period of 2021 to 2023. Deutsche Bank applied Core FFO multiples of 10x to 16x to Core FFO per share for each year based on a review of the long-term trading performance of the trading comparables noted above in “—Analysis of Publicly Traded Companies” and taking into account the latest “unaffected” implied multiple of Front Yard’s stock price to management’s projected Core FFO for 2021 prior to the initial announced transaction with Pretium on

October 19, 2020. Deutsche Bank then discounted these implied future share prices together with the net present value of excess cash at Front Yard at each point in time using a discount rate of 12.5%, indicating Front Yard’s cost of equity. “Excess cash” for this purpose is defined as cash and cash equivalents less an operational cash buffer of $25 million (as per guidance from Front Yard management) less cash earmarked to fund future home acquisitions. The analysis resulted in a range of implied present values per share of Front Yard Shares of $9.17 to $16.09 per share.

Deutsche Bank noted that the present value analysis was presented merely for reference purposes only, and was not relied upon for valuation.

Trading Range Analysis

Deutsche Bank performed a trading range analysis with respect to the historical share prices of Front Yard Shares. Deutsche Bank noted that the low and high prices per share of Front Yard Shares during the 52-week period ending on November 19, 2020 were $6.01 and $13.69. As of November 19, 2020, the closing price per share of Front Yard Shares was $13.39, compared to the Merger Consideration of $16.25 per share.

Deutsche Bank noted that the trading range analysis was presented merely for reference purposes only, and was not relied upon for valuation purposes.

Analyst Price Targets

Deutsche Bank reviewed the stock price targets for Front Yard Shares in five recently published, publicly available research analysts’ reports, which indicated low and high stock price targets ranging from $9.75 to $13.50 per share.

Deutsche Bank noted that the analyst price targets were presented merely for reference purposes only, and were not relied upon for valuation purposes.

Miscellaneous

The foregoing summary is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to a summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the Board as to the fairness, from a financial point of view, to the holders of common stock of Front Yard, of the Merger Consideration. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Front Yard or its advisors, neither Front Yard nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

The terms of the Merger were determined through negotiations between Front Yard and Parent and were approved by the Board. Although Deutsche Bank provided advice to the Board during the course of these negotiations, the decision to enter into the Merger was solely that of the Board. As described above, the opinion and presentation of Deutsche Bank to the Board were only one of a number of factors taken into consideration by the Board in making its determination to approve the Merger. Deutsche Bank’s opinion was provided to the Board to assist it in connection with its consideration of the Merger and does not constitute a recommendation to any Front Yard stockholder as to how to vote on any matter.

Additional Information

The Board selected Deutsche Bank as its financial advisor in connection with the Merger based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. Front Yard has retained Deutsche Bank pursuant to an engagement letter dated as of June 28, 2019, as amended. As compensation for Deutsche Bank’s services in connection with the Merger, Front Yard has agreed to pay to Deutsche Bank the following fees:

(a)    an opinion fee of $750,000, which became payable upon Deutsche Bank’s delivery of its written opinion, dated as of October 19, 2020, to Front Yard;

(b)    a supplemental opinion fee of $500,000, which became payable upon Deutsche Bank’s delivery of its written opinion, dated as of November 20, 2020, to Front Yard;

(c)    a sale transaction fee contingent on the consummation of the Merger of (i) a fixed fee, payable at the time of Closing, equal to $10,000,000 and (ii) an additional fee of $2,000,000, payable at the sole discretion of the Board based on its assessment of Deutsche Bank’s performance of its services pursuant to the engagement letter; provided that the sale transaction fee shall be reduced by (w) a strategic review fee of $500,000 which became payable and was paid in June 2020; (x) the opinion fee of $1,000,000 in connection with Front Yard’s previous potential transaction with Amherst Residential, LLC (the “Amherst Transaction”) which became payable and was paid upon Deutsche Bank’s delivery of its written opinion to Front Yard; (y) any supplemental opinion fee of $500,000, payable upon Deutsche Bank’s delivery of such additional opinion in connection with the Merger; and (z) any termination amount paid to Deutsche Bank in connection with the termination of the Amherst Transaction; and provided further, that notwithstanding anything to the contrary contained herein, the sale transaction fee shall not be reduced by the amount of the $750,000 opinion fee payable in connection with the written opinion, dated as of October 19, 2020; and

(d)    if the transaction is not consummated and Front Yard or its affiliates are entitled to any payment (including, without limitation, a break-up fee, lock-up option, topping fee or other termination fee or any judgment or settlement in connection with a litigation or other proceeding related to the failure of the Merger) (which we refer to collectively as a “Termination Fee”), a fee equal to 15% of the amount by which (x) the amount of such Termination Fee exceeds (y) the aggregate amount of actual and paid out-of-pocket costs and expenses incurred by Front Yard in connection with Merger, at such time as such Termination Fee is received by Front Yard.

Regardless of whether the Merger is consummated, Front Yard has agreed to reimburse Deutsche Bank for reasonable fees, expenses and disbursements of Deutsche Bank’s counsel and all of Deutsche Bank’s reasonable and documented travel and other out-of-pocket expenses incurred in connection with the Merger or otherwise arising out of the engagement of Deutsche Bank under the engagement letter provided that any such fees in excess of $300,000 will only be reimbursed if incurred with the prior written consent of Front Yard. Front Yard has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities arising out of its engagement or the Merger.

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG, which, together with its affiliates, are referred to in this proxy statement as the DB Group. One or more members of the DB Group have, from time to time, provided, and are currently providing, commercial banking (including extension of credit) and other financial services to the Equity Investors, and their affiliates for which they have received, and in the future may receive, compensation. In addition, the DB Group may also provide investment and commercial banking services to the Equity Investors, Front Yard or their respective affiliates in the future, for which Deutsche Bank would expect the DB Group to receive compensation. In the past two years, Deutsche Bank has provided investment banking services to Front Yard and has provided investment banking services to the Equity Investors or their respective affiliates. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of the Equity Investors, Front Yard and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Interests of Directors and Executive Officers in the Merger

Members of our Board and our executive officers have various interests in the Merger described in this section that may be in addition to, or different from, the interests of Front Yard stockholders generally. You should keep this in mind when considering the recommendation of the Board for the approval of the Merger. The members of the Board were aware of these interests and considered them at the time they approved the Merger Agreement and in making their recommendation that Front Yard stockholders approve the Merger. These interests are described below.

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section (including the subsection below entitled “Golden Parachute Compensation”), the following assumptions were used:

•	The relevant price per Share is $16.25, which is the price per Share to be paid in connection with the Merger;

•

The assumed effective date of the Merger is November 20, 2020, the latest practicable date prior to the filing of the final proxy statement, which is also the assumed date of the Closing of the Merger solely for purposes of the disclosure in this section, unless noted otherwise; and

•

The employment of each executive officer of Front Yard will have been terminated without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the assumed effective date of the Merger on November 20, 2020.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the date referenced, therefore, the actual amounts, if any, that may be paid or become payable may materially differ from the amounts set forth below.

Treatment of Outstanding Equity Awards

The Merger Agreement provides that, as of immediately prior to the Effective Time:

•

Each outstanding Company Option, whether vested or unvested, (i) if the exercise price of such Company Option is equal to or greater than the Merger Consideration, such Company Option will terminate and be cancelled as of immediately prior to the Effective Time, without any consideration being payable for such Company Option, and have no further force or effect and (ii) if the exercise price of such Company Option is less than the Merger Consideration, such Company Option will be terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment in the amount equal to (i) the number of Shares underlying the Company Option immediately prior to the Effective Time (irrespective of whether the performance goals have been met), multiplied by (ii) the Merger Consideration minus the applicable exercise price, to be paid as soon as practicable following the Effective Time (but in any event not later than ten (10) business days after the Effective Time);

•

Each outstanding Company Director-Granted RSU that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, will be terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Director-Granted RSU, multiplied by (B) the Merger Consideration, plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Director-Granted RSU. Following the Effective Time, no Company Director-Granted RSU that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any Company Director-Granted RSU will cease to have any rights with respect thereto, except the right to receive the consideration payable under the Merger Agreement to each former holder of a Company Director-Granted RSU that was outstanding immediately prior to the Effective Time, to be paid as soon as practicable following the Effective Time (but in any event not later than ten (10) business days after the Effective Time) or such later time as required to comply with Section 409A of the Code;

•

Each Company Service-Based RSU that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, will be terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Service-Based RSU, multiplied by (B) the Merger Consideration, plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Service-Based RSU. Following the Effective Time, no Company Service-Based RSU that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any Company Service-Based RSU will cease to have any rights with respect to such Company Service-Based RSU, except the right to receive the consideration payable under Merger Agreement to each former holder of a Company Service-Based RSU that was outstanding immediately prior to the Effective Time, to be paid as soon as practicable following the Effective Time (but in any event not later than ten (10) business days after the Effective Time) or such later time as required to comply with Section 409A of the Code; and

•

Each outstanding Company Market-Based RSU that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, will be terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Market-Based RSU (irrespective of whether the performance goals have been met), multiplied by (B) the Merger Consideration, plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Market-Based RSU. Following the Effective Time, no Company Market-Based RSU that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any Company Market-Based RSU will cease to have any rights with respect to such Company Market-Based RSU, except the right to receive the consideration payable under the Merger Agreement to each former holder of a Company Market-Based RSU that was outstanding immediately prior to the Effective Time, to be paid as soon as practicable following the Effective Time (but in any event not later than ten (10) business days after the Effective Time) or such later time as required to comply with Section 409A of the Code.

See the section below entitled “Golden Parachute Compensation” for an estimate of the amounts that would become payable to each of Front Yard’s executive officers in respect of their equity awards upon the consummation of the Merger. Based on the assumptions described above, the estimated aggregate amounts that would become payable to non-executive directors in respect of their equity awards is as follows: vested Company Director-Granted RSUs — $1,486,469; and unvested Company Director-Granted RSUs — $1,041,154.

Change in Control Severance Agreements for Executive Officers

The Company entered into amended and restated change in control severance agreements (each such agreement we refer to as a “CIC Agreement” and, collectively, the “CIC Agreements”) with Messrs. Ellison, Gray, Lowe, Dittrich and Lubin on October 19, 2020, in each case, as amended from time to time. Under the CIC Agreements, each executive is entitled to certain severance payments and benefits if: (i) the Company undergoes a “change in control” (as defined in the CIC Agreements); and (ii) during the period (a) commencing upon the date of the public announcement that the Company entered into a definitive agreement, the consummation of which would result in a change in control, and (b) ending upon the two year anniversary of the consummation date of the change in control, the executive’s employment is terminated by the Company, the Manager or their affiliates (which we refer to as the “Employer”) without “cause” or by the executive for “good reason” (in each case, as defined in the CIC Agreements, and which we refer to as a “qualifying termination”). If these events occur, each executive is entitled to the following severance payments and benefits: (i) an amount equal to 1.5 times the executive’s base salary (or 2.0 times the executive’s base salary in the case of Mr. Ellison); (ii) an amount equal to 1.5 times the executive’s annual bonus amount (including cash bonuses and preferred stock dividends paid to the executive) for the year immediately preceding the year in which the change of control occurs (2.0 times the executive’s annual bonus amount (including cash bonuses and preferred stock dividends paid to the executive) for the year immediately preceding the year in which the change of control occurs in the case of Mr. Ellison); (iii) an amount equal to the executive’s annual bonus amount (including cash bonuses and preferred stock dividends paid to the executive) for the year immediately preceding the year in which the change of control occurs, prorated based on the number of days of service in the year of termination; (iv) an amount equal to 18.0 times the monthly premium (if any) paid by the executive’s Employer for medical, dental and vision insurance coverage for the executive and his eligible dependents immediately prior to the termination; (v) immediate vesting of all equity and equity-based awards granted to the executive under the Company’s equity plans; and (vi) earned but unpaid base salary and business expense reimbursement. For purposes of determining these severance payments under the CIC Agreements for qualifying terminations that occur prior to January 1, 2022, the minimum amount of each executive’s applicable base salary and annual bonus amount are set forth in such executive’s CIC Agreement. Such base salary amounts were calculated based on each executive’s 2020 annual base salary, and such annual bonus amounts were calculated based on each executive’s 2019 annual cash bonus that had been approved by the Manager and the amount of any preferred dividends that were paid to the executive with respect to 2019. The payments and benefits in clauses (i) through (v) are subject to the executive’s execution and non-revocation of a general release of claims and covenant not to sue, and may be subject to offset or reduction in certain circumstances. Except as otherwise required by law, such payments will be made in a cash lump sum on the 60th day following the termination date (or if the qualifying termination occurs prior to the change in control, such payments will be made in a cash lump sum on the 60th day following the change in control). Any payments under an executive’s CIC Agreement or any another agreement or arrangement applicable to the executive that would constitute “parachute payments” under Section 280G of the Code will either be reduced to the extent necessary to avoid penalty taxes, or will be paid in full, whichever would result in net greater payments to the executive on an after-tax basis.

See the section below entitled “Golden Parachute Compensation” for an estimate of the payments and benefits to which each of Front Yard’s executive officers would be entitled under his CIC Agreement upon a termination of the executive’s employment by the Employer without “cause” or the executive’s resignation from the Employer for “good reason”, in each case during the period beginning on the date the Company publicly announced that it had entered into the Merger Agreement and ending on the two year anniversary of the consummation date of the Merger (we refer to this period as the “Protection Period”).

2019 Bonus Make-Whole Pool

The Company may in its sole discretion pay directly or through reimbursement of the Manager amounts in respect of 2019 bonuses that are currently unpaid by the Manager, in an aggregate amount not to exceed $2,290,000, some or all of which may be paid to the Company’s executive officers.

Additional Director Fee

The Company expects to pay Rochelle Dobbs, who serves as chair of the Board, an amount not to exceed $50,000 in recognition of her service to the Company.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the tables below present the estimated amounts of compensation that each named executive officer could receive that are based on or otherwise related to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to Front Yard’s named executive officers. This merger-related compensation is subject to a non-binding advisory vote of Front Yard’s stockholders. See the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” on page 27.

The amounts indicated below are estimates of amounts that would be payable to the named executive officers, and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described above in this section entitled “Interests of Directors and Executive Officers in the Merger”. Some of the assumptions are based on information not currently available, and as a result, the actual amounts to be received by a named executive officer may differ in material respects from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number.

Name	Cash (1)	Equity (2)	Perquisites / Benefits (3)	Total
George G. Ellison - Chief Executive Officer	$3,686,068	$9,567,207	$44,176	$13,297,451
Robin N. Lowe - Chief Financial Officer	$1,548,160	$2,332,772	$44,423	$3,925,355
Stephen H. Gray - Chief Administrative Officer and Senior Counsel	$1,687,734	$2,332,772	$64,682	$4,085,188
Michael G. Lubin - General Counsel and Corporate Secretary	$1,360,660	$2,332,772	$96,662	$3,790,094
Rene Dittrich - Chief Accounting Officer	$988,999	$603,332	$41,255	$1,633,586

(1)

The amounts listed reflect “double-trigger” payments payable to each of the named executive officers on a qualifying termination occurring during the Protection Period under each named executive officer’s CIC Agreement. These estimated double-trigger cash severance payments consist of (1) an amount equal to 1.5 times the executive’s base salary (or 2.0 times the executive’s base salary in the case of Mr. Ellison); (2) an amount equal to 1.5 times the executive’s annual bonus amount (including cash bonuses and preferred stock dividends paid to the executive) for the year immediately preceding the year in which the change of control occurs (2.0 times the executive’s annual bonus amount (including cash bonuses and preferred stock dividends paid to the executive) for the year immediately preceding the year in which the change of control occurs in the case of Mr. Ellison); and (3) an amount equal to the executive’s annual bonus amount (including cash bonuses and preferred stock dividends paid to the executive) for the year immediately preceding the year in which the change of control occurs, prorated based on the number of days of service in the year of termination. For purposes of determining these severance payments under the CIC Agreements for qualifying terminations that occur prior to January 1, 2022, the minimum amount of each executive’s applicable base salary and annual bonus amount are set forth in such executive’s respective CIC Agreement. Such base salary amounts were calculated based on each executive’s 2020 annual base salary, and such annual bonus amounts were calculated based on each executive’s 2019 annual cash bonus that had been approved by the Manager and the amount of any preferred dividends that were paid to the executive with respect to 2019. For each of the named executive officers, the components of their aggregate cash severance amount listed in the above table are as follows: (i) George G. Ellison: (1) 2 times base salary: $950,000, (2) 2 times annual bonus: $1,895,000, and (3) prorated annual bonus $841,068; (ii) Robin N. Lowe: (1) 1.5 times base salary: $712,500, (2) 1.5 times annual bonus: $525,000, and (3) prorated annual bonus $310,660; (iii) Stephen H. Gray: (1) 1.5 times base salary: $577,500, (2) 1.5 times annual bonus: $697,500, and (3) prorated annual bonus $412,734; (iv) Michael G. Lubin: (1) 1.5 times base salary: $525,000, (2) 1.5 times annual bonus: $525,000, and (3) prorated annual bonus $310,660; and (v) Rene Dittrich: (1) 1.5 times base salary: $420,750, (2) 1.5 times annual bonus: $357,000, and (3) prorated annual bonus $211,249. Except as otherwise required by law, such payments will be made in a cash lump sum on the 60th day following the termination date (or if the qualifying termination occurs prior to the change in control, such payments will be made in a cash lump sum on the 60th day following the change in control). For the avoidance of doubt, these amounts will not be paid if the named executive officer does not experience a qualifying termination of employment during the Protection Period. For further details regarding the cash severance that may become payable to Front Yard’s named executive officers, see “Interests of Directors and Executive Officers in the Merger—Change in Control Severance Agreements for Executive Officers.”

The Company may in its sole discretion pay directly or through reimbursement of the Manager amounts in respect of 2019 bonuses that are currently unpaid by the Manager in an aggregate amount not to exceed $2,290,000, some or all of which may be paid to the Company’s executive officers. The above table does not include the amounts of such bonus payments, if any, that may be paid to the named executive officers.

(2)

The amounts listed reflect the value of the Company Options, Company Service-Based RSUs and Company Market-Based RSUs held by each named executive officer that will be cashed out in connection with the Merger. For each of the named executive officers, the amounts listed in the above table include the value of accrued but unpaid dividend equivalents as follows: (i) George G. Ellison: $130,199; (ii) Robin N. Lowe: $31,618; (iii) Stephen H. Gray: $31,618; (iv) Michael G. Lubin: $31,618; and (v) Rene Dittrich: $10,516. The amounts payable to the named executive officers in respect of these equity awards will be paid as soon as practicable following the Effective Time (but in any event not later than ten business days after the Effective Time), or, in the case of all the equity awards aside from Company Options, at such later time as required to comply with Section 409A of the Code. These amounts are “single trigger”, which means they will be paid even if the named executive officer’s employment is not terminated in connection with the Merger. For further details regarding the treatment of Front Yard equity awards in connection with the Merger, see “Interests of Directors and Executive Officers in the Merger—Treatment of Outstanding Equity Awards.”

Details of the lump sum cash payments to which the named executive officers would be entitled under the Merger Agreement in connection with their outstanding equity awards are shown in the following supplementary table:

Name	Unvested Company Options	Vested Company Options	Unvested Company Service-Based RSUs (2)(a)	Unvested Company Market-Based RSUs (2)(b)	Total
George G. Ellison	$522,321	$1,863,000	$2,616,417	$4,565,469	$9,567,207
Robin N. Lowe	$107,537	$407,270	$812,238	$1,005,727	$2,332,772
Stephen H. Gray	$107,537	$407,270	$812,238	$1,005,727	$2,332,772
Michael G. Lubin	$107,537	$407,270	$812,238	$1,005,727	$2,332,772
Rene Dittrich	$—	$—	$603,332	$—	$603,332

(2)(a) For each of the named executive officers, the amounts listed in the above table include the value of accrued but unpaid dividend equivalents as follows: (i) George G. Ellison: $51,436; (ii) Robin N. Lowe: $14,021; (iii) Stephen H. Gray: $14,021; (iv) Michael G. Lubin: $14,021; and (v) Rene Dittrich: $10,516.

(2)(b) For each of the named executive officers, the amounts listed in the above table include the value of accrued but unpaid dividend equivalents as follows: (i) George G. Ellison: $78,763; (ii) Robin N. Lowe: $17,597; (iii) Stephen H. Gray: $17,597; (iv) Michael G. Lubin: $17,597; and (v) Rene Dittrich: $0.

(3) The amounts listed reflect the estimated value of 18.0 times the monthly premium (if any) paid by the executive’s Employer for medical, dental and vision insurance coverage for the executive and his eligible dependents immediately prior to the termination to which each named executive officer is entitled under his CIC Agreement. These payments are “double-trigger” payments that are payable to each of the named executive officers on a qualifying termination occurring during the Protection Period. Except as otherwise required by law, such payments will be made in a cash lump sum on the 60th day following the termination date (or if the qualifying termination occurs prior to the change in control, such payments will be made in a cash lump sum on the 60th day following the change in control). For the avoidance of doubt, these amounts will not be paid if the named executive officer does not experience a qualifying termination of employment during the Protection Period. For further details regarding the perquisites and benefits that may become payable to Front Yard’s named executive officers, see “Interests of Directors and Executive Officers in the Merger—Change in Control Severance Agreements for Executive Officers.”

Director and Officer Indemnification and Insurance

Pursuant to the Merger Agreement, from and after the Effective Time, Parent will, and will cause the Surviving Company to, indemnify and hold harmless each present and former director and officer of the Company determined as of the Effective Time (which we refer to collectively as the “indemnified parties”) to the fullest extent that the Company would have been permitted under the MGCL, any applicable indemnification agreement or the Company’s charter or bylaws, including with respect to matters arising or occurring prior to the Effective Time, including those arising out of the Merger Agreement and the transactions contemplated thereby. Furthermore, for at least six years from and after the Effective Time, Parent must ensure that the organizational documents of the Surviving Company contain provisions no less favorable than the current charter and bylaws provide with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries than are presently set forth in the Company’s charter and bylaws.

Prior to the Effective Time, the Company will and, if the Company is unable to, Parent will cause the Surviving Company as of the Effective Time to, obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (which we refer to collectively as “D&O Insurance”) with benefits and levels of coverage no less favorable than the benefits and coverage levels contained in the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement). If the Company for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company will, and Parent will cause the Surviving Company to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance in place as of the date of the Merger Agreement with benefits and levels of coverage no less favorable than the benefits and coverage levels contained in the Company’s existing policies as of the date of the Merger Agreement, or the Surviving Company will, and Parent will cause the Surviving Company to, purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as those contained in the Company’s existing policies as of the date of the Merger Agreement. However, in no event will the Company, Parent or the Surviving Company be required to expend for such policies an annual premium amount in excess of three-hundred percent (300%) of the annual premiums currently paid by the Company for such insurance. In all instances, such insurance will be procured by an insurance broker of the Parent’s choosing in consultation with the Company.

Certain Effects of the Merger

If the proposal to approve the Merger is approved by the holders of a majority of the outstanding Shares entitled to vote on such matter and the other conditions to the Closing of the Merger are either satisfied or (to the extent permitted by applicable law) waived, Front Yard will be merged with and into Merger Sub upon the terms set forth in the Merger Agreement. As the Surviving Company in the Merger, Merger Sub will continue to exist following the Merger as a wholly-owned subsidiary of Parent.

Following the Merger, all of Front Yard’s equity interests will be legally and beneficially owned by Parent, and none of Front Yard’s current stockholders will, by virtue of the Merger, have any ownership interest in, or be a stockholder of, Front Yard, the Surviving Company or Parent after the completion of the Merger. As a result, Front Yard’s current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Front Yard common stock. Following the Merger, Parent will benefit from any increase in Front Yard’s enterprise value and also will bear the risk of any decrease in Front Yard’s enterprise value.

Upon completion of the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be cancelled, extinguished and automatically converted into the right to receive the Merger Consideration, subject to deduction for any required withholding taxes and without interest. See the section entitled “The Agreement and Plan of Merger—Merger Consideration,” beginning on page 64.

For information regarding the effects of the Merger on Front Yard’s outstanding equity awards, please see the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 51, and the section entitled “The Agreement and Plan of Merger—Treatment of Company Options, Company Director-Granted RSUs, Company Service-Based RSUs and Company Market-Based RSUs,” beginning on page 65.

Front Yard common stock is currently registered under the Exchange Act and trades on the NYSE under the symbol “RESI.” Following the completion of the Merger, the Shares will no longer be traded on the NYSE or any other public market. In addition, the registration of the Shares under the Exchange Act will be terminated, and Front Yard will no longer be required to file periodic and other reports with the SEC with respect to Front Yard common stock. Termination of registration of Front Yard common stock under the Exchange Act will reduce the information required to be furnished by Front Yard to Front Yard’s stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to Front Yard to the extent that they apply solely as a result of the registration of Front Yard common stock under the Exchange Act.

Consequences if the Merger is Not Completed

If the proposal to approve the Merger is not approved by the holders of Shares representing a majority of the outstanding Shares entitled to vote on such matter or if the Merger is not completed for any other reason, you will not receive any consideration from Parent or Merger Sub for your Shares. Instead, Front Yard will remain a public company, and Front Yard common stock will continue to be listed and traded on the NYSE. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of Shares will continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of Front Yard common stock. If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of Front Yard common stock, including the risk that the market price of Front Yard common stock may decline to the extent that the current market price of Front Yard common stock reflects a market assumption that the Merger will be completed. If the proposal to approve the Merger is not approved by the holders of Shares representing a majority of the outstanding Shares entitled to vote on such matter or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, if the Merger Agreement is terminated under specified circumstances, Front Yard is required to pay Parent a termination fee of $40,245,000 and, in addition, will reimburse Parent for reasonable and documented out-of-pocket expenses actually incurred by Parent or on its behalf in connection with the authorization, preparation, investigation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby, and the enforcement of Parent’s right to receive any such payment, up to a maximum of $8,200,000. The Merger Agreement also provides that Parent may be required to pay Front Yard a reverse termination fee of $40,245,000 and, in addition, will reimburse the Company for reasonable and documented out-of-pocket expenses actually incurred by the Company or on its behalf in connection with the authorization, preparation, investigation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby, and the enforcement of the Company’s right to receive any such payment, up to a maximum of $8,200,000, if the Merger Agreement is terminated under specified circumstances. For additional information, see the section entitled “The Agreement and Plan of Merger—Expenses; Termination Fees,” beginning on page 85.

Financing of the Merger

We anticipate that the total funds needed to complete the Merger, including the funds needed to pay Front Yard stockholders and holders of other equity-based interests the amounts due to them under the Merger Agreement, which would be approximately $984 million based upon the number of Shares (and our other equity-based interests) outstanding as of October 15, 2020, will be funded through a combination of the Company’s cash on-hand, and the debt and equity financing (including debt assumption) described in the following paragraphs.

The Equity Investors have delivered to Parent equity commitment letters, dated November 20, 2020, for an aggregate amount of $984,054,582.04, and Front Yard is named a third party beneficiary of the equity commitment letters.

Parent has entered into a debt commitment letter, dated as of October 19, 2020, with RBC. Pursuant to and subject to the terms of the debt commitment letter, RBC has committed to provide senior secured credit facilities to be used to (i) pay a portion of the Merger Consideration payable under the Merger Agreement, and (ii) pay costs and expenses in connection with the Merger, the debt financing and the related transactions. The debt commitment letter terminates automatically on the earliest to occur of (a) the date the Merger Agreement is validly terminated in accordance with its terms, (b) the consummation of the Merger without the funding of the facility contemplated by the debt commitment letter, (c) the execution of the operative debt facility documentation and the funding of the facility contemplated by the debt commitment letter and (d) five business days after the Termination Date.

Although the debt financing described above is not subject to a due diligence or “market out,” the obligations of RBC to provide financing under the debt commitment letter are subject to a number of conditions, and such financing should not be considered assured. There is a risk that these conditions and the conditions to the effectiveness of the lender consents with respect to the existing credit facilities of the Company will not be satisfied and the debt financing may not be funded when required or that the existing credit facilities of the Company will not be available. To the knowledge of Front Yard, as of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing, or any of the existing credit facilities described in this proxy statement, is not available.

The Company has received consents from its relevant lenders to permit its existing credit facilities (other than the Freddie Mac Loan) to remain in place following the Merger and the Company has sought the consent of Freddie Mac to permit the Freddie Mac Loan to remain in place following the Merger, in each case, subject to the satisfaction of the conditions specified therein to the effectiveness of such consents or the release thereof from escrow at the Closing.

The completion of the Merger is not conditioned upon Parent’s receipt of the RBC financing.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general summary of certain material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders (each as defined below) of Front Yard common stock who receive cash for their Shares in the Merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a U.S. holder or a non-U.S. holder in light of such holder’s particular circumstances. In addition, this summary does not address the Medicare tax on net investment income or describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation.

This summary only addresses Shares held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), generally, property held for investment. This summary also does not address tax considerations applicable to any U.S. holders or non-U.S. holders that may be subject to special treatment under the U.S. federal income tax laws, including:

•	a bank, insurance company or other financial institution;

•	a tax-exempt organization;

•	a retirement plan or other tax-deferred account;

•	a partnership, an S corporation or other pass-through entities (including branches) for U.S. federal income tax purposes (or an investor in such an entity);

•	a REIT or regulated investment company;

•	a personal holding company;

•	a passive foreign investment company or controlled foreign corporation;

•	a qualified foreign pension fund or qualified collective investment vehicle;

•	a dealer or broker in stocks and securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of Shares subject to the alternative minimum tax provisions of the Code;

•	a holder of Shares that received the Shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder that has a functional currency other than the U.S. dollar;

•	a holder that holds Shares as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction; or

•	a U.S. expatriate.

This summary is based on the Code, the Treasury regulations promulgated under the Code and rulings and judicial decisions, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service (which we refer to as the “IRS”) with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of Shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

For purposes of this discussion, we use the term “non-U.S. holder” to mean a beneficial owner of Shares that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder as described in the bullets above.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) beneficially owns Shares, the tax treatment of the partnership and its partners generally will depend on the status of the partners and the activities of the partnership. A partner in a partnership holding Shares should consult such partner’s tax advisor.

THIS DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS AND NON-U.S. HOLDERS. WE URGE U.S. HOLDERS, NON-U.S. HOLDERS AND OTHER BENEFICIAL OWNERS OF SHARES TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER APPLICABLE U.S. TAX TREATIES AND STATE, LOCAL OR FOREIGN TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.

U.S. Holders

A U.S. holder’s receipt of cash in exchange for Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, and such U.S. holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the Shares converted into the right to receive cash in the Merger. Gain or loss will be determined separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction). Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for the Shares is more than one year at the Effective Time. Long-term capital gain recognized by a non-corporate U.S. holder generally is subject to tax at a reduced rate of U.S. federal income tax. There are limitations on the deductibility of capital losses. In addition, any loss upon the exchange of our Shares in the Merger by a U.S. holder who has held the Shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of any actual or deemed distributions made by us that are required to be treated by the holder as long-term capital gain.

The Merger Consideration received by a U.S. holder in exchange for Shares pursuant to the Merger will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any passive losses against that income or gain.

Non-U.S. Holders

The U.S. federal income tax consequences of the Merger to a non-U.S. holder will depend on various factors, including whether the receipt of the Merger Consideration is treated as a distribution from us to our stockholders that is attributable to gain from the sale of “U.S. real property interests.” In 2007 the IRS stated its intended position that under current law the receipt of a liquidating distribution from a REIT (including the receipt of the Merger Consideration in the Merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes) received by a non-U.S. holder is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of U.S. real property interests. Notwithstanding the discussion in the following paragraphs, we intend to take the position that the cash received in exchange for our Shares in the Merger will be subject to tax in accordance with the stated position of the IRS as described in more detail below. In general, the provisions governing the taxation of distributions by REITs are significantly less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT shares, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of U.S. Real Property Interests

Assuming the stated position of the IRS is correct and to the extent cash received by non-U.S. holders in the Merger is attributable to gain from the deemed sale of our U.S. real property interests (which we expect to be a substantial portion of such cash), then such amount will be treated as income effectively connected with a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. holder will also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 21% of any such amounts payable to a non-U.S. holder will be withheld and remitted to the IRS.

Notwithstanding the foregoing, if the stated position of the IRS is not correct, or if a non-U.S. holder has not owned more than 10% of our Shares at any time during the one-year period ending on the date that the Closing actually occurs (which we refer to as the “Closing Date”) and our Shares are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market located in the United States, the 21% withholding tax described above would not apply, and such non-U.S. holder would instead be subject to the rules described below under “—Taxable Sale of Shares.” We believe that our Shares are regularly traded on an established securities market located in the United States as of the date of this proxy statement.

Taxable Sale of Shares

Subject to the discussion of backup withholding below and of distribution of gain from the disposition of U.S. real property interests above, if the Merger is treated as a taxable sale of our Shares, a non-U.S. holder should not be subject to U.S. federal income taxation on any gain or loss from the sale of our Shares unless: (i) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (ii) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Merger and certain other requirements are met; or (iii) such Shares constitute a “U.S. real property interest” under FIRPTA.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain described in clause (i) of the previous paragraph.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the Merger and who meets certain other requirements will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the Merger, which may be offset by U.S. source capital losses.

If a non-U.S. holder’s Shares constitute a “U.S. real property interest” under FIRPTA, such holder will be subject to U.S. federal income tax on the gain recognized in the Merger on a net basis in the same manner as a U.S. holder.

A non-U.S. holder’s Shares generally will not constitute a U.S. real property interest if either (i) we are a “domestically controlled qualified investment entity” at the Effective Time, or (ii) both (a) our Shares are regularly traded on an established securities market at the Closing Date and (b) the non-U.S. holder holds 10% or less of the total fair market value of our Shares at all times during the shorter of (x) the five-year period ending with the Closing Date and (y) the non-U.S. holder’s holding period for the Shares. As discussed above, we believe that our Shares are regularly traded on an established securities market located in the United States as of the date of this proxy statement. A “qualified investment entity” includes a REIT. Assuming we qualify as a REIT, we will be a “domestically controlled qualified investment entity” at the Effective Time if non-U.S.

holders held directly or indirectly less than 50% in value of our Shares at all times during the five-year period ending with the Effective Time. While we believe we are currently a domestically controlled REIT, no assurances can be given that the actual ownership of our Shares has been or will be sufficient for us to qualify as a “domestically controlled qualified investment entity” at the Effective Time.

FIRPTA Withholding Tax

As described above, it is unclear whether the receipt of the Merger Consideration by a non-U.S. holder will be treated as a sale or exchange of our Shares or a distribution from us that is attributable to gain from the deemed sale of our U.S. real property interests in the Merger. Accordingly, we intend to withhold U.S. federal income tax at a rate of 21% from the portion of the Merger Consideration that is, or is treated as, attributable to gain from the sale of U.S. real property interests and payable to a non-U.S. holder unless such holder qualifies for the 10% exception described above. If a non-U.S. holder holds its Shares through a nominee, that nominee may take a contrary position and conclude that withholding applies to the Merger Consideration payable to such non-U.S. holder.

A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting. In addition, all payments to which a U.S. holder would be entitled pursuant to the Merger will be subject to backup withholding at the statutory rate unless such holder (i) is a corporation or other exempt recipient (and, when required, demonstrates this fact), or (ii) provides a taxpayer identification number (which we refer to as a “TIN”) and certifies, under penalty of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not otherwise establish exemption should complete and sign the IRS Form W-9, in order to provide the information and certification necessary to avoid backup withholding and possible penalties. If a U.S. holder does not provide a correct TIN, such U.S. holder may be subject to backup withholding and penalties imposed by the IRS.

A non-U.S. holder may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding.

Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a holder’s U.S. federal income tax liability, provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a holder may obtain a refund by filing a U.S. federal income tax return in a timely manner.

Regulatory Matters

We are unaware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the Merger, other than the filing of articles of Merger with respect to the Merger with, and the acceptance of such articles of Merger for record by, the SDAT. The Company and Parent determined that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is not required.

THE AGREEMENT AND PLAN OF MERGER

Explanatory Note Regarding the Merger Agreement

The summary of the material provisions of the Merger Agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully in its entirety.

The Merger Agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the Company, Parent or Merger Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of the Company, in the public filings that the Company makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. See the section entitled “Where You Can Find More Information,” beginning on page 96.

The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub are qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by the Company, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Date of the Merger Agreement

The Merger Agreement was executed by the Company, Parent and Merger Sub on October 19, 2020 (which we refer to as the “date of the Merger Agreement”) and was amended on November 20, 2020.

The Merger

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, the Company will be merged with and into Merger Sub and the separate corporate existence of the Company will thereupon cease. Merger Sub will be the Surviving Company in the Merger and will continue as a wholly owned subsidiary of Parent. The Merger will have the effects specified in the MGCL and the Maryland REIT Law (which we refer to as the “MRL”).

Closing; Effective Time

The Closing will take place as soon as reasonably practicable, and in no event later than three (3) business days, following the day on which the last to be satisfied or waived of each of the conditions set forth in the Merger Agreement (other than those conditions that, by their terms, are to be satisfied at the Closing, but subject to the satisfaction and waiver of those conditions).

Immediately following the Closing of the Merger, the Company and Parent will cause the articles of merger with respect to the Merger to be executed, acknowledged and filed with the SDAT as provided in the MGCL and the MRL. The Merger will become effective at the time when the articles of merger are accepted for record by the SDAT or at such later time (not to exceed 30 days from the date the articles of merger are accepted for record by the SDAT) as may be agreed upon by the parties to the Merger Agreement in writing and set forth in the articles of merger in accordance with the MGCL and the MRL.

Organizational Documents; Directors

At the Effective Time, the declaration of trust of Merger Sub will be the declaration of trust of the Surviving Company. Additionally, at the Effective Time, the bylaws of Merger Sub in effect immediately prior to the Effective Time will remain unchanged and will be the bylaws of the Surviving Company, except that the name of the Surviving Company will be such name as Parent may designate.

The Merger Agreement provides that, the trustee(s) and officers of Merger Sub will, from and after the Effective Time, continue as the trustee(s) and officers of the Surviving Company until their respective successors have been duly elected and qualified or until their earlier resignation or removal in accordance with the declaration of trust and bylaws of the Surviving Company.

Merger Consideration

Company Common Stock

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted into the right to receive the Merger Consideration. At the Effective Time, all Shares (other than Excluded Shares) will cease to be outstanding, will be cancelled and will cease to exist, and each certificate formerly representing any Shares (other than Excluded Shares) and each book-entry account formerly representing any uncertificated Shares (other than Excluded Shares) will thereafter represent only the right to receive the Merger Consideration.

Merger Sub Common Stock

Each common share of beneficial interest of Merger Sub that is issued and outstanding immediately prior to the Effective Time will remain outstanding as one common share of beneficial interest of the Surviving Company, such that immediately following the Merger, Parent will continue as the sole shareholder of the Surviving Company.

No Dissenters’ Rights or Rights of Objecting Stockholders

Holders of Shares are not entitled to dissenting stockholders’ appraisal rights, rights of objecting stockholders or other similar rights in connection with the Merger under the MGCL. Subject to the limited circumstances set forth in Section 3-202(d) of the MGCL, the MGCL does not provide for appraisal rights or other similar rights to stockholders of a corporation in connection with a merger of a corporation if the shares of the corporation are listed on the NYSE on the record date for determining stockholders entitled to vote on the transaction. The circumstances of the Merger do not satisfy the conditions set forth in Section 3-202(d) of the MGCL that would trigger such appraisal rights or similar rights. In addition, holders of Shares may not exercise dissenting stockholders’ appraisal rights, rights of an objecting stockholders or similar rights in connection with the Merger because, as permitted by the MGCL, our charter provides that stockholders are not entitled to exercise such rights unless our Board, upon the affirmative vote of a majority of our Board, determines that the rights apply. Our Board has made no such determination and cannot make such determination pursuant to the Merger Agreement. However, our stockholders may vote against the Merger.

Treatment of Company Options, Company Director-Granted RSUs, Company Service-Based RSUs and Company Market-Based RSUs

Company Options

At the Effective Time, with respect to each outstanding Company Option under the Company Stock Plans, whether vested or unvested, (i) if the exercise price of such Company Option is equal to or greater than the Merger Consideration, such Company Option will terminate and be cancelled as of immediately prior to the Effective Time, without any consideration being payable for such Company Option, and have no further force or effect and (ii) if the exercise price of such Company Option is less than the Merger Consideration, such Company Option will be terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment in the amount equal to (i) the number of Shares underlying the Company Option immediately prior to the Effective Time (irrespective of whether the performance goals have been met), multiplied by (ii) the Merger Consideration minus the applicable exercise price. The Option Payment (if any) payable to each former holder of a Company Option that was outstanding immediately prior to the Effective Time will be paid through the Surviving Company’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) business days after the Effective Time), net of any taxes required to be withheld.

Company Director-Granted Restricted Stock Units

Each Company Director-Granted RSU that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, will be terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Director-Granted RSU, multiplied by (B) the Merger Consideration, plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Director-Granted RSU. Following the Effective Time, no Company Director-Granted RSU that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any Company Director-Granted RSU will cease to have any rights with respect thereto, except the right to receive the consideration described in this section if such Company Director-Granted RSU was outstanding immediately prior to the Effective Time. The consideration payable under this section to each former holder of a Company Director-Granted RSU that was outstanding immediately prior to the Effective Time will be paid to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) business days after the Effective Time) or such later time as required to comply with Section 409A of the Code, net of any taxes required to be withheld.

Company Service-Based Restricted Stock Units

Each Company Service-Based RSU that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, will be terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Service-Based RSU, multiplied by (B) the Merger Consideration, plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Service-Based RSU. Following the Effective Time, no Company Service-Based RSU that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any Company Service-Based RSU will cease to have any rights with respect to such Company Service-Based RSU, except the right to receive the consideration described in this section if such Company Service-Based RSU was outstanding immediately prior to the Effective Time. The consideration payable under this section to each former holder of a Company Service-Based RSU that was outstanding immediately prior to the Effective Time will be paid through the Surviving Company’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) business days after the Effective Time) or such later time as required to comply with Section 409A of the Code, net of any taxes required to be withheld.

Company Market-Based Restricted Stock Units

Each Company Market-Based RSU that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, will be terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Market-Based RSU (irrespective of whether the performance goals have been met), multiplied by (B) the Merger Consideration, plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Market-Based RSU. Following the Effective Time, no Company Market-Based RSU that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any Company Market-Based RSU will cease to have any rights with respect to such Company Market-Based RSU, except the right to receive the consideration described in this section if such Company Market-Based RSU was outstanding immediately prior to the Effective Time. The consideration payable under this section to each former holder of a Company Market-Based RSU that was outstanding immediately prior to the Effective Time will be paid through the Surviving Company’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) business days after the Effective Time) or such later time as required to comply with Section 409A of the Code, net of any taxes required to be withheld.

Exchange of Certificates

Exchange Procedures

On the Closing Date, Parent will deposit, or cause to be deposited, with a paying agent selected by Parent with the Company’s prior approval, which must not be unreasonably withheld, conditioned or delayed (which we refer to as the “paying agent”), for the benefit of the holders of Shares (other than Excluded Shares), an aggregate amount of cash comprising the aggregate Merger Consideration to which holders of Shares will become entitled in connection with the Merger.

Promptly after the Effective Time (and in any event within four (4) business days after the Effective Time), Parent will cause the paying agent to mail to each holder of record of certificates formerly representing any of the Shares (other than Excluded Shares) a letter of transmittal in customary form advising such holder of the effectiveness of the Merger and the conversion of its Shares into the right to receive the Merger Consideration, and specifying that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates (or affidavits of loss in lieu of the certificates) and instructions for use in effecting the surrender of the certificates (or affidavits of loss in lieu of the certificates). Upon the surrender of a certificate (or affidavit of loss) to the paying agent in accordance with the terms of such transmittal materials, the holder of such certificate will be entitled to receive in exchange for such certificate an amount by check, after giving effect to any required tax withholding, equal to the cash amount that such holder is entitled to receive as Merger Consideration, and the certificate so surrendered will be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the certificate may be issued and/or paid to such a transferee if the certificate formerly representing such Shares is presented to the paying agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable, in each case, reasonably acceptable to the paying agent.

You should not send in your Share certificate(s) with your proxy card. A letter of transmittal with instructions for the surrender of certificates representing Shares of common stock of the Company will be mailed to stockholders if the Merger is completed.

Lost, Stolen and Destroyed Certificates

In the event that any certificate is lost, stolen or destroyed, upon the signing of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it, the paying agent or the Surviving Company with respect to such certificate, the paying agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration that would have been issuable or payable (after giving effect to any required tax withholdings) had such lost, stolen or destroyed certificate been surrendered.

Uncertificated Shares

Promptly after the Effective Time (and in any event within four (4) business days after the Effective Time), Parent will cause the paying agent to (i) mail to each holder of uncertificated Shares (other than Excluded Shares) materials advising such holder of the effectiveness of the Merger and the conversion of its Shares into the right to receive the Merger Consideration and (ii) deliver the cash that such holder is entitled to receive in respect of its Shares (after giving effect to any required tax withholdings), without interest thereon.

Representations and Warranties

The Company, on the one hand, and Parent and Merger Sub, on the other hand, have each made representations and warranties to each other in the Merger Agreement. The representations and warranties referenced below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures filed with or furnished to the SEC and confidential disclosures made by the parties to each other (including in the disclosure letter delivered by the Company in connection with the Merger Agreement (which we refer to as the “Company Disclosure Letter”)). The representations and warranties contained in the Merger Agreement should not be relied upon as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub, or any of their respective subsidiaries, affiliates or businesses. The representations and warranties of each of the parties to the Merger Agreement will expire at the Effective Time.

Representations and Warranties of the Company

The Company has made customary representations and warranties to Parent and Merger Sub in the Merger Agreement regarding aspects of the Company’s business and various other matters pertinent to the Merger. The topics covered by its representations and warranties include the following:

•	the organization, good standing and qualification to do business of the Company;

•	the capital structure of, and the absence of restrictions with respect to the capital stock of, the Company and its subsidiaries;

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the Company’s authority to enter into, and, subject to Company stockholder approval, consummate the transactions contemplated by the Merger Agreement, the recommendation of the Board to approve the Merger Agreement and the opinion of the Company’s financial advisors;

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the governmental and regulatory approvals required to complete the Merger, and the absence of conflicts with, or violations of, laws, organizational documents or certain material contracts (as defined below) and instruments to which the Company is a party, in each case as a result of the Company’s execution or delivery of the Merger Agreement or the performance by the Company of its covenants under, or the consummation by the Company of the transactions contemplated by, the Merger Agreement;

•	the Company’s SEC filings since December 31, 2017 and the financial statements contained in those filings;

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the absence of certain changes or events since December 31, 2019 and the Company having conducted its business in the ordinary course from December 31, 2019 to the date on which the Merger Agreement was executed;

•	the absence of pending or threatened material litigation, material liabilities or outstanding orders and judgments;

•	employee benefits matters;

•	labor matters;

•	the Company’s compliance with laws and possession of licenses;

•	the existence of and compliance with contracts that are described in the material contracts representation and warranty in the Merger Agreement (which we refer to as “material contracts”);

•	the inapplicability of takeover laws to the Merger and the absence of a stockholder rights plan;

•	environmental matters;

•	tax matters;

•	the Company’s intellectual property, information technology, cybersecurity and data privacy;

•	the Company’s real property;

•	insurance coverage;

•	the Amended and Restated Asset Management Agreement, dated May 7, 2019, by and among the Company, FYR LP and the Manager (which we refer to as the “Asset Management Agreement”);

•	the absence of broker’s or finder’s fees, other than those payable to Deutsche Bank in connection with the transactions contemplated by the Merger Agreement; and

•	the absence of related-party transactions since January 1, 2019.

Some of the Company’s representations and warranties are qualified by the concept of a “material adverse effect.” Under the terms of the Merger Agreement, a material adverse effect on the Company means, with respect to the Company and its subsidiaries, any change, event, occurrence, development, circumstance or condition that, individually or in the aggregate, (a) has or would reasonably be expected to prevent or materially impair or delay the ability of the Company and its subsidiaries to consummate the Merger and the transactions contemplated by the Merger Agreement, or (b) has had or would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business or results of operations of the Company and its subsidiaries, taken as a whole; excluding, for the purposes of clause (b), any such effect resulting from or arising in connection with:

•	changes in, or events generally affecting, the financial, securities or capital markets;

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general economic or political conditions in the United States or any foreign jurisdiction in which the Company or any of its subsidiaries operate, including any changes in currency exchange rates, interest rates, monetary policy or inflation;

•	changes in, or events generally affecting, the industries in which the Company or any of its subsidiaries operate;

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any acts of war, disease outbreak, epidemic, pandemic (in the case of pandemic, including SARS-CoV-2 or COVID-19 pandemic, including any evolutions or mutations of the SARS-CoV-2 virus (which we refer to as the “COVID-19 Pandemic”)), sabotage, civil disobedience or terrorism or natural disasters (including hurricanes, tornadoes, floods or earthquakes);

•	any or inaction by the Company or any of its subsidiaries taken (or not taken), on or following March 1, 2020, to the extent reasonably necessary to comply with applicable law in any jurisdiction,

including quarantine, “shelter in place,” “stay at home,” curfew, social distancing, shut down, closure, sequester, safety or similar laws, directive or guidelines promulgated by any United States governmental entity, including the Centers for Disease Control and Prevention, in each case, in response to the COVID-19 Pandemic, including the CARES Act and Families First Act.

•	any failure by the Company or any of its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions in respect of financial performance for any period;

•	a decline in the price of the Shares, or a change in the trading volume of the Shares, on the NYSE;

•	changes in applicable law;

•	changes in U.S. GAAP (or authoritative interpretation thereof);

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the taking of any specific action expressly required by the Merger Agreement or taken with Parent’s written consent (other than with respect to the covenants regarding the conduct of business of the Company prior to the Merger);

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the announcement or pendency (but not the consummation) of the Merger Agreement and the Merger, including the impact thereof on the relationships with customers, suppliers, distributors, partners and other third parties with whom the Company has a relationship; or

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any litigation brought by stockholders of the Company or Parent alleging breach of duty or inadequate disclosure in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement.

However, the exceptions in the sixth and seventh bullet points above will not prevent or otherwise affect a determination that any change, event, occurrence, development, circumstance or condition underlying such failure or decline or change (if not otherwise falling within any of the exclusions pursuant to the other clauses of this definition) has resulted in, or contributed to, a material adverse effect. Additionally, solely with respect to the exceptions described in the first, second, third, fourth, fifth, eighth and ninth bullets above, any changes, events, occurrences, developments, circumstances or conditions will be taken into account to the extent such changes, events, occurrences, developments, circumstances or conditions have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its subsidiaries operate (but only the incremental disproportionate effect on the Company and its subsidiaries, taken as a whole will be so taken into account).

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub made customary representations and warranties to the Company in the Merger Agreement, including representations and warranties relating to the following:

•	the organization, good standing and qualification to do business of Parent and Merger Sub;

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Parent’s ownership of Merger Sub’s beneficial interests prior to and at the Effective Time, and Merger Sub’s lack of operating activities and assets and liabilities other than those incident to its formation and pursuant to the Merger Agreement and the Merger and other transactions contemplated by the Merger Agreement;

•	each of Parent’s and Merger Sub’s authority to enter into, and consummate the transactions contemplated by, the Merger Agreement;

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the governmental and regulatory approvals required to complete the Merger, and the absence of conflicts with, or violations of, laws, organizational documents or certain material contracts and instruments to which Parent or Merger Sub is a party, in each case as a result of Parent’s and Merger Sub’s execution or delivery of the Merger Agreement or the performance by Parent and Merger Sub of their respective covenants under, or the consummation by Parent and Merger Sub of the transactions contemplated by, the Merger Agreement;

•	the absence of pending or threatened litigation and outstanding judgments which would prevent the Merger;

•	the absence of broker’s or finder’s fees, other than those whose fees and expenses will be paid by Parent;

•	the financial ability of Parent to consummate the Merger and specifically related to:

•	the debt commitment letter, dated as of October 19, 2020, with RBC made available by Parent to the Company;

•	the equity commitment letters, dated as of November 20, 2020, with each of the Equity Investors made available by Parent to the Company;

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the validity and enforceability of the equity commitment letters and the debt commitment letter, subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

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the absence of side letters or other contracts, agreements or understandings to which any of the Equity Investors, Parent or any of their respective affiliates is a party relating to the financing other than as expressly set forth in the commitment letters or as otherwise disclosed to the Company;

•	the ability for the Company to enforce the equity commitment letter as a third-party beneficiary and the waiving of any defenses to the enforceability of such third-party beneficiary rights;

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the lack of conditions precedent to the obligations to fund the equity financing and the debt financing (except as expressly set forth in the equity commitment letter or the debt commitment letter, respectively), or contingencies that would allow for the reduction in the total amount of financing or imposition of any additional condition precedent to the availability of the financing;

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that the commitment letters have not been amended, restated, or otherwise modified and that the respective commitments have not been withdrawn, rescinded, terminated, amended, restated or otherwise modified; and

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that no event has occurred which would result in a breach by any of the Equity Investors of, or would constitute a default by Parent or Merger Sub under, any term or condition to closing of the commitment letters, or otherwise result in any portion of the financing being unavailable or delayed and no debt financing source has notified Parent or Merger Sub of its intention to withdraw, rescind or terminate the debt commitment letter or not provide the debt financing and, to the knowledge of Parent, no such withdrawal, rescission or termination is contemplated.

•	the limited guarantee in favor of the Company being in full force and effect and being valid and binding against the Equity Investors, as guarantors;

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Parent’s and its subsidiaries’ absence of ownership of any Shares or any rights or options to acquire Shares, securities or instruments convertible into, exchangeable for, or exercisable for Shares or any rights to acquire any Shares (other than with respect to the Merger Agreement); and

•	the parties’ access to information.

Covenants Regarding Conduct of Business by the Company Prior to the Merger

Under the Merger Agreement, the Company agreed as to itself and its subsidiaries that, from and after the execution of the Merger Agreement and prior to the Effective Time, except as Parent otherwise approves in writing and except as required by applicable law, expressly required by the Merger Agreement, or otherwise expressly set forth in the Company Disclosure Letter, the Company will use commercially reasonable efforts to conduct its business and the business of its subsidiaries in the ordinary course of business consistent with past practice and maintain the status of the Company as a “real estate investment trust” within the meaning of Sections 856 through and including 860 of the Code for all taxable periods ending on or prior to the Effective Time. In addition, the Company agreed as to itself and its subsidiaries that, from and after the date of the Merger Agreement and prior to the Effective Time, except as required by applicable law, Parent may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed with respect to the fourth, sixth, eighth, ninth, thirteenth, fourteenth, sixteenth, eighteenth and nineteenth bullet points below), expressly disclosed in the Company Disclosure Letter or expressly provided for in the Merger Agreement, the Company will not and will not permit any of its subsidiaries to:

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(i) amend, supplement or otherwise modify its articles of incorporation or bylaws (or comparable governing documents), (ii) split, combine, subdivide or reclassify its outstanding shares of capital stock, (iii) subject to certain exceptions, declare, set aside or pay any dividend or distribution payable in cash, stock or property (or any combination thereof) in respect of any shares of its capital stock, (iv) enter into any agreement with respect to the voting of its capital stock or (v) subject to certain exceptions, purchase, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock;

•	merge or consolidate with any other person, or restructure, reorganize or completely or partially liquidate;

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(i) except as required by the terms of a Company employee benefit plan or arrangement (which we refer to as a “Company Plan”), (A) modify the compensation or benefits payable to any current or former employee, director or individual service provider of the Company or any of its subsidiaries with an annual base salary greater than $100,000, (B) materially modify the compensation or benefits payable to any current or former employee, director or individual service provider of the Company or any of its subsidiaries with an annual base salary less than $100,000, or (C) become a party to, establish, adopt, amend, terminate, provide discretionary benefits under or make any change to any Company Plan or any arrangement that would have been a Company Plan had it been entered into prior to October 19, 2020, other than related to annual plan renewals in the ordinary course of business or (ii) grant or make any bonus or other payment to any employee, director, executive officer or individual service provider of the Company or any of its subsidiaries;

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hire any employees with an annual base salary greater than $100,000, other than any non-officer employees that are hired to replace any employees that were terminated or that resigned and that are provided total compensation and benefits substantially similar, in the aggregate, to the terminating employees being replaced;

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incur any indebtedness or issue any warrants or other rights to acquire any indebtedness, except (i) under the Company’s existing credit facilities, (ii) inter-company indebtedness among the Company and its wholly owned subsidiaries, (iii) so long as promptly reimbursed if drawn upon, in the nature of letters of credit, bank guarantees, security or performance bonds or similar credit support instruments and overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business or (iv) hedging in compliance with the hedging strategy of the Company as of the date of the Merger Agreement in the ordinary course of business consistent with past practice and not for speculative purposes; provided that the Company and its subsidiaries will use commercially reasonable efforts to mitigate any material increase in their respective aggregate exposure to currency risk;

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make or commit to any capital expenditures other than in the ordinary course of business consistent with past practice and which do not exceed, in the aggregate, for the period between the date of the Merger Agreement and the Effective Time, 120% of the amounts per line item reflected for such period in the Company’s monthly capital expenditure projections for 2020 (prorated for any partial months during such period) and the provisional capital expenditure projections for the first two quarters of 2021;

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other than with respect to certain properties, transfer, lease (other than renewals and single-family home leases with tenants in the ordinary course of business consistent with past practice), license, sell, assign, mortgage, pledge, place a lien (other than permitted liens) upon or otherwise dispose of any properties or assets (including capital stock of any of its subsidiaries but not including any intellectual property), with a fair market value in excess of $200,000 individually or $2,000,000 in the aggregate (other than transactions among the Company and its wholly owned subsidiaries), subject in all respects to any restrictions that secure any of the Company’s existing credit facilities, other than to the extent the disposition thereof is not prohibited by the relevant existing credit facility;

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issue, deliver, sell, grant, transfer or encumber (other than certain permitted liens), or authorize the issuance, delivery, sale, grant, transfer or encumbrance (other than certain permitted liens) of, any shares of its capital stock or any securities convertible or exchangeable into or exercisable for, or any options, warrants or other rights to acquire, any such shares, except (i) for any shares issued pursuant to Company Options, Company Director-Granted RSUs, Company Service-Based RSUs and Company Market-Based RSUs outstanding on the date of the Merger Agreement in accordance with the terms of such awards and the Company Stock Plans and (ii) by wholly owned subsidiaries to the Company or to any other wholly owned subsidiary of the Company;

•	acquire any business or assets or other property, whether by merger, consolidation, purchase of property or assets or otherwise;

•	make any material change with respect to its financial accounting policies or procedures, except as required by changes in GAAP (or any interpretation thereof) or by applicable law;

•	enter into any new line of business or start to conduct a line of business of the Company or any of its subsidiaries that is not conducted as of the date of the Merger Agreement;

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make any loans, advances or capital contributions to, or investments in, any person (other than loans, advances or capital contributions to the Company or any direct or indirect wholly owned subsidiary of the Company);

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(i) amend or modify in any material respect or terminate (excluding terminations upon expiration of the term thereof or upon default by any other party thereto, in each case, in accordance with the terms thereof) any material contract, or waive, release or assign any material rights, claims or benefits under any material contract or take (or fail to take) any action that would reasonably be expected to cause or result in a material breach of, or material default under, any material contract or (ii) enter into any contract that would have been a material contract had it been entered into prior to the date of the Merger Agreement, unless it is on terms substantially consistent with, or on terms more favorable to the Company or its subsidiaries (and to Parent and its subsidiaries following the Closing) than, either a contract it is replacing or a form of such material contract made available to Parent and Merger Sub; provided, this covenant will not prohibit or restrict any action in respect of the existing credit facilities of the Company that is otherwise contemplated by the Merger Agreement;

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(i) settle any proceeding before or threatened in writing to be brought before a governmental entity, other than settlements if the amount of any such settlement is not in excess of $250,000 individually or $1,000,000 in the aggregate with other settlements entered into between the date of the Merger Agreement and the Effective Time; provided that such settlements do not involve any non-de minimis injunctive or equitable relief or impose non-de minimis restrictions on the business activities of the Company and its subsidiaries or Parent and its subsidiaries or (ii) waive any material right with respect to any material claim held by the Company or any of its subsidiaries;

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enter into any collective bargaining agreement or recognize or certify any labor union, labor organization or other employee-representative body as the bargaining representative for any employees of the Company or any of its subsidiaries;

•	make, change or revoke any material tax election or change a material method of tax accounting, amend any material tax return, settle or compromise any material tax liability, audit, proceeding, claim or assessment, enter into any tax allocation, sharing or indemnity agreement (other than customary provisions in agreements or arrangements the primary subject of which is not taxes), enter into any closing agreement in respect of material taxes, seek or request any material tax ruling from a governmental entity, file any material tax return inconsistent with past practice other than as required by applicable law or contribute any assets to a taxable REIT subsidiary (other than any assets that are expected to be sold prior to the Closing Date and are otherwise permitted to be sold prior to the Closing Date pursuant to the terms of this Merger Agreement);

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take any action, or fail to take any action, which action or failure to act would reasonably be expected to cause (i) the Company to fail to qualify as a REIT or (ii) any other subsidiary of the Company to fail to preserve its status for U.S. federal income tax purposes as set forth on the Company Disclosure Letter;

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terminate, cancel or make any material changes to the structure, limits or terms and conditions of any of its insurance policies, including allowing the policies to expire without renewing such policies or obtaining comparable replacement coverage, or prejudicing rights to insurance payments or coverage;

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sell, assign (other than certain permitted liens), transfer or exclusively license any material intellectual property owned by the Company or any of its subsidiaries, or permit the lapse of any right, title or interest to any such material intellectual property, including any material registered intellectual property, in each case, other than in the ordinary course of business; or

•	agree, resolve or commit to do any of the foregoing.

Provided, that nothing in this section prohibits the Company or any of its subsidiaries from taking or refraining from taking any action or refraining from taking any action that in the reasonable judgment of the Board, upon written advice of nationally recognized REIT tax counsel, is reasonably necessary for the Company to avoid incurring entity-level U.S. federal income or U.S. federal excise taxes under the Code or to maintain its qualification as a REIT for any period or portion thereof ending on or prior to the Effective Time, including making dividend or other distribution payments to stockholders of the Company in accordance with the Merger Agreement (subject to the restrictions set forth in the first bullet point of this section); provided, that prior to taking any such action the Company and its subsidiaries inform Parent in writing of such action and consult with and cooperate with Parent in good faith to minimize the adverse effect of such action to the Company and Parent.

Restriction on Solicitation of Competing Proposals

Subject to certain exceptions described below, the Company has agreed that it will not, and will not permit any of its subsidiaries or any of the directors, officers or employees of the Company or any of its subsidiaries to, and that it will use its reasonable best efforts to cause its and its subsidiaries’ investment bankers, attorneys, accountants and other representatives and advisors, not to, directly or indirectly:

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solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined below);

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enter into, engage in, continue or participate in any discussions or negotiations with any person regarding any acquisition proposal or that would reasonably be expected to lead to any acquisition proposal (other than, solely in response to an inquiry that did not result from or arise in connection with a breach of the Merger Agreement, referring the inquiring person to the Merger Agreement and limiting its conversation or other communication exclusively to such referral);

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provide any information or data concerning the Company or any of its subsidiaries to any person, or afford access to the properties, books or records or employees of the Company or any of its subsidiaries in connection with or that would reasonably be expected to lead to any acquisition proposal; or

•	agree, propose or resolve to take any of the actions prohibited by the foregoing clauses.

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Additionally, the Company will cause its subsidiaries and representatives to, immediately (i) cease and cause to be terminated any discussions and negotiations with any person conducted before October 19, 2020 with respect to any acquisition proposal, or proposal that would reasonably be expected to lead to an acquisition proposal and cease providing any information to any such person or its representatives, (ii) terminate all access granted to any such person and its representatives to any physical or electronic data room, in each case with respect to an acquisition proposal and (iii) not terminate, waive, amend or modify any provision of any existing confidentiality or standstill agreement with respect to a potential acquisition proposal.

An “acquisition proposal” is defined in the Merger Agreement to mean:

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any proposal, offer, inquiry or indication of interest from any person or group (as defined in or under Section 13 of the Exchange Act) relating to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination, joint venture, partnership, dissolution, liquidation, spin-off, extraordinary dividend or similar transaction (or series of transactions) involving the Company or any of its subsidiaries which is structured to permit such person or group to, directly or indirectly, acquire beneficial ownership of fifteen percent (15%) or more of the outstanding Shares, or fifteen percent (15%) or more of the consolidated net revenues, net income or total assets of the Company; and

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any acquisition by any person or group (as defined in or under Section 13 of the Exchange Act) resulting in, or proposal, offer, inquiry or indication of interest, which if consummated would result in, any person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, fifteen percent (15%) or more of the outstanding Shares, or fifteen percent (15%) or more of the consolidated net revenues, net income or total assets of the Company, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person or group beneficially owning more than fifteen percent (15%) of the Shares, in each case, other than the transactions with Parent contemplated by the Merger Agreement.

An “alternative acquisition agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, lease agreement or other agreement (other than a confidentiality agreement entered into in compliance with the terms of the Merger Agreement) relating to an acquisition proposal.

Notwithstanding anything to the contrary in the non-solicitation provisions described above, prior to the time, but not after, the approval of the Merger by the holders of a majority of the outstanding stock of the Company entitled to vote thereon (which we refer to as the “Requisite Company Vote”) is obtained, the Company may, in response to an unsolicited, bona fide written acquisition proposal that did not result from a breach of the Company’s non-solicitation obligations, (i) provide access to non-public information regarding the Company or any of its subsidiaries to the person and its potential sources of financing who made such acquisition proposal (provided that such information has previously been made available to Parent and Merger Sub or is provided to Parent promptly (and in any event within twenty-four (24) hours) following the time such information is made available to such person and that, prior to furnishing any such non-public information, the Company receives from the person making such acquisition proposal an executed confidentiality agreement with terms at least as restrictive in all material respects on such person as the terms of the confidentiality agreement, dated August 25, 2020, by and between the Company and Pretium are on Pretium (it being understood that such confidentiality agreement need not prohibit the making or amending of an acquisition proposal)) and (ii) engage or participate in any discussions or negotiations with any such person regarding such acquisition proposal if, and only if, prior to taking any action described in clause (i) or (ii) above, the Board determines in good faith after consultation with outside legal counsel that based on the information then available and after consultation with an independent financial advisor of nationally recognized reputation that such acquisition proposal either constitutes a superior proposal (as such term is defined below) or would reasonably be expected to lead to a superior proposal and the failure to take such action would be inconsistent with the directors’ duties under applicable law and, with respect to clause (ii) above, the Company provides written notice to Parent at least twenty-four (24) hours prior to engaging or participating in any discussions or negotiations with any such person regarding such acquisition proposal.

The Merger Agreement provides that the Company will promptly (and, in any event, within twenty-four (24) hours) notify Parent in writing if (i) any written or other bona fide inquiries, proposals or offers with respect to an acquisition proposal or that would be reasonably likely to lead to an acquisition proposal are received by the Company, (ii) any information is requested in connection with any acquisition proposal or (iii) any discussions or negotiation with respect to an acquisition proposal or that would be reasonably expected to lead to an acquisition proposal are sought to be initiated or continued with the Company, indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers (including providing copies of any written materials delivered by such person) and thereafter will keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations (including delivering to Parent within twenty-four (24) hours of copies of all written materials and communications delivered by or on behalf of such person in connection with such proposal or offer).

A “superior proposal” means any bona fide written offer made by a third party (not made as a result of a breach of the Merger Agreement) after the date of the Merger Agreement that, if consummated, would result in such third party (or its stockholders) owning, directly or indirectly, a majority of the outstanding Shares (or of the stock of the surviving entity in a Merger or the direct or indirect parent of the surviving entity in a Merger) or a majority of the assets of the Company and its subsidiaries, taken as a whole, which the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) to be (i) more favorable to the holders of Shares from a financial point of view than the Merger (taking into account all of the terms and conditions of such proposal and the Merger Agreement (including, if applicable at the time of such determination, any changes to the financial terms of the Merger Agreement then proposed by Parent in response to such offer or otherwise)) and (ii) reasonably likely to be completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

Obligation of the Board with Respect to Its Recommendation

The Merger Agreement provides that, except as described below, neither the Board nor any committee thereof will (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify, or modify), in a manner adverse to Parent, the Company recommendation to approve the Merger, or approve, recommend or otherwise declare advisable any acquisition proposal, (ii) fail to include the Company recommendation to approve the Merger in the proxy statement, (iii) fail to reaffirm the Company recommendation to approve the Merger within ten (10) days after receipt of a written request from the Parent to do so (which requests under this clause to be limited to no more than once every thirty (30) days), (iv) after receipt of any acquisition proposal, fail to recommend against any acquisition proposal within ten (10) days of receipt of a written request from Parent to do so, (v) fail to recommend against any acquisition proposal that is a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, (vi) recommend, or publicly propose to declare advisable or recommend, any acquisition proposal (each of the foregoing clauses, we refer to as a “change in recommendation”) or (vii) cause or permit the Company or any of its subsidiaries to enter into any alternative acquisition agreement relating to any acquisition proposal.

Notwithstanding the foregoing, following the Company’s receipt of a written acquisition proposal after the date of the Merger Agreement that did not result from a breach of the Merger Agreement and that the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a superior proposal, the Board may, at any time prior to the time the Requisite Company Vote is obtained, make a change in recommendation with respect to such superior proposal or authorize, resolve, agree or propose publicly to take any such action, if all of the following conditions are met:

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the Company has (A) provided to Parent four (4) business days’ prior written notice, which states expressly (1) that it has received a written acquisition proposal that constitutes a superior proposal,

(2) the material terms and conditions of the acquisition proposal (including the consideration offered therein and the identity of the person or group making the acquisition proposal) and has contemporaneously provided an unredacted copy of the relevant proposed transaction agreements and all other documents related to the superior proposal (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such superior proposal will require a new notice and an additional three (3) business day period) and (3) that, subject to the bullet point directly below, the Board has determined to make a change in recommendation and (B) prior to making such a change in recommendation, (x) used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such notice period, which may be on a non-exclusive basis, to consider any adjustments proposed by Parent to the terms and conditions of the Merger Agreement such that the acquisition proposal ceases to constitute a superior proposal and (y) in determining whether to make a change in recommendation, the Board takes into account any changes to the terms of the Merger Agreement proposed by Parent and any other information provided by Parent in response to such notice; and

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the Board has determined, in good faith, after consultation with its financial advisors and outside legal counsel, that, in light of such superior proposal and taking into account any revised terms proposed by Parent, such superior proposal continues to constitute a superior proposal and that the failure to make such change in recommendation would be inconsistent with the directors’ duties under applicable law.

Notwithstanding anything to the contrary in the Merger Agreement, neither the Company nor any of its subsidiaries may enter into an alternative acquisition agreement before the Merger Agreement has been validly terminated in accordance with its terms (including payment of any applicable Company termination fee and the Parent Expenses to the extent due and payable under the Merger Agreement).

Notwithstanding the restrictions on the Board making a change in recommendation described above, upon the occurrence of an intervening event, the Board may, at any time prior to the time the Requisite Company Vote is obtained, make a change in recommendation if all of the following conditions are met:

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the Company has (A) provided to Parent four (4) business days’ prior written notice, which (1) sets forth in reasonable detail information describing the intervening event and the rationale for the change in recommendation and (2) states expressly that, subject to bullet point directly below, the Board has determined to make a change in recommendation and (B) prior to making such a change in recommendation, used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such four-business day period to consider any adjustments proposed by Parent to the terms and conditions of the Merger Agreement such that the failure of the Board to make a change in recommendation in response to the intervening event in accordance with the bullet point directly below would no longer be inconsistent with the directors’ duties under applicable law; and

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the Board has determined in good faith, after consultation with its outside legal counsel, that in light of such intervening event and taking into account any revised terms proposed by Parent, the failure to make a change in recommendation would be inconsistent with the directors’ duties under applicable law.

An “intervening event” means a material event, circumstance, change or development first occurring after the date of the Merger Agreement that (i) was not known to, or reasonably foreseeable by, the Board prior to the execution of the Merger Agreement, which event, circumstance, change or development, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Board prior to the receipt of the Requisite Company Vote and (ii) does not relate to an acquisition proposal; provided, that an intervening event shall exclude any event, circumstance, change or development related to (A) any acquisition proposal or other inquiry, offer or proposal that would reasonably be expected to lead to an acquisition proposal, (B) consisting of or resulting from a breach of the Merger Agreement by the Company or any of its subsidiaries, (C) changes in the price of the Shares, in and of itself (however, the underlying reasons for such changes may constitute an intervening event unless excluded by any other exclusion in this definition), (D) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, that the underlying reasons for the Company exceeding such projections, estimates or expectations may constitute an intervening event unless excluded by any other exclusion in this definition) or (E) an event that relates solely to Parent.

Obligations with Respect to this Proxy Statement and the Special Meeting

Under the terms of the Merger Agreement, as promptly as reasonably practicable following the date of the Merger Agreement, the Company was, in coordination with Parent, required to establish a record date for, and duly call and give notice of, a meeting of the Company’s stockholders to consider and vote upon the approval of the Merger (which we refer to as the “special meeting”) and, as soon as practicable following the dissemination of the definitive proxy statement with respect to the stockholders meeting, the Company is required to convene and hold the special meeting; provided that, unless the Board determines that it would be inconsistent with the directors’ duties under applicable law, the special meeting is required to be held no earlier than 35 days and no later than 40 days after the SEC confirms it has no additional comments to the proxy statement, or 10 days after the proxy statement is filed, if the SEC does not provide comments. Under the terms of the Merger Agreement, the Company’s obligations to call, give notice of, convene and hold the special meeting apply notwithstanding any Board recommendation change or commencement, disclosure, announcement or submission of any acquisition proposal (except in the event that the Merger Agreement is validly terminated prior to the special meeting), and the Company is prohibited from submitting to the vote of the Company stockholders any acquisition proposal other than approval of the Merger, and other matters of procedure and applicable law required to be voted on by the Company’s stockholders in connection with the approval of the Merger, without Parent’s consent.

Efforts to Complete the Merger

Under the terms of the Merger Agreement, the Company must use, and must cause its subsidiaries to use, their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable under the Merger Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as expeditiously as possible, and in no event later than the Termination Date including (i) preparing and filing all documentation to effect all necessary notices, reports and other filings and to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained by the Company or any of its subsidiaries from any governmental entity in order to consummate the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) satisfying the conditions to the obligation of Parent and Merger Sub to consummate the Merger, (iii) defending any proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger, (iv) obtaining any consent, approval of, or waiver or exemption by, any non-governmental third party required to be obtained by the Company or any of its subsidiaries in connection with the transactions contemplated by the Merger Agreement (which we refer to as the “Company Third Party Consents”), including obtaining from the applicable agents, trustees and/or lenders a consent to the transactions contemplated by the Merger Agreement (in each case, to the extent necessary, proper or advisable to be obtained by the Company or any of its subsidiaries in connection with the Merger) and the Specified Lender Consent, (v) maintaining in full force and effect (once effective) the Company Third Party Consents, including the existing lender consents and the Specified Lender Consent and satisfying any conditions applicable to the Company or any of its subsidiaries under the existing lender consents and the Specified Lender Consent, (vi) executing and delivering any reasonable additional instruments necessary to consummate the transactions contemplated thereby and to fully carry out the purposes of the Merger Agreement, and (vii) cooperating with Parent and Merger Sub in connection with Parent’s obligations described in the following paragraph.

Under the terms of the Merger Agreement, Parent and Merger Sub must use their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable under the Merger Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as expeditiously as possible, and in no event later than the Termination Date including (i) preparing and filing all documentation to effect all notices, reports and other filings necessary or advisable to be made by them and to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained by them from any governmental entity in order to consummate the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) satisfying the conditions to the Company’s obligation to consummate the Merger, (iii) cooperating with the Company to defend any proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger, (iv) obtaining any consent, approval of, or waiver or exemption by, any non-governmental third party required to be obtained by Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement, (v) executing and delivering any reasonable additional instruments necessary to consummate the transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Merger Agreement, and (vi) cooperating with the Company and its subsidiaries in connection with their obligations described in the preceding paragraph (including, in each of clauses (i) through (vi) of this paragraph, for the avoidance of doubt, in connection with maintaining in full force and effect the existing lender consents (including, delivery or causing the delivery of any acknowledgments, reaffirmations and legal opinions required pursuant thereto) and obtaining the Specified Lender Consent).

Subject to the following paragraph, under the terms of the Merger Agreement, in the event that the parties receive a request for information or documentary material pursuant to any antitrust laws, unless otherwise agreed to by the Company and Parent, the parties must use their reasonable best efforts to submit an appropriate response to, and to certify compliance with, such request as promptly as practicable and advisable, and counsel for both parties must closely cooperate during the entirety of any review process in connection therewith. Neither the Company nor any of its subsidiaries, nor Parent or Merger Sub, is permitted to knowingly take, cause or permit to be taken, or omit to take, any action which such party reasonably expects is likely to materially delay or prevent consummation of the contemplated transactions, unless otherwise agreed to by the parties. None of the parties, without the other party’s prior written consent, may enter into any timing or similar agreement, or otherwise agree or commit to any arrangement, that would bind or commit the parties not to consummate the contemplated transactions (or that would otherwise prevent or prohibit the parties from consummating the contemplated transactions). As used in the Merger Agreement, the term “antitrust laws” means the Sherman Act, the Clayton Antitrust Act of 1914 and all other federal, state and foreign statutes, rules, regulations, orders, decrees and other laws and orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or competition.

Under the terms of the Merger Agreement, Parent and the Company must cooperate with respect to the antitrust laws and will have joint decision making authority with respect to the appropriate course of action with respect to obtaining the consents, approvals, permits, waiting period expirations or authorizations of any governmental entity required to consummate the Merger prior to the Termination Date. To the extent permitted by applicable law, each party to the Merger Agreement has agreed to:

•	notify the other, as far in advance as practicable, of any filing or material or substantive communication or inquiry that it or any of its subsidiaries intends to make with any governmental entity;

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prior to submitting any such filing or making any such communication or inquiry, provide the other party and its counsel a reasonable opportunity to review, and consider in good faith the comments of the other party in connection with, any such filing, communication or inquiry;

•	promptly following the submission of such filing or making such communication or inquiry, provide the other party with a copy of any such filing or, if in written form, communication or inquiry; and

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consult with the other party in connection with any inquiry, hearing, investigation or litigation by, or negotiations with, any governmental entity relating to the Merger, including the scheduling of, and strategic planning for, any meetings with any governmental entity relating thereto.

In addition to the foregoing, each of the Company and Parent have agreed to use reasonable best efforts to contest and resist any proceeding challenging the Merger as violative of any antitrust law, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger.

Access to Information

Under the terms of the Merger Agreement, upon reasonable notice, and except as may otherwise be required by applicable law, the Company must, and must cause its subsidiaries, and must direct its and their representatives and the Manager to, afford Parent and its representatives, reasonable access (taking into account COVID-19), during normal business hours during the period prior to the Effective Time, (i) to the employees, customers, suppliers, properties, assets, commitments, tax returns, books, records and contracts of the Company and its subsidiaries; (ii) to certain employees of the Manager who are expected to become employees of the Company upon the termination of the Manager, and (iii) to the books and records of the Manager that relate to the Company and its subsidiaries (to the extent such books and records are accessible or reasonably obtainable by the Company). However, the Company is not required to permit any inspection that requires invasive environmental sampling. Moreover, the Company is not required to disclose any information (i) for which access is prohibited by law, (ii) that is subject to confidentiality obligations to a third party or (iii) that would result in the loss of attorney-client privilege; in each case, subject to certain limited exceptions.

Director and Officer Indemnification and Insurance

Pursuant to the Merger Agreement, from and after the Effective Time, Parent must, and must cause the Surviving Company to, indemnify and hold harmless each present and former director and officer of the Company determined as of the Effective Time (which we refer to collectively as the “indemnified parties”) to the fullest extent that the Company would have been permitted under the MGCL, any applicable indemnification agreement or the Company’s charter or bylaws, including with respect to matters arising or occurring prior to the Effective Time, including those arising out of the Merger Agreement and the transactions contemplated thereby. Furthermore, for at least six years from and after the Effective Time, Parent must ensure that the organizational documents of the Surviving Company contain provisions no less favorable than the current charter and bylaws provide with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries than are presently set forth in the Company’s charter and bylaws.

Prior to the Effective Time, the Company must and, if the Company is unable to, Parent must cause the Surviving Company as of the Effective Time to, obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with benefits and levels of coverage no less favorable than the benefits and coverage levels contained in the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement). If the Company for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company must, and Parent must cause the Surviving Company to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance in place as of the date of the Merger Agreement with benefits and levels of coverage no less favorable than the benefits and coverage levels contained in the Company’s existing policies as of the date of the Merger Agreement, or the Surviving Company must, and Parent must cause the Surviving Company to, purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as those contained in the Company’s existing policies as of the date of the

Merger Agreement. However, in no event will the Company, Parent or the Surviving Company be required to expend for such policies an annual premium amount in excess of three-hundred percent (300%) of the annual premiums currently paid by the Company for such insurance. In all instances, such “tail” insurance must be procured by an insurance broker of the Parent’s choosing in consultation with the Company.

Employee Benefits

Under the terms of the Merger Agreement, Parent agreed that each employee of the Company, the Manager or their subsidiaries who continues to remain employed with or, in connection with the consummation of the transactions contemplated by the Merger Agreement, becomes employed by, Parent, the surviving company or its subsidiaries (each of whom we refer to as a “Continuing Employee”) will, during the period commencing at the Effective Time and ending twelve months thereafter, be provided with (i) a base salary or base wage that is no less favorable than the base salary or base wage provided to such Continuing Employee by the Company, the Manager or their subsidiaries immediately prior to the Effective Time and (ii) an annual cash bonus opportunity and long-term incentive opportunities that are no less favorable in the aggregate (including with respect to performance criteria and levels and timing of payment) than the annual cash bonus opportunity and long-term incentive opportunities provided to such Continuing Employee by the Company, the Manager and their subsidiaries, as applicable, for the year immediately prior to the Effective Time. Additionally, Parent agreed that, during the period commencing at the Effective Time and ending twelve months thereafter, each Continuing Employee will be provided with employee benefits (excluding change in control payments, retention bonuses, defined benefit pension plans and post-employment welfare benefits) that are substantially comparable in the aggregate to those provided by the Company, the Manager or their subsidiaries, as applicable to such Continuing Employee as of immediately prior to the Effective Time. Additionally, Parent agreed that, during the period commencing at the Effective Time and ending one year thereafter, each Continuing Employee will be provided with severance benefits that are no less favorable than the severance benefits provided by the Company, the Manager or their subsidiaries, as applicable, to such Continuing Employee immediately prior to the Effective Time. Parent also agreed that it will or will cause the surviving company to honor and assume all obligations, and pay all amounts due in the event of certain terminations of employment in connection with a change in control, under certain agreements and severance plans as in effect immediately prior to the Effective Time.

Under the terms of the Merger Agreement, Parent must use commercially reasonable efforts to provide that no pre-existing conditions, exclusions or waiting periods must apply to Continuing Employees under the benefit plans provided for such employees except to the extent such condition or exclusion was applicable to an individual Continuing Employee prior to the Effective Time. With respect to the plan year during which the Continuing Employees begin participating in any Parent welfare benefit plan, Parent further agreed to use commercially reasonable efforts to provide each Continuing Employee with credit for deductibles, co-insurance, co-payments and out-of-pocket requirements paid during such plan year prior to the Continuing Employee’s participation in such Parent welfare benefit plan. From and after the Closing Date, Parent further agreed to provide credit to Continuing Employees for their service recognized by the Company and its subsidiaries for all purposes to the same extent and for the same purposes as such service was credited under the Company Plans.

Surviving Company Financing

Under the terms of the Merger Agreement, the Company and its subsidiaries agreed to use commercially reasonable efforts to cooperate with Parent or Merger Sub as reasonably requested by Parent or Merger Sub and as is customary for financings of the type contemplated by the debt commitment letter, and at Parent’s sole expense (other than with respect to the Company’s obligation to deliver its regular annual and quarterly financial statements), in connection with Merger Sub’s arranging and obtaining the debt financing. During the pre-closing period, except as otherwise expressly permitted in the Merger Agreement, Parent agreed not to permit certain amendments, replacements, supplements or modifications to be made to, or waivers of any provisions or remedies under, or substitutions of, or reductions in the amount thereunder of, either of the debt or equity commitment letters, in each case without obtaining the Company’s prior written consent.

Parent further agreed to use commercially reasonable efforts to take all actions and do all things necessary, proper or advisable to obtain the equity financing and to use commercially reasonable efforts to, and to cause Merger Sub to, use commercially reasonable efforts to, obtain the debt financing contemplated by the debt commitment letter on or prior to the Closing Date on the terms and conditions described in the debt commitment letter.

If any portion of the debt financing becomes unavailable on the terms contemplated in the debt commitment letter, Parent and Merger Sub agreed to use commercially reasonable efforts to obtain alternative financing for any such portion of the financing, subject to the limitations specified in the Merger Agreement.

Other Covenants and Agreements

Under the terms of the Merger Agreement, the Company and Parent made certain other covenants to and agreements with each other regarding various other matters including:

•	preparation of this proxy statement;

•	public statements and disclosure concerning the Merger Agreement and the transactions contemplated by the Merger Agreement;

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taking actions and doing all things necessary or advisable under applicable laws and orders, including under antitrust or other similar laws, and preparing all related filings and documentation; provided, however, that in no event are Parent, Merger Sub, any of the Equity Investors, or any of their respective affiliates required to, in connection with obtaining any necessary approvals or consents under any applicable antitrust laws, divest any assets or rights therein, or take or commit to take any actions that would limit any such party’s freedom of action with respect to its assets.

•	state anti-takeover or other similar laws;

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the Company’s ability to take all actions as may be reasonably requested by any party to the Merger Agreement to cause any dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by the Merger Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	cooperating to delist the common stock of the Company from the NYSE and to deregister such common stock under the Exchange Act as soon as practicable following the Effective Time;

•	notifying Parent of any stockholder litigation;

•	the Company making certain records of the Company available to Parent;

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Parent and the Company using commercially reasonable efforts to establish a mechanism regarding integration planning, including with respect to the status of ongoing operations and administration of the Company;

•	obtaining resignations from directors and officers of the Company; and

•	cooperating regarding contributions of assets to and/or distributions of assets from taxable REIT subsidiaries.

Conditions to the Merger

Conditions to Each Party’s Obligations

Each party’s obligations to effect the Merger are subject to the satisfaction (or mutual waiver if permitted by law) at or prior to the Closing of the following conditions:

•	receipt of the Requisite Company Vote; and

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no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced, adopted or entered any law or order that prevents, makes illegal, restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by the Merger Agreement.

Conditions to Parent’s and Merger Sub’s Obligations

The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following additional conditions:

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each of the Company’s representations and warranties contained in the Merger Agreement related to (i) the Company’s capital structure (in certain respects solely as such representations relate to the Company and not the Company’s subsidiaries) and (ii) the Company having all corporate power and having taken all corporate action necessary in order to execute, deliver and perform its obligations under the Merger Agreement and to consummate the Merger, subject only to the Company obtaining the required stockholder approval, must be true and correct as of the date of the Merger Agreement and as of the Closing Date, subject only to de minimis inaccuracies as of the date of the Merger Agreement and as of the Closing (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty will be true and correct, subject only to de minimis inaccuracies as of such earlier date);

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each of the Company’s representations and warranties contained in the Merger Agreement related to absence of certain changes since December 31, 2019 and the Asset Management Agreement must be true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date;

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each of the Company’s representations and warranties contained in the Merger Agreement related to (i) the Company’s due execution of the Merger Agreement, (ii) certain determinations of the Board in connection with the Merger and the Merger Agreement, (iii) receipt of the opinion of the Company’s financial advisor that the Merger Consideration to be received by the stockholders is fair, from a financial point of view, to such holders, and (iv) brokers and finders, must be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date);

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each of the Company’s other representations and warranties contained in the Merger Agreement must be true and correct in all respects as of the date of the Merger Agreement and as of the Closing (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty will be true and correct as of such earlier date) (without regard to materiality or material adverse effect qualifiers contained within such representations and warranties), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had or would not reasonably be expected to have a material adverse effect on the Company;

•	Parent must have received a signed certificate by a senior executive officer of the Company at the Closing stating that the conditions set forth in the bullets above have been satisfied;

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the Company must have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing, and Parent must have received a signed certificate by a senior executive officer of the Company to such effect;

•	the Company must have received a legal opinion relating to its status as a REIT from its tax counsel upon which Merger Sub may rely;

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the Specified Lender Consent shall be delivered to the Company and shall be in full force and effect and be effective not later than, and substantially concurrently with, the consummation of the Merger;

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the consents delivered by the relevant lenders under the existing credit facilities of the Company (other than the Freddie Mac Loan) must remain in full force and effect, and each such consent (if any) that was delivered to the Company’s legal counsel in escrow pending consummation of the Merger shall be released from escrow at the Closing and shall be effective not later than, and substantially concurrently with, the consummation of the Merger;

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no event of default arising as a result of failure to make payment at maturity or after acceleration following a breach or default (in each case, subject to applicable periods of grace) having occurred and been continuing under certain of the Company’s existing credit facilities; and

•	the Company must be in compliance with certain financial covenants in its existing credit facilities.

Conditions to the Company’s Obligations

The Company’s obligations to effect the Merger are also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following additional conditions:

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each of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement must be true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to prevent or have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by the Merger Agreement;

•	the Company must have received a signed certificate by an officer of Parent at the Closing stating that the condition set forth in the bullet above has been satisfied; and

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each of Parent and Merger Sub must have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing, and the Company must have received a signed certificate by an officer of Parent to such effect.

Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, may waive the conditions to the performance of its respective obligations under the Merger Agreement and effect the Merger even though one or more of these conditions has not been met. The Company cannot give any assurance that all of the conditions of the Merger will be either satisfied or waived or that the Merger will occur.

Termination of the Merger Agreement

Termination Rights Exercisable by Either Parent or the Company

The Merger Agreement may be terminated prior to the Effective Time by the mutual written consent of Parent and the Company. In addition, the Merger Agreement may be terminated prior to the Effective Time by either Parent or the Company if:

•	the Merger has not been consummated by the Termination Date;

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the receipt of the Requisite Company Vote has not occurred at a meeting duly convened for such vote or at any adjournment or postponement thereof at which a vote upon the approval of the Merger was taken; or

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any law or order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger has become final and non-appealable, whether before or after the receipt of the Requisite Company Vote.

The right to terminate the Merger Agreement pursuant to the above circumstances will not be available to any party that has breached in any material respect its obligations under the Merger Agreement in any manner that has proximately caused or resulted in the failure of the Merger to be consummated.

Company Termination Rights

The Company may also terminate the Merger Agreement and abandon the Merger if:

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at any time prior to the Effective Time, whether before or after the receipt of the Requisite Company Vote, there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in the Merger Agreement, or any representation and warranty becomes untrue after the date of the Merger Agreement, such that the obligations of Parent and Merger Sub described in “—Conditions to the Company’s Obligations” above would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following notice to Parent from the Company of such breach or failure and (ii) the date that is three (3) business days prior to the Termination Date; provided that the Company will not have the right to terminate the Merger Agreement if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

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at any time prior to the Effective Time, if (i) the conditions to Closing set forth in “—Conditions to Each Party’s Obligations” and “—Conditions to Parent’s and Merger Sub’s Obligations” have been satisfied or waived (other than those conditions that, by their terms, are to be satisfied at Closing; provided that those conditions would have been satisfied if the Closing were to occur on such date), (ii) the Company has confirmed by written notice to Parent that the date on which the Closing should have occurred pursuant to “—Closing; Effective Time” has occurred and that the Company is ready, willing and able to consummate the Merger on the date of such written notice and throughout the immediately subsequent three (3) business day period and (iii) Parent fails to consummate the Merger within three (3) business days following receipt of such written notice.

Parent Termination Rights

Parent may also terminate the Merger Agreement and abandon the Merger at any time prior to the Effective Time if:

•	the Board has made a change in recommendation; or

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there has been a breach of any representation, warranty, covenant or agreement made by the Company in the Merger Agreement, or any such representation and warranty becomes untrue after the date of the Merger Agreement, such that the terms of “—Conditions to Parent’s and Merger Sub’s Obligations” above would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following written notice to the Company from Parent of such breach or failure and (ii) the date that is three (3) business days prior to the Termination Date; provided that Parent will not have the right to terminate the Merger Agreement pursuant to this section if Parent is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement.

Effect of Termination

If the Merger Agreement is terminated and the Merger is abandoned, the Merger Agreement will become void and of no effect with no liability of any party to the Merger Agreement (or any representative of such party); provided, however, that no termination will relieve the Company for any liability resulting from a willful breach of the Merger Agreement prior to any termination.

Expenses; Termination Fees

Other than in connection with the financing, certain tax matters, and as provided below, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will generally be borne by the party that incurs such fees and expenses, regardless of whether the Merger is consummated, except that expenses incurred in connection with the proxy statement will be shared equally by Parent and the Company.

The Company has agreed to pay Parent a termination fee of $40,245,000 and, in addition, will reimburse Parent for reasonable and documented out-of-pocket expenses actually incurred by Parent or on its behalf in connection with the authorization, preparation, investigation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby, and the enforcement of Parent’s right to receive any such payment, up to a maximum of $8,200,000, if:

•	Parent terminates the Merger Agreement in connection with the Board having made a change in recommendation; or

•

(i) after the date of the Merger Agreement, a bona fide acquisition proposal is communicated in writing to the senior management or the Board or is publicly announced or made directly to the Company’s stockholders generally or is otherwise publicly disclosed by the Company, (ii) the Merger Agreement is terminated by the Company or Parent because the Termination Date has been reached without the Closing of the Merger or because the Company did not obtain the Requisite Company Vote at a meeting duly convened therefor or at any adjournment or postponement thereof at which a vote upon approval of the Merger was taken, or by Parent because the Company is in breach of the Merger Agreement as described in the second bullet under “—Parent Termination Rights” above, and (iii) within 12 months of such termination the Company enters into a definitive agreement with respect to an acquisition proposal (regardless of when made or the counterparty thereto) or consummates any acquisition proposal (regardless of when made or the counterparty thereto); provided, that, for purposes of this bullet, references to “fifteen percent or more” in the term “acquisition proposal” will instead be deemed to be references to “fifty percent or more.”

Parent has agreed to pay the Company a termination fee of $40,245,000 and, in addition, to reimburse the Company for reasonable and documented out-of-pocket expenses actually incurred by the Company or on its behalf in connection with the authorization, preparation, investigation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby, and the enforcement of the Company’s right to receive any such payment, up to a maximum of $8,200,000, if: (i) the Company terminates the Merger Agreement pursuant to the terms described above under “—Termination of the Merger Agreement—Company Termination Rights” or if the Company or Parent terminates the Merger Agreement due to the Termination Date being reached without the Closing of the Merger at a time when the Company could have terminated the Merger Agreement pursuant to the terms described above under “—Termination of the Merger Agreement—Company Termination Rights.”

Miscellaneous

Specific Performance

Under the terms of the Merger Agreement, the parties are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (in the courts described therein), without proof of damages or otherwise, and in addition to any other remedy to which they are entitled under the Merger Agreement. Each of the parties agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Amendment of the Merger Agreement

The Merger Agreement may be amended, modified or supplemented in writing by the parties thereto, by action of the board of directors, general partner or manager, as the case may be, of the respective parties; provided, however, that after adoption of the Merger Agreement by the stockholders of the Company at the special meeting of the stockholders of the Company, no amendment, modification or supplement may be made which by law or in accordance with the rules and regulations of the NYSE requires the further approval of the stockholders of the Company without such further approval. No amendments or modifications to the provisions which the lender is expressly made a third-party beneficiary will be permitted in a manner adverse to any debt financing source party to the debt commitment letter without the prior written consent of such debt financing source party to the debt commitment letter.

Governing Law; Submission to Jurisdiction; No Jury Trial

Except as described in the following paragraph, the Merger Agreement is governed by Delaware law, without giving effect to principles of conflicts of law thereof. Each of the parties to the Merger Agreement has irrevocably submitted itself to the exclusive jurisdiction of the Chancery Courts of the State of Delaware (or, if the Chancery Court declines jurisdiction, any other Delaware state court, and the federal courts of the United States of America, in each case, located in New Castle County in the State of Delaware) in the event any dispute or controversy arises out of the Merger Agreement or the transactions contemplated thereby. In addition, each of the parties to the Merger Agreement has irrevocably waived all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the Merger Agreement or the transactions related to the Merger Agreement.

Notwithstanding the foregoing (i) the matters pertaining to the MGCL or MRL, including matters relating to the filing of the Articles of Merger and the effects of the Merger, will be governed by the MGCL and MRL and all matters relating to the duties of the Board will be governed by and construed in accordance with the laws of the State of Maryland and (ii) except as set forth in the debt commitment letter, any dispute arising under or related to the Merger Agreement, the debt commitment letter, the debt financing or the transactions contemplated thereby that involves any debt financing related party will be governed by and construed in accordance with the laws of the State of New York.

VOTING AGREEMENT

This section describes the material terms of the voting agreement entered into and executed between Parent and Deer Park on October 19, 2020. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting agreement, a copy of which is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the voting agreement. You are encouraged to read the voting agreement carefully and in its entirety.

In connection with the execution of the Merger Agreement, and as a condition to Parent’s willingness to enter into the Merger Agreement, Deer Park entered into a voting agreement with Parent. Based on information provided by Deer Park to Parent as of the date of the voting agreement, Deer Park beneficially owned, in the aggregate, 8,682,494 Shares.

Deer Park has agreed, on the terms and subject to the conditions set forth in the voting agreement, to vote its Shares (representing approximately 14.8% of the outstanding Shares as of October 15, 2020) as follows:

(a) in favor of (i) the Merger, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any action in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against the following actions (other than the Merger): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the properties, rights or other assets of the Company or any of its subsidiaries; (iii) any reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (iv) any change in the Board; (v) any amendment to the Company’s certificate of incorporation or bylaws or other charter or organizational documents; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger.

Deer Park has agreed to restrictions on the transfer of its Shares during the term of the voting agreement. The voting agreement with Deer Park will expire on the earliest to occur of (i) the date on which the Merger Agreement is validly terminated in accordance with its terms; (ii) the date upon which the Merger becomes effective or (iii) May 19, 2021. A copy of the voting agreement is attached to this proxy statement as Annex B and is incorporated by reference herein in its entirety.

NO DISSENTERS’ OR RIGHTS OF OBJECTING STOCKHOLDERS

We are organized as a corporation under Maryland law. Holders of Shares are not entitled to dissenting stockholders’ appraisal rights, rights of objecting stockholders or other similar rights in connection with the Merger under the MGCL. Subject to the limited circumstances set forth in Section 3-202(d) of the MGCL, the MGCL does not provide for appraisal rights or other similar rights to stockholders of a corporation in connection with a merger of a corporation if the shares of the corporation are listed on the NYSE on the record date for determining stockholders entitled to vote on the transaction. The circumstances of the Merger do not satisfy the conditions set forth in Section 3-202(d) of the MGCL that would trigger such appraisal rights or similar rights. In addition, holders of Shares may not exercise dissenting stockholders’ appraisal rights, rights of an objecting stockholders or similar rights in connection with the Merger because, as permitted by the MGCL, our charter provides that stockholders are not entitled to exercise such rights unless our Board, upon the affirmative vote of a majority of our Board, determines that the rights apply. Our Board has made no such determination and cannot make such determination pursuant to the Merger Agreement. However, our stockholders may vote against the Merger.

MARKET PRICE AND DIVIDEND DATA

Front Yard common stock is traded on the NYSE under the symbol “RESI.” As of the close of business on December 7, 2020, the record date, there were 58,747,146 Shares outstanding and entitled to vote, held by approximately 47 holders of record of the Shares. Because many Shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

The following table presents the closing per Share price, as reported on the NYSE on October 16, 2020, the last full trading day before the public announcement of the Merger, and on December 7, 2020, the last full trading day before the filing of this proxy statement:

Date	Closing per Share Price
October 16, 2020	$9.96
December 7, 2020	$16.29

You are encouraged to obtain current market prices of the Shares in connection with voting your Shares. Following the Merger, there will be no further market for the Shares, and the Shares will be delisted from the NYSE and deregistered under the Exchange Act.

Under the Merger Agreement, the declaration and payment of regular quarterly cash dividends is not permitted without the prior written consent of Parent.

STOCK OWNERSHIP

We have listed below, as of November 16, 2020 (except as otherwise indicated), the beneficial ownership of Front Yard common stock by (a) each of our directors, (b) each of our “named executive officers”, (c) all of our directors and executive officers as a group and (d) each person known by us to be the beneficial owner of more than five percent of the number of outstanding Shares. The table is based on information we received from the directors, executive officers and filings made with the SEC. We are not aware of any other beneficial owner of more than five percent of the number of outstanding Shares as of November 16, 2020. Unless otherwise indicated, each of our directors and “named executive officers” has (a) the same business address as Front Yard and (b) sole investment and voting power over all of the Shares that he or she beneficially owns. All Share numbers have been rounded to the nearest whole number.

Name of Beneficial Owner:	Amount	Percent
Deer Park Road Management Company, L.P. (1)	8,682,494	14.78%
Vanguard Group, Inc. (2)	7,132,919	12.14%
Amherst Holdings, LLC (3)	4,400,000	7.49%
BlackRock, Inc. (4)	4,017,302	6.84%
Pentwater Capital Management (5)	3,466,000	5.90%

Directors and Named Executive Officers:	Amount	Percent
Rochelle R. Dobbs (6)	80,593	*
Leland Abrams (7)	104,000	*
George G. Ellison (8)	738,086	1.26%
Michael A. Eruzione (9)	19,227	*
Leslie B. Fox (10)	—	*
Wade J. Henderson (11)	4,546	*
George W. McDowell (12)	19,739	*
Lazar Nikolic (13)	312,242	*
Robin N. Lowe (14)	156,186	*
Stephen H. Gray (14)	111,310	*
Michael G. Lubin (14)	148,519	*
Rene Dittrich (15)	36,230	*
All Directors and Executive Officers as a Group (12 persons) (16)	1,730,678	2.95%

*	Less than 1%
(1)

Based on information contained in a Schedule 13D filed jointly with the SEC on October 22, 2020 by Deer Park Road Management Company, L.P., Deer Park Road Management GP, LLC, Deer Park Road Corporation, Michael Craig-Scheckman, AgateCreek LLC, and Scott Edward Burg (which we refer to collectively as “Deer Park Road Management”). Includes 8,682,494 Shares as to which shared voting power and shared dispositive power is claimed and zero Shares as to which sole voting power and sole dispositive power is claimed. Deer Park Road Management’s address is 1195 Bangtail Way, Steamboat Springs, Colorado 80487.

(2)

Based on information contained in a Schedule 13G/A filed with the SEC on February 11, 2020 by Vanguard Group, Inc. (which we refer to as “Vanguard”). Includes 49,946 Shares as to which sole voting power is claimed, 2,500 Shares as to which shared voting power is claimed, 7,088,420 Shares as to which sole dispositive power is claimed and 44,499 Shares as to which shared dispositive power is claimed. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based on information contained in a Schedule 13D/A filed jointly with the SEC on May 19, 2020 by Amherst Single Family Residential Partners VI, LP, Amherst SFRP VI GP, LLC, Amherst Residential, LLC and Amherst Holdings, LLC (which we refer to collectively as “Amherst Holdings”). Includes 4,400,000 Shares as

to which shared voting power and shared dispositive power is claimed and zero Shares as to which sole voting power and sole dispositive power is claimed. Amherst Holdings’ address is 5001 Plaza on the Lake, Suite 200, Austin, Texas 78746.
(4)

Based on information contained in a Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc. (which we refer to as “BlackRock”). Includes 3,889,307 Shares as to which sole voting power is claimed, 4,017,302 Shares as to which sole dispositive power is claimed and zero Shares as to which shared voting and shared dispositive power is claimed. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(5)

Based on information contained in a Schedule 13F filed with the SEC on August 14, 2020 by Pentwater Capital Management LP (which we refer to as “Pentwater”). Includes 3,466,000 Shares as to which both sole voting power and sole dispositive power is claimed and zero Shares as to which shared voting and shared dispositive power is claimed. Pentwater’s address is 1001 10th Avenue South, Suite 216, Naples, FL 34102.

(6)

Includes 4,196 RSUs granted on May 26, 2017 that have vested and are issuable within 60 days of November 16, 2020. Excludes 7,049 RSUs granted on May 24, 2018 that that have vested, 7,136 RSUs granted on August 12, 2019 that have vested and 9,153 shares that were granted on June 22, 2020 that do not vest within 60 days after November 16, 2020. Receipt of such excluded shares is deferred until the third anniversary of the grant date, and none of such excluded shares have voting rights until the deferral period expires.

(7)

Excludes 7,136 RSUs granted on August 12, 2019 that have vested and 9,153 shares that were granted on June 22, 2020 that do not vest within 60 days. Receipt of such excluded shares is deferred until the third anniversary of the grant date, and none of such excluded shares have voting rights until the deferral period expires.

(8)

Includes options to purchase 300,000 shares that have vested but have not yet been exercised. Does not include an aggregate of 157,845 service-based RSUs, 276,105 market-based RSUs or options to purchase 267,857 shares, none of which vest or become exercisable within 60 days.

(9)

Includes 4,196 RSUs granted on May 26, 2017 that have vested and are issuable within 60 days of November 16, 2020. Excludes 7,049 RSUs granted on May 24, 2018 that that have vested, 7,136 RSUs granted on August 12, 2019 that have vested and 9,153 shares that were granted on June 22, 2020 that do not vest within 60 days. Receipt of such excluded shares is deferred until the third anniversary of the grant date, and none of such excluded shares have voting rights until the deferral period expires.

(10)

Excludes 7,136 RSUs granted on August 12, 2019 that have vested and 9,153 shares that were granted on June 22, 2020 that do not vest within 60 days. Receipt of such excluded shares is deferred until the third anniversary of the grant date, and none of such excluded shares have voting rights until the deferral period expires.

(11)

Includes 4,196 RSUs granted on May 26, 2017 that have vested and are issuable within 60 days. Excludes 7,049 RSUs granted on May 24, 2018 that have vested, 7,136 RSUs granted on August 12, 2019 that have vested and 9,153 shares that were granted on June 22, 2020 that do not vest within 60 days. Receipt of such excluded shares is deferred until the third anniversary of the grant date, and none of such excluded shares have voting rights until the deferral period expires.

(12)

Includes 739 RSUs granted on May 26, 2017 that have vested are issuable within 60 days of November 16, 2020. Excludes 7,049 RSUs granted on May 24, 2018 that that have vested, 7,136 RSUs granted on August 12, 2019 that have vested and 9,153 shares that were granted on June 22, 2020 that do not vest within 60 days. Receipt of such excluded shares is deferred until the third anniversary of the grant date, and none of such excluded shares have voting rights until the deferral period expires.

(13)

Excludes 7,136 RSUs granted on August 12, 2019 that have vested and 9,153 shares that were granted on June 22, 2020 that do not vest within 60 days. Receipt of such excluded shares is deferred until the third anniversary of the grant date, and none of such excluded shares have voting rights until the deferral period expires.

(14)

For each individual, includes options to purchase 65,583 shares that have vested but have not yet been exercised. Does not include an aggregate of 49,121 service-based RSUs, 60,809 market-based RSUs or options to purchase 55,147 shares, none of which vest or become exercisable within 60 days.

(15)	Excludes an aggregate of 36,841 service-based RSUs, none of which vest within 60 days.
(16)

Includes options to purchase 496,749 shares that have vested but have not yet been exercised and an aggregate of 12,588 RSUs that have vested and are issuable within 60 days. Excludes an aggregate of 485,007 service-based RSUs (including 142,958 director RSUs for which issuance of shares is deferred until the third anniversary of the grant date), an aggregate of 458,532 market-based RSUs and options to purchase an aggregate of 433,298 shares, none of which vest or become exercisable within 60 days.

OTHER MATTERS

Other Matters for Action at the Special Meeting

Pursuant to Maryland law and our bylaws, only matters described in the notice of special meeting and accompanying proxy statement for Front Yard may be brought before the special meeting and, as of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that the Board does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, then the proxies named in the enclosed proxy card will vote in accordance with their discretion.

FUTURE STOCKHOLDER PROPOSALS

The Merger is expected to be completed in the first calendar quarter of 2021. Until the Merger is completed, Front Yard’s stockholders will continue to be entitled to attend and participate in Front Yard stockholder meetings, including the annual meeting.

Front Yard stockholders may submit proposals on matters appropriate for stockholder action at meetings of Front Yard stockholders in accordance with Rule 14a-8 of the Exchange Act. To be submitted for inclusion in the proxy statement for the 2021 annual meeting, stockholder proposals must satisfy all applicable requirements of Rule 14a-8 and must be received by the Corporate Secretary of Front Yard no later than the close of business on January 28, 2021. Nothing in this paragraph shall be deemed to require Front Yard to include in its proxy statement and proxy relating to the 2021 annual meeting any stockholder proposal that may be omitted from the proxy materials of Front Yard under applicable regulations of the Exchange Act in effect at the time such proposal is received.

Our bylaws provide that for a proposal to be properly brought before an annual meeting by a stockholder, notice of such proposal must be delivered to the Secretary of Front Yard not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. As a result, notice of any proposal with respect to the 2021 annual meeting of stockholders submitted pursuant to these provisions of our bylaws, and containing the information required by our bylaws, must be delivered to the Corporate Secretary of Front Yard no earlier than December 29, 2020 and no later than the close of business on January 28, 2021.

Stockholder proposals and nominations should be sent to:

Corporate Secretary

Michael G. Lubin

Front Yard Residential Corporation c/o Altisource Asset Management Corporation

5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820

HOUSEHOLDING OF PROXY MATERIAL

If you and other residents at your mailing address own Shares in “street name,” your bank, broker, trust or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement or notice of internet availability of proxy for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the bank, broker, trust or other nominee will assume that you have consented and will send only one copy of our annual report and proxy statement or notice of internet availability of proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Corporate Secretary at c/o Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or if you wish to receive individual copies of our proxy statements, annual reports or notices of internet availability of proxy, as applicable, for future meetings, we will send a copy to you if you write or call our Corporate Secretary at c/o Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820 or telephone: (340) 692-0525.

If you and other residents at your mailing address are registered stockholders and you received more than one copy of this proxy statement, but you wish to receive only one copy of our annual report and proxy statement or notice of internet availability of proxy, you may request, in writing, that Front Yard eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to our Corporate Secretary at c/o Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820 or telephone: (340) 692-0525.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement.

We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 28, 2020, as amended on Form 10-K/A, filed on April 29, 2020;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed on May 11, 2020, August 10, 2020 and November 4, 2020, respectively;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 28, 2020; and

•

Our Current Reports on Form 8-K filed with the SEC on March 19, 2019, April  10, 2019, April  30, 2019, May  8, 2019, May  21, 2019, May  24, 2019, June  4, 2019, June  12, 2019, June  19, 2019, September  20, 2019, November  20, 2019, January  8, 2020, February  18, 2020, February  19, 2020, April 3, 2020, April  22, 2020, April 27, 2020, May  5, 2020, May 5, 2020, May  19, 2020, June  26, 2020, June 29, 2020, August  14, 2020, October  19, 2020, October  22, 2020 and November 23, 2020.

Copies of any of the documents we file with the SEC may be obtained free of charge either on our website, by contacting our Corporate Secretary at Front Yard Residential Corporation c/o Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820, Attention: Corporate Secretary or by calling (340) 692-0525.

If you would like to request documents from us, please do so at least 5 business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 8, 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

among

FRONT YARD RESIDENTIAL CORPORATION,

PRETIUM MIDWAY HOLDCO, LP

AND

MIDWAY ACQUISITIONCO REIT

Dated as of October 19, 2020

INDEX OF DEFINED TERMS

Defined Term	Section
Alternative Financing	6.2(e)
Alternative Financing Commitments	6.2(e)
Acquisition Proposal	6.2(d)
Additional Contract	5.1(k)(ii)
Affiliate	5.1(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(e)
AMA	5.1(r)
Antitrust Laws	6.5(b)
Applicable Date	5.1(e)(i)
Articles of Merger	1.3
Bankruptcy and Equity Exception	5.1(c)
Business Day	1.2
Bylaws	2.2
Certificate	4.1(a)(i)
Chancery Court	9.5(b)
Change in Recommendation	6.2(e)
Chosen Courts	9.5(b)
Closing	1.2
Closing Date	1.2
COBRA	5.1(h)(iv)
Code	4.2(f)
Common Share	4.1(b)
Company	Preamble
Company Balance Sheet	5.1(g)(ii)
Company Bylaws	5.1(d)(ii)
Company Charter	5.1(d)(ii)
Company Director-Granted RSU	4.5(b)
Company Disclosure Letter	5.1
Company Escrow Account	8.6(b)(i)
Company Excess Amount	8.6(b)
Company Excess Amount Tax Opinion	8.6(b)(i)
Company Expenses	8.5(c)(i)
Company IP	5.1(o)(ii)
Company Lease	5.1(p)(viii)
Company Leases	5.1(p)(viii)
Company Market-Based RSU	4.5(d)
Company Material Adverse Effect	5.1(a)
Company Option	4.5(a)
Company Plan	5.1(h)(i)
Company Properties	5.1(p)(i)
Company Property	5.1(p)(i)
Company Recommendation	5.1(c)
Company REIT Qualification Ruling	8.6(b)(i)
Company Related Parties	8.5(g)
Company Reports	5.1(e)(i)
Company Service-Based RSU	4.5(c)
Company Severance Arrangements	6.9(b)
Company Stock Plans	4.5(a)

Defined Term	Section
Company Stockholders Meeting	6.4(a)
Company Tax Protection Agreement	5.1(n)(ix)
Company Third Party Consents	6.5(a)
Company Tenant Lease	5.1(p)(iii)
Company Termination Fee	8.5(b)
Company Title Insurance Policies	5.1(p)(ix)
Company Title Insurance Policy	5.1(p)(ix)
Confidentiality Agreement	9.7
Continuation Period	6.9(a)
Continuing Employee	6.9(a)
Contract	5.1(k)(i)
Contracts	5.1(k)(i)
COVID-19 Measures	5.1(a)
COVID-19 Pandemic	5.1(a)
Customary Redactions	5.2(g)(ii)
D&O Insurance	6.11(b)
Data Tape	5.1(p)(xiii)
Debt Commitment Letter	5.2(g)(ii)
Debt Financing	5.2(g)(ii)
Debt Financing Related Parties	6.15(h)
Debt Financing Sources	6.15(d)
Deutsche Bank	5.1(c)
Effective Time	1.3
Environmental Law	5.1(m)(ii)
Equity Commitment Letters	5.1(g)(iii)
Equity Financing	5.1(g)(iii)
Equity Investor	5.1(g)(iii)
ERISA	5.1(h)(i)
ERISA Affiliate	5.1(h)(iv)
Exchange Act	5.1(d)(i)(A)
Exchange Fund	4.2(a)
Excluded Share	4.1(a)(i)
Excluded Shares	4.1(a)(i)
Existing Credit Facilities	5.1(d)(ii)
Existing Lender Consents	5.1(d)(ii)
FCPA	5.1(j)(iv)(A)(I)
Financial Assurances	5.1(e)(vi)
Financing	5.2(g)(iii)
Foreign Plan	5.1(h)(viii)
FYR LP	5.1(r)
GAAP	5.1(a)
Government Official	5.1(j)(iv)(B)
Governmental Entity	5.1(d)(i)
Guarantor	5.2(h)
Hazardous Substance	5.1(m)(ii)(B)
Indebtedness	5.1(e)(vi)
Indemnified Parties	6.11(a)
Information Technology Systems	5.1(o)(vii)(A)
Intellectual Property	5.1(o)(vii)(B)
Intervening Event	6.2(d)
IRS	5.1(h)(iii)

Defined Term	Section
Knowledge of Parent	5.1(a)
Knowledge of the Company	5.1(a)
Laws	4.2(d)
Lender	5.2(g)(ii)
License	5.1(j)(i)
Licenses	5.1(j)(i)
Lien	5.1(b)(iii)
Limited Guarantee	5.2(h)
Manager	6.9(a)
Material Contracts	5.1(k)(i)
Measurement Date	5.1(b)(i)
Merger	Recitals
Merger Consideration	4.1(a)(i)
Merger Sub	Preamble
MGCL	1.1
MRL	1.1
Nonqualifying Income	8.6(a)
NYSE	5.1(a)
Option Payment	4.5(a)
Order	5.1(j)(i)
Parent	Preamble
Parent Burdensome Condition Termination Fee	8.5(c)(ii)
Parent Escrow Account	8.6(e)(i)
Parent Excess Amount	8.6(e)
Parent Excess Amount Tax Opinion	8.6(e)(i)
Parent Expenses	8.5(b)
Parent Material Adverse Effect	5.2(a)
Parent Parties	5.1(u)
Parent REIT Qualification Ruling	8.6(e)(i)
Parent Related Parties	8.5(f)
Parent Termination Fee	8.5(c)
Paying Agent	4.2(a)
Payment	8.5(e)
Permitted Investments	4.2(a)
Permitted Liens	5.1(o)(ii)
Person	4.2(b)
Personal Data	5.1(o)(vii)(C)
Post-Signing Plan	5.1(h)(i)
Post-Termination Payments	5.1(f)
Preferred Shares	5.1(b)(i)
Proceedings	5.1(g)(i)
Property Date	5.1(p)(i)
Property Management Agreements	5.1(p)(x)
Proxy Statement	6.3(a)
Qualified REIT Subsidiary	5.1(b)(iv)
Real Estate Purchase Contract	5.1(p)(ii)
Recovery Matters	8.5(f)(ii)(B)
Registered IP	5.1(o)(i)
REIT	6.1(a)
REIT Requirements	8.6(a)
Release	5.1(m)(ii)(C)

Defined Term	Section
REO Property	5.1(p)(ii)
Representatives	6.2(d)
Requested Transactions	6.21
Requisite Company Vote	5.1(c)
Revolving Promissory Note	6.1(a)(v)
Sarbanes-Oxley Act	5.1(e)(i)
SDAT	1.3
SEC	5.1(e)(i)
Section 409A	5.1(h)(vi)
Securities Act	5.1(e)(i)
Security Incident	5.1(o)(vii)(D)
Share	4.1(a)(i)
Shares	4.1(a)(i)
Specified Lender Consent	6.5(a)(i)(D)
Staff	6.3(b)
Subsidiary	5.1(a)
Superior Proposal	6.2(d)
Surviving Company	1.1
Takeover Statute	5.1(l)
Tax	5.1(n)
Tax Return	5.1(n)
Taxable	5.1(n)
Taxable REIT Subsidiary	5.1(b)(iv)
Taxes	5.1(n)
Termination Agreement	5.1(r)
Termination Date	8.2(a)
Uncertificated Shares	4.1(a)(i)
Willful Breach	8.5(i)

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”), dated as of October 19, 2020, among Front Yard Residential Corporation, a Maryland corporation (the “Company”), Pretium Midway Holdco, LP, a Delaware limited partnership (“Parent”) and Midway AcquisitionCo REIT, a Maryland real estate investment trust and a direct wholly owned Subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, the board of directors of the Company, by resolutions duly adopted, has (i) approved this Agreement and the merger of the Company with and into Merger Sub, with Merger Sub surviving the merger as the surviving company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, (ii) determined that the Merger and the other transactions provided for in this Agreement on the terms and conditions set forth in this Agreement are fair and reasonable and advisable to, and in the best interests of, the Company, (iii) directed that the Merger be submitted for consideration at a meeting of the stockholders of the Company and (iv) resolved to recommend that the stockholders of the Company vote in favor of the approval of the Merger;

WHEREAS, the board of directors of Parent, by resolutions duly adopted, has (i) approved the Merger and the transactions contemplated hereby to which it is a party upon the terms and subject to the conditions set forth in this Agreement and (ii) adopted and approved this Agreement;

WHEREAS, the board of trustees of Merger Sub, by resolutions duly adopted, has (i) approved the Merger and the transactions contemplated by this Agreement to which it is a party upon the terms and subject to the conditions set forth in this Agreement, (ii) adopted and approved this Agreement, and (iii) directed that the Merger be submitted for approval by Parent as sole shareholder of Merger Sub;

WHEREAS, Parent, as sole shareholder of Merger Sub has approved the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, an affiliate of Deer Park Road Management who beneficially owns approximately 14.8% of the outstanding Shares (as defined below), is entering into a voting and support agreement, pursuant to which it has agreed, among other things, to vote its Shares in favor of the Merger; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the sufficiency of which is acknowledged and agreed, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease. Merger Sub shall be the successor in the Merger (in such capacity, sometimes hereinafter referred to as the “Surviving Company”) and shall continue as a wholly owned subsidiary of Parent. The Merger shall have the effects specified in the Maryland General Corporation Law (the “MGCL”) and the Maryland REIT Law (the “MRL”).

1.2 Closing. The closing of the Merger (the “Closing”) shall take place (i) remotely by the electronic exchange of documents and signatures (or their electronic counterparts), and closing deliverables, as soon as reasonably practicable, and in no event later than three (3) Business Days, following the day on which the last to be satisfied or waived of each of the conditions set forth in ARTICLE VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement or (ii) at such other place and/or on such other date as the Company and Parent may otherwise agree in writing. For purposes of this Agreement, the term “Business Day” shall mean any day of the year on which banks are not required or authorized by Law to close in New York City. The date on which the Closing actually occurs is referred to as the “Closing Date”.

1.3 Effective Time. Immediately following the Closing, the Company and Parent will cause the articles of merger with respect to the Merger (the “Articles of Merger”) to be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) as provided in the MGCL and the MRL. The Merger shall become effective at the time when the Articles of Merger are accepted for record by the SDAT or at such later time (not to exceed thirty (30) days from the date the Articles of Merger are accepted for record by the SDAT) as may be agreed upon by the parties hereto in writing and set forth in the Articles of Merger in accordance with the MGCL and the MRL (the “Effective Time”).

ARTICLE II

ORGANIZATIONAL DOCUMENTS

OF THE SURVIVING COMPANY

2.1 The Declaration of Trust of the Surviving Company. At the Effective Time, the declaration of trust of Merger Sub, in effect immediately prior to the Effective Time shall be the declaration of trust of the Surviving Company, until thereafter amended as provided therein or by applicable Law, subject to Section 6.11.

2.2 The Bylaws of the Surviving Company. At the Effective Time, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall remain unchanged and shall be the bylaws of the Surviving Company (the “Bylaws”), until thereafter amended as provided therein or by applicable Law, subject to Section 6.11, except that the name of the Surviving Company shall be such name as Parent may designate.

ARTICLE III

MANAGEMENT OF THE SURVIVING COMPANY

3.1 Management of Surviving Company. The parties hereto shall take all actions necessary so that that the trustee(s) and officers of Merger Sub in office immediately prior to the Effective Time shall, from and after the Effective Time, continue as the only trustee(s) and officers of the Surviving Company until their respective successors have been duly elected and qualified or until their earlier resignation or removal in accordance with the declaration of trust and bylaws of the Surviving Company.

ARTICLE IV

EFFECT OF THE MERGER ON SECURITIES;

EXCHANGE

4.1 Effect on Capital Stock.

(a) At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company, Parent or Merger Sub:

(i) Merger Consideration. Each share of common stock, par value $0.01 per share, of the Company (the “Shares” and each, a “Share”) issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any Company Subsidiary (each such Share, an “Excluded Share” and, collectively, the “Excluded Shares”)) shall be converted into the right to receive $13.50 per Share in cash without interest and subject to deduction for any required withholding Tax in accordance with Section 4.2(f) (the “Merger Consideration”). At the Effective Time, all of the Shares (other than Excluded Shares) shall cease to be outstanding, shall be cancelled and shall cease to exist, and (A) each certificate (a “Certificate”) formerly representing any of the Shares (other than the Excluded Shares) and (B) each book-entry account formerly representing any uncertificated Shares (“Uncertificated Shares”) (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration.

(ii) Cancellation of Excluded Shares. Subject to Section 4.3, each Excluded Share shall, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.

(b) Merger Sub. Each common share of beneficial interest, par value $0.01 per share (“Common Share”), of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as one Common Share of the Surviving Company, such that immediately following the Merger, Parent shall continue as the sole shareholder of the Surviving Company.

4.2 Exchange of Certificates.

(a) Paying Agent. On the Closing Date, Parent shall deposit, or cause to be deposited, with a paying agent selected by Parent with the Company’s prior approval, which shall not be unreasonably withheld, conditioned or delayed (the “Paying Agent”), for the benefit of the holders of Shares (other than Excluded Shares), an aggregate amount of cash comprising the amounts required to be delivered pursuant to Section 4.1(a) in respect of Shares (such aggregate amount of cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall invest the Exchange Fund as directed by Parent; provided, that (i) such investments shall be an obligation of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks (collectively, the “Permitted Investments”) and (ii) no such investment (or losses thereon) shall affect the amount of Merger Consideration payable to the holders of Shares pursuant to Section 4.1(a). To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. No later than three (3) Business Days prior to the Closing, Parent shall enter into an agreement with the Paying Agent, in form and substance reasonably satisfactory to the Company (which confirmation of satisfaction shall not be unreasonably withheld, conditioned or delayed), to effect the applicable terms of this Agreement.

(b) Exchange Procedures. Promptly after the Effective Time (and in any event within four (4) Business Days thereafter), Parent shall cause the Paying Agent to mail to each holder of record of Certificates (other than

Excluded Shares) a letter of transmittal in customary form advising such holder of the effectiveness of the Merger and the conversion of its Shares into the right to receive the Merger Consideration, and specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(e)) and instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(e)). Upon the surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent in accordance with the terms of such transmittal materials, the holder of such Certificate shall be entitled to receive in exchange therefor an amount by check after giving effect to any required Tax withholding provided in Section 4.2(f) equal to the cash amount that such holder is entitled to receive pursuant to Section 4.1(a), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable, in each case, reasonably acceptable to the Paying Agent. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

(c) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the stockholders of the Company for twelve (12) months after the Effective Time shall be delivered, at Parent’s option, to Parent. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this ARTICLE IV shall thereafter look only to Parent for delivery of any payment of cash (after giving effect to any required Tax withholdings as provided in Section 4.2(f)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(e)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Company, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar federal, state, local, foreign or transnational law, statute or ordinance, common law, or any rule or regulation (collectively, “Laws”). To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, such Merger Consideration shall become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it, the Paying Agent or the Surviving Company with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration that would have been issuable or payable pursuant to the provisions of this ARTICLE IV (after giving effect to any required Tax withholdings as provided in Section 4.2(f)) had such lost, stolen or destroyed Certificate been surrendered.

(f) Withholding Rights. Each of Parent, Merger Sub, the Surviving Company, the Company and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by Parent, Merger Sub, the

Surviving Company, the Company or the Paying Agent, as the case may be, and timely remitted to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(g) Uncertificated Shares. Promptly after the Effective Time (and in any event within four (4) Business Days thereafter), Parent shall cause the Paying Agent to (i) mail to each holder of Uncertificated Shares (other than Excluded Shares) materials advising such holder of the effectiveness of the Merger and the conversion of its Shares into the right to receive the Merger Consideration and (ii) deliver the cash that such holder is entitled to receive in respect of its Shares pursuant to Section 4.1(a) (after giving effect to any required Tax withholdings as provided in Section 4.2(f)), without interest thereon.

4.3 No Dissenters’ or Appraisal Rights. No dissenters’ or appraisal rights will be available with respect to the Merger and the other transactions contemplated hereby, including any remedy under Section 3-201 et seq. of the MGCL.

4.4 Adjustments to Prevent Dilution. Without limiting the Company’s obligations under Section 6.1, in the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for any such Shares, in each case issued and outstanding prior to the Effective Time as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the Merger Consideration shall be equitably adjusted to eliminate the effects of such event on the Merger Consideration.

4.5 Treatment of Equity Awards.

(a) Treatment of Stock Options. At the Effective Time, with respect to each outstanding option to purchase Shares (a “Company Option”) granted under the Front Yard Residential Corporation Conversion Option Plan, the Front Yard Residential Corporation Special Conversion Option Plan, Front Yard Residential Corporation 2016 Equity Incentive Plan or the Front Yard Residential Corporation 2019 Equity Incentive Plan (collectively, the “Company Stock Plans”) whether vested or unvested, (i) if the exercise price of such Company Option is equal to or greater than the Merger Consideration, such Company Option shall terminate and be cancelled as of immediately prior to the Effective Time, without any consideration being payable in respect thereof, and have no further force or effect and (ii) if the exercise price of such Company Option is less than the Merger Consideration, such Company Option shall terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive, in accordance with this Section 4.5(a), a lump sum cash payment in the amount equal to (A) the number of Shares underlying the Company Option immediately prior to the Effective Time (irrespective of whether the performance goals have been met), multiplied by (B) the Merger Consideration minus the applicable exercise price (the product of clauses (A) and (B) above, the “Option Payment”). The Option Payment (if any) payable under this Section 4.5(a) to each former holder of a Company Option that was outstanding immediately prior to the Effective Time shall be paid through the Surviving Company’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) Business Days thereafter), net of any Taxes withheld pursuant to Section 4.2(f).

(b) Treatment of Director-Granted Restricted Stock Units. Each outstanding restricted stock unit (a “Company Director-Granted RSU”) that was granted to the Company’s non-employee directors under the Company Stock Plans that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, shall terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Director-Granted RSU, multiplied by (B) the Merger Consideration plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Director-Granted RSU. Following the Effective Time, no such Company Director-Granted RSU that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Director-Granted RSU shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 4.5(b)

(if any) in exchange for such Company Director-Granted RSU in accordance with this Section 4.5(b). The consideration payable under this Section 4.5(b) to each former holder of a Company Director-Granted RSU that was outstanding immediately prior to the Effective Time shall be paid to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) Business Days thereafter) or such later time as required to comply with Section 409A of the Code, net of any Taxes withheld pursuant to Section 4.2(f).

(c) Treatment of Service-Based Restricted Stock Units. Each outstanding service-based restricted stock unit (a “Company Service-Based RSU”) that was granted under the Company Stock Plans that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, shall terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i)(A) the number of Shares underlying such Company Service-Based RSU, multiplied by (B) the Merger Consideration plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Service-Based RSU. Following the Effective Time, no such Company Service-Based RSU that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Service-Based RSU shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 4.5(c) in exchange for such Company Service-Based RSU in accordance with this Section 4.5(c). The consideration payable under this Section 4.5(c) to each former holder of a Company Service-Based RSU that was outstanding immediately prior to the Effective Time shall be paid through the Surviving Company’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) Business Days thereafter) or such later time as required to comply with Section 409A of the Code, net of any Taxes withheld pursuant to Section 4.2(f).

(d) Treatment of Market-Based Restricted Stock Units. Each outstanding market-based restricted stock unit (a “Company Market-Based RSU”) that was granted under the Company Stock Plans that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, shall terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Market-Based RSU (irrespective of whether the performance goals have been met), multiplied by (B) the Merger Consideration plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Market-Based RSU. Following the Effective Time, no such Company Market-Based RSU that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Market-Based RSU shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 4.5(d) (if any) in exchange for such Company Market-Based RSU in accordance with this Section 4.5(d). The consideration payable under this Section 4.5(d) to each former holder of a Company Market-Based RSU that was outstanding immediately prior to the Effective Time shall be paid through the Surviving Company’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) Business Days thereafter) or such later time as required to comply with Section 409A of the Code, net of any Taxes withheld pursuant to Section 4.2(f).

(e) Further Action. At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 4.5.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of the Company. Except (i) as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company at the time of entering into this Agreement (the “Company Disclosure Letter”) (it being understood that any disclosure set forth in one section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent the qualifying nature of such disclosure with respect to such other section or subsection is reasonably apparent on the face of such disclosure) or (ii) as disclosed in any Company Reports filed on or after January 1, 2020 and prior to the date of this Agreement (excluding all disclosures other than statements of historical fact) in any “Risk Factors” section and any disclosures included in any such Company Reports that are cautionary, predictive or forward looking in nature; provided, that nothing disclosed in any such Company Reports will be deemed to modify or qualify the representations and warranties set forth in Sections 5.1(a), (b), (c), (d), (l) or (r); the Company hereby represents and warrants to Parent and Merger Sub as follows:

(a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Prior to the date of this Agreement, the Company has made available to Parent and Merger Sub complete and correct copies of the respective articles of incorporation and bylaws (or comparable organizational documents) of the Company and each of its Subsidiaries as amended to and as in effect on the date of this Agreement.

As used in this Agreement, (i) the term “Subsidiary” means, with respect to any Person, any other Person with respect to which the first Person (x) has the voting power or such other right to elect a majority of the board of directors or other persons performing similar functions or (y) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation) or economic interest, in each case, directly or indirectly through one or more other Persons, (ii) the term “Affiliate” means, when used with respect to any party, any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act; provided, that neither of the Equity Investors nor any of their respective Affiliates shall be deemed to be “Affiliates” of Parent or Merger Sub (or, following the Closing, the Surviving Corporation or any of its Subsidiaries), (iii) “Company Material Adverse Effect” means, with respect to the Company and its Subsidiaries, any change, event, occurrence, development, circumstance or condition that, individually or in the aggregate (x) has or would reasonably be expected to prevent or materially impair or delay the ability of the Company and its Subsidiaries, to consummate the transactions contemplated hereby or (y) has had or would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries, taken as a whole, excluding for the purposes of clause (y), any such effect resulting from or arising in connection with: (1) changes in, or events generally affecting, the financial, securities or capital markets, (2) general economic or political conditions in the United States or any foreign jurisdiction in which the Company or any of its Subsidiaries operate, including any changes in currency exchange rates, interest rates, monetary policy or inflation, (3) changes in, or events generally affecting, the industries in which the Company or any of its Subsidiaries operate, (4) any acts of war, disease outbreak, epidemic, pandemic (in the case of pandemic, including SARS-CoV-2 or COVID-19 pandemic, including any evolutions or mutations of the SARS-CoV-2 virus (the “COVID-19 Pandemic”)), sabotage, civil disobedience or terrorism or natural disasters (including hurricanes, tornadoes, floods or earthquakes), (5) any COVID-19 Measures, (6) any failure by the Company or any of its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions in respect of financial performance for any period, (7) a decline in the price of the Shares, or a change in the trading volume of the Shares, on the New York Stock Exchange (“NYSE”), provided, that the exceptions in clauses (6) and (7) shall not prevent or otherwise affect a determination that any change, event, occurrence, development, circumstance or condition underlying such failure or decline or change (if not otherwise falling within any of the exclusions pursuant to the other clauses of this definition) has resulted in, or contributed to, a

Company Material Adverse Effect, (8) changes in applicable Law, (9) changes in U.S. generally accepted accounting principles (“GAAP”) (or authoritative interpretation thereof), (10) the taking of any specific action expressly required by this Agreement or taken with Parent’s written consent (other than pursuant to Section 6.1 of this Agreement), (11) the announcement or pendency (but, for the avoidance of doubt, not the consummation) of this Agreement and the Merger, including the impact thereof on the relationships with customers, suppliers, distributors, partners and other third parties with whom the Company has a relationship or (12) any litigation brought by stockholders of the Company or Parent alleging breach of duty or inadequate disclosure in connection with this Agreement or any of the transactions contemplated hereby (it being understood and agreed that the exception in this clause (12) shall apply to the effects arising out of or relating to the bringing of such litigation and not those arising out of or resulting from an actual breach (or other claim) that is the subject thereof); provided, that the changes, events, occurrences, developments, circumstances or conditions set forth in the foregoing clauses (1), (2), (3), (4), (5), (8) and (9) shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred to the extent such changes, events, occurrences, developments, circumstances or conditions have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate (but only the incremental disproportionate effect on the Company and its Subsidiaries, taken as a whole), (iv) the term “Knowledge of the Company” means the actual knowledge of the individuals, in each case after reasonable inquiry, identified in Section 5.1(a)(iv) of the Company Disclosure Letter, (v) the term “Knowledge of Parent” means the actual knowledge of the individuals, in each case after reasonable inquiry, identified in Section 5.1(a)(v) of the Company Disclosure Letter, and (vi) the phrase “made available to Parent and Merger Sub” means, with respect to any documents or materials, that such documents or materials have been posted to the Datasite dataroom maintained by the Company for this transaction and are available for access and review by Parent and its Representatives as of October 18, 2020. For purposes of this Agreement, “COVID-19 Measures” means any action or inaction by the Company or any of its Subsidiaries taken (or not taken), on or following March 1, 2020, to the extent reasonably necessary to comply with applicable Law in any jurisdiction, including quarantine, “shelter in place,” “stay at home,” curfew, social distancing, shut down, closure, sequester, safety or similar Laws, directive or guidelines promulgated by any United States Governmental Entity, including the Centers for Disease Control and Prevention, in each case, in response to the COVID-19 Pandemic, including the CARES Act and Families First Act.

(b) Equity Capital Structure.

(i) The authorized capital stock of the Company consists of (A) 200,000,000 Shares and (B) 100,000,000 preferred shares, par value $0.01 per share (the “Preferred Shares”). As of the close of business on October 15, 2020 (the “Measurement Date”), 58,747,146 Shares were issued and outstanding and no Preferred Shares were issued and outstanding. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, were issued in accordance with applicable Law and were not issued in violation of any preemptive or other similar rights. As of the Measurement Date there were an aggregate of 851,906 Shares reserved for, and 2,768,501 Shares subject to, issuance pursuant to the Company Stock Plans. Except as provided in the preceding sentence and except for Shares that after the date hereof become reserved for issuance or subject to issuance as permitted under this Agreement, the Company has no Shares reserved for, or subject to, issuance. The Company has no Preferred Shares or other shares of capital stock reserved for or subject to issuance (it being understood that “other shares of capital stock” shall not include Shares). From the Measurement Date to the execution of this Agreement, the Company has not issued any Shares, except pursuant to the exercise of Company Options or the settlement of Company Director-Granted RSUs, Company Service-Based RSUs and Company Market-Based RSUs outstanding as of the Measurement Date, in accordance with their terms, and, since the Measurement Date, except as expressly permitted by this Agreement for the period following the date of this Agreement, the Company has not issued any Company Options, Company Director-Granted RSUs, Company Service-Based RSUs or Company Market-Based RSUs.

(ii) Section 5.1(b)(ii) of the Company Disclosure Letter contains a correct and complete list as of the Measurement Date of (A) the number of Shares subject to outstanding Company Options under the Company

Stock Plans, (B) the number of Shares subject to outstanding Company Director-Granted RSUs under the Company Stock Plans, (C) the number of Shares subject to outstanding Company Service-Based RSUs under the Company Stock Plans and (D) the number of Shares subject to outstanding Company Market-Based RSUs, in each case, under the Company Stock Plans, and the grant date, exercise price, if any, expiration date, and vesting schedule of each such Company Option, Company Director-Granted RSU, Company Service-Based RSU and Company Market-Based RSUs. All Company Option, Company Director-Granted RSU, Company Service-Based RSU and Company Market-Based RSUs are evidenced by stock option agreements or other award agreements in the forms made available to Parent and Merger Sub.

(iii) Upon any issuance of any Shares in accordance with the terms of the Company Stock Plans, such Shares will be duly authorized, validly issued and fully paid and nonassessable and free and clear of any lien, charge, pledge, security interest, claim, restriction, deed of trust, mortgage, hypothecation or other encumbrance (each, a “Lien”). Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable, was issued in accordance with applicable Law, was not issued in violation of any preemptive or other similar rights and is owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Liens, except for (x) Permitted Liens of the types described in clauses (A), (K) and (L) of the definition thereof and (y) Liens arising under applicable securities Laws. Except as set forth in Section 5.1(b)(i) and 5.1(b)(ii), as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, rights of first refusal, rights of first offer, restricted stock units, restricted stock, “phantom” stock rights, performance units, equity based compensation, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity or voting securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company or any of its Subsidiaries any equity or voting securities of the Company or any of its Subsidiaries, and no securities or obligations (contingent or otherwise) evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries, and to the Knowledge of the Company, no voting trusts or other agreements or understandings with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries are in effect. Since the Measurement Date, the Company has not authorized, issued or repurchased any shares of its capital stock (other than in connection with the exercise, settlement or vesting of Company Options, Company Director-Granted RSUs, Company Service-Based RSUs and Company Market-Based RSUs in accordance with their respective terms) or granted any Company Options.

(iv) Section 5.1(b)(iv) of the Company Disclosure Letter sets forth (A) each of the Company’s Subsidiaries, including (i) its name, (ii) its jurisdiction of organization, (iii) its form of organization, (iv) its authorized equity interests, (v) its issued and outstanding equity interests, including the number thereof and (vi) the holder(s) of such issued and outstanding equity interests, (B) any other Person in which the Company or any of its Subsidiaries may hold capital stock or other equity interest (other than securities held by any employee benefit plan of the Company or any of its Subsidiaries or any trustee, agent or other fiduciary in such capacity under any such employee benefit plan) and with respect to such other Person, (i) its name, (ii) its jurisdiction of organization, (iii) its form of organization, (iv) its authorized equity interests, (v) its issued and outstanding equity interests, including the number thereof and (vi) the holder(s) of such issued and outstanding equity interests and (C) the U.S. federal income Tax classification of each Person described in clauses (A) or (B), including whether each such Person is (I) disregarded for U.S. federal income Tax purposes, (II) a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code of the Company (a “Qualified REIT Subsidiary”) or (III) a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code of the Company (a “Taxable REIT Subsidiary”). No Subsidiary of the Company owns any Shares.

(c) Corporate Authority and Approval; Financial Advisor Opinion. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to the approval of the Merger by the holders of a majority of the outstanding stock of the Company entitled to vote thereon (the “Requisite Company Vote”). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”). As of the date of this Agreement, the board of directors of the Company has (i) (A) determined that the Merger and the other transactions provided for in this Agreement on the terms and conditions set forth in this Agreement are fair and reasonable and advisable to, and in the best interests of, the Company and its stockholders, (B) approved this Agreement and the Merger and the other transactions contemplated hereby, (C) declared advisable the Merger and (D) subject to Section 6.2, resolved to recommend the approval of the Merger to the holders of Shares (the “Company Recommendation”), (ii) received the opinion of Deutsche Bank Securities Inc. (“Deutsche Bank”), to the effect that, based upon and subject to the various assumptions, limitations, qualifications and conditions set forth therein, it is Deutsche Bank’s opinion as investment bankers that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Shares, and (iii) directed that the Merger be submitted to the holders of Shares for their approval.

(d) Governmental Filings; No Violations. (i) Other than the necessary filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (A) pursuant to Section 1.3 or (B) required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no filings, notices and/or reports are required to be made by the Company or its Subsidiaries with, nor are any consents, registrations, approvals, permits, expirations of waiting periods or authorizations required to be obtained by the Company or its Subsidiaries from, any domestic, foreign or transnational governmental, competition or regulatory authority, court, arbitral tribunal agency, commission, body or other legislative, executive or judicial governmental entity or self-regulatory agency (each, a “Governmental Entity”) in connection with the execution, delivery and performance of this Agreement by the Company and/or the consummation by the Company of the Merger and the other transactions contemplated hereby, except, in each case, those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger.

(ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the charter of the Company (as amended, restated or supplemented as of the date hereof) (the “Company Charter”) or the Bylaws of the Company (as amended, restated or supplemented as of the date hereof) (the “Company Bylaws”) or the comparable governing instruments of any of the Subsidiaries of the Company, (B) with or without the lapse of time or the giving of notice or both, a breach or violation of, a default or termination or modification (or right of termination or modification) under, payment of additional fees under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to, any Contract (other than a Company Plan) binding upon the Company or any of its Subsidiaries, or, assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods and authorizations referred to in Section 5.1(d)(i)(A) and (B) are made or obtained and receipt of the Requisite Company Vote, under any Law, Order or License to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations under any Contract (other than (x) a Company Plan or (y) any changes to the Existing Credit Facilities (as defined in Section 5.1(d)(ii)(B) and (C) of the Company Disclosure Letter) contemplated by any Existing Lender Consents (as defined in Section 6.1(a)(xiii) of the Company Disclosure Letter or as agreed to by Parent in writing) to which the Company or any of its Subsidiaries is a party, except, in the case of clauses (B) and (C) above, for any such breach, violation, default, termination, modification, payment, acceleration, creation or change that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(e) Company Reports; Financial Statements.

(i) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with or to the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) since December 31, 2017 (the “Applicable Date”) (the forms, statements, reports and documents filed with or furnished to the SEC since the Applicable Date and those filed with or furnished to the SEC subsequent to the date of this Agreement, in each case as amended, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. There are no outstanding or unresolved comments in comment letters from the SEC or the Staff with respect to any of the Company Reports. To the Knowledge of the Company, none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. None of the Company’s Subsidiaries is required to file any forms, reports, registrations, statements or other documents with the SEC.

(ii) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

(iii) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in its filings with the SEC under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC under the Exchange Act. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on the most recent evaluation of its Principal Executive Officer and its Chief Financial Officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company’s board of directors (x) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. The Company has made available to Parent and Merger Sub (I) either materials relating to or a summary of any disclosure of matters described in clauses (x) or (y) in the preceding sentence made by management of the Company to its auditors and audit committee on or after the Applicable Date and prior to the date of this Agreement and (II) any material communication on or after the Applicable Date and prior to the date of this Agreement made by management of the Company or its auditors to the audit committee as required by the listing standards of the NYSE, the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board. Since the Applicable Date, no complaints from any source regarding a material violation of accounting procedures, internal accounting controls or auditing matters, including from employees of the Company or its Subsidiaries regarding questionable accounting, auditing or legal compliance matters have, to the Knowledge of the Company, been received by the Company.

(iv) No executive officer of the Company has failed, in the last two (2) years, to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act with respect to any Company Report, except as disclosed in certifications filed with such Company Report. Neither the Company nor any of its executive officers has, in the last two (2) years, received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Since the Applicable Date, the Company and each of its officers and, to the Knowledge of the Company, each of its directors, have been and are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(v) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents or, in the case of Company Reports filed after the date of this Agreement, will fairly present, in each case, in all material respects, the consolidated financial position of the Company and its Subsidiaries, as of the date of such balance sheet, and each of the consolidated statements of income, cash flows and changes in stockholders’ equity (deficit) included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or, in the case of Company Reports filed after the date of this Agreement, will fairly present, in each case, in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not or will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as such departures from GAAP may be noted therein or in the notes thereto.

(vi) Neither the Company nor any of its Subsidiaries has incurred any Indebtedness (other than Financial Assurances to the extent they have been drawn upon and promptly reimbursed), or issued or sold any debt securities or rights to acquire any debt security of the Company or any of its Subsidiaries, the terms of which, or the terms of any instrument under which such Indebtedness, debt securities or rights were issued, requires the public listing of such Indebtedness, debt securities or rights or the maintenance by the Company or any of its Subsidiaries of registration under the Exchange Act. Neither the Company nor any of its Subsidiaries has incurred any indebtedness for borrowed money or indebtedness evidenced by bonds, debentures, notes or similar instruments. As used in this Agreement, the term “Indebtedness” means, with respect to any Person, without duplication, all obligations of or undertakings by (including, as applicable, in respect of outstanding principal and accrued and unpaid interest, fees, penalties, premiums and any other fees, expenses or breakage costs) by such Person (A) for borrowed money (including deposits or advances of any kind to such Person), (B) evidenced by bonds, debentures, notes or similar instruments, (C) for capitalized leases, synthetic lease obligations (or lease obligations that should have been reflected on the books and records or financial statements of such Person as capitalized or synthetic lease obligations in accordance with GAAP) or to pay the deferred and unpaid purchase price of property or equipment (other than trade payables entered into in the ordinary course of business), (D) pursuant to securitization or factoring programs or arrangements, (E) pursuant to guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person (other than between or among any of Parent and its wholly owned Subsidiaries or between or among the Company and its wholly owned Subsidiaries), (F) to maintain or cause to be maintained the financing or financial position of others, (G) in the nature of net cash payment obligations of such Person under swaps, options, derivatives and other hedging Contracts or arrangements that will be payable upon termination thereof (assuming termination on the date of determination), (H) in the nature of letters of credit, bank guarantees, security or performance bonds or similar Contracts or arrangements entered into by or on behalf of such Person (collectively, “Financial Assurances”), (I) for all Indebtedness of other Persons secured by a Lien on property or assets owned or acquired by such first Person, whether or not the indebtedness secured thereby has been assumed, (J) for any commitment that assures a creditor against loss, including actual or contingent reimbursement obligations with respect to letters of credit, bankers’ acceptances, performance bonds, surety bonds or similar obligations to the extent drawn upon, (K) for the repurchase of equity interests of the Company or any of its Subsidiaries, and (L) for all guarantees of such Person of any indebtedness of any other Person described in clauses (A) through (H) and (K) of this sentence, other than a wholly owned Subsidiary of such Person.

(vii) Neither the Company nor any of its Subsidiaries is, or has any commitment to become, a party to any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S K under the Securities Act), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company Reports (including any audited financial statements and unaudited interim financial statements of the Company included therein).

(f) Absence of Certain Changes.

(i) Since December 31, 2019, there has not been any change, event, occurrence, development, circumstance or condition which has had or would, individually or in the aggregate with other changes, circumstances or developments occurring since December 31, 2019, reasonably be expected to have a Company Material Adverse Effect.

(ii) Since December 31, 2019 and through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of such businesses consistent with past practice in all material respects and there has not been any action taken by the Company or any of its Subsidiaries that, if taken by the Company or any of its Subsidiaries during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a violation of Sections 6.1(a)(i), 6.1(a)(ii), 6.1(a)(v), 6.1(a)(vi), 6.1(a)(ix), 6.1(a)(x), 6.1(a)(xiv), 6.1(a)(xv), 6.1(a)(xvi) or 6.1(a)(xvii) in any material respect.

(g) Litigation and Liabilities.

(i) There are no civil, criminal, administrative, investigative or appellate actions, suits, claims, hearings, arbitrations, litigations, mediations, hearings, inquiries, audits, examinations, investigations or other proceedings (“Proceedings”), pending or threatened in writing by or against the Company, any of its Subsidiaries, or any of their respective directors, officers or employees, in their capacities as such, except for those that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(ii) There are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent, absolute or otherwise other than (A) liabilities or obligations to the extent disclosed, reflected, reserved against or otherwise provided for in the consolidated balance sheet of the Company as of June 30, 2020 and the notes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2020 (the “Company Balance Sheet”), (B) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2020, (C) liabilities or obligations arising out of this Agreement or the transactions contemplated hereby or (D) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree, award, stipulation or settlement of or with any Governmental Entity that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole (except to the extent expressly consented to by Parent pursuant to Section 6.5) or that would prevent, materially delay or materially impair the ability of the Company to consummate the Merger.

(h) Employee Benefits.

(i) For the purposes of this Agreement, the term “Company Plan” shall mean any benefit or compensation plan, policy, program, practice, agreement or arrangement maintained, sponsored or contributed to

(or required to be contributed to) by the Company or any of its Subsidiaries covering current or former employees of the Company and its Subsidiaries or current or former directors of the Company or with respect to which the Company or any Subsidiary has any direct or contingent liability, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any incentive, bonus, deferred compensation, stock purchase, employment, retirement, severance, retention, change in control, restricted stock, stock option, stock appreciation rights or stock based plans, programs, policies, practices, agreements or any other employee benefit plans, programs, policies, practices, agreements or arrangements (including, for the avoidance of doubt, any such plan, program, policy, practice, agreement or arrangement adopted or initially contributed to by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries first incurs liability, after the date hereof (a “Post-Signing Plan”)) but excluding any statutory benefit plans. Each material Company Plan in effect as of the date hereof is listed in Section 5.1(h)(i) of the Company Disclosure Letter. True and complete copies of each of the material Company Plans in effect as of the date hereof, and all amendments thereto, have been made available to Parent and Merger Sub.

(ii) Since the Applicable Date, all Company Plans have complied with their terms and with applicable Laws (including, if applicable, ERISA and the Code) in all material respects.

(iii) Each Company Plan that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the United States Internal Revenue Service (the “IRS”) and, to the Knowledge of the Company, circumstances do not exist that would reasonably be expected to result in the loss of the qualification of such plan under Section 401(a) of the Code.

(iv) Neither the Company nor any of its Subsidiaries, nor any entity or trade or business (whether or not incorporated) which is considered one employer with the Company or any of its Subsidiaries under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”), contributes to or is obligated to contribute to, or has any liability with respect to, an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA). No Company Plan provides, and neither the Company nor any of its Subsidiaries has any current or future obligation to provide, post-termination or retiree life insurance, health or other welfare benefits to any person, other than pursuant to Section 4980B of the Code (“COBRA”) or any similar Law and the right, as a part of a severance or termination benefit, to receive payment of or reimbursement for COBRA premiums. Neither the Company nor any of its Subsidiaries has any liability (including on account of an ERISA Affiliate) in respect of a violation of COBRA.

(v) There is no Proceeding pending or, to the Knowledge of the Company, threatened in writing relating to the Company Plans, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(vi) Each Company Plan that is subject to Section 409A of the Code and the regulations and guidance thereunder (“Section 409A”) has been documented and operated in compliance with Section 409A in all material respects.

(vii) Except as provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby would reasonably be expected to, either alone or in combination with any other event, (A) result in any payment becoming due to any employee of the Company or its Subsidiaries, (B) increase any benefits under any Company Plan in effect as of the date hereof, (C) result in the acceleration of the time of payment, vesting or funding of any such benefits or (D) result in the payment of any amount that would not be deductible by reason of Section 280G of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound to compensate any current or former employee or other service provider for excise taxes that may be required pursuant to Section 4999 of the Code or any Taxes required by Section 409A or Section 457A of the Code.

(viii) Each Company Plan that is governed by the laws of any jurisdiction other than the United States (each a “Foreign Plan”) has been maintained, funded and administered in all material respects in accordance with applicable Laws and the requirements of such Foreign Plan’s governing documents and any applicable collective bargaining agreements. No Foreign Plan has any material unfunded or underfunded liabilities not accurately accrued in accordance with GAAP.

(i) Labor Matters.

(i) (A) Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by work rules or a collective bargaining agreement or other similar Contract with a labor union or labor organization, (B) nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel the Company or any of its Subsidiaries to bargain with any labor union or labor organization, (C) nor is there pending or, to the Knowledge of the Company, threatened in writing, any labor strike, walkout, work stoppage, slow-down or lockout by employees of the Company or its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the employees of the Company or any of its Subsidiaries is represented by a labor union, and, to the Knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit being made or threatened in writing involving employees of the Company or any of its Subsidiaries.

(ii) The Company and each of its Subsidiaries have complied with all applicable Laws governing employment or labor, including all contractual commitments and all such Laws relating to wages, hours, worker classification, contractors, immigration, collective bargaining, discrimination, civil rights, safety and health and workers’ compensation except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(iii) To the Knowledge of the Company, in the last three (3) years, no allegations of sexual harassment have been made to or against the Company involving (A) any officer or director of the Company in his or her capacity as an officer or director of the Company or (B) any individual in his or her capacity as an employee of the Company at a level of Senior Vice President or above, in each case that would be material to the Company and its Subsidiaries, taken as a whole.

(iv) To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries, at the level of Vice President or above, is in violation of any agreement with or obligation to a former employer of such employee relating to (A) the right of any such employee to be employed by the Company or any of its Subsidiaries or (B) the knowledge or use of trade secrets or proprietary information, in each case, that would be material to the Company and its Subsidiaries, taken as a whole.

(j) Compliance with Laws, Licenses.

(i) The businesses of each of the Company and its Subsidiaries since the Applicable Date have not been, and are not being, conducted in violation of any applicable Laws or any order, judgment, injunction, ruling, writ, award or decree of any Governmental Entity (collectively, “Order”), except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or as of the date of this Agreement, threatened in writing, nor has any Governmental Entity indicated an intention to conduct the same, in each case, that would be material to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries possess each permit, license, certification, approval, registration, consent, authorization, franchise, concession, variance, exemption and order issued or granted by a Governmental Entity necessary to own, lease and operate their properties and assets, and to conduct their respective businesses as currently conducted or as may be required under applicable Law (each, a “License” and collectively, the “Licenses”), in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is not in violation of fair housing laws, Americans With Disabilities Act, building codes or other federal, state or local laws governing the rental of residential properties that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Notwithstanding the foregoing, this Section 5.1(j) shall not apply with respect to Taxes, which shall be covered exclusively by Section 5.1(n) or Environmental Laws, which shall be covered exclusively by Section 5.1(m).

(ii) Each License is, and since the Applicable Date has been, valid and in full force and effect and has not been suspended, revoked, cancelled or adversely modified, and is not and has not been the subject of a written notice or Proceeding threatening (and, to the Knowledge of the Company, no such threat has been received) to suspend, revoke, cancel or adversely modify any such License, except where any of the foregoing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There has not been any change, event, occurrence, development, circumstance or condition that would preclude any License from being renewed in the ordinary course (to the extent that such License is renewable by its terms), except where the failure thereof to be renewed has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(iii) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the licensee of each License is, and since the Applicable Date has been, in compliance with such License and has fulfilled and performed all of its obligations in all respects with respect thereto, no event has occurred which, with or without notice or the lapse of time or both, would constitute a default or violation of any License, and the Company has not received any written notice of a violation of any License. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since the Applicable Date, neither the Company nor any of its Subsidiaries has received written notice or communication of any noncompliance or alleged noncompliance with any Licenses.

(iv) (A) The Company, its Subsidiaries and, to the Knowledge of the Company, their respective officers, directors, employees, consultants and agents and any other Person acting on its or their behalf are in compliance in all material respects with and for the past five (5) years have complied in all material respects with: (I) the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd-1, et seq.) (“FCPA”) applicable to them and (II) the provisions of all anti-bribery and anti-corruption Laws of each jurisdiction in which the Company and its Subsidiaries operate or have operated and in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries.

(B) For the past five (5) years, to the Knowledge of the Company, none of the Company, any of its Subsidiaries or any of their respective officers, directors, employees, consultants and agents or any other Person acting on its behalf have paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value (including any gift, bribe, rebate, payoff or kickback) to any foreign Governmental Entity or other foreign Government Official or any foreign political party or candidate for foreign political office for the purpose of corruptly influencing any act or decision of such official or of the foreign Governmental Entity to obtain or retain business, to direct business to any person, to improperly obtain or retain favorable treatment or to secure any other improper benefit or advantage. For purposes of this provision, “Government Official” means any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any foreign Governmental Entity, and includes any official or employee of any directly or indirectly government-owned or -controlled entity, and any officer or employee of a public international organization, as well as any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

(C) To the Knowledge of the Company, none of the Company, any of its Subsidiaries any of their respective officers, directors, employees, consultants and agents or any other Person acting on its or their behalf have established or maintained, or are maintaining, any unlawful fund of corporate monies or other properties or have used or are using any corporate funds for any illegal contributions, gifts, entertainment, travel or other unlawful expenses.

(D) The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with the FCPA and other anti-bribery and anti-corruption Laws in each jurisdiction in which the Company and its Subsidiaries operate.

(E) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, manager or employee of the Company or any of its Subsidiaries (in his or her capacity as a director, manager or employee of the Company or any of its Subsidiaries), are, and for the past five (5) years, none of them have been, subject to any actual, pending, or, to the Knowledge of the Company, threatened in writing, Proceedings, demands, notices of violation, demand letters, settlements, or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving the Company or any of its Subsidiaries relating to the FCPA or any other anti-bribery and anti-corruption Laws.

(k) Material Contracts.

(i) Section 5.1(k) of the Company Disclosure Letter sets forth a list as of the date of this Agreement of each agreement, lease, license, contract, consent, settlement, note, mortgage, indenture, arrangement, letter of intent, understanding or other obligation (each, a “Contract” and, collectively, the “Contracts”) to which either the Company or any of its Subsidiaries is a party or bound (other than a Contract solely between or among the Company and its wholly owned Subsidiaries) that:

(A) provides that any of them will not compete with any other Person, or which grants “most favored nation”, “most favored customer”, “most favored supplier” or similar covenants to the counterparty to such Contract,

(B) purports to limit in any material respect either the type of business in which the Company or any of its Subsidiaries may engage or the manner or locations in which any of them may so engage in any business,

(C) requires the Company or any of its Subsidiaries (or, after the Effective Time, Parent or any of its Subsidiaries) to deal exclusively with any Person or group of related Persons,

(D) creates any partnership, joint venture, limited liability company or other similar agreements or arrangements,

(E) is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act,

(F) contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person,

(G) was entered into with one or more Affiliates of the Company or any of its Subsidiaries (other than the Company and its Subsidiaries), or any beneficial owner of five percent (5%) or more of any class of equity interests of the Company that is not a Company Plan,

(H) involves or provides for the future disposition or acquisition of any asset or property with a fair market value or purchase price in excess of $1,500,000, or any merger, consolidation, or similar business combination transaction (in each case, other than Contracts relating to any REO Properties),

(I) pursuant to which the Company or any of its Subsidiaries provides property management services for any property in which the Company does not, directly or indirectly, own 100% of the interests in such property,

(J) constitutes a supplier or vendor contract pursuant to which the Company or any of its Subsidiaries is required to pay termination, breakage, volume reduction or similar fees in excess of $250,000;

(K) constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging transaction which has a notional amount individually or in the aggregate in excess of $10,000,000,

(L) contains (I) a license grant to the Company or any of its Subsidiaries to use any Intellectual Property or (II) a license grant from the Company or any of its Subsidiaries to a third party to use any Intellectual Property, in the case of each of (I) and (II), other than (x) licenses for “off-the-shelf” or other widely available software licenses licensed on non-discriminatory terms for an annual fee of less than $250,000, (y) licenses for open source software and (z) non-exclusive licenses granted by the Company or any of its Subsidiaries to vendors, suppliers, and distributors and to customers in the ordinary course of business,

(M) relates to Indebtedness in excess of $500,000 individually, or $5,000,000 in the aggregate with other Contracts relating to Indebtedness, requires the Company or any of its Subsidiaries, directly or indirectly, to make any advance, loan, extension of credit, service penalty or capital contribution to, or other investment in, any Person (other than the Company or any of its wholly owned Subsidiaries) in any such case which is in excess of $250,000 individually or $500,000 with other similar Contracts, over any twelve (12) month period, or otherwise constitutes a material agreement of guarantee, credit support, indemnification or assumption or any similar commitment with respect to the obligations or liabilities (whether accrued, absolute, contingent or otherwise) of any other Person,

(N) constitutes any settlement agreement pursuant to which the Company or any of its Subsidiaries has outstanding payment obligations in excess of $100,000, or which otherwise has a material impact on the operation of the business of the Company and its Subsidiaries, or

(O) is a Contract not of a type (disregarding any dollar thresholds, materiality or other qualifiers, restrictions or other limitations applied to such contract type) described in the foregoing clauses (A) through (N) and, during the twelve (12) month period ended December 31, 2020, involved or would reasonably be expected to involve, either pursuant to its own terms or the terms of any related Contracts, payments or receipts in excess of $500,000.

(such Contracts required to be listed pursuant to clauses (A)-(O) above, but, for purposes of this ARTICLE V, excluding any Real Estate Purchase Contracts, Company Leases, Company Tenant Leases, Contracts related to any REO Properties and Property Management Agreements (which shall be addressed exclusively in Section 5.1(p)), the “Material Contracts”).

(ii) A true, correct and complete copy of each Material Contract, as amended as of the date of this Agreement, including all attachments, schedules and exhibits thereto, has been made available to Parent and Merger Sub. Each of the Material Contracts, and each Contract entered into after the date hereof that would have been a Material Contract if entered into prior to the date hereof (each, an “Additional Contract”) is (or if entered into after the date hereof, will be) valid and binding on the Company (or one or more of its Subsidiaries, as the case may be) and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any Material Contract or Additional Contract, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its Subsidiaries, in each case, except for such breaches and defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(l) Takeover Statutes. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation (including the restrictions on business combinations with an interested stockholder contained in Subtitle 6 of Title 3 of the MGCL and the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL) (each, a “Takeover Statute”) or any anti-takeover provision in the Company Charter or Company Bylaws is applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement. There is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company is subject, party or otherwise bound.

(m) Environmental Matters.

(i) Except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) the Company and each of its Subsidiaries is and has been since the Applicable Date in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all permits, licenses or authorizations required by applicable Environmental Laws, (B) neither the Company nor any of its Subsidiaries is subject to any Proceeding pending, or to the Knowledge of the Company threatened in writing, alleging non-compliance with or liability under any Environmental Law, (C) neither the Company nor any of its Subsidiaries is subject to any outstanding obligations under any orders, decrees or injunctions concerning liability or obligations relating to any Environmental Law nor has the Company or any of its Subsidiaries contractually assumed any liability of another Person relating to any Environmental Law, which would not otherwise be imposed on the Company or any of its Subsidiaries as a matter of law and (D) there have been no Releases of Hazardous Substances by the Company or any of its Subsidiaries, or to the Knowledge of the Company, any other Person, on, at, under or from any property currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries, other than such Releases that would not reasonably be expected to result in the obligation of the Company or any of its Subsidiaries to undertake any material investigation or remediation or otherwise result in liability to the Company or any of its Subsidiaries.

(ii) As used in this Agreement, (A) the term “Environmental Law” means any Law (I) relating to pollution or the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of) any Hazardous Substances, (II) that regulates, imposes liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage) or establishes standards of care with respect to any of the foregoing or (III) that establishes standards of conduct for protection of worker health and safety, but only to the extent such standards relate to occupational exposure of hazardous materials, (B) the term “Hazardous Substance” means all substances defined or regulated as hazardous, a pollutant or a contaminant under any Environmental Law, including any petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, lead-based paints, per- and polyfluoroalkyl substances, polychlorinated biphenyls, and (C) the term “Release” means any actual release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, surface water, groundwater, land surface or subsurface strata).

(iii) The Company has made available to Parent and Merger Sub any material reports, investigation, assessments, correspondence or studies in the possession of the Company or any of its Subsidiaries relating to (A) any unresolved notice or claims under Environmental Law; and (B) environmental conditions on or at any real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, which notices, claims or conditions would reasonably be expected to result in the Company or any of its Subsidiaries incurring material liabilities under Environmental Laws.

(iv) The representations and warranties made in this Section 5.1(m) are the only representations and warranties of the Company with respect to environmental matters.

(n) Taxes.

(i) The Company and each of its Subsidiaries (A) have timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are true, complete and accurate in all material respects and (B) have duly and timely paid all material Taxes that are required to be paid by any of them (other than Taxes that are not yet delinquent or that are being contested in good faith in accordance with applicable Law and for which adequate provision has been made in accordance with GAAP), whether or not reflected on a Tax Return. Copies of all U.S. federal income Tax Returns that have been filed with the IRS by the Company or any of its Subsidiaries with respect to taxable years ending on or after December 31, 2015 have been provided or made available to Parent and Merger Sub.

(ii) Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, there are no pending or, threatened in writing, disputes, audits, examinations, investigations or other proceedings in respect of Taxes or Tax Returns of the Company or any of its Subsidiaries and there are no deficiencies, claims or assessments asserted or threatened in writing by any Governmental Entity concerning the Taxes of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has extended or waived (or granted any extension or waiver of) the limitation period for the assessment or collection of any material Tax that has not since expired. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return that remains unfiled other than automatic extensions of time obtained in the ordinary course of business. Neither the Company nor any of its Subsidiaries has received a written claim by any Governmental Entity in any jurisdiction where any of them does not file Tax Returns or pay any Taxes that it is or may be subject to taxation by that jurisdiction or required to file a Tax Return.

(iii) There are no material Tax Liens upon any property or assets of the Company or any of its Subsidiaries, except for Permitted Liens.

(iv) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(v) Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” (in each case within the meaning of Section 355(a)(1)(A) of the Code) in a distribution intended to qualify under Section 355(a) of the Code.

(vi) Neither the Company nor any of its Subsidiaries (i) has been a member of a combined, consolidated, affiliated or unitary group for Tax filing purposes (other than a group the parent of which is or was the Company) or (ii) has any material liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract (other than any contract the principal purpose of which does not relate to Taxes).

(vii) The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471-1474, 3102 and 3402 of the Code or similar provisions under any state or foreign Tax Laws) and in all material respects has duly and timely withheld and has paid over to the appropriate Governmental Entity any and all amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(viii) Neither the Company nor any of its Subsidiaries has requested, has received or is subject to any written ruling of a Governmental Entity relating to income Taxes or has entered into any written agreement with a Governmental Entity with respect to any income Taxes.

(ix) There are no Tax allocation or sharing agreements, Company Tax Protection Agreements or similar arrangements with respect to or involving the Company or any of its Subsidiaries, and after the Closing Date neither the Company nor any of its Subsidiaries will be bound by any such Tax allocation or sharing agreements, Company Tax Protection Agreements or similar arrangements or have any liability thereunder, in each case, other than customary provisions in agreements or arrangements entered into in the ordinary course of business, the principal purpose of which is unrelated to Taxes. As used herein, “Company Tax Protection Agreement” means any written agreement to which the Company or any of its Subsidiaries is a party pursuant to which any liability to holders of equity interests in a Subsidiary that is a partnership for U.S. federal income Tax purposes relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated hereby, including without limitation, any agreement to maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, retain or not dispose of assets for a period of time, or provide indemnification with respect to any of the foregoing actions.

(x) The Company: (A) since its formation has been subject to taxation as a REIT, (B) has satisfied all requirements to qualify as a REIT for all such applicable tax years, without regard to Section 856(c)(6) or (7) of the Code or any similar reasonable cause exception, (C) has operated since its formation in a manner consistent with the requirements for qualification and taxation as a REIT, without regard to Section 856(c)(6) or (7) of the Code or any similar reasonable cause exception, (D) as of the Effective Time, including as a result of the Merger and the other transactions contemplated by this Agreement, will have made distributions in an amount sufficient to reduce its real estate investment trust taxable income for its taxable year ending as of the Closing Date and its taxable year ending December 31, 2020, in each case, to zero, (E) has not taken or omitted to take any action that could reasonably be expected to result in a successful challenge by the IRS or any other Governmental Entity to its qualification as a REIT and no such challenge is pending or threatened in writing, (F) is not aware of any fact that would adversely affect in a material manner its ability to continue to qualify as a REIT and (G) intends to continue to operate until the Closing Date in such a manner as would permit it to continue to qualify as a REIT for all taxable periods ending on or prior to the Closing Date.

(xi) Neither the Company nor any of its Subsidiaries (other than a Subsidiary of the Company that is a Taxable REIT Subsidiary or a Subsidiary of any such Taxable REIT Subsidiary) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code. Neither the Company nor any of its Subsidiaries has incurred any material liability for income or excise Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code or Section 337(d) of the Code (and the applicable Treasury Regulations). Neither the Company nor any of its Subsidiaries has engaged in any transaction that would give rise to “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income” described in Section 857(b)(7) of the Code. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the previous sentences will be imposed upon the Company or any of its Subsidiaries.

(xii) Except for any Taxable REIT Subsidiaries or Qualified REIT Subsidiaries in either case disclosed in Section 5.1(b)(iv) of the Company Disclosure Letter, each Person in which the Company owns an equity interest for U.S. federal income Tax purposes directly, or indirectly through one or more Persons treated as a partnership or disregarded entity for U.S. federal income Tax purposes, (A) has been since the later of the date of its formation and the date on which such interest was acquired treated for U.S. federal income Tax purposes as a partnership or a disregarded entity and not as a corporation, association, REIT, publicly traded partnership taxable as a corporation within the meaning of Section 7704 of the Code, or a taxable mortgage pool within the meaning of Section 7701(i) of the Code and (B) will not make an election or take any other action that would cause it to be classified as other than a partnership or disregarded entity for U.S. federal income Tax purposes during the period beginning on the date of this Agreement and ending on the Closing Date. Each entity that is listed in Section 5.1(b)(iv) of the Company Disclosure Letter as a Taxable REIT Subsidiary has timely and properly elected, as of the later of the date of its formation and the date on which the Company or a Subsidiary thereof acquired an interest in such entity, to be treated for U.S. federal income Tax purposes as a Taxable REIT

Subsidiary. The Company does not directly or indirectly own an interest in a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

(xiii) Neither the Company nor any of its Subsidiaries holds any asset the disposition of which would be subject to Section 337(d) or Section 1374 of the Code (or rules similar thereto).

(xiv) Neither the Company nor any of its Subsidiaries (other than Taxable REIT Subsidiaries) has any accumulated earnings and profits attributable to any non-REIT year (within the meaning of Section 857(a)(2)(B) of the Code).

(xv) The Company does not own any “residual interest” within the meaning of Section 860G(a)(2) of the Code in a “real estate mortgage investment conduit” within the meaning of Section 860D(a) of the Code directly or indirectly through one or more Persons treated as a partnership or disregarded entity for U.S. federal income Tax purposes.

(xvi) Section 5.1(n)(xvi) of the Company Disclosure Letter sets forth all hedging transactions entered into by the Company or any of its Subsidiaries that will remain in effect following the Effective Time described in Section 856(c)(5)(G)(i), (ii) or (iii) of the Code (assuming the identification requirement of Section 1221(a)(7) were satisfied with respect to such hedging transactions).

(xvii) The aggregate Indebtedness of the Company and each of its Subsidiaries (excluding any Taxable REIT Subsidiaries and any Subsidiaries thereof) does not exceed the aggregate adjusted U.S. federal income Tax basis of the assets of the Company and each of its Subsidiaries (excluding any Taxable REIT Subsidiaries and any Subsidiaries thereof).

(xviii) Neither the Company nor any of its Subsidiaries is required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (A) change in method of accounting of the Company or any of its Subsidiaries for a taxable period ending on or prior to the Closing Date, (B) installment sale by the Company or any of its Subsidiaries made on or prior to the Closing Date or (C) election by the Company or any of its Subsidiaries under Section 108(i) of the Code made prior to the Closing Date. The Company is not a successor corporation, trust, or association to any entity which has had its election to be taxable as a REIT terminated or revoked.

(xix) There are no transactions intended to qualify as an exchange subject to Section 1031(a)(1) of the Code in which the Company or any of its Subsidiaries has participated that has not been completed.

As used in this Agreement, (A) the term “Tax” (including, with correlative meanings, the terms “Taxes” and “Taxable”) means all U.S. federal, state, local and foreign taxes, duties, levies, imposts, assessments or other similar governmental charges, whether imposed directly or through withholding or deductions, in each case, that are imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect thereto and (B) the term “Tax Return” means all returns, statements, certificates, reports and similar documents (including elections, declarations, disclosures, schedules, estimates and information returns and claims for refunds) filed with or supplied to or required to be filed with or supplied to a Governmental Entity relating to Taxes, including any attachments, supplements or amendments to any of the foregoing.

(o) Intellectual Property.

(i) Section 5.1(o)(i) of the Company Disclosure Letter sets forth a list of all material registered Intellectual Property and applications to register Intellectual Property (“Registered IP”) owned by the Company or any of its Subsidiaries. To the Knowledge of the Company, all material Registered IP owned by the Company or any of its Subsidiaries is valid and subsisting, and, in the jurisdiction(s) where such Registered IP is issued or registered, is enforceable.

(ii) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, each of the Company and its Subsidiaries owns, or has sufficient rights to use, all Intellectual Property that is material for its business as currently conducted (the “Company IP”), free and clear of all Liens, except for Permitted Liens. “Permitted Liens” means (A) Liens for Taxes that are not yet due and payable or that are being contested in good faith in accordance with applicable Law and for which adequate reserves have been established in accordance with GAAP, (B) Liens arising or incurred in the ordinary course of business in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens that (i) are in an amount not to exceed $500,000 in the aggregate or (ii) are listed in Section 5.1(o)(ii) of the Company Disclosure Letter (C) Liens affecting the interest of the grantor of any easements benefiting owned real property and Liens of record attaching to real property, fixtures or leasehold improvements that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Subsidiaries as presently conducted, (D) Liens specifically reflected in the Company Balance Sheet, (E) (I) Liens and other exceptions to title disclosed on any Company Title Insurance Policies made available to Parent and Merger Sub that, individually or in the aggregate, do not, and would not reasonably be expected to, (x) materially impair the existing use, operation or value of the applicable property or asset affected by the applicable Lien or (y) constitute a Company Material Adverse Effect, (II) with respect to leasehold interests, Liens imposed on the underlying fee or leasehold interest of the applicable ground lessor, lessor or sublessor, and (III) whether or not disclosed on any Company Title Insurance Policies, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, rights-of-way, covenants, restrictions, and other similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Subsidiaries as presently conducted, (F) any non-exclusive license, covenant or other right to or under Intellectual Property, (G) Liens on real estate imposed or promulgated by Law, including zoning regulations, permits and licenses, other than such Liens that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (H) Liens imposed by any homeowners’ association, including in connection with unpaid assessments or fines, or uncured violations of applicable homeowners’ association covenants, other than such Liens that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (I) security given in the ordinary course of business to any public utility or Governmental Entity that does not adversely interfere with the current use of the applicable Company Property, (J) Liens resulting from any acts or omissions of, or from facts or circumstances related to, Parent or Merger Sub, (K) Liens that will be terminated at or prior to the Closing in accordance with this Agreement and (L) Liens securing the Existing Credit Facilities.

(iii) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (A) the Company and its Subsidiaries have not since the Applicable Date, and do not, infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party and there are no pending, or to the Knowledge of the Company, threatened, Proceedings alleging the same and (B) to the Knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any Company IP owned by the Company or any of its Subsidiaries.

(iv) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Information Technology Systems used in connection with the business of the Company and its Subsidiaries are reasonably adequate for the Company’s and its Subsidiaries’ businesses as currently conducted. Since the Applicable Date, neither the Company nor any of its Subsidiaries has (A) to the Knowledge of the Company, suffered a Security Incident or been materially adversely affected by any malicious code or denial-of-services attacks on its Information Technology Systems or (B) received written notice of third party claims related to its Personal Data or Information Technology Systems, in either case of (A) or (B) that required notification under any applicable Laws and Orders. The Company has taken commercially reasonable efforts to protect the secrecy, confidentiality and value of the confidential and proprietary information of the Company and its Subsidiaries.

(v) The Company and its Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology and procedures. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are in compliance with (A) applicable Laws and Orders regarding the privacy and security of customer, employee and other Personal Data, (B) their respective privacy, information security and cybersecurity policies, and (C) contractual requirements relating to information security, cybersecurity or the protection of Personal Data to which the Company or any of its Subsidiaries is subject. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, since the Applicable Date, there have not been any Security Incidents, including any incidents of, or third party claims related to, any unauthorized access to, or unauthorized disclosure or use of, any Personal Data in the Company’s or any of its Subsidiaries’ possession. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received since the Applicable Date any written notice of any material alleged violations of, or any material claims or investigations (including investigations by any Governmental Entity) relating to alleged violations of, any Laws and Orders with respect to Personal Data possessed by the Company or any of its Subsidiaries or any of the Company’s or any of its Subsidiaries’ privacy policies. There are no pending, or to the Knowledge of the Company, threatened Proceedings alleging noncompliance by the Company or any of its Subsidiaries with any Laws or Orders with respect to Personal Data possessed by the Company or any of its Subsidiaries or the processing of Personal Data by the Company or any of its Subsidiaries.

(vi) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have implemented and maintained reasonable organizational, physical, administrative, and technical measures reasonable in the industry in which the Company operates to protect Personal Data or Information Technology Systems in their possession or under their control against unauthorized access, acquisition, alteration, modification, or use.

(vii) As used in this Agreement, (A) the term “Information Technology Systems” means information technology and computer systems relating to the transmission, collection, storage, maintenance, use, sharing, dissemination, organization, presentation, generation, processing or analysis of data and information, (B) the term “Intellectual Property” means, collectively, (I) patents and patent applications, (II) registered or applied for trademarks or service marks and all related goodwill, (III) domain names, (IV) copyrights and (V) trade secrets, including confidential and proprietary information (C) the term “Personal Data” means any information in any media that identifies, or could reasonably be used to identify, a particular individual and any other data or information that constitutes personal data or personal information under any applicable Law or the Company’s or any of its Subsidiaries’ privacy policies and (D) the term “Security Incident” means (a) any loss, theft or misuse of Personal Data that constitutes a violation of the Company’s information security policies or procedures, or acceptable use policies and (b) any unauthorized processing of Personal Data in the Company’s or any of its Subsidiaries’ possession, in each case of (a) and (b), that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, as well as any other data security incident requiring notification to any Person or Governmental Entity under applicable Laws and Orders regarding the privacy and security of customer, employee and other Personal Data.

(viii) This Section 5.1(o) constitutes the exclusive representations and warranties of the Company and its Subsidiaries with respect to Intellectual Property, Information Technology Systems, Personal Data and the subject matters set forth in this Section 5.1(o).

(p) Company Properties.

(i) Except for immaterial discrepancies, errors or omissions, Section 5.1(p)(i) of the Company Disclosure Letter sets forth a list (described by street address) of each parcel of real property owned in fee simple by the Company or any Subsidiary of the Company, or in which the Company or any Subsidiary of the Company has a leasehold interest pursuant to a ground lease or sublease, as of three (3) days prior to the date hereof (the

“Property Date”) (each such real property being individually referred to herein as a “Company Property” and collectively referred to herein as the “Company Properties”). Between the Property Date and the date hereof, the Company has not (x) acquired any real property (whether in fee simple or pursuant to a leasehold interest and whether by merger, consolidation, purchase of property or assets or otherwise) which would have been a Company Property if the Company owned such property in fee simple or had a leasehold interest in such real property as of the Property Date, or (y) licensed, sold, assigned, mortgaged, pledged, placed a Lien (other than Permitted Liens) upon or otherwise disposed of any Company Property.

(ii) Section 5.1(p)(ii) of the Company Disclosure Letter sets forth a list of each option agreement, purchase and sale agreement and/or other written agreement, other than Contracts related to any REO Properties which are in effect as of the date of this Agreement and pursuant to which the Company or any Subsidiary of the Company has the right, option or obligation to purchase or otherwise acquire any real property at any time after the date of this Agreement (each, a “Real Estate Purchase Contract”). Other than as set forth in any Real Estate Purchase Contract or any Contracts related to any REO Properties, neither the Company nor any Subsidiary of the Company has any obligation to purchase a fee or leasehold interest in any real property. “REO Property” means any Company Property that has been acquired by the Company or any of its Subsidiaries pursuant to or in connection with the foreclosure of any mortgage, deed of trust, deed to secure debt or any other security instrument (including a pledge of equity interests in the applicable owner), or a deed-in-lieu of foreclosure thereof, or pursuant to a transfer or conveyance under applicable bankruptcy laws, or otherwise in connection with the exercise of remedies by the Company or any of its Subsidiaries under any mortgage or other security documents encumbering such Company Property or any equity interests therein. Section 5.1(p)(ii) of the Company Disclosure Letter sets forth a list of each REO Property.

(iii) Section 5.1(p)(iii) of the Company Disclosure Letter sets forth a list of any leases or other occupancy agreements pursuant to which the Company or any Subsidiary of the Company is a tenant as of the date of this Agreement (each, a “Company Tenant Lease”). Each Company Tenant Lease is valid and binding on the Company or a Subsidiary of the Company party thereto and, and to the Knowledge of the Company, the other party thereto, and is in full force and effect as of the date of this Agreement, enforceable in accordance with its terms (subject to proper authorization and execution of such lease by the other party thereto and subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto, is in breach of or in default under any Company Tenant Lease, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its Subsidiaries, in each case, except for such breaches and defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. True and complete copies of all Company Tenant Leases (including all amendments, modifications, supplements, renewals and extensions related thereto) in effect as of the date of this Agreement have been made available to Parent and Merger Sub.

(iv) (A) The Company or a Subsidiary of the Company owns good and marketable fee simple title to or holds a good and valid leasehold interest in (as applicable) each of the Company Properties, in each case, free and clear of Liens, except for Permitted Liens, and (B) neither the Company nor any Subsidiary of the Company has leased (other than renewals and single-family home leases with tenants in the ordinary course of business consistent with past practice), subleased, licensed or otherwise granted any Person the right to use or occupy any Company Property or any portion thereof other than pursuant to a Company Lease entered into in the ordinary course of business, except with respect to clauses (A) and (B), in each case, where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(v) Neither the Company nor any Subsidiary of the Company has received any written notice from any Governmental Entity having jurisdiction over any of the Company Properties of any uncured violation of any Laws affecting any of the Company Properties, except for any such uncured violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(vi) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any Subsidiary of the Company has received any written notice of any condemnation, eminent domain or similar Proceeding nor, to the Knowledge of the Company, has any such Proceeding been threatened in writing, with respect to any Company Property, that would interfere in any material manner with the current use of such Company Property (assuming its continued use in the manner it is currently used), or otherwise impair in any material manner the current operations of such Company Property (assuming its continued use in the manner it is currently operated).

(vii) As of the date of this Agreement, neither the Company nor any Subsidiary of the Company has (A) granted or is bound by or subject to (x) the terms of any unexpired option agreement, right of first refusal, right of first negotiation or right of first offer with respect to the purchase of any Company Property, or (y) any other unexpired rights in favor of third Persons to purchase or otherwise acquire any Company Property, or (B) entered into any contract for the sale or ground lease of any Company Property.

(viii) The rent roll summaries for each of the Company Properties made available to Parent and Merger Sub correctly reference, in all material respects, each lease or sublease that was in effect as of the dates shown therein and to which the Company or any Subsidiary of the Company is a party as lessor or sublessor with respect to each of the applicable Company Properties (each such lease or sublease, together with all amendments, modifications, supplements, renewals, extensions, guaranties and rent deferment agreements related thereto, a “Company Lease” and, collectively, the “Company Leases”).

(ix) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each Subsidiary of the Company, as applicable, are in possession of title insurance policies evidencing title insurance with respect to each Company Property owned in fee simple (each, a “Company Title Insurance Policy” and, collectively, the “Company Title Insurance Policies”). As of the date of this Agreement, no written claim has been made against any Company Title Insurance Policy which remains pending and which has had or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(x) Section 5.1(p)(x) of the Company Disclosure Letter lists, as of the date of this Agreement, the parties (other than the Company or a Subsidiary of the Company) providing third party property management services for any of the Company Properties, the number of Company Properties managed by each such party, and a description of the property management agreement pursuant to which such Company Properties are being managed (collectively, the “Property Management Agreements”).

(xi) Section 5.1(p)(xi) of the Company Disclosure Letter lists in all material respects each Company Property which is (A) under development as of the date hereof, and describes the status of such development as of the date hereof, and (B) subject to a binding agreement for development or commencement of construction by the Company or any of its Subsidiaries, in each case other than those pertaining to minor capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business.

(xii) Except as, individually or in the aggregate, would cost the Company and its Subsidiaries less than $35,000 to repair or otherwise remediate for any single Company Property, to the Knowledge of the Company there are no (A) structural defects relating to any Company Property, (B) Company Properties whose building systems are not in working order, or (C) physical damage to any Company Property for which there is not insurance in effect covering the cost of the restoration and the loss of revenue (subject to a reasonable deduction or retention limit).

(xiii) The information in the portfolio data tape, dated October 15, 2020, made available to Parent and Merger Sub, which is set forth in Section 5.1(p)(xiii) of the Company Disclosure Letter (the “Data Tape”), was true and correct in all material respects as of the date of the Data Tape.

(q) Insurance. Except as would not reasonably be expected to have a Company Material Adverse Effect, all insurance policies of the Company and its Subsidiaries relating to the business, assets and operations of the Company and its Subsidiaries are in full force and effect, are sufficient to comply with applicable Law and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, no notice of cancellation or modification has been received by the Company or any of its Subsidiaries, and there is no existing default or event which, and the Company and its Subsidiaries have not taken or failed to take any action that, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder.

(r) Asset Management Agreement. The Company is, and has been since May 7, 2019, in compliance in all material respects with the Amended and Restated Asset Management Agreement by and among the Company, Front Yard Residential, L.P. (“FYR LP”) and the Manager, dated May 7, 2019 (the “AMA”) and is and at all times has been in compliance in all material respects with the Termination and Transition Agreement by and among the Company, FYR LP and the Manager dated as of August 13, 2020 (the “Termination Agreement”).

(s) Brokers and Finders. The Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has engaged Deutsche Bank as the Company’s financial advisor, the financial arrangements with which have been made available to Parent and Merger Sub.

(t) Affiliate Transactions. Since January 1, 2019, there have been no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, in each case, between the Company or any of its Subsidiaries, on the one hand, and any director, officer or other Affiliate of the Company or any of its Subsidiaries, or any entity in which any such Person has a direct or indirect material interest, on the other hand (except for amounts due as normal salaries and bonuses and in reimbursement of expenses in the ordinary course of business).

(u) No Other Representations and Warranties. Except for the representations and warranties of the Company contained in this Section 5.1, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby; and neither the Company nor any person on behalf of the Company is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses or with respect to any other information made available to Parent and Merger Sub in connection with the transactions contemplated by this Agreement. Except for the representations and warranties expressly set forth in this ARTICLE V, the Company hereby disclaims all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to Parent, Merger Sub, any of the Equity Investors or any of Parent’s or the Equity Investors’ respective Affiliates (collectively, the “Parent Parties”) or any Representatives of any of the Parent Parties including omissions therefrom. Without limiting the foregoing, except for the representations and warranties expressly set forth in this ARTICLE V, the Company makes no representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, to any Parent Parties or any Representatives of any of the Parent Parties regarding the success, profitability or value of the Company.

5.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to the Company as follows:

(a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite limited partnership or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Prior to the execution of this Agreement, Parent has made available to the Company complete and correct copies of the certificate of limited partnership and limited partnership agreement of Parent and the declaration of trust and the bylaws of Merger Sub, in each case as amended to and in effect on the date of this Agreement.

As used in this Agreement, the term “Parent Material Adverse Effect” means any change, event, occurrence, development, circumstance or condition that, individually or in the aggregate with all other changes, events, occurrences, developments, circumstances or conditions, prevents, materially delays, materially impairs or has a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated hereby (including obtaining the financing necessary to pay the Merger Consideration).

(b) Authorized Capital Stock. All of the issued and outstanding shares of beneficial interest of Merger Sub are, and at the Effective Time will be, owned, directly or indirectly, by Parent, and there are (i) no other shares of beneficial interest or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for equity securities or other voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any equity securities, other voting securities or securities convertible into or exchangeable for equity securities or other voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and does not have, and prior to the Effective Time will not have, any assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(c) Limited Partnership Authority; Approval. Each of Parent and Merger Sub have all requisite limited partnership or other power and authority and each has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. No approval by the equityholder of Parent is required in order for Parent to execute, deliver and perform its obligations under this Agreement or to consummate the transactions contemplated hereby on the terms and subject to the conditions of this Agreement.

(d) Governmental Filings; No Violations.

(i) Other than the necessary filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (A) pursuant to Section 1.3 or (B) required under the Exchange Act, no filings, notices and/or reports are required to be made by Parent or Merger Sub or their Subsidiaries with, nor are any consents, registrations, approvals, permits, expirations of waiting periods or authorizations required to be obtained by Parent or Merger Sub or their Subsidiaries from any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and/or the consummation by Parent of the Merger and the other transactions contemplated hereby, except, in each case, those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub does not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the respective certificate of limited partnership and limited partnership agreement of Parent and declaration of trust and bylaws of Merger Sub, (B) with or without the lapse of time or the giving of notice or both, a breach or violation of, a default or termination or modification (or right of termination or modification) under, payment of additional fees under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to any Contract binding upon Parent or any of its Subsidiaries, or, assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods and authorizations referred to in Section 5.2(d)(i) are made or obtained, under any Law, Order or License to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations under any Contract to which Parent or any of its Subsidiaries is a party; except, in the case of clauses (B) and (C) above, for any such breach, violation, default, termination, modification, payment, acceleration, creation or change that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(e) Litigation. As of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of Parent, threatened in writing against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing or making illegal, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(f) Brokers and Finders. Parent has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other transactions contemplated in this Agreement, except for Persons whose fees and expenses shall be paid by Parent.

(g) Financial Ability.

(i) Assuming satisfaction or waiver of the conditions to Closing set forth in Section 7.2(a) and Section 7.2(b), the aggregate proceeds of the Financing, to the extent funded in accordance with the terms of the Commitment Letters, will be sufficient to enable Parent to (x) consummate the Merger and the other transactions contemplated hereby on the terms contemplated by this Agreement, including the payment of the aggregate Merger Consideration and all other amounts payable pursuant to ARTICLE IV and (y) pay all related fees and expenses and undertake its other obligations at Closing upon the terms contemplated by this Agreement.

(ii) Parent has delivered to the Company a true, correct and complete copy of an executed commitment letter (including, all related fee letters, sponsor support letters and side letters (which fee letters may be customarily redacted to remove the amounts of any fees, interest rates and other economic terms that do not affect the conditionality, enforceability or aggregate principal amount of the financing contemplated thereby (“Customary Redactions”)), and all exhibits, schedules, annexes, supplements and term sheets forming part thereof) addressed to Parent and dated as of the date hereof (as amended or modified only in accordance with this Section 6.15, the “Debt Commitment Letter”) from Royal Bank of Canada (the “Lender”), pursuant to which the Lender (together with any additional lender who may become party thereto) has committed to provide Parent with debt financing described therein (the “Debt Financing”).

(iii) Parent has delivered to the Company true and complete copies of executed commitment letters addressed to Parent and dated as of the date hereof (the “Equity Commitment Letters”), from Pretium Midway Investments, LP, a Delaware limited partnership, APF Holdings III, L.P., a Delaware limited partnership, APF Holdings II, L.P., a Delaware limited partnership, Ares US Real Estate Opportunity Fund III, L.P., a Delaware limited partnership and Ares US Real Estate Opportunity Parallel Fund III-A, L.P., a Delaware limited partnership (the “Equity Investors”), pursuant to which each such Equity Investor has committed to provide cash equity to fund the Merger Consideration in an aggregate amount of not less than $814,851,509 (the “Equity Financing” and, together with the Debt Financing, the “Financing”).

(iv) Each of the Equity Commitment Letters is a legal, valid and binding obligation of the parties thereto, is in full force and effect, and is enforceable against the parties thereto in accordance with its terms, subject only to the Bankruptcy and Equity Exception. There are no side letters or other contracts, agreements or understandings to which any of the Equity Investors or Parent or any of their respective Affiliates is a party relating to the Equity Financing other than as expressly set forth in the Equity Commitment Letters or as otherwise disclosed to the Company on or prior to the date hereof. The Debt Commitment Letter is a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto, is in full force and effect, and is enforceable against the parties thereto in accordance with their terms, subject only to the Bankruptcy and Equity Exception. As of the date of this Agreement, there are no side letters or other contracts, agreements or understandings to which any of the Equity Investors or Parent or any of its Affiliates is a party relating to the Debt Financing other than as expressly set forth in the Debt Commitment Letters or as otherwise disclosed to the Company on or prior to the date hereof.

(v) The Equity Commitment Letters provide, and will continue to provide, subject in each case in all respects to the terms and conditions set forth therein, that the Company is a third-party beneficiary thereof and is entitled to enforce such Equity Commitment Letter, and that Parent and the Equity Investors party thereto have waived any defenses to the enforceability of such third-party beneficiary rights, in each case in accordance with its terms and subject to the limitations set forth herein, including in Section 9.13 (Specific Performance).

(vi) (A) Except as expressly set forth in any Equity Investor’s Equity Commitment Letter, there are no conditions precedent to the obligation of such Equity Investor to fund the Equity Financing, (B) as of the date of this Agreement, except as expressly set forth in the Debt Commitment Letter, there are no conditions precedent to the obligations of the Lender to fund the Debt Financing and (C) there are no contingencies pursuant to any contract, agreement or other understanding relating to the Merger and the other transactions contemplated by this Agreement to which any of the Equity Investors or Parent or any of their respective Affiliates is a party that would permit the Equity Investors or Lender to, without the consent of Parent, (I) reduce the total committed amount of the Financing or (II) impose any additional condition precedent to the availability of the Financing.

(vii) As of the date of this Agreement, (A) the Commitment Letters have not been amended, restated or otherwise modified and (B) the respective commitments set forth in the Commitment Letters have not been withdrawn, rescinded, terminated, amended, restated or otherwise modified in any respect. As of the date of this Agreement, no event has occurred which would result in any breach by any of the Equity Investors of, or constitute a default by Parent or Merger Sub under, any term or condition to closing of the Commitment Letters, or otherwise result in any portion of the Financing contemplated thereby to be unavailable or delayed (assuming the satisfaction of the conditions to Closing set forth in Section 7.2(a) and Section 7.2(b)). As of the date of this Agreement, no Debt Financing Source has notified Parent or Merger Sub of its intention to withdraw, rescind or terminate the Debt Commitment Letter prior to the Closing Date or not to provide the Debt Financing and, to the Knowledge of Parent, no such withdrawal, rescission or termination is contemplated. Parent (x) has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it or any other Parent Party contained in any Commitment Letter and (y) has no reason to believe that any portion of the Financing required to consummate the Merger and the other transactions contemplated by this Agreement will not be available to Parent or Merger Sub on the Closing Date, including any reason to believe that any Equity Investor or Lender will not perform its respective funding obligations under the Commitment Letter to which such Equity Investor or Lender is party in accordance with its terms and conditions. Parent or Merger Sub has fully paid any and all commitment fees and other fees required by the Debt Commitment Letter to be paid as of the date of this Agreement.

(h) Limited Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company a limited guarantee, dated as of the date of this Agreement (the “Limited Guarantee”) from the Equity Investors. The Limited Guarantee is in full force and effect and is a valid and binding obligation of the Equity Investors (the “Guarantors”) and enforceable against such Guarantors in accordance with its terms and no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default on the part of such Guarantor under the Limited Guarantee.

(i) Ownership of Shares; Interested Stockholder. Neither Parent nor any of its Subsidiaries beneficially owns, directly or indirectly, any Shares, any rights or options to acquire any Shares, or any securities or instruments convertible into, exchangeable for, or exercisable for Shares and neither Parent nor any of its Subsidiaries has any rights to acquire any Shares except pursuant to this Agreement. Neither Parent nor Merger Sub nor any affiliate (as defined in Section 3-601 of the MGCL) of Parent or Merger Sub is, nor at any time during the period commencing three years prior to the date of this Agreement has been, an “interested stockholder” of the Company as defined in Section 3-601 of the MGCL.

(j) No Other Representations and Warranties. Except for the representations and warranties of Parent and Merger Sub contained in this Section 5.2, neither Parent nor Merger Sub is making or has made, and no other Person is making or has made on behalf of Parent and Merger Sub, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby; and neither Parent nor Merger Sub nor any person on behalf of Parent or Merger Sub is making any express or implied representation or warranty with respect to Parent and Merger Sub or with respect to any other information made available to the Company in connection with the transactions contemplated by this Agreement.

(k) Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (i) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (ii) has had reasonable access to (A) the books and records of the Company and its Subsidiaries and (B) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (iii) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (iv) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company contained in Section 5.1 of this Agreement or in any certificate delivered in connection with this Agreement, and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, except for the representations and warranties set forth in Section 5.1 of this Agreement or in any certificate delivered in connection with this Agreement, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

ARTICLE VI

COVENANTS

6.1 Interim Operations.

(a) The Company covenants and agrees as to itself and its Subsidiaries that, from and after the execution of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing (it being agreed that in the event the Company seeks such consent regarding COVID-19 Measures that are reasonably designed to protect the health or welfare of employees or other relevant individuals (as expressly noted in such request by the Company), Parent’s consent shall not be unreasonably withheld, conditioned or delayed; provided, that if Parent’s failure to respond in a timely manner would reasonably be expected to jeopardize the health or welfare of employees or other relevant individuals, Parent shall be deemed to have consented to such act or omission if it fails to expressly consent to or deny consent for such requested actions or inactions within one (1) Business Day of such request) and except as (i) required by applicable Law, (ii) expressly required by this Agreement or (iii) otherwise expressly disclosed in Section 6.1 of the Company Disclosure Letter), the Company shall use its commercially reasonable efforts to (A) conduct its business and the business of its Subsidiaries in the ordinary course of business consistent with past practice and (B) maintain the status of the Company as a “real estate investment trust” within the meaning of Sections 856 through and including 860 of the Code (a “REIT”) for all taxable periods ending on or prior to the Closing Date. Without limiting the generality of, and in furtherance of, the foregoing, the Company covenants and agrees as to itself and its Subsidiaries that, from and after the date of this Agreement and prior to the Effective Time, except as (w) required by applicable Law, (x) Parent may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed with respect to clauses (iv), (vi), (viii), (ix), (xiii), (xiv), (xvi), (xviii) or (xix)), (y) expressly disclosed in Section 6.1 of the Company Disclosure Letter or (z) expressly provided for in this Agreement, the Company shall not and will not permit any of its Subsidiaries to:

(i) (A) amend, supplement or otherwise modify its articles of incorporation or bylaws (or comparable governing documents), (B) split, combine, subdivide or reclassify its outstanding shares of capital stock (except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction), (C) declare, set aside or pay any dividend or distribution payable in cash, stock or property (or any combination thereof) in respect of any shares of its capital stock (other than (1) any dividends or distributions paid by a direct or indirect wholly owned Subsidiary of the Company (other than a Taxable REIT Subsidiary) to another direct or indirect wholly owned Subsidiary of the Company or to the Company, (2) any distributions of the Company and its Subsidiaries, including under Sections 857, 858 or 860 of the Code, as may be reasonably necessary to (x) maintain the status of the Company as a REIT or (y) avoid or reduce the imposition of any corporate level Tax or excise Tax under the Code and (3) dividend equivalents payable upon the vesting or settlement of Company Director-Granted RSUs, Company Service-Based RSUs and Company Market-Based RSUs) outstanding on the date of this Agreement in accordance with the terms of such awards and the terms of the Company Stock Plans in effect on the date of this Agreement, (D) enter into any agreement with respect to the voting of its capital stock or (E) purchase, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than (I) pursuant to the cashless exercise of Company Options or the forfeiture of, or withholding of Taxes with respect to, Company Options, Company Director-Granted RSUs, Company Service-Based RSUs or Company Market-Based RSUs in connection with any Taxable event related to such awards, in each case, in accordance with past practice and with the terms of the applicable Company Stock Plan as in effect on the date of this Agreement or (II) purchases, repurchases, redemptions or other acquisitions of securities of any wholly owned Subsidiary of the Company by the Company or any other wholly owned Subsidiary of the Company;

(ii) merge or consolidate with any other Person, or restructure, reorganize or completely or partially liquidate;

(iii) (A) except as required by the terms of a Company Plan, (1) modify the compensation or benefits payable to any current or former employee, director or individual service provider of the Company or any of its Subsidiaries with an annual base salary greater than $100,000, (2) materially modify the compensation or benefits payable to any current or former employee, director or individual service provider of the Company or any of its Subsidiaries with an annual base salary less than $100,000 or (3) become a party to, establish, adopt, amend, terminate, provide discretionary benefits under or make any change to any Company Plan or any arrangement that would have been a Company Plan had it been entered into prior to the date of this Agreement, other than related to annual plan renewals in the ordinary course of business or

(B) grant or make any bonus or other payment to any employee, director, executive officer or individual service provider of the Company or any of its Subsidiaries;

(iv) hire any employees with an annual base salary greater than $100,000, other than any non-officer employees that are hired to replace any employees that were terminated or that resigned and that are provided total compensation and benefits substantially similar, in the aggregate, to the terminating employees being replaced;

(v) incur any Indebtedness or issue any warrants or other rights to acquire any Indebtedness, except (A) under the Existing Credit Facilities or the Revolving Promissory Note (as defined in Section 5.1(f)(ii) of the Company Disclosure Letter), (B) inter-company Indebtedness among the Company and its wholly owned Subsidiaries, (C)(1) Financial Assurances, so long as promptly reimbursed if drawn and (2) overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business and (D) hedging in compliance with the hedging strategy of the Company as of the date of this Agreement in the ordinary course of business consistent with past practice and not for speculative purposes; provided, that the Company and its Subsidiaries shall use commercially reasonable efforts to mitigate any material increase in their respective aggregate exposure to currency risk;

(vi) make or commit to any capital expenditures other than in the ordinary course of business consistent with past practice and which do not exceed, in the aggregate, for the period between the date hereof and the Effective Time, one hundred and twenty (120%) of the amounts per line item reflected for such period in the Company’s monthly capital expenditure projections for 2020 (pro-rated for any partial months during such period) and the provisional capital expenditure projections for the first two quarters of 2021, in each case which are set forth in Section 6.1(a)(vi) of the Company Disclosure Letter;

(vii) other than with respect to (A) Contracts related to any REO Properties and (B) other Company Properties that are set forth in Section 6.1(a)(vii) of the Company Disclosure Letter, in each case so long as such transactions are on bona fide, commercial, arms’ length terms to an unaffiliated party, transfer, lease (other than renewals and single-family home leases with tenants in the ordinary course of business consistent with past practice), license, sell, assign, mortgage, pledge, place a Lien (other than Permitted Liens) upon or otherwise dispose of any properties or assets (including capital stock of any of its Subsidiaries but not including any Intellectual Property), with a fair market value in excess of $200,000 individually or $2,000,000 in the aggregate (other than transactions among the Company and its wholly owned Subsidiaries), subject in all respects to any restrictions that secure any of the Existing Credit Facilities other than to the extent the disposition thereof is not prohibited by the relevant Existing Credit Facility; provided, that other than with respect to properties or assets referred to in clauses (A) and (B) above, the Company shall promptly (and in any event within twenty-four (24) hours) deliver to Parent written notice of any license, sale, assignment, mortgage, pledge, or other disposition of any Company Properties;

(viii) issue, deliver, sell, grant, transfer, or encumber (other than Permitted Liens), or authorize the issuance, delivery, sale, grant, transfer or encumbrance (other than Permitted Liens) of, any shares of its capital stock or any securities convertible or exchangeable into or exercisable for, or any options, warrants or other rights to acquire, any such shares, except (A) for any Shares issued pursuant to Company Options, Company Director-Granted RSUs, Company Service-Based RSUs and Company Market-Based RSUs outstanding on the date of this Agreement in accordance with the terms of such awards and the Company Stock Plans, and (B) by wholly owned Subsidiaries to the Company or to any other wholly owned Subsidiary of the Company;

(ix) acquire any business or assets or other property, whether by merger, consolidation, purchase of property or assets or otherwise;

(x) make any material change with respect to its financial accounting policies or procedures, except as required by changes in GAAP (or any interpretation thereof) or by applicable Law;

(xi) enter into any new line of business or start to conduct a line of business of the Company or any of its Subsidiaries that is not conducted as of the date of this Agreement;

(xii) make any loans, advances or capital contributions to, or investments in, any Person (other than loans, advances or capital contributions to the Company or any direct or indirect wholly owned Subsidiary of the Company);

(xiii) (A) amend or modify in any material respect or terminate (excluding terminations upon expiration of the term thereof or upon default by any other party thereto, in each case, in accordance with the terms thereof) any Material Contract or waive, release or assign any material rights, claims or benefits under any Material Contract or take (or fail to take) any action that would reasonably be expected to cause or result in a material breach of, or material default under, any Material Contract or (B) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement unless it is on terms substantially consistent with, or on terms more favorable to the Company or its Subsidiaries (and to Parent and its Subsidiaries following the Closing) than, either a Contract it is replacing or a form of such Material Contract made available to Parent and Merger Sub; provided, that this Section 6.1(a)(xiii) shall not prohibit or restrict any action in respect of the Existing Credit Facilities as provided for in Section 6.20;

(xiv) (A) settle any Proceeding before or threatened in writing to be brought before a Governmental Entity, other than settlements if the amount of any such settlement is not in excess of $250,000 individually or $1,000,000 in the aggregate with other settlements entered into between the date hereof and the Effective Time; provided, that such settlements do not involve any non-de minimis injunctive or equitable relief or impose non-de minimis restrictions on the business activities of the Company and its Subsidiaries or Parent and its Subsidiaries or (B) waive any material right with respect to any material claim held by the Company or any of its Subsidiaries;

(xv) enter into any collective bargaining agreement or recognize or certify any labor union, labor organization or other employee representative body as the bargaining representative for any employees of the Company or any of its Subsidiaries;

(xvi) make, change or revoke any material Tax election or change a material method of Tax accounting, amend any material Tax Return, settle or compromise any material Tax liability, audit, proceeding, claim or assessment, enter into any Tax allocation, sharing or indemnity agreement (other than customary provisions in agreements or arrangements the primary subject of which is not Taxes), enter into any closing agreement in respect of material Taxes, seek or request any material Tax ruling from a Governmental Entity, file any material Tax Return inconsistent with past practice other than as required by applicable Law or contribute any assets to a Taxable REIT Subsidiary (other than any assets that are expected to be sold prior to the Closing Date and are otherwise permitted to be sold prior to the Closing Date pursuant to the terms of this Agreement);

(xvii) take any action, or fail to take any action, which action or failure to act would reasonably be expected to cause (A) the Company to fail to qualify as a REIT or (B) any other Subsidiary of the Company to fail to preserve its status as set forth in Section 5.1(b)(iv) of the Company Disclosure Letter;

(xviii) terminate, cancel or make any material changes to the structure, limits or terms and conditions of any of its insurance policies, including allowing the policies to expire without renewing such policies or obtaining comparable replacement coverage, or prejudicing rights to insurance payments or coverage;

(xix) sell, assign (other than Permitted Liens), transfer or exclusively license any material Intellectual Property owned by the Company or any of its Subsidiaries, or permit the lapse of any right, title or interest to any such material Intellectual Property, including any material Registered IP, in each case, other than in the ordinary course of business; or

(xx) agree, resolve or commit to do any of the foregoing.

(b) The Company covenants and agrees as to itself and its Subsidiaries that, from and after the execution of this Agreement and prior to the Effective Time, each such Person shall comply with the covenants set forth on Section 6.1(b) of the Company Disclosure Letter.

Notwithstanding the foregoing, nothing in this Section 6.1 shall prohibit the Company or any of its Subsidiaries from taking any action or refraining from taking any action, at any time or from time to time, that in the reasonable judgment of the board of directors of the Company, upon written advice of nationally recognized REIT Tax counsel, is reasonably necessary for the Company to avoid incurring entity-level U.S. federal income or U.S. federal excise Taxes under the Code or to maintain its qualification as a REIT for any period or portion thereof ending on or prior to the Effective Time, including making dividend or other distribution payments to stockholders of the Company in accordance with this Agreement (subject to the restrictions set forth in Section 6.1(a)(i)(C)); provided, that prior to taking any such action, the Company and its Subsidiaries shall inform Parent in writing of such action and shall consult with and cooperate with Parent in good faith to minimize the adverse effect of such action to the Company and Parent.

6.2 Acquisition Proposals.

(a) No Solicitation or Negotiation. Except as expressly permitted by Section 6.2(b), the Company shall not, and shall not permit any of its Subsidiaries or any of the directors, officers or employees of the Company or any of its Subsidiaries to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ investment bankers, attorneys, accountants and other Representatives and advisors and direct the Manager, not to, directly or indirectly:

(i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

(ii) enter into, engage in, continue or participate in any discussions or negotiations with any Person (A) regarding any Acquisition Proposal or (B) that would reasonably be expected to lead to any Acquisition Proposal (in each case other than, solely in response to an inquiry that did not result from or arise in connection with a breach of this Section 6.2(a), to refer the inquiring person to this Agreement and to limit its conversation or other communication exclusively to such referral);

(iii) provide any information or data concerning the Company or any of its Subsidiaries to any Person, or afford access to the properties, books or records or employees of the Company or any of its Subsidiaries in connection with or that would reasonably be expected to lead to any Acquisition Proposal; or

(iv) agree, propose or resolve to take any of the actions prohibited by the foregoing clauses (i)-(iii).

The Company shall, and the Company shall cause its Subsidiaries and Representatives to, immediately (1) cease and cause to be terminated any discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or proposal that would reasonably be expected to lead to an Acquisition Proposal and cease providing any information to any such Person or its Representatives, (2) terminate all access granted to any such Person and its Representatives to any physical or electronic dataroom, in each case with respect to an Acquisition Proposal and (3) not terminate, waive, amend or modify any provision of any existing confidentiality or standstill agreement with respect to a potential Acquisition Proposal.

(b) Exception to No Solicitation Provision. Notwithstanding anything to the contrary in Section 6.2(a), prior to the time, but not after, the Requisite Company Vote is obtained, the Company may, in response to an unsolicited, bona fide written Acquisition Proposal that did not result from a breach of this Section 6.2, (i) provide access to non-public information regarding the Company or any of its Subsidiaries to the Person and its potential sources of financing who made such Acquisition Proposal; provided, that such information has previously been made available to Parent and Merger Sub or is provided to Parent promptly (and in any event within twenty-four (24) hours) following the time such information is made available to such Person and that, prior to furnishing any such non-public information, the Company receives from the Person making such Acquisition Proposal an executed confidentiality agreement with terms at least as restrictive in all material respects on such Person as the Confidentiality Agreement’s terms are on Pretium Partners, LLC (it being understood that such confidentiality agreement need not prohibit the making or amending of an Acquisition Proposal) and (ii) engage or participate in any discussions or negotiations with any such Person regarding such Acquisition Proposal if, and only if, prior to taking any action described in clause (i) or (ii) above, (1) the Company’s board of directors determines in good faith after consultation with outside legal counsel that (A) based on the information then available and after consultation with an independent financial advisor of nationally recognized reputation that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal and (B) the failure to take such action would be inconsistent with the directors’ duties under applicable Law and (2) with respect to clause (ii) above, the Company provides written notice to Parent at least twenty-four (24) hours prior to engaging or participating in any discussions or negotiations with any such Person regarding such Acquisition Proposal.

(c) Notice. The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent in writing if (i) any written or other bona fide inquiries, proposals or offers with respect to an Acquisition Proposal or that would be reasonably likely to lead to an Acquisition Proposal are received by the Company, (ii) any information is requested in connection with any Acquisition Proposal or (iii) any discussions or negotiation with respect to an Acquisition Proposal or that would be reasonably expected to lead to an Acquisition Proposal are sought to be initiated or continued with the Company, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including providing copies of any written materials delivered by such Person) and thereafter shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations (including delivery to Parent within twenty-four (24) hours of copies of all written materials and communications delivered by or on behalf of such Person in connection with such proposal or offer).

(d) Definitions. For purposes of this Agreement:

“Acquisition Proposal” means (i) any proposal, offer, inquiry or indication of interest from any Person or group (as defined in or under Section 13 of the Exchange Act) relating to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination, joint venture, partnership, dissolution, liquidation, spin-off, extraordinary dividend or similar transaction (or series of transactions) involving the Company or any of its Subsidiaries which is structured to permit such Person or group to, directly or indirectly, acquire beneficial ownership of fifteen percent (15%) or more of the outstanding Shares, or fifteen percent (15%) or more of the consolidated net revenues, net income or total assets of the Company and (ii) any acquisition by any Person or group (as defined in or under Section 13 of the Exchange Act) resulting in, or proposal, offer, inquiry or indication of interest, which if consummated would result in, any Person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, fifteen percent (15%) or more of the outstanding Shares, or fifteen percent (15%) or more of the consolidated net revenues, net income or total assets of the Company, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or group beneficially owning more than fifteen percent (15%) of the Shares, in each case, other than the transactions with Parent contemplated by this Agreement.

“Intervening Event” means a material event, circumstance, change or development first occurring after execution of this Agreement that (i) was not known to, or reasonably foreseeable by, the board of directors of the Company prior to the execution of this Agreement, which event, circumstance, change or development, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the board of directors of the Company prior to the receipt of the Requisite Company Vote and (ii) does not relate to an Acquisition Proposal; provided, that “Intervening Event” shall exclude any event, circumstance, change or development related to (A) any Acquisition Proposal or other inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, (B) consisting of or resulting from a breach of this Agreement by the Company or any of its Subsidiaries, (C) changes in the price of the Shares, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event unless excluded by any other exclusion in this definition), (D) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, that the underlying reasons for the Company exceeding such projections, estimates or expectations may constitute an Intervening Event unless excluded by any other exclusion in this definition)or (E) an event that relates solely to Parent.

“Representatives” means, with respect to any Person, such Person’s directors, officers and employees, investment bankers, attorneys, accountants and other advisors, which, for the avoidance of doubt, in the case of the Company shall not include the Manager.

“Superior Proposal” means any bona fide written offer made by a third party (not made as a result of a breach of Section 6.2) after the date of this Agreement that, if consummated, would result in such third party (or its stockholders) owning, directly or indirectly, a majority of the outstanding Shares (or of the stock of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or a majority of the assets of the Company and its Subsidiaries, taken as a whole, which the Company’s board of directors determines in good faith (after consultation with its outside legal counsel and financial advisors) to be (i) more favorable to the holders of Shares from a financial point of view than the Merger (taking into account all of the terms and conditions of, such proposal and this Agreement (including, if applicable at the time of such determination, any changes to the financial terms of this Agreement then proposed by Parent in response to such offer or otherwise)) and (ii) reasonably likely to be completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

(e) No Change in Recommendation. Except as provided in Section 6.2(f) and Section 6.2(g), neither the Company’s board of directors nor any committee thereof shall (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation or approve, recommend or otherwise declare advisable any Acquisition Proposal, (ii) fail to include the Company Recommendation in the Proxy Statement, (iii) fail to reaffirm the Company Recommendation within ten (10) days after receipt of a written request from the Parent to do so (which requests under this clause (iii) shall be limited to no more than once every thirty (30) days), (iv) after receipt of any Acquisition Proposal, fail to recommend against any Acquisition Proposal within ten (10) days of receipt of a written request from Parent to do so, (v) fail to recommend against any Acquisition Proposal that is a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, (vi) recommend, or publicly propose to declare advisable or recommend, any Acquisition Proposal (each of the foregoing clauses (i)-(vi), a “Change in Recommendation”) or (vii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, lease agreement or other agreement (other than a confidentiality agreement referred to in Section 6.2(b) entered into in compliance with Section 6.2(a)) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal.

(f) Exception to Change in Recommendation Provision (Superior Proposal). Notwithstanding anything to the contrary set forth in Section 6.2(e), following receipt of a written Acquisition Proposal by the Company after the date of this Agreement that did not result from a breach of this Section 6.2 and that the Company’s board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Proposal, the Company’s board of directors may, at any time prior to the time the Requisite Company Vote is obtained, (x) make a Change in Recommendation with respect to such Superior Proposal in accordance with Section 6.2(f)(ii) and/or (y) authorize, resolve, agree or propose publicly to take any such action, if all of the following conditions are met:

(i) the Company shall have (A) provided to Parent four (4) Business Days’ prior written notice, which shall state expressly (I) that it has received a written Acquisition Proposal that constitutes a Superior

Proposal, (II) the material terms and conditions of the Acquisition Proposal (including the consideration offered therein and the identity of the Person or group making the Acquisition Proposal) and shall have contemporaneously provided an unredacted copy of the relevant proposed transaction agreements and all other documents related to the Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Superior Proposal shall require a new notice and an additional three (3) Business Day period) and (III) that, subject to clause (ii) below, the Company’s board of directors has determined to make a Change in Recommendation and (B) prior to making such a Change in Recommendation, (x) used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such notice period, which may be on a non-exclusive basis, to consider any adjustments proposed by Parent to the terms and conditions of this Agreement such that the Acquisition Proposal ceases to constitute a Superior Proposal and (y) in determining whether to make a Change in Recommendation, the board of directors of the Company shall take into account any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent in response to such notice; and

(ii) the Company’s board of directors shall have determined, in good faith, after consultation with its financial advisors and outside legal counsel, that, in light of such Superior Proposal and taking into account any revised terms proposed by Parent, such Superior Proposal continues to constitute a Superior Proposal and that the failure to make such Change in Recommendation would be inconsistent with the directors’ duties under applicable Law.

Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries shall enter into an Alternative Acquisition Agreement before this Agreement has been validly terminated in accordance with its terms (including payment of any applicable Company Termination Fee and the Parent Expenses to the extent due and payable pursuant to Section 8.3(b)).

(g) Exception to Change in Recommendation (Intervening Event). Notwithstanding anything to the contrary set forth in Section 6.2(e), upon the occurrence of any Intervening Event, the Company’s board of directors may, at any time prior to the time the Requisite Company Vote is obtained, make a Change in Recommendation if all of the following conditions are met:

(i) the Company shall have (A) provided to Parent four (4) Business Days’ prior written notice, which shall (I) set forth in reasonable detail information describing the Intervening Event and the rationale for the Change in Recommendation and (II) state expressly that, subject to clause (ii) below, the Company’s board of directors has determined to make a Change in Recommendation and (B) prior to making such a Change in Recommendation, used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such four (4) -Business Day period to consider any adjustments proposed by Parent to the terms and conditions of this Agreement such that the failure of the Company’s board of directors to make a Change in Recommendation in response to the Intervening Event in accordance with clause (ii) below would no longer be inconsistent with the directors’ duties under applicable Law; and

(ii) the Company’s board of directors shall have determined in good faith, after consultation with its outside legal counsel, that in light of such Intervening Event and taking into account any revised terms proposed by Parent, the failure to make a Change in Recommendation would be inconsistent with the directors’ duties under applicable Law.

(h) Certain Permitted Disclosure. Nothing contained in this Section 6.2 shall be deemed to prohibit the Company from complying with its disclosure obligations under applicable U.S. federal Law with regard to an Acquisition Proposal; provided, that (i) this Section 6.2(h) shall not be deemed to permit the Company or the Company’s board of directors to make a Change in Recommendation except in accordance with Section 6.2(g) and (ii) any communication related to an Acquisition Proposal shall expressly state that the Company’s board of directors has not changed the Company Recommendation.

6.3 Information Supplied.

(a) The Company shall, as promptly as reasonably practicable, and in any event, within twenty (20) Business Days after the date of this Agreement, prepare and file with the SEC a proxy statement on Schedule 14A (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”) in preliminary form relating to the Company Stockholders Meeting. The Company and Parent shall each use their reasonable best efforts to provide responses to the SEC as promptly as reasonably practicable (and, in any event within ten (10) days of the date of any SEC comment letter) with respect to any comments received on the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable after the date the SEC or the Staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

(b) No filing of, or amendment, or supplement to, the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon (other than any filing, amendment or supplement in connection with a Change in Recommendation). The Company shall promptly provide Parent with copies of all such filings, amendments or supplements to the extent not readily publicly available. Parent shall (i) furnish to the Company all information required by the Exchange Act or applicable Law to be included in the Proxy Statement concerning it and the other Parent Parties, (ii) provide such other assistance as may be reasonably requested by the Company in connection with the preparation of information to be included therein and (iii) otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments received from the SEC. If at any time prior to the receipt of the Requisite Company Vote, any information relating to the Company or any of its Affiliates, directors or officers or Parent, or any of its partners or managers or any other Parent Party, is discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Proxy Statement such that the Proxy Statement would not (A) include any misstatement of a material fact or (B) omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then (x) the party that makes such discovery shall promptly notify the other party and (y) the Company shall prepare (with Parent’s reasonable assistance) and file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the stockholders of the Company. The Company shall notify Parent promptly of the receipt of any comments from the SEC or the staff of the SEC (the “Staff”) and of any request by the SEC or the Staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the Staff, on the other hand, with respect to the Proxy Statement or the Merger. No response to any comments from the SEC or the Staff relating to the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon, unless made pursuant to a telephone call initiated by the SEC. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

6.4 Company Stockholders Meeting.

(a) The Company will, in coordination with Parent, as promptly as reasonably practicable in accordance with applicable Law and the Company Charter and Company Bylaws, establish a record date for, duly call and give notice of, and use its reasonable best efforts to convene a meeting of holders of Shares to consider and vote upon the approval of the Merger (the “Company Stockholders Meeting”). Unless the board of directors of the Company determines that it would be inconsistent with the directors’ duties under applicable Law, the Company Stockholders Meeting shall in any event be no less than thirty-five (35) calendar days and no later than forty (40) calendar days after (1) the tenth calendar day after the initial preliminary Proxy Statement therefor has been filed with the SEC if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (2) if the SEC has, by the tenth calendar day after the initial preliminary Proxy Statement therefor has been filed with the SEC, informed the Company that it intends to review the Proxy

Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement. Subject to the provisions of Section 6.2, the Company’s board of directors shall (i) include the Company Recommendation in the Proxy Statement, (ii) recommend at the Company Stockholders Meeting that the holders of Shares approve the Merger and (iii) use its reasonable best efforts to obtain and solicit such approval. Notwithstanding the foregoing, if on or before the date on which the Company Stockholders Meeting is scheduled, the Company reasonably believes that (A) it will not receive proxies representing the Requisite Company Vote, whether or not a quorum is present or (B) it will not have enough Shares represented to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, the Company may postpone or adjourn, or make one or more successive postponements or adjournments of, the Company Stockholders Meeting in consultation with Parent. In addition, notwithstanding the first and second sentence of this Section 6.4(a), the Company may postpone or adjourn the Company Stockholders Meeting to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated in a manner suitable under applicable Law and reviewed by stockholders of the Company prior to the Company Stockholders Meeting. Furthermore, notwithstanding the first and second sentence of this Section 6.4(a), solely in the event Parent determines in good faith after consultation with the Company that the Company would not reasonably be expected to receive proxies representing the Requisite Company Vote, then upon the written request of Parent, the Company shall adjourn the Company Stockholders Meeting in order to solicit additional proxies in favor of the adoption of this Agreement, in which case, the Company shall, unless the board of directors of the Company has effected a Change in Recommendation in compliance with Section 6.2(f), use its reasonable best efforts during any such adjournment to solicit and obtain such proxies in favor of the adoption of this Agreement as soon as reasonably practicable; provided, that Parent shall only be entitled to request such an adjournment twice and, in any event, for no more than seven (7) days in each instance. Without the prior written consent of Parent, the approval of the Merger shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the approval of the Merger) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders Meeting. The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive Proxy Statement. Notwithstanding the foregoing, in no event will the record date of the Company Stockholders Meeting be changed without the Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

(b) Notwithstanding any Change in Recommendation, the Company shall nonetheless submit the Merger to the holders of Shares for approval at the Company Stockholders Meeting unless this Agreement is validly terminated in accordance with ARTICLE VIII prior to the Company Stockholders Meeting.

(c) The Company agrees that, except in the event of a Change in Recommendation, the Company shall use its reasonable best efforts to solicit proxies to obtain the Requisite Company Vote.

6.5 Filings; Other Actions; Notification and Cooperation.

(a) Subject to the terms and conditions herein, (i) the Company shall use, and shall cause its Subsidiaries to use, their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as expeditiously as possible, and in no event later than the Termination Date including (A) preparing and filing all documentation to effect all necessary notices, reports and other filings and to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained by the Company or any of its Subsidiaries from any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, (B) satisfying the conditions to the obligation of Parent and Merger Sub to consummate the Merger, (C) defending any

Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, (D) obtaining any consent, approval of, or waiver or exemption by, any non-governmental third party required to be obtained by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (the “Company Third Party Consents”), including obtaining from the applicable agents, trustees and/or lenders a consent to the consummation of the transactions contemplated by this Agreement (in each case, to the extent necessary, proper or advisable to be obtained by the Company or any of its Subsidiaries in connection with the Merger) and the Specified Lender Consent (as such term is defined in Section 6.1(a)(xiii) of the Company Disclosure Letter), (E) maintaining in full force and effect (once effective) the Company Third Party Consents, including the Existing Lender Consents and the Specified Lender Consent and satisfying any conditions applicable to the Company or any of its Subsidiaries under the Existing Lender Consents and the Specified Lender Consent, (F) executing and delivering any reasonable additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement, and (G) cooperating with Parent and Merger Sub in connection with Parent’s obligations set forth in clause (ii) below, and (ii) Parent and Merger Sub shall use their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as expeditiously as possible, and in no event later than the Termination Date including (A) preparing and filing all documentation to effect all notices, reports and other filings necessary or advisable to be made by them and to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained by them from any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, (B) satisfying the conditions to the Company’s obligation to consummate the Merger, (C) cooperating with the Company to defend any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, (D) obtaining any consent, approval of, or waiver or exemption by, any non-governmental third party required to be obtained by Parent or Merger Sub in connection with the transactions contemplated hereby, (E) executing and delivering any reasonable additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement, and (F) cooperating with the Company and its Subsidiaries in connection with their obligations set forth in clause (i) above (including, in each of (A) through (F) of this clause (ii), for the avoidance of doubt, in connection with maintaining in full force and effect the Existing Lender Consents (including, delivery or causing the delivery of any acknowledgments, reaffirmations and legal opinions required pursuant thereto) and obtaining the Specified Lender Consent); provided, however, that nothing in this Section 6.5 or any other provision of this Agreement shall require Parent or Merger Sub to agree to any Burdensome Condition (as defined in Section 6.1(a)(xiii) of the Company Disclosure Letter).

(b) Subject to Section 6.5(c), in the event that the parties receive a request for information or documentary material pursuant to any Antitrust Laws, unless otherwise agreed to by the Company and Parent, the parties will use their reasonable best efforts to submit an appropriate response to, and to certify compliance with, such request as promptly as practicable and advisable, and counsel for both parties will closely cooperate during the entirety of any review process in connection therewith. Neither the Company nor any of its Subsidiaries, nor Parent or Merger Sub, shall knowingly take, cause or permit to be taken, or omit to take, any action which such party reasonably expects is likely to materially delay or prevent consummation of the contemplated transactions, unless otherwise agreed to by the parties. None of the parties, without the other party’s prior written consent, shall enter into any timing or similar agreement, or otherwise agree or commit to any arrangement, that would bind or commit the parties not to consummate the contemplated transactions (or that would otherwise prevent or prohibit the parties from consummating the contemplated transactions). As used in this Agreement, the term “Antitrust Laws” means the Sherman Act, the Clayton Antitrust Act of 1914 and all other federal, state and foreign statutes, rules, regulations, orders, decrees and other Laws and Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or competition.

(c) Parent and the Company shall cooperate with respect to the Antitrust Laws and shall have joint decision making authority with respect to the appropriate course of action with respect to obtaining the consents, approvals, permits, waiting period expirations or authorizations of any Governmental Entity required to consummate the Merger prior to the Termination Date. No party hereto or its counsel shall independently participate in any substantive call or meeting relating to the Antitrust Laws with any Governmental Entity in respect of such filings, investigation, or other inquiry without first giving the other party or its counsel prior notice of such call or meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate. In furtherance of the foregoing and to the extent permitted by applicable Law, (i) each party shall notify the other, as far in advance as practicable, of any filing or material or substantive communication or inquiry it or any of its Subsidiaries intends to make with any Governmental Entity relating to the matters that are the subject of this Section 6.5, (ii) prior to submitting any such filing or making any such communication or inquiry, such party shall provide the other party and its counsel a reasonable opportunity to review, and shall consider in good faith the comments of the other party in connection with, any such filing, communication or inquiry, (iii) promptly following the submission of such filing or making such communication or inquiry, provide the other party with a copy of any such filing or, if in written form, communication or inquiry and (iv) consult with the other party in connection with any inquiry, hearing, investigation or litigation by, or negotiations with, any Governmental Entity relating to the Merger, including the scheduling of, and strategic planning for, any meetings with any Governmental Entity relating thereto. In exercising the foregoing cooperation rights, the Company and Parent each shall act reasonably and as promptly as reasonably practicable. Notwithstanding the foregoing, materials provided pursuant to this Section 6.5 may be reasonably redacted as necessary to address reasonable privilege concerns and information relating to valuation.

(d) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.5, each of the parties hereto shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity in connection with any applicable Antitrust Laws with respect to the transactions contemplated hereby and to avoid the entry of, or effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding, that would otherwise have the effect of preventing the consummation of the transactions contemplated hereby.

(e) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.5, if any Proceeding, including any Proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Company and Parent shall use reasonable best efforts to contest and resist any such Proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger.

(f) Information. (i) The Company shall, upon request by the Parent, promptly furnish the Parent with all information concerning itself, its Subsidiaries, directors, officers and stockholders and its Affiliates and (ii) Parent shall, upon request by the Company and/or any third party or Governmental Entity with which a filing, notice or application has been made or from which a consent has been sought, promptly furnish the Company and such third party or Governmental Entity (if applicable) with all information concerning itself, its directors and officers, the Equity Investors and any direct or indirect legal or beneficial holder of equity interests in any Equity Investor, in each case as may be reasonably necessary or advisable in connection with any filing, notice or application made, or consent sought, by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including, for the avoidance of doubt, in connection with obtaining the Specified Lender Consent).

(g) Status. The Company and Parent each shall keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries from any third party or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, other than immaterial communications.

(h) Notwithstanding anything in this Section 6.5 or elsewhere in this Agreement to the contrary, in no event shall Parent or Merger Sub be required to (and neither the Company nor any of its Subsidiaries shall, or shall offer or agree to, do any of the following without Parent’s prior written consent) in connection with obtaining any necessary approvals or consents under any applicable Antitrust Laws: (i) propose, negotiate, commit to or effect (or cause any Parent Party to propose, negotiate, commit to or effect), by consent decree, hold separate order or otherwise, the sale, divestiture, disposition, or license of any assets, properties, products, rights, services or businesses of any of the Parent Parties, or any interest therein, or agree to any other structural or conduct remedy applicable to any of the foregoing, (ii) otherwise take or commit to take any actions that would limit any of the Parent Parties’ freedom of action with respect to, or its or their ability to retain, any assets, properties, products, rights, services or businesses of any of such Parent Parties or any interest therein; or (iii) agree to do any of the foregoing; provided that, for the avoidance of doubt, the foregoing clauses (i)-(iii) do not include or extend to the provision of, or restrictions under, guarantees to the extent such guarantees are expressly required by the terms of any Existing Lender Consents and/or the Specified Lender Consent.

6.6 Access; Consultation.

(a) Upon reasonable notice, and except as may otherwise be required by applicable Law, the Company shall, and shall cause its Subsidiaries, and shall direct its and their Representatives and the Manager to, afford Parent and its Representatives reasonable access (taking into account COVID-19), during normal business hours during the period prior to the Effective Time, to the Company’s and its Subsidiaries’ employees, customers, suppliers, properties, assets, commitments, Tax Returns, books, records and Contracts and to the Prospective Employees (as such term is defined in the Termination Agreement) and the books and records of the Manager that relate to the Company and its Subsidiaries (to the extent such books and records are accessible or reasonably obtainable by the Company), and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish as promptly as reasonably practicable, to Parent and its Representatives all information in the possession of the Company or its Subsidiaries or that may be obtained by the Company, in each case, concerning its or any of its Subsidiaries’ capital stock, business and personnel or the Prospective Employees as may reasonably be requested by Parent in connection with the Merger; provided, that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company or Parent; and provided, further, that the foregoing shall not require the Company to (i) permit any invasive environmental sampling or (ii) disclose any information pursuant to this Section 6.6, in the case of clause (ii), to the extent that in the reasonable good faith judgment of the Company’s outside legal counsel, (A) any applicable Law requires the Company or any of its Subsidiaries to restrict or prohibit access to any such properties or information, (B) the information is subject to confidentiality obligations to a third party or (C) disclosure of any such information or document would result in the loss of attorney-client privilege; provided, further, that with respect to clauses (A) through (C) of this Section 6.6(a), the Company shall use its commercially reasonable efforts to (I) obtain the required consent of any such third party to provide such inspection or disclosure, (II) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Parent and the Company and (III) in the case of clauses (A) and (C) of this Section 6.6(a), implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction (solely to the extent necessary) or entry into a customary joint defense agreement with respect to any information to be so provided, if the parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege. Any investigation pursuant to this Section 6.6 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the other party. All requests for information made pursuant to this Section 6.6 shall be directed to an executive officer of the Company or such Person as may be designated by any such executive officer. No investigation pursuant to this Section 6.6 or information provided, made available or delivered to Parent pursuant to this Agreement shall affect any of the representations, warranties, rights or remedies of the parties hereunder.

(b) Each of Parent and the Company, as it deems advisable and necessary, may reasonably designate competitively sensitive material provided to the other as “Outside Counsel Only Material” or with similar restrictions. Such material and the information contained therein shall be given only to the outside counsel of the recipient, or otherwise as the restriction indicates, and shall be subject to any additional confidentiality or joint defense agreement between the parties. All information exchanged pursuant to this Section 6.6 shall be subject to the Confidentiality Agreement. To the extent that any of the information or material furnished pursuant to this Section 6.6 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine. Prior to the Effective Time, the Company and Parent shall reasonably cooperate in identifying any actions or practices of the Company or any of its Subsidiaries that could require remediation under applicable Law and, to the extent identified, shall cooperate in taking commercially reasonable actions or practices and other customary actions to reduce the risks related to such actions where the failure to remediate would reasonably be likely to result in substantial fines or penalties.

(c) Each of the Company and Parent shall give prompt written notice to one another of (i) any change, event, occurrence, development, circumstance or condition that would reasonably be expected to result in a Company Material Adverse Effect or Parent Material Adverse Effect (as applicable), (ii) any reasonably likely failure of any condition to Parent’s or the Company’s obligations to effect the Merger (as applicable) and (iii) any written notice or other communication received by such party from any Governmental Entity in connection with this Agreement or the Merger or from any Person alleging that the consent of such Person is or may be required in connection with the Merger and the other transactions contemplated by this Agreement.

6.7 Stock Exchange De-listing and De-registration. The Company shall take all commercially reasonable actions necessary to permit the Shares and any other security issued by the Company or one of its Subsidiaries and listed on the NYSE to be de-listed from the NYSE and de-registered under the Exchange Act as soon as possible following the Effective Time.

6.8 Publicity. The Company and Parent shall consult with each other prior to issuing or making, and provide each other the opportunity to review and comment on, any press releases or other public announcements with respect to the Merger and the other transactions contemplated by this Agreement and any filings with any third party or any Governmental Entity (including any national securities exchange) with respect thereto, except (i) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or the NYSE, (ii) any consultation that would not be reasonably practicable as a result of requirements of applicable Law, (iii) any press release or public statement that is consistent with prior press releases issued or public statements made in compliance with this Section 6.8 or (iv) with respect to any Change in Recommendation expressly permitted by Section 6.2 or Parent’s response thereto.

6.9 Employee Benefits.

(a) Parent agrees that each employee of the Company or Altisource Asset Management Corporation (the “Manager”), or their Subsidiaries who continues to remain employed with or, in connection with the consummation of the transactions contemplated hereby, becomes employed by, Parent, the Surviving Company or its Subsidiaries (a “Continuing Employee”) shall, during the period commencing at the Effective Time and ending twelve (12) months after the Effective Time occurs (the “Continuation Period”), be provided with (i) a base salary or base wage that is no less favorable than the base salary or base wage provided to such Continuing Employee by the Company, the Manager or their Subsidiaries, as applicable, immediately prior to the Effective Time and (ii) an annual cash bonus opportunity and long-term incentive opportunities that are no less favorable in the aggregate (including with respect to performance criteria and levels and timing of payment) than the annual cash bonus opportunity and long-term incentive opportunities (including, as applicable, the cash value of (A) equity-based compensation and (B) any preferred stock dividends provided by the Manager) provided to such Continuing Employee by the Company, the Manager, or their Subsidiaries, as applicable, for the year immediately prior to the Effective Time. Parent agrees that each Continuing Employee shall, during the Continuation Period, be provided with employee benefits (excluding change in control payments, retention bonuses, defined benefit pension plans and post-employment welfare benefits) that are substantially comparable in the aggregate to those (excluding change in control payments, retention bonuses, defined benefit pension plans and post-employment welfare benefits) provided by the Company, the Manager or their Subsidiaries, as applicable to such Continuing Employee as of immediately prior to the Effective Time. Additionally, Parent agrees that each Continuing Employee shall, during the Continuation Period be provided with severance benefits that are no less favorable than the severance benefits provided by the Company, the Manager, or their Subsidiaries as applicable, to such Continuing Employee immediately prior to the Effective Time as specified in Section 6.9(a) of the Company Disclosure Letter; provided, however, that if any such Continuing Employee is entitled to severance benefits under an individual severance, employment or similar agreement, that are greater than the severance benefits provided in Section 6.9(a) of the Company Disclosure Letter, the terms of such agreement and not this Section 6.9(a) shall govern.

(b) Parent shall or shall cause the Surviving Company to honor and assume all obligations and pay all amounts due under the change in control severance agreements listed in Section 6.9(b) of the Company Disclosure Letter (the “Company Severance Arrangements”) in accordance with their respective terms as in effect immediately prior to the Effective Time. Parent and the Company acknowledge and agree that the consummation of the Merger shall constitute a “Change in Control” under the Company Severance Arrangements and each other Company Plan to which such term is relevant.

(c) Parent shall or shall cause the Surviving Company to use commercially reasonable efforts to provide that no pre-existing conditions, exclusions or waiting periods shall apply to Continuing Employees under the benefit plans provided for such employees except to the extent such condition or exclusion was applicable to an individual Continuing Employee prior to the Effective Time. With respect to the plan year during which the Continuing Employees begin participating in any Parent welfare benefit plan, Parent shall use commercially reasonable efforts to provide each Continuing Employee with credit for deductibles, co-insurance, co-payments and out-of-pocket requirements paid during such plan year and prior to the Continuing Employee’s participation in such Parent welfare benefit plan in satisfying any applicable deductible, co-insurance, co-payments or out-of-pocket requirements under any Parent welfare benefit plan in which such Continuing Employee is eligible to participate following the Closing Date.

(d) From and after the Closing Date, Parent shall or shall cause the Surviving Company to, provide credit to Continuing Employees for their service recognized by the Company and its Subsidiaries as of the Effective Time for all purposes to the same extent and for the same purposes as such service was credited under the Company Plans; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.

(e) Concurrent with the execution of this Agreement the Company shall enter into agreements in the form attached to Section 6.9(e) of the Company Disclosure Letter with the individuals identified therein and amend the Company’s Change in Control Severance Policy in the form attached to Section 6.9(e) of the Company Disclosure Letter.

(f) As soon as reasonably practicable following the adoption, contribution to or incurrence of liability with respect to any material Post-Signing Company Plan by the Company or any of its Subsidiaries, and in no

event later than five Business Days prior to the Closing Date, the Company shall update Section 5.1(h)(i) of the Company Disclosure Letter and provide to Parent and Merger Sub true and complete copies of such material Post-Signing Company Plan (and each amendment thereto).

(g) The provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and neither any current or former employee, nor any other individual associated therewith, is or shall be regarded for any purpose as a third party beneficiary to this Agreement. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement is intended to, or does, (i) constitute the establishment of, or an amendment to, any Company Plan or any employee benefit plan of any of the Parent Parties or the Surviving Company or any of its Subsidiaries, (ii) alter or limit the ability of Parent to amend, modify or terminate any Company Plan or any other benefit plan, program, agreement or arrangement, (iii) give any third party (including the Manager) any right to enforce the provisions of this Section 6.9, (iv) prevent any of the Parent Parties or the Surviving Company or any of its Subsidiaries, after the Effective Time, from terminating the employment of any Continuing Employee or (v) be deemed to confer upon any such individual or legal representative any rights under or with respect to any plan, program or arrangement described in or contemplated by this Agreement, and each such individual or legal representative shall be entitled to look only to the express terms of any such plan, program or arrangement for his or her rights thereunder.

6.10 Expenses. Except as otherwise provided in Sections 6.15 and 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the Proxy Statement and printing and mailing the Proxy Statement shall be shared equally by Parent and the Company.

6.11 Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, Parent shall (to the same extent the Surviving Company is permitted by applicable Law), and shall cause the Surviving Company to indemnify and hold harmless each present and former director and officer of the Company determined as of the Effective Time (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of the fact that such Indemnified Party is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another Person prior to the Effective Time, in each case, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the MGCL, any applicable indemnification agreement to which such Person is a party, the Company Charter or Company Bylaws in effect on the date of this Agreement to indemnify such Person (and Parent and the Surviving Company shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided, that the Person to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification). Parent shall ensure that the organizational documents of the Surviving Company shall, for a period of six (6) years from and after the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the Company Charter and Company Bylaws. Any right of indemnification of an Indemnified Party pursuant to this Section 6.11 shall not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Party as provided herein.

(b) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Company as of the Effective Time to, obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage no less favorable than the benefits and coverage levels contained in the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, that in no event shall the Company (or the Surviving Company) be required to expend for such “tail” policy an annual premium in an amount in excess of three-hundred percent (300%) of the annual premiums currently paid by the Company for such insurance. If the Company for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with benefits and levels of coverage no less favorable than the benefits and coverage levels contained in the Company’s existing policies as of the date of this Agreement, or the Surviving Company shall, and Parent shall cause the Surviving Company to, purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as those contained in the Company’s existing policies as of the date of this Agreement; provided, that in no event shall the Company expend, or Parent or the Surviving Company be required to expend for such “tail” policy an annual premium in an amount in excess of three-hundred percent (300%) of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the premium for such insurance coverage exceeds such amount, the Company or the Surviving Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. In all instances, such “tail” insurance shall be procured by an insurance broker of the Parent’s choosing, in consultation with the Company.

(c) If Parent or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case proper provisions shall be made so that the successors and assigns of Parent shall assume all of the obligations of Parent set forth in this Section 6.11.

(d) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. The rights of each Indemnified Party under this Section 6.11 shall be in addition to any rights such individual may have under the Laws of the State of Maryland, any applicable indemnification agreement to which such Person is a party, the Company Charter or the Company Bylaws.

(e) Neither of Parent or the Surviving Company shall settle, compromise or consent to the entry of any judgment in any threatened or actual Proceeding for which indemnification could be sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents in writing (such consent not to be unreasonably withheld or delayed) to such settlement, compromise or consent.

(f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.11 is not prior to or in substitution for any such claims under such policies.

6.12 Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise use reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on such transactions.

6.13 Control of the Company’s or Parent’s Operations. Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, rights to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

6.14 Section 16(b). Prior to the Effective Time, the Company shall (and shall be permitted to) take all actions as may be reasonably requested by any party hereto to cause any dispositions of equity securities of the Company (including any derivative securities with respect to any equity securities of the Company) by each individual who is a director or officer of the Company, and who would otherwise be subject to Rule 16b-3 under the Exchange Act, to be exempt under Exchange Act Rule 16b-3.

6.15 Financing.

(a) During the period beginning on the date of this Agreement and ending on the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms, subject to the limitations set forth below, the Company and its Subsidiaries will use commercially reasonable efforts to cooperate with Parent and Merger Sub as reasonably requested by Parent or Merger Sub and as is customary for financings of the type contemplated by the Debt Commitment Letter in connection with Merger Sub’s arrangement and obtaining of the Debt Financing; provided, that such cooperation does not: (A) require the entry into or delivery by the Company or any of its Subsidiaries of any agreement, instrument, certificate or commitment that would be effective prior to the Effective Time or that is not contingent on the occurrence of the Effective Time, (B) unreasonably interfere with the normal operations of the Company and its Subsidiaries, (C) include any actions that the Company reasonably believes would (I) result in a violation of any material Contract to which it is a party (including the Existing Credit Facilities) or confidentiality agreement or any Law, or the loss of any legal or other privilege, (II) conflict with or violate the Company’s organizational documents, (III) cause any representation, warranty, covenant or other obligation in this Agreement to be breached or any condition set forth in ARTICLE VII to fail to be satisfied or (IV) prevent or impede the validity or release from escrow of the Existing Lender Consents (or the satisfaction of the conditions set forth in the applicable Existing Lender Consents), (D) involve consenting to the pre filing of UCC-1s or any other grant of Liens or other encumbrances prior to the Closing, (E) require the giving of representations or warranties to any third parties or the indemnification thereof, in each case, which are not conditioned on the occurrence of the Closing Date, (F) require the waiver or amendment of any terms of this Agreement, (G) cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability (including that none of the board of directors (or similar managers or governing body) of the Company or any of its Subsidiaries shall be required to pass any resolutions or take any similar action approving the Financing prior to the Effective Time), (H) require the Company or any of its Subsidiaries to prepare any projections, pro-forma financial information or any other forward-looking information, (I) require the delivery of any financial statements in a form or subject to a standard different than those provided to Parent on or prior to the date hereof, (J) require the Company to pay any commitment or other fees or expenses in connection with the Debt Financing prior to Closing, (K) require delivery of any legal opinions or accountants’ cold comfort letters or reliance letters or (L) require any meetings other than (I) “virtual” (i.e., video chat) meetings that do not require the use of specialized hardware or (II) telephonic meetings. Subject to the foregoing limitations, such cooperation in connection with Merger Sub’s arrangement and obtaining the Debt Financing shall include, to the extent reasonably requested by Parent or Merger Sub, using commercially reasonable efforts to: (1) assist in the preparation of a customary bank information memorandum, offering memoranda, rating agency presentations, marketing materials and similar marketing documents (including executing customary authorization letters with respect to information relating to the Company and its Subsidiaries), (2) furnish Parent with such financial and other pertinent information regarding the Company and its Subsidiaries and information and documentation with respect to the Company Properties as may be reasonably requested by Parent in connection with the Debt Financing, including providing such information as is reasonably requested to assist Parent and Merger Sub in their preparation of borrowing base certificates, customary pro forma financial statements (it being understood that Parent and Merger Sub shall be solely responsible for the preparation of pro forma financial statements or any other information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments necessary or desired to be incorporated into any information used in connection with the Financing) and Parent’s calculation and determination of “eligible assets” under the Debt Financing, (3) to the extent permitted by the Existing Credit Facilities, assist in the preparation of, and execution and delivery (effective no earlier than the occurrence of the Closing) by the appropriate members of the Company and its Subsidiaries of, definitive documents for the Debt Financing, including guarantee and collateral documents and customary closing certificates, as may be required by the Debt Financing, (4) to the extent permitted by the Existing Credit Facilities, otherwise facilitate (x) the pledging of collateral and perfection of security interests under the definitive documentation for the Debt Financing, including facilitating the establishment of customary blocked account and “lock box” arrangements in connection with the foregoing and (y) the delivery at Closing of certificates (if any) representing equity interests in Subsidiaries that will become subject to the Debt Financing upon the Closing, (5) if reasonably requested in writing at least ten (10) Business Days prior to Closing, provide, at least three (3) Business Days prior to Closing, all documentation and other information regarding the Company and its Subsidiaries that any Debt Financing Source has determined is required by regulatory authorities in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, Title III of Pub. L. 107-56 (signed into law October 26, 2001), (6) have appropriate members of the senior management team of the Company participate in a reasonable number of meetings, presentations and sessions with prospective Debt Financing Sources (including such meetings and presentations in connection with obtaining any ratings in connection with the Debt Commitment Letter), in each case, at times to be mutually reasonably agreed and upon reasonable advance notice thereof and (7) take reasonable corporate actions, subject to and effective only upon the occurrence of the Closing, necessary to permit the consummation of the Debt Financing. All non-public or otherwise confidential information regarding the Company or any of its Subsidiaries or Affiliates obtained by Parent and Merger Sub pursuant to this Section 6.15(a) shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub shall be permitted to disclose such information to rating agencies, hedging providers, prospective lenders, participants and investors and their respective counsel and other Representatives, in each case who have agreed to customary confidentiality agreements which require them to keep such information confidential in connection with the syndication and/or marketing of the Debt Financing. Parent will promptly reimburse the Company after written request therefor for any reasonable and documented out-of-pocket expenses incurred or otherwise payable by the Company or any of its Subsidiaries prior to the Closing in connection with their cooperation pursuant to this Section 6.15(a) (other than the Company’s obligation to deliver its regular annual and quarterly financial statements). The Company hereby consents to the reasonable use of its logos in connection with the Debt Financing; provided, that such logos are used solely in a manner that is not intended, or would not reasonably be expected, to harm or disparage the Company or its reputation or goodwill.

(b) Parent shall not, without obtaining the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed): (x) amend, replace, supplement or otherwise modify, or waive any provision or remedy under, any Commitment Letter, (y) substitute other debt financing for all or any portion of the Debt Financing from the same and/or alternative Debt Financing Sources and/or (z) reduce the amount of the Financing under any Commitment Letter; provided, that the Company’s consent may be withheld in its sole discretion if any such amendment, replacement, supplement or other modification to or waiver of any provision of or remedy under, any Commitment Letter, and/or substitution of all or any portion of the Debt Financing, and/or reduction in the amount of Debt Financing or Equity Financing: (i) reduces the aggregate amount of the Equity Financing, (ii) reduces the aggregate amount of the Debt Financing contemplated in the Debt Commitment Letter (including by changing the amount of fees to be paid or original issue discount) below the amount necessary (taking into account any corresponding increase in any other portion of the Financing and any Alternative Financing) to consummate the transactions contemplated by this Agreement, (iii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Financing or amends or modifies any other term of any Commitment Letter, in each case in a manner that would reasonably be expected to (A) prevent or materially delay the Closing, (B) make the timely funding of the Financing or satisfaction of the conditions to obtaining the Financing materially less likely to occur, or (C) adversely impact the ability of Parent and Merger Sub to enforce their rights against the other parties to the Commitment Letters, (iv) would or would reasonably be expected to (A) violate or invalidate any of the Existing Credit Facilities or Existing Lender Consents or the Specified Lender Consent or (B) prevent, delay or otherwise adversely impact the release from escrow of the Existing Lender Consents (or the satisfaction of the conditions set forth in the applicable Existing Lender Consents) or (v) would be reasonably expected to materially expand the scope of, or make materially more onerous, the assistance required from the Company pursuant to Section 6.15(a) from that required in connection with the Debt Commitment Letter (as in effect on the date hereof). An amendment or amendment and restatement of the Debt Commitment Letter solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that had not executed the Debt Commitment Letter as of the date hereof shall not require the Company’s consent.

(c) Parent shall use commercially reasonable efforts to take all actions and do all things necessary, proper or advisable to obtain the Equity Financing, including by (i) maintaining in effect each Equity Commitment Letter in accordance with its terms and subject to the conditions thereof, (ii) satisfying on a timely basis (or obtaining waivers with respect to) all conditions applicable to Parent in each Equity Commitment Letter that are within its control, (iii) enforcing its rights under each Equity Commitment Letter and (iv) consummating the Equity Financing at or prior to the Closing, including by causing each Equity Investor to fund the Equity Financing at the Closing.

(d) Parent shall and shall cause Merger Sub to, use commercially reasonable efforts to consummate and obtain the Debt Financing on or prior to the Closing Date on the terms and conditions described in the Debt Commitment Letter, including using commercially reasonable efforts to (i) maintain in effect the Debt Commitment Letter in accordance with its terms and subject to the conditions thereof, (ii) negotiate, execute and deliver definitive agreements with respect to the Debt Commitment Letter on the terms and conditions contained therein or as otherwise may be agreed (taking into account the limitations on amendments and modifications to the Debt Commitment Letter set forth in Section 6.15(b)), (iii) satisfy on a timely basis all conditions and obligations applicable to Parent or Merger Sub in the Debt Commitment Letter and such definitive agreements that are within its control (including the payment of any commitment, engagement or placement fees required as a condition to the Debt Financing), (iv) enforce its rights under the Debt Commitment Letter and such definitive agreements and (v) consummate the Debt Financing at the Closing (which, for the avoidance of doubt, shall include agreeing to consummate the Debt Financing even if any flex rights are exercised to their maximum extent). When used herein, “Debt Financing Sources” means the entities that have committed to provide or arrange or otherwise have entered into agreements pursuant to the Debt Commitment Letter or in connection with all or any part of the Debt Financing described therein, or Alternative Financing, in connection with the transactions contemplated hereby, including the parties to the Debt Commitment Letter or Alternative Financing Commitment, or any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto.

(e) If any portion of the Debt Financing becomes unavailable on the terms (including any flex rights) and conditions contemplated in the Debt Commitment Letter (except pursuant to an amendment or other modification permitted by Section 6.15(b)), Parent and Merger Sub shall use commercially reasonable efforts to obtain, as promptly as practicable following the occurrence of such event, (i) alternative financing for any such portion from alternative sources (the “Alternative Financing”) and (ii) a new Debt Commitment Letter with respect to such Alternative Financing that provides for financing (A) not containing any terms or conditions that would have been prohibited pursuant to Section 6.15(b) if the same had been effected through an amendment or modification of the Debt Commitment Letter, (B) in an amount that is sufficient, when added to any portion of the Debt Financing that is available and the Equity Financing, to pay in cash all amounts required to be paid by Parent in connection with the Merger and the other transactions contemplated hereby and (C) that would not reasonably be expected to (I) violate or invalidate any of the Existing Credit Facilities that will remain in effect following the Effective Time or Existing Lender Consents or (II) prevent, delay or otherwise adversely impact the release from escrow of the Existing Lender Consents (or the satisfaction of the conditions set forth in the applicable Existing Lender Consents) (the “Alternative Financing Commitments”). Parent shall promptly provide the Company with true, correct and complete copies of any new Debt Commitment Letter and any fee letter in connection therewith (which fee letter may be subject to Customary Redactions). If any new debt commitment letter is obtained pursuant to the above provisions of this paragraph or in connection with a replacement or substitution permitted pursuant to Section 6.15(b), (x) any reference in this Agreement to the “Commitment Letters” or “Debt Commitment Letter” shall be deemed to include such new debt commitment letter to the extent still then in effect (together with any accompanying fee letter), (y) any reference in this Agreement to the

“Financing” or the “Debt Financing” shall mean the debt financing contemplated by the Debt Commitment Letter as modified pursuant to the foregoing and (z) any reference in this Agreement to the “Debt Financing Sources” shall be deemed to include the Lender and any lender parties to such new Debt Commitment Letter to the extent still then in effect.

(f) Parent shall keep the Company informed on a reasonably current basis in reasonable detail of all material activity concerning the Financing (including the status of its efforts to obtain the Financing or any Alternative Financing pursuant to Section 6.15(e)) and promptly provide the Company with copies of all executed amendments, modifications or replacements of the Commitment Letters (it being understood that any amendments, modifications or replacements shall only be as permitted herein) or definitive agreements related to the Financing. Without limiting the generality of the foregoing, Parent shall promptly notify the Company (A) of any material breach or default by any party to the Commitment Letters or definitive agreements related to the Financing of which Parent becomes aware, (B) of the receipt by Parent of any written notice or communication from either the Equity Investor or a Debt Financing Source with respect to any actual or asserted breach or default, or any termination or repudiation, in each case by any party to a Commitment Letter or any definitive agreements related to the Financing of any provisions of any Commitment Letter or such definitive agreements, (C) of any event or development that would reasonably be expected to have a material and adverse effect on the ability of Parent to obtain the Financing on the terms, in the manner or from the sources contemplated by the Commitment Letters (as amended, modified or supplemented in accordance with Section 6.15(b)) in an amount sufficient to consummate the transactions contemplated by this Agreement and (D) if for any reason Parent at any time has determined in good faith that it will not be able to obtain all or any material portion of the Financing on the terms, in the manner or from the sources contemplated by any of the Commitment Letters (as amended, modified or supplemented in accordance with Section 6.15(b)) or any definitive agreements related to the Financing.

(g) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that (i) it shall not be a condition to the obligations of Parent to pay all of its payment obligations hereunder and consummate the transactions contemplated by this Agreement or any of its other obligations under this Agreement that Parent or Merger Sub continue to have access to the financing contemplated by the Financings or other materials delivered to the Company evidencing Parent and Merger Sub’s possession of sufficient funds for the transactions contemplated by this Agreement on or prior to the date hereof (i.e., Parent’s and Merger Sub’s obligations are not conditioned upon the availability of financing) and (ii) neither the obtaining nor the availability or funding of any Debt Financing shall constitute a condition to Parent’s or Merger Sub’s obligation to timely consummate the transactions contemplated by this Agreement as required hereby.

(h) Parent and Merger Sub shall indemnify and hold harmless the Company and each of its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable attorney’s fees) interest, awards, judgments and penalties suffered or incurred in connection with any and all of the matters contemplated by Section 6.15(a) (other than arising from gross negligence, fraud or intentional misrepresentation on the part of the Company or its Subsidiaries), in accordance with Section 8.5.

(i) Notwithstanding the terms of Sections 6.15(a), (d) and (e) above, it is expressly understood and agreed that Parent and Merger Sub shall not incur any Debt Financing (including (a) the Debt Financing contemplated by the Debt Commitment Letter and (b) any Alternative Financing) if, after giving effect to the Merger, the terms of such Debt Financing conflict with the terms of, or would reasonably be expected to result in a violation of, the terms of any of the Existing Credit Facilities as in effect on the Closing Date (other than any such Existing Credit Facilities that are terminated and repaid in full on the Closing Date) or the Revolving Promissory Note as in effect on the Closing Date (unless the Revolving Promissory Note is terminated and repaid in full on the Closing Date).

6.16 Stockholder Litigation. The Company shall (a) notify Parent in writing promptly after learning of any Proceeding by any stockholder against the Company, any of its Subsidiaries or any of their respective directors, officers, employees or stockholders in their capacity as such, in each case, to the extent such Proceeding is related to the Merger or any of the transactions contemplated by this Agreement, (b) notify Parent of ongoing material developments in any such Proceeding and (c) consult in good faith with Parent regarding the conduct of the defense of any such Proceeding and give Parent the opportunity to participate in (but not control) the defense, settlement or compromise of any such Proceedings in accordance with the terms of a mutually agreed upon joint defense agreement. The Company shall not enter into any settlement agreement in respect of any such Proceeding without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

6.17 Updated Portfolio Data Tape. Company shall make available to Parent, (a) within three (3) Business Days after the end of each calendar week, if requested in writing by Parent for such calendar week (provided, that Parent shall not make such request in any two (2) consecutive calendar weeks) and (b) three (3) Business Days prior to the anticipated Closing Date, an update of the Data Tape, as of (x) in respect of clause (a), the end of the preceding calendar week and (y) in respect of clause (b), the most recent practicable date prior to the anticipated Closing Date.

6.18 Integration Planning. As promptly as practicable after the date of this Agreement, Parent and Company shall use their respective commercially reasonable efforts to establish a mechanism, subject to applicable Law, reasonably acceptable to both parties by which the parties will confer on a regular and continued basis (subject to reasonable advance written notice of any such meeting being provided to each party) regarding the general status of the ongoing operations and administration of the Company and its Subsidiaries and integration planning matters and communicate and consult with, and use their respective commercially reasonable efforts to cooperate with, each other and the specific persons to be identified by each party with respect to the foregoing. Parent shall have the right, but not the obligation, between the date that the definitive Proxy Statement is mailed to Company shareholders and the Closing Date, subject to applicable Law, to provide training or to cause training to be provided to employees of the Company and its Subsidiaries and/or Prospective Employees who are anticipated to become Continuing Employees. The scheduling of all such training shall be subject to prior approval of the Company, which approval shall not unreasonably be withheld, and shall not unreasonably interfere with the business activities of the Company or its Subsidiaries. The Company shall reasonably cooperate, subject to applicable Law, with Parent and its Representatives to assist and facilitate such training.

6.19 Director and Officer Resignations. If requested in writing by Parent, the Company shall obtain and deliver to Parent at the Closing, in form reasonably satisfactory to Parent, resignations effective as of the Effective Time executed by each director and officer of Company and its Subsidiaries in office immediately prior to the Effective Time.

6.20 Existing Credit Facilities.

(a) Without limiting any of the Company’s obligations under Section 6.1(a)(v), between the date hereof and the Closing, without Parent’s written consent, the Company shall not, and it shall cause its Subsidiaries not to, amend, waive or modify (or agree to amend, waive or modify) in a manner materially adverse to the Company or any of its Subsidiaries or terminate (excluding terminations upon expiration of the term thereof or upon default by any party thereto (other than the Company or any Subsidiary), in each case, in accordance with the terms thereof) any Contract relating to any Existing Credit Facility, it being understood that any consent of the lender to the transactions contemplated hereby that is expressly contemplated by the Specified Lender Consent (provided, that such consent does not otherwise amend or modify the related Existing Credit Facility in a manner materially adverse to the Company or any of its Subsidiaries) or any actions taken by the Company or any of its Subsidiaries that are expressly contemplated by the Specified Lender Consent or any Existing Lender Consent shall not constitute a breach of this Section 6.20(a). For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall agree to (or offer to agree to) any amendment to any Existing Credit Facility described on Section 6.1(a)(xiii) of the Company Disclosure Schedule, the effect of which would be to impose any Burdensome Condition.

(b) The Company shall promptly (and in any event within five (5) Business Days) notify Parent in writing of any material written communication to which Parent or both of the Equity Investors are not already a party (a) received by the Company or any of its Subsidiaries from a lender or agent in connection with the Existing Credit Facilities or the Existing Lender Consents or (b) delivered by the Company or any of its Subsidiaries to a lender or agent in connection with the Existing Credit Facilities or the Existing Lender Consents.

6.21 Certain Tax Matters. Between the date of this Agreement and the Effective Time, Parent and the Company shall reasonably cooperate with each other regarding contributions of assets to and/or distributions of assets from Taxable REIT Subsidiaries (the “Requested Transactions”); provided, that neither the Company nor any of its Subsidiaries shall be required to effect any such contributions or distributions or incur liabilities with respect thereto prior to the date on which all of the conditions set forth in ARTICLE VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement; provided, further, that neither the Company nor any Subsidiary of the Company shall be required to take any action that would (a) in the reasonable judgment of the Company after consultation with Parent, (i) adversely affect the classification of the Company as a REIT, (ii) subject the Company to any “prohibited transactions” Taxes or other material Taxes under Sections 857(b), 860(c) or 4981 of the Code, (iii) cause the Company to not satisfy the requirements under Section 856(c)(4)(B)(ii) of the Code with respect to its ownership of interests in a Taxable REIT Subsidiary, (iv) as a result of any distribution of assets from a Taxable REIT Subsidiary, cause the Company to not satisfy the asset test of Section 856(c)(4) of the Code, (v) cause the Company to not satisfy the income tests under Sections 856(c)(2) or 856(c)(3) of the Code (determined in the case of clause (v), without taking into account the Merger pursuant to Section 1.1) or (vi) cause the Company to be unable to make any of the representations contained in the form of Representation Letter attached as Exhibit B or (b) in the reasonable judgment of Weil, Gotshal & Manges LLP (or other applicable Tax counsel to the Company) after consultation with Parent, cause such counsel to be unable to deliver an opinion substantially in the form attached as Exhibit A. Parent shall indemnify and hold harmless the Company and its Subsidiaries and their directors, officers and employees against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable attorney’s fees), interest, awards, judgments and penalties suffered or incurred by them arising from the performance of actions requested by Parent in writing under this Section 6.21, and in the event the Merger is not consummated (other than pursuant to a termination in accordance with Section 8.4), Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or its Subsidiaries arising from the performance of actions requested by Parent in writing under this Section 6.21. Notwithstanding the first proviso in the first sentence of this Section 6.21, upon Parent’s request, the Company and its Subsidiaries shall use reasonable best efforts to form or incorporate any entities required to effect the Requested Transactions, prepare all documentation necessary to effect the Requested Transactions and secure all third-party approvals and title commitments necessary to effect the Requested Transactions prior to the satisfaction or waiver of the conditions set forth in ARTICLE VII.

ARTICLE VII

CONDITIONS

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a) Stockholder Approval. The Merger shall have been duly approved by holders of Shares constituting the Requisite Company Vote in accordance with applicable Law and the Company Charter and the Company Bylaws.

(b) Law; Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, adopted or entered any Law or Order (whether temporary, preliminary or permanent) that prevents, makes illegal, restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated hereby.

7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Sections 5.1(b)(i), 5.1(b)(ii) and 5.1(b)(iii) (Equity Capital Structure) (in the case of Section 5.1(b)(iii), solely as it relates to the Company and not the Company’s Subsidiaries) and the first sentence of Section 5.1(c) (Corporate Authority and Approval; Financial Advisor Opinion) shall each be true and correct, subject only to de minimis inaccuracies at the date hereof and the Closing (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct, subject only to de minimis inaccuracies, as of such earlier date), (ii) the representation and warranty of the Company set forth in Section 5.1(f)(i) (Absence of Certain Changes) and Section 5.1(r) (Asset Management Agreement) shall be true and correct in all respects at the date hereof and the Closing, (iii) the representations and warranties of the Company set forth in the second and third sentence of Section 5.1(c) (Corporate Authority and Approval; Financial Advisor Opinion) and Section 5.1(s) (Brokers) shall be true and correct in all material respects, in each case, at the date hereof and the Closing (in each case except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); (iv) the other representations and warranties of the Company set forth in Section 5.1 shall be true and correct at the date hereof and the Closing (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(iv) shall be deemed to have been satisfied even if any representations and warranties of the Company are not so true and correct unless the failure of such representations and warranties of the Company to be so true and correct (read for purposes of this Section 7.2(a)(iv) without any materiality, Company Material Adverse Effect or similar qualification), individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect and (v) Parent shall have received at the Closing a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in Section 7.2(a)(i)-(iv) have been satisfied.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

(c) REIT Opinion. The Company shall have received a written opinion of Weil, Gotshal & Manges LLP (or other nationally recognized Tax counsel to the Company reasonably acceptable to Parent), substantially in the form attached as Exhibit A, dated as of the Closing Date and upon which Merger Sub may rely. For purposes of such opinion, Weil, Gotshal & Manges LLP (or other applicable counsel) may rely on customary assumptions, qualifications, and representations including representations made by the Company and its Subsidiaries, either (i) substantially in the form of the Representation Letter attached as Exhibit B or (ii) otherwise reasonably acceptable to Parent.

(d) Existing Lender Consents; Specified Lender Consent. (i) Each of the Existing Lender Consents shall remain in full force and effect and, if in escrow, shall be released from escrow at the Closing, and shall be effective not later than, and substantially concurrently with, the consummation of the Merger and (ii) the Specified Lender Consent shall have been delivered to the Company without the imposition of any Burdensome Condition, shall be in full force and effect and shall be effective not later than, and substantially concurrently with, the consummation of the Merger.

(e) No Specified Event of Default or Financial Covenant Event of Default. No Specified Event of Default or Financial Covenant Event of Default (each, as defined in Section 7.2(e) of the Company Disclosure Letter) shall have occurred and be continuing under any of the Existing Credit Facilities.

7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of and as though made on the Closing Date (except for any representations and warranties that expressly relate to a specified date, which representation and warranty shall have been true and correct as of such specified date), except where the failures of such representations and warranties to be so true and correct, individually or in the aggregate, have not, and would not reasonably be expected to have, a Parent Material Adverse Effect and (ii) the Company shall have received at the Closing a certificate signed on behalf of Parent by an officer of Parent to the effect that the condition set forth in Section 7.3(a)(i) has been satisfied.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an officer of Parent to such effect.

7.4 Frustration of Conditions. None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the Merger or the other transactions or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement.

ARTICLE VIII

TERMINATION

8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the receipt of the Requisite Company Vote referred to in Section 7.1(a), by mutual written consent of the Company and Parent.

8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company if:

(a) the Merger shall not have been consummated by April 19, 2021 (the “Termination Date”);

(b) the receipt of the Requisite Company Vote referred to in Section 7.1(a) shall not have occurred at a meeting duly convened therefor or at any adjournment or postponement thereof at which a vote upon the approval of the Merger was taken; or

(c) any Law or Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable, whether before or after the receipt of the Requisite Company Vote referred to in Section 7.1(a);

provided, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused or resulted in the failure of the Merger to be consummated.

8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company if:

(a) at any time prior to the Effective Time, whether before or after the receipt of the Requisite Company Vote referred to in Section 7.1(a), there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any representation and warranty shall have become untrue after the date of this Agreement, such that Sections 7.3(a) or 7.3(b) would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following notice to Parent from the Company of such breach or failure and (ii) the date that is three (3) Business Days prior to the Termination Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(a) if the Company is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement; or

(b) at any time prior to the Effective Time, (1) the conditions to Closing set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that, by their terms, are to be satisfied at Closing; provided, that those conditions would have been satisfied if the Closing were to occur on such date), (2) the Company has confirmed by written notice to Parent that the date the Closing should have occurred pursuant to Section 1.2 has occurred and that the Company is ready, willing and able to consummate the Merger on the date of such written notice and throughout the immediately subsequent three (3) Business Day period and (3) Parent fails to consummate the Merger within three (3) Business Days following receipt of such written notice.

8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent if:

(a) the board of directors of the Company shall have made a Change in Recommendation; or

(b) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Sections 7.2(a) or 7.2(b) would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following written notice to the Company from Parent of such breach or failure and (ii) the date that is three (3) Business Days prior to the Termination Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(b) if Parent is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement.

8.5 Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE VIII, this Agreement (other than as set forth in this Section 8.5 and in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of the Company Related Parties or Parent Related Parties); provided, that no such termination shall relieve the Company for any liability for damages resulting from any Willful Breach by the Company prior to such termination.

(b) The Company shall pay to Parent a fee equal to $24,000,000 (the “Company Termination Fee”) and, in addition, shall: (x) reimburse Parent for any and all reasonable and documented out-of-pocket fees and expenses (including fees and expenses of financial advisors, outside legal counsel, financing sources (including any fees payable under the Debt Commitment Letter and related documentation), accountants, experts, diligence agents, consultants and hedging costs and arrangements) actually incurred by Parent or on its behalf in connection with the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, and (y) pay such amounts as may be owed pursuant to

Section 8.5(e), in the case of clauses (x) and (y) together up to a maximum amount of $8,200,000 (the “Parent Expenses”) if:

(i) Parent terminates this Agreement pursuant to Section 8.4(a) (Change in Recommendation); or

(ii) (A) after the date of this Agreement, a bona fide Acquisition Proposal shall have been communicated in writing by any Person to senior management or the board of directors of the Company or any of its Subsidiaries or shall have been publicly announced or made by any Person directly to the Company’s stockholders generally or shall have been otherwise publicly disclosed by the Company, (B) thereafter this Agreement is terminated pursuant to Section 8.2(a) (Termination Date), Section 8.2(b) (Stockholder Vote) or Section 8.4(b) (Company Breach) and (C) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to any Acquisition Proposal (regardless of when made or the counterparty thereto) or consummates any Acquisition Proposal (regardless of when made or the counterparty thereto); provided, that solely for purposes of this Section 8.5(b)(ii)(C), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 6.2(d), except that the references to “fifteen percent (15%) or more” shall be deemed to be references to “fifty percent (50%) or more”.

Any Company Termination Fee due under this Section 8.5(b) shall be paid by wire transfer of same-day funds (I) in the case of clause (i) above, within two (2) Business Days after the date of termination of this Agreement and (II) in the case of clause (ii) above, on the earlier of the date of execution of any such definitive agreement or the date of consummation of the Acquisition Proposal (regardless of the date of such consummation). Any Parent Expenses due under this Section 8.5(b) shall be paid no later than two (2) Business Days after receipt of documentation supporting such Parent Expenses provided, that such Parent Expenses are then due and payable under this Section 8.5(b).

(c) (i) Parent shall pay to the Company a fee equal to $24,000,000 (the “Parent Termination Fee”) and, in addition, shall: (x) reimburse the Company for any and all reasonable and documented out-of-pocket fees and expenses (including fees and expenses of financial advisors, outside legal counsel, accountants, experts, diligence agents, consultants and hedging costs and arrangements) actually incurred by the Company or on its behalf in connection with the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, (y) pay such amounts as may be owed pursuant to Section 8.5(e) and (z) reimburse the Company for or pay for all Recovery Matters, in the case of clauses (x), (y) and (z) together up to a maximum aggregate amount of $8,200,000 (the “Company Expenses”) if:

(A) the Company terminates this Agreement pursuant to Section 8.3(a) (Parent Breach) or Section 8.3(b) (Failure to Close); or

(B) the Company or Parent terminates this Agreement pursuant to Section 8.2(a) (Termination Date) at a time when the Company could have terminated this Agreement pursuant to Section 8.3(a) or Section 8.3(b).

(ii) Parent shall pay to the Company a fee equal to $10,000,000 (the “Parent Burdensome Condition Termination Fee”) if either the Company or Parent terminates this Agreement pursuant to Section 8.2(a) and at the time of such termination all of the conditions to Closing set forth in Section 7.1 and Section 7.2 have been satisfied or waived other than (x) those conditions that, by their terms, are to be satisfied at Closing (provided, that those conditions would have been satisfied if the Closing were to occur on such date) and (y) the condition set forth in Section 7.2(d)(ii) solely as a result of the proposed imposition of a Burdensome Condition; provided, however, in no event shall both (i) the Parent Termination Fee and Company Expenses, on the one hand, and (ii) the Parent Burdensome Condition Termination Fee, on the other hand, be payable by Parent.

Any Parent Termination Fee or Parent Burdensome Condition Termination Fee due under this Section 8.5(c) shall be paid by wire transfer of same-day funds within two (2) Business Days after the date of termination of this Agreement. Any Company Expenses due under this Section 8.5(c) shall be paid no later than two (2) Business Days after receipt of documentation supporting such Company Expenses; provided, that such Company Expenses are then due and payable under this Section 8.5(c).

(d) The parties acknowledge and hereby agree that in no event shall either the Company be required to pay the Company Termination Fee and Parent Expenses or Parent be required to pay the Parent Termination Fee and Company Expenses, as the case may be, on more than one occasion.

(e) Each party acknowledges that the agreements contained in this Section 8.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no party would have entered into this Agreement; and accordingly, if the Company or Parent, as applicable, fails to pay promptly any amount that may become due pursuant to Section 8.5(b) or Section 8.5(c) (any such amount due, a “Payment”), and, in order to obtain such Payment, Parent or the Company, as applicable, commences a suit which results in a judgment against the Company or Parent, respectively, for the applicable Payment, or any portion thereof, the party with such judgment against them shall pay to the other party its reasonable and documented costs and expenses (including attorneys’ fees) actually incurred in connection with such suit and any appeal relating thereto, together with interest on the amount of the Payment, which shall accrue at the prime rate as published in the Wall Street Journal, Eastern Edition, on the date such Payment was first required to be paid from such date through the date of full payment thereof.

(f) The parties agree that (i) if and when the Parent Termination Fee and Company Expenses are due and payable pursuant to Section 8.5(c), payment of the Parent Termination Fee and Company Expenses, (ii) if and when the Parent Burdensome Condition Termination Fee is due and payable under Section 8.5(c), (A) payment of the Parent Burdensome Condition Termination Fee and (B) reimbursement of any costs and expenses pursuant to Section 6.10 (to the extent related to the cost of printing and mailing the Proxy Statement), Section 6.15 and Section 6.21 if and when payable pursuant to the terms of such provisions (the costs and expenses referred to in clause (ii)(B) collectively, the “Recovery Matters”), or (iii) in all other circumstances, reimbursement of any Recovery Matters if and when payable under the terms of Sections 6.10, 6.15 and/or 6.21, as applicable (the payments and reimbursements referred to in any of clauses (i), (iii) and (iii), the “Post-Termination Payment”), shall, in each case, be the sole and exclusive remedy available to the Company under or related to this Agreement and the transactions contemplated hereby (including the failure thereof to be consummated) and, upon the actual receipt by the Company of the applicable Post-Termination Payment, none of the Parent Parties nor any of their respective directors, officers, employees, members, managers, partners, shareholders, agents or Representatives (the “Parent Related Parties”) shall have any other liability for any losses suffered under, arising out of or relating to this Agreement and the transactions contemplated hereby (including the termination hereof and the abandonment of the Merger), whether at law, in contract, in tort or otherwise, regardless of whether any such termination or abandonment was as the result of a Willful Breach by any Parent Related Party, and neither the Company nor any other Person shall be entitled to bring or maintain any other claim, action or proceeding against Parent or any other Parent Related Party arising out of this Agreement, the Merger or any matters forming the basis for such termination. Notwithstanding anything to the contrary in this Section 8.5, Parent and Merger Sub shall be jointly and severally liable for the payment of the Parent Termination Fee and Company Expenses to the extent the same becomes payable in accordance with this Agreement.

(g) The parties agree that, except in the event of a Willful Breach by the Company of Section 6.2, in the event the Company Termination Fee and Parent Expenses become due and payable, (i) the payment of the Company Termination Fee and Parent Expenses and, if applicable, the costs and expenses of Parent pursuant to Section 8.5(e), shall be the sole and exclusive monetary remedy available to Parent and Merger Sub under or related to this Agreement and the transactions contemplated hereby (including the failure thereof to be consummated) and, (ii) upon the actual receipt by Parent of the Company Termination Fee and Parent Expenses and, if applicable, the costs and expenses of Parent pursuant to Section 8.5(e), neither the Company, nor its Subsidiaries or Affiliates, nor any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, Representatives, agents nor any their respective assignees or successors nor any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, Representative, agent, assignee or successor of any of the foregoing (collectively, “Company Related Parties”) shall have any other liability for any losses suffered under, arising out of or relating to this Agreement and the transactions contemplated hereby (including the termination hereof and the abandonment of the Merger), whether at law, in contract, in tort or otherwise (in each case, other than as a result of a Willful Breach by the Company of Section 6.2), and neither Parent, Merger Sub nor any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any other Company Related Party arising out of this Agreement, the Merger or any matters forming the basis for such termination. For the avoidance of doubt, while Parent and Merger Sub may pursue both a grant of specific performance and the payment of the Company Termination Fee and Parent Expenses (in each case in accordance with the terms of this Agreement), under no circumstances shall Parent and Merger Sub be permitted or entitled to receive both a grant of specific performance and any money damages, including all or any portion of the Company Termination Fee and Parent Expenses.

(h) Notwithstanding anything to the contrary herein, each party to this Agreement on behalf of itself, its Subsidiaries and Affiliates hereby acknowledges and agrees that (i) no Debt Financing Related Party, in its capacity as such, shall have any liability or obligation, whether based in tort, contract or otherwise and whether arising at law or at equity in connection with the transactions contemplated hereby or otherwise based on or by reason of this Agreement; provided, that notwithstanding the foregoing, nothing in this Section 8.5(h) shall in any way limit or modify any Debt Financing Source’s obligations to Parent or Merger Sub under the Debt Commitment Letter and (ii) only Parent and Merger Sub (including their permitted assigns under the Debt Commitment Letter) shall be permitted to bring any claim against a Debt Financing Related Party in connection with this Agreement or for failure to satisfy any obligation to fund the Debt Financing pursuant to the Debt Commitment Letter. As used in this Agreement, “Debt Financing Related Parties” means the Debt Financing Sources, their respective Affiliates and the Debt Financing Sources and their respective Affiliates’ respective former, current or future general or limited partners, direct or indirect shareholders or equityholders, managers, members, directors, officers, employees, controlling persons, agents, advisors and other representatives, and their successors and permitted assigns.

(i) As used in this Agreement, “Willful Breach” means a deliberate act or failure to act, with the intent of causing a material breach of this Agreement, which act or failure to act constitutes in and of itself a material breach of this Agreement.

8.6 Payment into Escrow.

(a) Notwithstanding anything to the contrary in this Agreement, in the event the Company determines in good faith that there exists a material risk that any amounts due to the Company under Section 8.5(c) would be treated upon the payment of such amounts to the Company as gross income for purposes of Section 856 of the Code (other than as described in Section 856(c)(3) of the Code) (“Nonqualifying Income”), the amount paid to the Company pursuant to Section 8.5(c) in the tax year during which such amount would otherwise be paid shall not exceed the maximum amount that can be paid to the Company in such tax year without causing the Company to fail to meet the requirements imposed on REITs pursuant to Sections 856 through and including 860 of the Code (the “REIT Requirements”) for any tax year, determined as if the payment of such amount were Nonqualifying Income as determined by the Company in good faith.

(b) If the amount that Parent would otherwise be obligated to pay to the Company pursuant to Section 8.5(c) is greater than the amount payable for the tax year during which any such amount would otherwise be paid pursuant to Section 8.6(a) (the positive excess of such amount, the “Company Excess Amount”), then:

(i) Parent shall place the Company Excess Amount into an escrow account (the “Company Escrow Account”) using an escrow agent and agreement reasonably acceptable to the Company and shall not release any portion thereof to the Company, and the Company shall not be entitled to any such amount, unless and until the Company delivers to Parent, at the sole option of the Company, (A) an opinion (a “Company Excess Amount Tax Opinion”) of the Company’s tax counsel to the effect that such amount, if and to the extent paid, would not constitute Nonqualifying Income or (B) a private letter ruling issued by the IRS to the Company indicating that the receipt of any Company Excess Amount hereunder will not cause the Company to fail to satisfy the REIT Requirements (a “Company REIT Qualification Ruling”). The escrow agreement shall also provide that (x) the amount in the Company Escrow Account shall be treated as the property of Parent, unless it is released from such Company Escrow Account to the Company, (y) all income earned upon the amount in the Company Escrow Account shall be treated as income of Parent and reported, as and to the extent required by applicable Law, by the escrow agent to the IRS, or any other taxing authority, as income earned by Parent whether or not said income has been distributed during such tax year, and (z) the amount in the Company Escrow Account shall be invested in Permitted Investments only, as determined by Parent in its sole discretion;

(ii) any amount held in the Company Escrow Account pursuant to this Section 8.6 for five (5) years shall be released from such escrow to be used as determined by Parent in its sole and absolute discretion, and the Company shall have no rights in such amounts thereafter; and

(iii) the Company shall bear all costs and expenses with respect to the Company Escrow Account.

(c) Parent shall cooperate, at no unreimbursed cost or expense to Parent, in good faith with the Company (including amending this Section 8.6 at the reasonable request of the Company) in order to (i) maximize the portion of the payments that may be made to the Company hereunder without causing the Company to fail to meet the REIT Requirements, (ii) improve the Company’s chances of securing a favorable Company REIT Qualification Ruling, or (iii) assist the Company in obtaining a favorable Company Excess Amount Tax Opinion. Such cooperation shall include, for example, agreeing to make payments hereunder to a Taxable REIT Subsidiary of the Company or an affiliate or designee of the Company.

(d) Notwithstanding anything to the contrary in this Agreement, in the event Parent determines in good faith that there exists a material risk that any amounts due to Parent under Section 8.5(b) would be treated upon the payment of such amounts to Parent as Nonqualifying Income, the amount paid to Parent pursuant to Section 8.5(b) in the tax year during which such amount would otherwise be paid shall not exceed the maximum amount that can be paid to Parent in such tax year without causing Parent (or any direct or indirect owner thereof) to fail to meet the REIT Requirements for any tax year, determined as if the payment of such amount were Nonqualifying Income as determined by Parent in good faith.

(e) If the amount that Company would otherwise be obligated to pay to Parent pursuant to Section 8.5(b) is greater than the amount payable for the tax year during which any such amount would otherwise be paid pursuant to Section 8.6(d) (the positive excess of such amount, the “Parent Excess Amount”), then:

(i) the Company shall place the Parent Excess Amount into an escrow account (the “Parent Escrow Account”) using an escrow agent and agreement reasonably acceptable to Parent and shall not release any portion thereof to Parent, and Parent shall not be entitled to any such amount, unless and until Parent delivers to the Company, at the sole option of Parent, (A) an opinion (an “Parent Excess Amount Tax Opinion”) of Parent’s tax counsel to the effect that such amount, if and to the extent paid, would not constitute Nonqualifying Income or (B) a private letter ruling issued by the IRS to Parent (or any direct or indirect owner thereof) indicating that the receipt of any Parent Excess Amount hereunder will not cause Parent (or any direct or indirect owner thereof) to fail to satisfy the REIT Requirements (a “Parent REIT Qualification Ruling”). The escrow agreement shall also provide that (x) the amount in the Parent Escrow Account shall be treated as the property of the Company, unless it is released from such Parent Escrow Account to Parent, (y) all income earned upon the amount in the Parent Escrow Account shall be treated as income of the Company and reported, as and to the extent required by applicable Law, by the escrow agent to the IRS, or any other taxing authority, as income earned by the Company whether or not said income has been distributed during such tax year, and (z) the amount in the Parent Escrow Account shall be invested in Permitted Investments only, as determined by the Company in its sole discretion;

(ii) any amount held in the Parent Escrow Account pursuant to this Section 8.6 for five (5) years shall be released from such escrow to be used as determined by the Company in its sole and absolute discretion, and Parent shall have no rights in such amounts thereafter; and

(iii) Parent shall bear all costs and expenses with respect to the Parent Escrow Account.

(f) The Company shall cooperate, at no unreimbursed cost or expense to the Company, in good faith with Parent (including amending this Section 8.6 at the reasonable request of Parent) in order to (i) maximize the portion of the payments that may be made to Parent hereunder without causing Parent (or any direct or indirect owner thereof) to fail to meet the REIT Requirements, (ii) improve Parent’s (or any direct or indirect owner thereof) chances of securing a favorable Parent REIT Qualification Ruling, or (iii) assist Parent (or any direct or indirect owner thereof) in obtaining a favorable Parent Excess Amount Tax Opinion. Such cooperation shall include, for example, agreeing to make payments hereunder to a Taxable REIT Subsidiary of Parent (or any direct or indirect owner thereof) or an affiliate or designee of Parent.

ARTICLE IX

MISCELLANEOUS AND GENERAL

9.1 Survival. This ARTICLE IX and the agreements of the Company, Parent and Merger Sub contained in ARTICLE IV and Section 6.11 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger. This ARTICLE IX (other than Section 9.2 (Modification or Amendment), Section 9.3 (Waiver) and Section 9.12 (Assignment)) and the agreements of the Company, Parent and Merger Sub contained in Section 6.6(b) (Access; Consultation), Section 6.10 (Expenses), Section 6.15(h) (Financing Indemnification), the penultimate sentence of Section 6.19 (Certain Tax Matters), Section 8.5 (Effect of Termination and Abandonment), Section 8.6 (Payment in Escrow) and the Confidentiality Agreement shall survive the termination of this Agreement (other than any standstill provisions or restrictions on equity financing sources thereof, which shall each terminate upon the execution of this Agreement). Subject to Section 8.5(a), all other representations, warranties, covenants and agreements in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the consummation of the Merger or the termination of this Agreement. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

9.2 Modification or Amendment. This Agreement may be amended, modified or supplemented in writing by the parties hereto, by action of the board of directors, general partner or manager, as the case may be, of the respective parties; provided, however, that after adoption of this Agreement by the stockholders of the Company at the Company Stockholders Meeting, no amendment, modification or supplement may be made which by law or in accordance with the rules and regulations of NYSE requires the further approval of the stockholders of the Company without such further approval. Notwithstanding the foregoing, no amendments or modifications to the provisions which the Lender is expressly made third-party beneficiaries pursuant to Section 9.8 shall be permitted in a manner adverse to any Debt Financing Source party to the Debt Commitment Letter without the prior written consent of such Debt Financing Source party to the Debt Commitment Letter.

9.3 Waiver. (a) Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

9.4 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

9.5 Governing Law and Venue; Waiver of Jury Trial. (a) THIS AGREEMENT AND ANY DISPUTES ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. Notwithstanding the foregoing, (i) the matters pertaining to the MGCL or MRL contained in ARTICLE I, ARTICLE II, ARTICLE III and ARTICLE IV, including matters relating to the filing of the Articles of Merger and the effects of the Merger, shall be governed by the MGCL and MRL and all matters relating to the duties of the board of directors of the Company shall be governed by and construed in accordance with the Laws of the State of Maryland without regard to the conflicts of law principles thereof to the extent that such principles would direct a matter to another jurisdiction and (ii) except as set forth in the Debt Commitment Letter, any dispute arising under or related to this Agreement, the Debt Commitment Letter, the Debt Financing or the transactions contemplated hereby or thereby that involves any Debt Financing Related Party shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to the conflicts of law principles thereof.

(b) Subject to Section 9.5(c), each of the parties (1) irrevocably submits exclusively to the jurisdiction of the Chancery Courts of the State of Delaware (the “Chancery Court”) or, if the Chancery Court declines jurisdiction, any other Delaware state court, and the federal courts of the United States of America, in each case, located in New Castle County in the State of Delaware (collectively, “Chosen Courts”) in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (2) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (3) agrees that it will not bring any Proceeding by or before any Governmental Entity relating to this Agreement or any of the transactions contemplated hereby in any court other than the Chosen Courts, (4) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (5) consents to service being made through the notice procedures set forth in Section 9.6. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.6 shall be effective service of process for any Proceeding in connection with this Agreement or the transactions contemplated hereby.

(c) Notwithstanding anything herein to the contrary, each of the parties irrevocably agrees that any Proceeding involving any Debt Financing Related Party arising out of or relating to this Agreement, the Debt Commitment Letter or the Debt Financing shall be brought and determined in any state or federal court sitting in the State of New York in the Borough of Manhattan and any appellate court thereof. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding involving any Debt Financing Related Party arising out of or relating to this Agreement, the Debt Commitment Letter or the Debt Financing and the transactions contemplated hereby or thereby. Each of the parties agrees not to commence any Proceeding involving any Debt Financing Related Party relating thereto except in the courts described above in New York, other than Proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding involving any Debt Financing Related Party arising out of or relating to this Agreement, the Debt Commitment Letter or the Debt Financing or the transactions contemplated hereby or thereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (ii) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, the Debt Commitment Letter, the Debt Financing, or the subject matter hereof or thereof, may not be enforced in or by such courts.

(d) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE COMPANY (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) AND EACH OF THE OTHER PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING RELATED TO ANY DEBT FINANCING OBTAINED BY PARENT OR ANY OF ITS SUBSIDIARIES (INCLUDING MERGER SUB) IN CONNECTION WITH THE MERGER OR THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) when delivered, if delivered personally to the intended recipient, (b) upon transmission, if sent by email (provided, that no “bounceback” or notice of non-delivery is received) and (c) one Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the following address for such party:

if to Parent or Merger Sub

Pretium Midway Holdco, LP

c/o Pretium Midway GP, LP

810 7th Avenue, 24th Floor

New York, New York 10019

Attn: Legal & Compliance

E-mail: legal@pretium.com

with copies to (which shall not constitute notice):

Sidley Austin LLP

1501 K Street, N.W.

Washington, D.C. 20005

Attention: Karen Dewis

Email:       kdewis@sidley.com

if to the Company

Front Yard Residential Corporation

5100 Tamarind Reef

Christiansted, United States Virgin Islands 00820

Attention: Michael Lubin

Email:       frontyardresidential@altisourceamc.com

with copies to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael J. Aiello

                 Sachin Kohli

Email:      michael.aiello@weil.com

                 sachin.kohli@weil.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

9.7 Entire Agreement. This Agreement (including any exhibits hereto) and the Company Disclosure Letter, the Confidentiality Agreement, dated August 25, 2020, between the Company and an affiliate of Parent (the “Confidentiality Agreement”), and the Exclusivity Agreement, dated September 26, 2020 (as amended), between the Company and an affiliate of Parent, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

9.8 No Third-Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, other than (a) as provided in Section 6.11 (Indemnification; Directors’ and Officers’ Insurance), and the penultimate sentence of Section 6.21 (Certain Tax Matters), (b) the right of the Company’s stockholders to receive the Merger Consideration after the Closing, (c) the right of the holders of awards under the Company Stock Plans to receive such consideration as provided for in Section 4.5 after the Closing, (d) Section 8.5(f) (Liability of Parent Related Parties), Section 8.5(g) (Liability of Company Related Parties), Section 9.2 (Modification or Amendment), Section 9.5 (Governing Law and Venue; Waiver of Jury Trial) and Section 9.7 (Entire Agreement) which, to the extent applicable to the Company Related Parties and/or Parent Related Parties (as applicable) are intended to benefit and be enforceable by the Company Related Parties and/or Parent Related Parties (as applicable), (e) the right of the Company on behalf of the Company stockholders to pursue damages in accordance with Section 8.5 and (f) the rights of the Debt Financing Related Parties as provided in Sections 8.5(h), 9.2, 9.5(a), 9.5(c), 9.5(d), this Section 9.8 and Sections 9.12 and 9.13(b). The third-party beneficiary rights referenced in clause (e) of the preceding sentence may be exercised only by the Company (on behalf of the Company stockholders as their agent) through actions expressly approved by the board of directors of the Company, and no Company stockholder, whether purporting to act in its capacity as a stockholder or purporting to assert any right (derivatively or otherwise) on behalf of the Company, shall have any right or ability to exercise or cause the exercise of any such right.

9.9 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Company to cause such Subsidiary to take such action.

9.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision negotiated in good faith by the parties hereto shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

9.11 Interpretation.

(a) The table of contents and the Article, Section and paragraph headings or captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

9.12 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties hereto, and any assignment without such consent shall be null and void; provided, that upon and following the Effective Time (i) Parent and Merger Sub may collaterally assign any or all of its rights or obligations hereunder to any Debt Financing Sources and (ii) Parent and Merger Sub may assign any or all of its rights or obligations hereunder to another Parent Party; provided, further, that, in each case, (A) no assignment shall relieve the assigning party of any of its obligations hereunder and (B) no such assignment shall affect the obligations of any Person who has committed to provide Equity Financing under any Equity Commitment Letter or the Guarantor under the Limited Guarantee.

9.13 Specific Performance.

(a) The parties hereto acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the obligations, undertakings, covenants or agreements of the parties to this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Company, on the one hand, and Parent, on the other hand, shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other party, and to enforce specifically the terms and provisions of this Agreement (including Section 6.5, and including to cause Parent and Merger Sub to consummate the Merger and the Closing and to make the payments contemplated by this Agreement, including ARTICLE I and ARTICLE IV) by a decree of specific performance, in accordance with Section 9.5 of this Agreement, without the necessity of proving actual harm or damages or posting a bond or other security therefor, this being in addition to any other remedy to which such party is entitled at law or in equity, and each party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at law or in equity. Without limitation of the foregoing, the parties hereby further acknowledge and agree that prior to the Closing, the Company shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by Parent and Merger Sub under this Agreement (including Section 6.5, and including to cause Parent and Merger Sub to consummate the Merger and the Closing and to make the payments contemplated by this Agreement, including ARTICLE I and ARTICLE IV) in addition to any other remedy to which the Company is entitled at law or in equity, including the Company’s right to terminate this Agreement pursuant to ARTICLE VIII and seek money damages in accordance therewith. Parent shall cause Merger Sub to perform its obligations under this Agreement.

(b) For the avoidance of doubt, in no event shall the exercise of the Company’s or any of its Subsidiaries’ right to seek specific performance pursuant to this Section 9.13 reduce, restrict or otherwise limit the Company’s right to terminate this Agreement pursuant to ARTICLE VIII and/or seek payment of the Parent Termination Fee, Company Expenses and the Parent Burdensome Condition Termination Fee. Notwithstanding anything to the contrary contained herein, while the Company may pursue both a grant of specific performance and payment of the Parent Termination Fee and Company Expenses, in no event shall the Company or any of its Affiliates be entitled to both, on the one hand, a grant of specific performance and, on the other hand, payment of the Parent Termination Fee and Company Expenses.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

FRONT YARD RESIDENTIAL CORPORATION

By:	/s/ George G. Ellison
Name: George G. Ellison
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

PRETIUM MIDWAY HOLDCO, LP

By:	Pretium Midway GP, LP, a Delaware limited partnership, its general partner

	By:	Pretium REO GP, LLP, a Delaware limited liability partnership, its general partner

		By:	/s/ Jon Ezrow
Name: Jon Ezrow
Title: Authorized Signatory

MIDWAY ACQUISITIONCO REIT

By:	/s/ Jon Ezrow
Name: Jon Ezrow
Title: Authorized Signatory

[Signature Page to Agreement and Plan of Merger]

Execution Version

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT (this “Amendment”), to the Agreement and Plan of Merger, dated as of October 19, 2020 (the “Merger Agreement”), among Front Yard Residential Corporation, a Maryland corporation (the “Company”), Pretium Midway Holdco, LP, a Delaware limited partnership (“Parent”) and Midway AcquisitionCo REIT, a Maryland real estate investment trust (“Merger Sub”) is dated as of November 20, 2020. Each capitalized term used and not defined herein shall have the meaning assigned to it in the Merger Agreement.

WHEREAS, each of the parties hereto desire to amend the Merger Agreement as set forth herein in accordance with Section 9.2 of the Merger Agreement.

NOW THEREFORE, in consideration of the terms and conditions contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

Section 1. Amendment to the Index of Defined Terms in the Merger Agreement. The Index of Defined Terms in the Merger Agreement shall be amended to delete the reference to “Parent Burdensome Condition Termination Fee”.

Section 2. Amendment to Section 4.1(a)(i) of the Merger Agreement. Section 4.1(a)(i) of the Merger Agreement shall be amended to replace “$13.50” with “$16.25”.

Section 3. Amendment to Section 5.2(g)(iii) of the Merger Agreement. Section 5.2(g)(iii) of the Merger Agreement shall be amended and restated in its entirety as follows:

(iii) Concurrently with the execution of this Agreement, Parent delivered to the Company true and complete copies of executed commitment letters addressed to Parent dated as of October 19, 2020 from Pretium Midway Investments, LP, a Delaware limited partnership, APF Holdings III, L.P., a Delaware limited partnership, APF Holdings II, L.P., a Delaware limited partnership, Ares US Real Estate Opportunity Fund III, L.P., a Delaware limited partnership and Ares US Real Estate Opportunity Parallel Fund III-A, L.P., a Delaware limited partnership (the “Equity Investors”), pursuant to which each such Equity Investor committed to provide cash equity to fund the Merger Consideration in an aggregate amount of not less than $814,851,509. Parent has subsequently delivered to the Company true and complete copies of executed amended and restated commitment letters dated as of November 20, 2020 (the “Equity Commitment Letters”) from the Equity Investors pursuant to which each such Equity Investor has committed to provide cash equity to fund the Merger Consideration in an aggregate amount of not less than $984,054,582.04 (the “Equity Financing” and, together with the Debt Financing, the “Financing”).

Section 4. Amendment to Section 5.2(h) of the Merger Agreement. Section 5.2(h) of the Merger Agreement shall be amended and restated in its entirety as follows:

(h)    Limited Guarantee. Concurrently with the execution of this Agreement, Parent delivered to the Company a limited guarantee, dated as of October 19, 2020, from the Equity Investors. Parent has subsequently delivered to the Company an amended and restated limited guarantee dated as of November 20, 2020 from the Equity Investors (the “Limited Guarantee”). The Limited Guarantee is in full force and effect and is a valid and binding obligation of the Equity Investors (the “Guarantors”) and enforceable against such Guarantors in accordance with its terms and no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default on the part of such Guarantor under the Limited Guarantee.

Section 5. Amendment to Section 6.5(a) of the Merger Agreement. Section 6.5(a) of the Merger Agreement shall be amended to delete the following language in its entirety:

“provided, however, that nothing in this Section 6.5 or any other provision of this Agreement shall require Parent or Merger Sub to agree to any Burdensome Condition (as defined in Section 6.1(a)(xiii) of the Company Disclosure Letter).”

Section 6. Amendment to Section 6.20 of the Merger Agreement. Section 6.20 of the Merger Agreement shall be amended to delete the following language in its entirety:

“For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall agree to (or offer to agree to) any amendment to any Existing Credit Facility described on Section 6.1(a)(xiii) of the Company Disclosure Schedule, the effect of which would be to impose any Burdensome Condition.”

Section 7. Amendment to Section 7.2(d) of the Merger Agreement. Section 7.2(d) of the Merger Agreement shall be amended and restated in its entirety as follows:

“Existing Lender Consents; Specified Lender Consent. (i) Each of the Existing Lender Consents shall remain in full force and effect and, if in escrow, shall be released from escrow at the Closing, and shall be effective not later than, and substantially concurrently with, the consummation of the Merger and (ii) the Specified Lender Consent shall have been delivered to the Company, shall be in full force and effect and shall be effective not later than, and substantially concurrently with, the consummation of the Merger.”

Section 8. Amendments to Section 8.5 of the Merger Agreement. Section 8.5 of the Merger Agreement shall be amended as follows:

(a)    Section 8.5(b) of the Merger Agreement shall be amended to replace “$24,000,000” with “$40,245,000”.

(b)    Section 8.5(c)(i) of the Merger Agreement shall be amended to replace “$24,000,000” with “$40,245,000”.

(c)    The following language of Section 8.5(c)(ii) of the Merger Agreement shall be deleted in its entirety:

“Parent shall pay to the Company a fee equal to $10,000,000 (the “Parent Burdensome Condition Termination Fee”) if either the Company or Parent terminates this Agreement pursuant to Section 8.2(a) and at the time of such termination all of the conditions to Closing set forth in Section 7.1 and Section 7.2 have been satisfied or waived other than (x) those conditions that, by their terms, are to be satisfied at Closing (provided, that those conditions would have been satisfied if the Closing were to occur on such date) and (y) the condition set forth in Section 7.2(d)(ii) solely as a result of the proposed imposition of a Burdensome Condition; provided, however, in no event shall both (i) the Parent Termination Fee and Company Expenses, on the one hand, and (ii) the Parent Burdensome Condition Termination Fee, on the other hand, be payable by Parent.”

(d)    The words “or Parent Burdensome Condition Termination Fee” shall be deleted from the penultimate sentence of Section 8.5(c) of the Merger Agreement

(e)    Section 8.5(f) of the Merger Agreement shall be amended and restated in its entirety as follows:

“The parties agree that (i) if and when the Parent Termination Fee and Company Expenses are due and payable pursuant to Section 8.5(c), payment of the Parent Termination Fee and Company Expenses or (ii) in all other circumstances, reimbursement of any costs and expenses pursuant to Section 6.10 (to the extent related to the cost of printing and mailing the Proxy Statement), Section 6.15 and Section 6.21 if and when payable pursuant to the terms of such provisions (the costs and expenses referred to in clause (ii)(B) collectively, the “Recovery Matters”) if and when payable under the terms of Sections 6.10, 6.15 and/or 6.21, as applicable (the payments and reimbursements referred to in any of clauses (i) and (iii), the “Post-Termination Payment”), shall, in each case, be the sole and exclusive remedy available to the Company under or related to this Agreement and the transactions contemplated hereby (including the failure thereof to be consummated) and, upon the actual receipt by the Company of the applicable Post-Termination Payment, none of the Parent Parties nor any of their respective directors, officers, employees, members, managers, partners, shareholders, agents or Representatives (the “Parent Related Parties”) shall have any other liability for any losses suffered under, arising out of or relating to this Agreement and the transactions contemplated hereby (including the termination hereof and the abandonment of the Merger), whether at law, in contract, in tort or otherwise, regardless of whether any such termination or abandonment was as the result of a Willful Breach by any Parent Related Party, and neither the Company nor any other Person shall be entitled to bring or maintain any other claim, action or proceeding against Parent or any other Parent Related Party arising out of this Agreement, the Merger or any matters forming the basis for such termination. Notwithstanding anything to the contrary in this Section 8.5, Parent and Merger Sub shall be jointly and severally liable for the payment of the Parent Termination Fee and Company Expenses to the extent the same becomes payable in accordance with this Agreement.”

Section 9. Amendment to Section 9.13(b) of the Merger Agreement. Section 9.13(b) of the Merger Agreement shall be amended and restated in its entirety as follows:

“For the avoidance of doubt, in no event shall the exercise of the Company’s or any of its Subsidiaries’ right to seek specific performance pursuant to this Section 9.13 reduce, restrict or otherwise limit the Company’s right to terminate this Agreement pursuant to ARTICLE VIII and/or seek payment of the Parent Termination Fee and Company Expenses. Notwithstanding anything to the contrary contained herein, while the Company may pursue both a grant of specific performance and payment of the Parent Termination Fee and Company Expenses, in no event shall the Company or any of its Affiliates be entitled to both, on the one hand, a grant of specific performance and, on the other hand, payment of the Parent Termination Fee and Company Expenses.”

Section 10. Effect on Merger Agreement. Except as expressly set forth herein, all of the terms, conditions, obligations, covenants and agreements of the Merger Agreement shall continue in full force and effect after the execution of this Amendment, and shall not be in any way amended, changed, modified or superseded by the terms set forth herein. This Amendment shall form a part of the Merger Agreement for all purposes, and each Party shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby. Notwithstanding anything to the contrary in this Amendment, the date of the Merger Agreement, as amended hereby, will in all instances remain as October 19, 2020, and references in the Merger Agreement to “the date first written above,” “the date of this Agreement,” “the date hereof” and similar references will continue to refer to October 19, 2020.

Section 11. Miscellaneous. The provisions of Article IX of the Merger Agreement are incorporated by reference into this Amendment and shall apply mutatis mutandis to this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

FRONT YARD RESIDENTIAL CORPORATION

By:	/s/ George G. Ellison
Name: George G. Ellison
Title: Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]

PRETIUM MIDWAY HOLDCO, LP

By:	Pretium Midway GP, LP, a Delaware limited partnership, its general partner

	By:	Pretium REO GP, LLP, a Delaware limited liability partnership, its general partner

		By:	/s/ Jon Ezrow
		Name:	Jon Ezrow
		Title:	Authorized Signatory

MIDWAY ACQUISITIONCO REIT

By:	/s/ Jon Ezrow
Name:	Jon Ezrow
Title:	Authorized Signatory

[Signature Page to First Amendment to Agreement and Plan of Merger]

ANNEX B

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (“Agreement”) is entered into as of October 19, 2020, by and between Pretium Midway Holdco, LP, a Delaware limited partnership (“Parent”), and the holder of Common Stock (as defined below) identified on the signature page hereto (“Stockholder”).

RECITALS

A. Stockholder is a holder of record and/or the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain shares of common stock, par value $0.01 per share (the “Common Stock”), of Front Yard Residential Corporation, a Maryland Corporation (the “Company”).

B. Parent, Midway Acquisition Co REIT, a wholly owned subsidiary of Parent (“Merger Sub”) and the Company are entering into an Agreement and Plan of Merger of even date herewith (such agreement, as it may be amended, the “Merger Agreement”), which provides (subject to the conditions set forth therein) for, among other things, the merger (the “Merger”) of the Company with and into Merger Sub, with Merger Sub as the surviving company in the Merger.

C. Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

(b) “Covered Securities” shall mean the number of shares of Common Stock set forth on Schedule 1 hereto.

(c) “Expiration Date” shall mean the earlier of: (i) the date on which the Merger Agreement is validly terminated in accordance with its terms; (ii) the date upon which the Merger becomes effective or (iii) May 19, 2021.

(d) A Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(e) “Subject Securities” shall mean: (i) all securities of the Company (including all shares of Common Stock, options, warrants, restricted stock units and other rights to acquire shares of Common Stock) Owned by

Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Common Stock, options, warrants, restricted stock units and other rights to acquire shares of Common Stock) of which Stockholder acquires Ownership during the Voting Period.

(f) A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, assigns, pledges, encumbers, grants an option with respect to, transfers or disposes of such security, or any interest in such security, to any Person other than Parent or Merger Sub; (ii) enters into an agreement or commitment (whether or not in writing) contemplating the possible sale of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or Merger Sub; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

(g) “Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date.

SECTION 2. TRANSFER OF COVERED SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Covered Securities. Subject to Section 2.3, during the Voting Period, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Covered Securities to be effected. Without limiting the generality of the foregoing, during the Voting Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Covered Securities in response to or otherwise in connection with any tender or exchange offer.

2.2 Restriction on Transfer of Voting Rights. During the Voting Period, Stockholder shall not: (a) deposit any of the Covered Securities into a voting trust; (b) grant any proxy with respect to any of the Covered Securities; or (c) other than this Agreement, enter into any tender, voting or other similar agreement or arrangement, with respect to any of the Covered Securities.

2.3 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Covered Securities by Stockholder: (a) if Stockholder is an individual (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or (ii) upon the death of Stockholder, to any member of Stockholder’s immediate family, or to a trust for the benefit of any member of Stockholder’s immediate family; or (b) if Stockholder is not an individual, to one or more partners or members of Stockholder or to an affiliated entity under common control with Stockholder; provided, however, that a Transfer referred to in this sentence shall be permitted only if, (x) as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement, and (y) such Transfer is effected no later than three Business Days prior to the scheduled date of the Company Stockholders Meeting (or any adjournment or postponement thereof) and does not delay, hinder or impede (A) the timely voting of the Covered Securities in accordance with Section 3.1 or (B) the consummation of the Merger. For the avoidance of doubt, Stockholder may exercise any options Owned by Stockholder that entitle Stockholder to acquire Covered Securities during the Voting Period.

2.4 Other Restrictions. During the Voting Period, Stockholder shall not take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere with the performance of any of Stockholder’s obligations under this Agreement or the transactions contemplated hereby or by the Merger Agreement, or seek to do or solicit any of the actions prohibited in this Section 2, and agrees to notify Parent promptly, and to provide all details requested by Parent, if Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

SECTION 3. VOTING OF SHARES

3.1 Voting Covenant. Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company (and at every adjournment or postponement thereof), however called, and in any written action by consent of the stockholders of the Company, Stockholder shall cause the Covered Securities to be voted (including via proxy):

(a) in favor of (i) the Merger, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any action in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against the following actions (other than the Merger): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the properties, rights or other assets of the Company or any of its Subsidiaries; (iii) any reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iv) any change in the board of directors of the Company; (v) any amendment to the Company’s certificate of incorporation or bylaws or other charter or organizational documents; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger.

3.2 Other Voting Agreements.

(a) During the Voting Period, Stockholder shall not (i) enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a),” clause “(b)” or clause “(c)” of Section 3.1, or (ii) grant a proxy or power of attorney with respect to any of the Covered Securities that is inconsistent with this Agreement, or otherwise take any other action with respect to any of the Covered Securities that would prevent the performance of any of Stockholder’s obligations hereunder or any of the actions contemplated hereby.

(b) During the Voting Period, at every meeting of the stockholders of the Company (and at every adjournment or postponement thereof), however called, Stockholder shall be represented in person or by proxy at such meeting in order for the Covered Securities to be counted as present for purposes of establishing a quorum.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

4.1 Authorization, etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with its terms, subject to: (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of Law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized. If Stockholder is a limited liability company, then Stockholder is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized. Stockholder has reviewed and understands the terms of this Agreement, and Stockholder has consulted and relied upon Stockholder’s counsel in connection with this Agreement.

4.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any Law or Order applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s Affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent of any Person.

4.3 Title to Securities. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any Liens) the number of outstanding shares of Common Stock set forth under the heading “Shares of Common Stock Held of Record” on the signature page hereof; (b) Stockholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; and (c) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company (including all shares of Common Stock, options, warrants, restricted stock units and other rights to acquire shares of Common Stock) or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares, options, warrants, restricted stock units and other rights set forth on the signature page hereof.

4.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate and complete in all respects as of the date of this Agreement, and will be accurate in all respects at all times through and including the Expiration Date as if made as of any such time or date.

SECTION 5. MISCELLANEOUS

5.1 Stockholder Information. Stockholder hereby agrees to permit Parent and Merger Sub to publish and disclose in any press release, the Proxy Statement and any other filing or disclosure required under the Exchange Act or otherwise required in connection with the Merger Agreement and the transactions contemplated thereby, including the Merger, identity and ownership of shares of Common Stock and other Subject Securities and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement).

5.2 No Solicit. During the Voting Period, Stockholder shall not directly or indirectly, and shall ensure that each of Stockholder’s Representatives does not directly or indirectly: (a) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (b) enter into, engage in, continue or participate in any discussions or negotiations with any Person (A) regarding any Acquisition Proposal or (B) that would reasonably be expected to lead to any Acquisition Proposal; (c) provide any information or data concerning the Company or any of its Subsidiaries to any Person in connection with, or that would reasonably be expected to lead to, any Acquisition Proposal; (d) support or endorse any Acquisition Proposal; (e) take any action that is reasonably determined by Parent to suggest that Stockholder no longer supports the Merger; or (f) agree or publicly propose to take any of the actions referred to in this Section 5.2 or otherwise prohibited by this Agreement.

5.3 No Legal Action. Stockholder shall not, and shall direct its Representatives not to, bring, commence, institute, maintain, voluntarily aid or prosecute any claim, appeal or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, or (b) alleges that the execution and delivery of this Agreement by Stockholder breaches any duty that such Stockholder has (or may be alleged to have) to the Company or to the other holders of Common Stock.

5.4 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock” and “Covered Securities” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

5.5 Reliance. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and compliance with the terms hereof.

5.6 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Stockholder in this Agreement, and Parent’s rights and remedies with respect thereto, shall survive the Expiration Date.

5.7 Further Assurances; Notice of Certain Events. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement. Stockholder shall notify Parent in writing promptly of (a) any fact, event or circumstance that would constitute a breach of the representation and warranties of Stockholder under this Agreement, or (b) the receipt by Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement.

5.8 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

5.9 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) when delivered, if delivered personally to the intended recipient, (b) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received) and (c) one Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the following address for such party:

if to Stockholder:

at the address set forth on the signature page hereof; and

if to Parent:

Pretium Midway Holdco, LP

c/o Pretium Partners, LLC

810 Seventh Avenue, 24th Floor

New York, NY 10019

Attn: Legal & Compliance

E-mail: legal@pretium.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1501 K Street, N.W.

Washington, D.C. 20005

Attention: Karen Dewis

Email: kdewis@sidley.com

5.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

5.11 Entire Agreement. This Agreement, the Merger Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

5.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

5.13 Assignment; Binding Effect; No Third Party Rights. Except as provided herein, including pursuant to Section 2.3, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Covered Securities are Transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent, Merger Sub and their successors and assigns) any rights or remedies of any nature.

5.14 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled, without any proof of actual damage (and in addition to any other remedy that may be available to it, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.14, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.15 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under applicable Law.

5.16 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, the rights and obligations of the parties hereto under this Agreement, and any disputes arising under or relating to this Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Law of the State of Delaware without regard to the conflict of law principles thereof.

(b) Each of the parties (i) irrevocably submits exclusively to the jurisdiction of the Chancery Courts of the State of Delaware (the “Chancery Court”) or, if the Chancery Court declines jurisdiction, any other Delaware state court, and the federal courts of the United States of America, in each case, located in New Castle County in the State of Delaware (collectively, “Chosen Courts”) in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Proceeding by or before any Governmental Entity relating to this Agreement or any of the transactions contemplated hereby in any court other than the Chosen Courts, (iv) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (v) consents to service being made through the notice procedures set forth in Section 5.9. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.9 shall be effective service of process for any Proceeding in connection with this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing in this Section 5.16(b), a party may commence any legal action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.16.

5.17 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

5.18 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

5.19 Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

5.20 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.21 Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other Contract between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent, and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Agreement.

5.22 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement, and the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

PRETIUM MIDWAY HOLDCO, LP

By:	Pretium Midway GP, LP, a Delaware limited partnership, its general partner

By:	Pretium REO GP, LLP, a Delaware limited liability partnership, its general partner

By:	/s/ Jon Ezrow
Name: Jon Ezrow
Title: Authorized Signatory

SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

STS MASTER FUND, LTD.

/s/ Robert Schwartz
Signature

Robert Schwartz, Director

Address: c/o Deer Park Road Management
Co.

1195 Bangtail Way

Steamboat Springs, CO 80487
Compliance@Deerparkrd.com

SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT

SCHEDULE 1

COVERED SECURITIES

7,682,494 shares of Common Stock directly owned

1,000,000 shares of common stock beneficially owned

ANNEX C

November 20, 2020

Board of Directors

Front Yard Residential Corporation

5100 Tamarind Reef

Christiansted, United States Virgin Islands 00820

Ladies and Gentlemen:

Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to Front Yard Residential Corporation, a Maryland corporation (the “Company”), in connection with the Agreement and Plan of Merger, dated as of October 19, 2020, as amended by that certain First Amendment to the Agreement and Plan of Merger, dated as of November 20, 2020 (the “Merger Agreement”), among the Company, Pretium Midway Holdco, LP, a Delaware limited partnership (“Parent”) and Midway AcquisitionCo REIT, a Maryland real estate investment trust and a direct wholly owned subsidiary of Parent (“Merger Sub”), which provides, among other things, for the merger of the Company with and into Merger Sub, whereupon the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving entity and a wholly owned subsidiary of Parent (the “Transaction”). As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of common stock, par value $0.01 per share (the “Shares”), of the Company, other than shares owned by Parent, Merger Sub or any subsidiary of the Company, will be converted into the right to receive $16.25 per share in cash without interest and subject to the election procedures set forth in the Merger Agreement (the “Merger Consideration”).

You have requested our opinion, as investment bankers, as to the fairness of the Merger Consideration, from a financial point of view, to the holders of the outstanding Shares.

In connection with our role as financial advisor to the Board of Directors of the Company, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Company and Parent, and certain internal analyses, financial forecasts and other information relating to the Company prepared by management of the Company. We have also held discussions with certain senior officers of the Company regarding the businesses and prospects of the Company. In addition, we have (i) reviewed the reported prices and trading activity for the Shares, (ii) compared certain financial and stock market information for the Company and Parent with, to the extent publicly available, similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) reviewed, to the extent publicly available, the financial terms of certain recent business combinations which we deemed relevant, (iv) reviewed the Merger Agreement and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

We have not assumed responsibility for independent verification of, and have not independently verified, any information, whether publicly available or furnished to us, concerning the Company or Parent, including, without limitation, any financial information considered in connection with the rendering of our opinion. Accordingly, for purposes of our opinion, we have, with your knowledge and permission, assumed and relied upon the accuracy and completeness of all such information. We have not conducted a physical inspection of any of the properties or assets, and have not prepared, obtained or reviewed any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of the Company or Parent or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of the Company, Parent or any of their respective subsidiaries (or the impact of the Transaction thereon) under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to us and used in our analyses, we have assumed with your knowledge and permission that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering our opinion, we express no view as to the

Board of Directors

Front Yard Residential Corporation

November 20, 2020

reasonableness of such forecasts and projections or the assumptions on which they are based. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

For purposes of rendering our opinion, we have assumed with your knowledge and permission that, in all respects material to our analysis, the Transaction will be consummated in accordance with the terms of the Merger Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed with your knowledge and permission that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its other advisors with respect to such issues.

This opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Board of Directors of the Company in connection with and for the purpose of its evaluation of the Transaction. This opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of the Shares as of the date hereof. This opinion does not address any other terms of the Transaction or the Merger Agreement, nor does it address the terms of any other agreement entered into or to be entered into in connection with the Transaction. You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of the Company, nor does it address the fairness of the contemplated benefits of the Transaction. We express no opinion as to the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transactions or business strategies. Nor do we express an opinion, and this opinion does not constitute a recommendation, as to how any holder of the Shares should vote or act with respect to the Transaction or any other matter. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, or employees, or any class of such persons, in connection with the Transaction, whether relative to the Merger Consideration to be received by the holders of the Shares or otherwise. This opinion does not in any manner address the prices at which the Shares, the common stock of the Parent, or any other securities will trade at any time.

Deutsche Bank will be paid a fee for its services as financial advisor to the Board of Directors of the Company in connection with the Transaction, a portion of which becomes payable upon delivery of this opinion (or would have become payable if Deutsche Bank had advised the Board of Directors that it was unable to render this opinion) and a substantial portion of which is contingent upon consummation of the Transaction. The Company has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided, and are currently providing, commercial banking (including extension of credit) and other financial services to Pretium Partners LLC and, Ares Management Corp. or their affiliates (collectively, the “Buyer Group”) for which they have received, and in the future may receive, compensation. In addition, the DB Group may also provide investment and commercial banking services to members of the Buyer Group, Parent, the Company or their respective affiliates in the future, for which we would expect the DB Group to receive compensation. In the

Board of Directors

Front Yard Residential Corporation

November 20, 2020

ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of members of the Buyer Group, Parent, the Company and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing assumptions, limitations, qualifications and conditions, it is Deutsche Bank’s opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Shares.

Very truly yours,

/s/ Deutsche Bank Securities Inc.
DEUTSCHE BANK SECURITIES INC.

FRONT YARD RESIDENTIAL CORPORATION
C/O ALTISOURCE ASSET MANAGEMENT CORPORATION 5100 TAMARIND REEF
CHRISTIANSTED, VI 00820
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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on January 5, 2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain
1. To approve the merger of the Company with and into Midway AcquisitionCo REIT, a Maryland real estate investment trust (which we refer to as “Merger Sub” and to such merger as the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of October 19, 2020 (which we refer to as the “Original Agreement”), as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 20, 2020 (which we refer to as the “Amendment” and, together with the Original Agreement, as may be further amended from time to time, as the “Merger Agreement”), in each case, by and among the Company, Pretium Midway Holdco, LP, a Delaware limited partnership (which we refer to as “Parent”), and Merger Sub, a direct wholly-owned subsidiary of Parent;
2. To approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger contemplated by the Merger Agreement; and
3. To adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger if there are insufficient votes at the time of the special meeting to approve the Merger.
Yes No
Please indicate if you plan to attend this meeting
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com
FRONT YARD RESIDENTIAL CORPORATION Special Meeting of Stockholders January 6, 2021 8:30 AM
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) George G. Ellison and Robin N. Lowe, or each of them, as proxies, each with power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FRONT YARD RESIDENTIAL CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:30 a.m., Eastern Time on January 6, 2021, via live webcast which can be accessed by visiting www.virtualshareholdermeeting.com/RESI2021SM, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors recommendations.
Continued and to be signed on reverse side
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